Exhibit 4(e)(1)


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                             PARTICIPATION AGREEMENT
                                    (N372DA)

                           Dated as of April 30, 2002

                                      among

                             DELTA AIR LINES, INC.,

               STATE STREET BANK AND TRUST COMPANY OF CONNECTICUT,
                              NATIONAL ASSOCIATION,
                    as Pass Through Trustee under each of the
                          Pass Through Trust Agreements

               STATE STREET BANK AND TRUST COMPANY OF CONNECTICUT,
                              NATIONAL ASSOCIATION,
                             as Subordination Agent

               STATE STREET BANK AND TRUST COMPANY OF CONNECTICUT,
                              NATIONAL ASSOCIATION,
                                 as Loan Trustee

                                       and

               STATE STREET BANK AND TRUST COMPANY OF CONNECTICUT,
                              NATIONAL ASSOCIATION,
                 in its individual capacity as set forth herein

                                 ---------------

                           One Boeing 737-832 Aircraft
                          U.S. Registration No. N372DA



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

                                TABLE OF CONTENTS


                                    ARTICLE 1

                                   DEFINITIONS

Section 1.01  Definitions...................................................
Section 1.02  Other Definitional Provisions.................................


                                    ARTICLE 2

                                    THE LOANS

Section 2.01  The Loans.....................................................
Section 2.02  Issuance of Equipment Notes...................................
Section 2.03  The Closing...................................................


                                    ARTICLE 3

                              CONDITIONS PRECEDENT

Section 3.01  Conditions Precedent to Obligations of Pass Through
                Trustees....................................................
Section 3.02  Conditions Precedent to Obligations of Company................


                                    ARTICLE 4

             REPRESENTATIONS, WARRANTIES AND INDEMNITIES OF COMPANY

Section 4.01  Representations and Warranties of Company.....................
Section 4.02  General Indemnity.............................................


                                    ARTICLE 5

            REPRESENTATIONS, WARRANTIES AND COVENANTS OF STATE STREET

Section 5.01  Representations, Warranties and Covenants of State Street.....


                                    ARTICLE 6

                         OTHER COVENANTS AND AGREEMENTS

Section 6.01  Other Agreements..............................................
Section 6.02  Certain Covenants of Company..................................


                                    ARTICLE 7

                                  MISCELLANEOUS

Section 7.01  Notices.......................................................
Section 7.02  Survival of Representations, Warranties, Indemnities,
                Covenants and Agreements....................................
Section 7.03  Governing Law.................................................
Section 7.04  Severability..................................................
Section 7.05  No Oral Modifications or Continuing Waivers; Consents.........
Section 7.06  Effect of Headings and Table of Contents......................
Section 7.07  Successors and Assigns........................................
Section 7.08  Benefits of Agreement.........................................
Section 7.09  Counterparts..................................................
Section 7.10  Submission to Jurisdiction....................................
Section 7.11  Sale/Leaseback Transaction....................................




Schedule I     -     Equipment Notes, Purchasers and Original Principal Amounts
Schedule II    -     Trust Supplements


Exhibit A-1    -     Form of Opinion of Counsel for Company
Exhibit A-2    -     Form of Opinion of Cadwalader, Wickersham & Taft, special
                     counsel for Company
Exhibit A-3    -     Form ofss. 1110 Opinion of Cadwalader, Wickersham & Taft,
                     special counsel for Company
Exhibit B      -     Form of Opinion of Special Counsel for Loan Trustee,
                     Subordination Agent and State Street
Exhibit C      -     Form of Opinion of Special FAA Counsel
Exhibit D-1    -     Form of Opinion of Special Counsel for Liquidity Provider
Exhibit D-2    -     Form of Opinion of German In-House Counsel for
                     Liquidity Provider
Exhibit E      -     Form of Manufacturer's Consent
Exhibit F      -     Form of Opinion of Special Counsel for Pass Through
                     Trustees
Exhibit G      -     Form of Amended and Restated Participation Agreement
Exhibit H      -     Form of Lease
Exhibit I      -     Form of Amended and Restated Indenture
Exhibit J      -     Form of Purchase Agreement Assignment
Exhibit K      -     Form of Trust Agreement
Exhibit L      -     Mandatory Document Terms
Exhibit M      -     Mandatory Economic Terms
Exhibit N      -     Form of Opinion of Special Counsel for Policy Provider


Annex A        -     Definitions

                             PARTICIPATION AGREEMENT
                                    (N372DA)


            This PARTICIPATION AGREEMENT (N372DA), dated as of April 30, 2002, is made by and among DELTA AIR LINES, INC., a Delaware corporation (together with its successors and permitted assigns, "Company"), STATE STREET BANK AND TRUST COMPANY OF CONNECTICUT, NATIONAL ASSOCIATION, a national banking association (in its individual capacity, together with its successors and permitted assigns, "State Street"), not in its individual capacity except as otherwise expressly provided in any of the Operative Documents or the Pass Through Documents, but solely as trustee (in such capacity together with any successor or other trustee in such capacity, "Pass Through Trustee") under each of the Pass Through Trust Agreements (such term and other capitalized terms used herein without definition being defined as provided in Section 1.01), STATE STREET BANK AND TRUST COMPANY OF CONNECTICUT, NATIONAL ASSOCIATION, a national banking association, as subordination agent and trustee (in such capacity, together with any successor trustee in such capacity, "Subordination Agent") under the Intercreditor Agreement, and STATE STREET BANK AND TRUST COMPANY OF CONNECTICUT, NATIONAL ASSOCIATION, as loan trustee (in such capacity, together with any successor trustee in such capacity, "Loan Trustee") under the Indenture.

                             W I T N E S S E T H:

            WHEREAS, Company is the owner of that certain Boeing Model 737-832 aircraft more particularly described in the Indenture Supplement originally executed and delivered under the Indenture;

            WHEREAS, concurrently with the execution and delivery of this Agreement, Company and Loan Trustee are entering into the Indenture, pursuant to which, among other things, Company will issue three series of Equipment Notes, which Equipment Notes are to be secured by a security interest in all right, title and interest of Company in and to the Aircraft and certain other property described in the Indenture;

            WHEREAS, pursuant to the Basic Pass Through Trust Agreement and each of the Trust Supplements set forth in Schedule II, concurrently with the execution and delivery of this Agreement, separate Pass Through Trusts are being created to facilitate certain of the transactions contemplated hereby, including, without limitation, the issuance and sale of Pass Through Certificates;

            WHEREAS, pursuant to the Intercreditor Agreement, Subordination Agent will hold the Equipment Notes on behalf of the Pass Through Trusts;

            NOW, THEREFORE, in consideration of the foregoing premises and the mutual agreements herein contained, and of other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:


                                    ARTICLE 1

                                   DEFINITIONS

            Section 1.01 Definitions. For the purposes of this Agreement, unless the context otherwise requires, capitalized terms used but not defined herein have the respective meanings set forth or incorporated by reference in Annex A.

            Section 1.02 Other Definitional Provisions. (a) The definitions stated herein and in Annex A apply equally to both the singular and the plural forms of the terms defined.

            (b) All references in this Agreement to designated "Articles", "Sections", "Subsections", "Schedules", "Exhibits", "Annexes" and other subdivisions are to the designated Article, Section, Subsection, Schedule, Exhibit, Annex or other subdivision of this Agreement, unless otherwise specifically stated.

            (c) The words "herein", "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section, Subsection, Schedule, Exhibit, Annex or other subdivision.

            (d) All references in this Agreement to a "government" are to such government and any instrumentality or agency thereof.

            (e) Unless the context otherwise requires, whenever the words "including", "include" or "includes" are used herein, they shall be deemed to be followed by the phrase "without limitation".


                                    ARTICLE 2

                                    THE LOANS

            Section 2.01 The Loans. Subject to the terms and conditions of this Agreement and the Indenture, on the Closing Date Pass Through Trustee for each Pass Through Trust shall make a loan to Company by paying to Company the aggregate original principal amounts of the Equipment Notes being issued to such Pass Through Trust as set forth on Schedule I opposite the name of such Pass Through Trust. Pass Through Trustees, on behalf of the Pass Through Trusts, shall make such loans to Company no later than 11:00 a.m. (New York City time) on the Closing Date by transferring such amount in immediately available funds to Company at its account at Citibank, N.A., 111 Wall Street, New York, New York, Account No. 40002617, ABA Number 021000089, with the request that the bank advise Company by telephone at (404) 715-2046 upon transfer of the funds.

            Section 2.02 Issuance of Equipment Notes. Upon the occurrence of the above payments by Pass Through Trustee for each Pass Through Trust to Company, Company shall issue, pursuant to and in accordance with Article II of the Indenture, to Subordination Agent as agent and trustee for Pass Through Trustee for each Pass Through Trust, one or more Equipment Notes of the maturity and aggregate principal amount and bearing the interest rate set forth in Schedule I opposite the name of such Pass Through Trust. Each such Equipment Note shall be duly authenticated by Loan Trustee pursuant to the Indenture, registered in the name of Subordination Agent and dated the Closing Date and shall be delivered by Loan Trustee to Subordination Agent.

            Section 2.03 The Closing. The closing (the "Closing") of the transactions contemplated hereby shall take place at the offices of Cadwalader, Wickersham & Taft, 100 Maiden Lane, New York, New York at 9:30 a.m. (New York City time) on April 30, 2002, or at such other time or place as the parties shall agree.


                                   ARTICLE 3

                              CONDITIONS PRECEDENT

            Section 3.01 Conditions Precedent to Obligations of Pass Through Trustees. The obligation of each Pass Through Trustee to make the loan contemplated by Article II is subject to the fulfillment (or the waiver by such Pass Through Trustee) prior to or on the Closing Date of the following conditions precedent:

            (a) Company shall have tendered the Equipment Notes to Loan Trustee for authentication, and Loan Trustee shall have authenticated such Equipment Notes and shall have tendered the Equipment Notes to Subordination Agent on behalf of the applicable Pass Through Trustee in accordance with Section 2.02.

            (b) No change shall have occurred after the date of this Agreement in applicable law or regulations thereunder or interpretations thereof by appropriate regulatory authorities or any court that would make it a violation of law or governmental regulations for Pass Through Trustees to make the loans contemplated by Section 2.01 or to acquire the Equipment Notes.

            (c) This Agreement and the following documents shall have been duly authorized, executed and delivered by the respective party or parties thereto (other than Pass Through Trustees or Loan Trustee), shall be in full force and effect and executed counterparts (or copies thereof where indicated) thereof shall have been delivered to each Pass Through Trustee:

            (i) the Intercreditor Agreement;

            (ii) the Liquidity Facilities;

            (iii) the Pass Through Trust Agreements;

            (iv) the Indenture and the Indenture Supplement covering the Aircraft and dated the Closing Date;

            (v) the Manufacturer's Consent;

            (vi) a copy of the FAA Bill of Sale; and

            (vii) a copy of the Warranty Bill of Sale.

            (d) A Uniform Commercial Code financing statement or statements covering the security interest created by the Indenture shall have been executed and delivered by Company, as debtor, and by Loan Trustee, as secured party, and such financing statement or statements shall have been duly filed in all places necessary or desirable within the State of Delaware.

            (e) Each Pass Through Trustee shall have received the following:

            (i) a certificate dated the Closing Date of the Secretary or an Assistant Secretary of Company, certifying as to (A) a copy of the resolutions of the Board of Directors of Company or the executive committee thereof duly authorizing the transactions contemplated hereby and the execution, delivery and performance by Company of this Agreement and the Indenture and each other document required to be executed and delivered by Company in accordance with the provisions hereof or thereof and (B) a copy of the certificate of incorporation and by-laws of Company, as in effect on the Closing Date;

            (ii) a certificate or other evidence from the Secretary of State of the State of Delaware, dated as of a date reasonably near the Closing Date, as to the due incorporation and good standing of Company in such state;

            (iii) an incumbency certificate of Company as to the person or persons authorized to execute and deliver this Agreement, the Indenture and each other document to be executed by Company in connection with the transactions contemplated hereby and thereby, and the specimen signatures of such person or persons; and

            (iv) one or more certificates of Loan Trustee and Subordination Agent certifying to the reasonable satisfaction of Pass Through Trustees as to the due authorization, execution, delivery and performance by Loan Trustee and Subordination Agent of each of the Operative Documents to which Loan Trustee or Subordination Agent is or will be a party and any other documents to be executed by or on behalf of Loan Trustee or Subordination Agent in connection with the transactions contemplated hereby or thereby.

            (f) On the Closing Date, the following statements shall be correct:
(i) the representations and warranties of Company herein are correct in all material respects as though made on and as of such date, except to the extent that such representations and warranties relate solely to an earlier date (in which case such representations and warranties are correct on and as of such earlier date) and (ii) no event has occurred and is continuing that constitutes an Event of Default or an Event of Loss or would constitute an Event of Default or Event of Loss but for the requirement that notice be given or time elapse or both.

            (g) Each Pass Through Trustee and Loan Trustee shall have received
(i) an opinion addressed to it from the General Counsel or an Associate General Counsel of Company (or such other internal counsel to Company as shall be reasonably satisfactory to Pass Through Trustees) substantially in the form set forth in Exhibit A-1 and (ii) opinions addressed to it from Cadwalader, Wickersham & Taft substantially in the forms set forth in Exhibits A-2 and A-3.

            (h) Each Pass Through Trustee and Loan Trustee shall have received an opinion addressed to it from Bingham Dana LLP, special counsel for State Street, Loan Trustee and Subordination Agent, substantially in the form set forth in Exhibit B.

            (i) Each Pass Through Trustee and Loan Trustee shall have received an opinion addressed to it from Daugherty, Fowler, Peregrin & Haught, A Professional Corporation, special FAA counsel in Oklahoma City, Oklahoma, substantially in the form set forth in Exhibit C.

            (j) Each Pass Through Trustee and Loan Trustee shall have received a certificate or certificates signed by the chief financial or accounting officer, any Senior Vice President, the Treasurer, any Vice President or any Assistant Treasurer (or any other Responsible Officer) of Company, dated the Closing Date, certifying as to the correctness of each of the matters stated in Section 3.01(f).

            (k) Each Pass Through Trustee shall have received a certificate from State Street in its individual capacity and as Loan Trustee and Subordination Agent, as applicable, dated the Closing Date, signed by an authorized officer of State Street in its individual capacity and as Loan Trustee and Subordination Agent, as applicable, certifying for each such entity that no Loan Trustee Liens or Other Party Liens attributable to it, as applicable, exist, and further certifying as to the correctness of each of the matters stated in Section 5.01.

            (l) Each Pass Through Trustee shall have received opinions addressed to it from Milbank, Tweed, Hadley & McCloy LLP, special counsel for Liquidity Provider, substantially in the form set forth in Exhibit D-1, and from German in-house counsel for Liquidity Provider, substantially in the form set forth in Exhibit D-2.

            (m) Loan Trustee shall have received an insurance report of an independent insurance broker and the related certificates of insurance, each in form and substance reasonably satisfactory to Loan Trustee, as to the compliance with the terms of Section 7.06 of the Indenture relating to insurance with respect to the Aircraft.

            (n) No action or proceeding shall have been instituted nor shall governmental action be threatened before any court or governmental agency, nor shall any order, judgment or decree have been issued or proposed to be issued by any court or governmental agency at the time of the Closing to set aside, restrain, enjoin or prevent the completion and consummation of this Agreement or the transactions contemplated hereby.

            (o) Company shall have entered into the Underwriting Agreement, the Pass Through Certificates shall have been issued and sold pursuant to the Underwriting Agreement and the Underwriters shall have transferred to Pass Through Trustees in immediately available funds an amount at least equal to the aggregate purchase price of the Equipment Notes to be purchased from Company.

            (p) Loan Trustee shall have received an executed copy of the Manufacturer's Consent substantially in the form set forth in Exhibit E.

            (q) Each Pass Through Trustee shall have received an opinion from Latham & Watkins, special counsel to the Policy Provider, substantially in the form set forth in Exhibit N.

            Promptly upon the recording of the Indenture (with the Indenture Supplement attached) pursuant to the Transportation Code, Company will cause Daugherty, Fowler, Peregrin & Haught, A Professional Corporation, special FAA counsel in Oklahoma City, Oklahoma to deliver to Subordination Agent on behalf of Pass Through Trustees, to Loan Trustee and to Company an opinion as to the due recording of such instrument and the lack of filing of any intervening documents with respect to the Aircraft.

            Section 3.02 Conditions Precedent to Obligations of Company. The obligation of Company to issue and sell the Equipment Notes is subject to the fulfillment (or waiver by Company) prior to or on the Closing Date of the following conditions precedent:

            (a) No change shall have occurred after the date of this Agreement in applicable law or regulations thereunder or interpretations thereof by appropriate regulatory authorities or any court that would make it a violation of law or governmental regulations for Company to enter into any transaction contemplated by the Operative Documents or the Pass Through Trust Agreements.

            (b) The documents referred to in Section 3.01(c) shall have been duly authorized, executed and delivered by the respective party or parties thereto (other than Company), shall be in full force and effect and executed counterparts (or copies thereof where indicated) thereof shall have been delivered to Company, and Company shall have received such documents and evidence with respect to State Street, Liquidity Provider, Policy Provider, Loan Trustee, Subordination Agent and each Pass Through Trustee as Company reasonably requests in order to establish the consummation of the transactions contemplated by this Agreement, the taking of all corporate and other proceedings in connection therewith and compliance with the conditions herein set forth.

            (c) The Indenture (with the Indenture Supplement covering the Aircraft attached) shall have been duly filed for recordation (or shall be in the process of being so duly filed for recordation) with the FAA pursuant to the Transportation Code.

            (d) On the Closing Date, the representations and warranties herein of State Street, Loan Trustee, Subordination Agent and Pass Through Trustees shall be correct as though made on and as of such date, except to the extent that such representations and warranties relate solely to an earlier date (in which case such representations and warranties shall have been correct on and as of such earlier date), and, insofar as such representations and warranties concern State Street, Loan Trustee, Subordination Agent or any Pass Through Trustee, such party shall have so certified to Company.

            (e) Company shall have received each opinion referred to in Subsections 3.01(h), 3.01(i), 3.01(l) and 3.01(q), each such opinion (other than 3.01(l)) addressed to Company or accompanied by a letter from the counsel rendering such opinion authorizing Company to rely on such opinion as if it were addressed to Company, and the certificates referred to in Subsections 3.01(e)(iv) and 3.01(k).

            (f) Company shall have received an opinion addressed to it from Bingham Dana LLP, special counsel for Pass Through Trustees, substantially in the form set forth in Exhibit F.

            (g) No action or proceeding shall have been instituted nor shall governmental action be threatened before any court or governmental agency, nor shall any order, judgment or decree have been issued or proposed to be issued by any court or governmental agency at the time of the Closing to set aside, restrain, enjoin or prevent the completion and consummation of this Agreement or the transactions contemplated hereby.

            (h) Company shall have received a certificate from State Street dated the Closing Date, signed by an authorized officer of State Street, certifying for each Pass Through Trustee that no Other Party Liens attributable to it exist and further certifying as to the correctness of each of the matters stated in Section 5.01.

            (i) Company shall have been paid by Pass Through Trustee for each Pass Through Trust the aggregate original principal amount of the Equipment Notes being issued to such Pass Through Trust as set forth on Schedule I opposite the name of such Pass Through Trust.


                                   ARTICLE 4

             REPRESENTATIONS, WARRANTIES AND INDEMNITIES OF COMPANY

            Section 4.01 Representations and Warranties of Company. Company represents and warrants that:

            (a) Company is a corporation duly incorporated and validly existing in good standing under the laws of the State of Delaware, is a Certificated Air Carrier, is a Citizen of the United States, has the corporate power and authority to own its properties or hold them under lease and to enter into and perform its obligations under the Operative Documents to which it is a party and is duly qualified to do business as a foreign corporation in good standing in each other jurisdiction in which the failure to so qualify would have a material adverse effect on the consolidated financial condition of Company and its subsidiaries, considered as a whole, and its jurisdiction of organization (as such term is used in Article 9 of the Uniform Commercial Code as in effect in the State of Georgia) is Delaware.

            (b) The execution, delivery and performance by Company of this Agreement and the other Operative Documents to which Company is a party have been duly authorized by all necessary corporate action on the part of Company, do not require any stockholder approval or approval or consent of any trustee or holder of any indebtedness or obligations of Company, except such as have been duly obtained and are in full force and effect, and do not contravene any law, governmental rule, regulation, judgment or order binding on Company or the certificate of incorporation or by-laws of Company or contravene or result in a breach of, or constitute a default under, or result in the creation of any Lien (other than as permitted under the Indenture) upon the property of Company under, any material indenture, mortgage, contract or other agreement to which Company is a party or by which it or any of its properties may be bound or affected.

            (c) Neither the execution and delivery by Company of this Agreement and the other Operative Documents to which it is a party, nor the consummation by Company of any of the transactions contemplated hereby or thereby, requires the authorization, consent or approval of, the giving of notice to, the filing or registration with or the taking of any other action in respect of, the Department of Transportation, the FAA or any other federal or state governmental authority or agency, except for (i) the registration of the Pass Through Certificates (other than the Class D Pass Through Certificates) under the Securities Act of 1933, as amended, and under the securities laws of any state in which the Pass Through Certificates may be offered for sale if the laws of such state require such action, (ii) the qualification of the Pass Through Trust Agreements under the Trust Indenture Act of 1939, as amended, (iii) the orders, permits, waivers, exemptions, authorizations and approvals of the regulatory authorities having jurisdiction over Company's operation of the Aircraft required to be obtained on or prior to the Closing Date, which orders, permits, waivers, exemptions, authorizations and approvals have been duly obtained and are, or on the Closing Date will be, in full force and effect, (iv) the filings referred to in Section 4.01(e) and (v) consents, approvals, notices, registrations and other actions required to be obtained, given, made or taken only after the date hereof.

            (d) This Agreement and each other Operative Document to which Company is a party have been duly executed and delivered by Company and constitute the legal, valid and binding obligations of Company enforceable against Company in accordance with their terms, except as the same may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the rights of creditors generally and by general principles of equity and except, in the case of the Indenture, as limited by applicable laws that may affect the remedies provided in the Indenture.

            (e) Except for (i) the filing for recordation pursuant to the Transportation Code of the Indenture (with the Indenture Supplement covering the Aircraft attached) and (ii) with respect to the security interests created by such documents, the filing of financing statements (and continuation statements at periodic intervals) under the Uniform Commercial Code of Georgia, no further filing or recording of any document is necessary under the laws of the United States or any state thereof as of the Closing Date in order to establish and perfect the security interest in the Aircraft created under the Indenture in favor of Loan Trustee as against Company and any third parties in any applicable jurisdiction in the United States.

            (f) Company is not an investment company or a company controlled by an investment company within the meaning of the Investment Company Act of 1940, as amended.

            (g) As of the Closing Date, (i) Company has good title to the Aircraft, free and clear of Liens other than Permitted Liens, (ii) the Aircraft has been duly certificated by the FAA as to type and airworthiness in accordance with the terms of the Indenture, (iii) the Indenture (with the Indenture Supplement covering the Aircraft attached) has been duly filed for recordation (or shall be in the process of being so duly filed for recordation) with the FAA pursuant to the Transportation Code and (iv) the Aircraft is duly registered with the FAA in the name of Company.

            Section 4.02 General Indemnity. (a) Claims Defined. For the purposes of this Section 4.02, "Claims" means any and all liabilities, obligations, losses, damages, penalties, claims, actions, suits, costs or expenses of whatsoever kind and nature (whether or not on the basis of negligence, strict or absolute liability or liability in tort) that may be imposed on, incurred by, suffered by or asserted against an Indemnitee, as defined below, and, except as otherwise expressly provided in this Section 4.02, includes all reasonable out-of-pocket costs, disbursements and expenses (including reasonable out-of-pocket legal fees and expenses) actually incurred by an Indemnitee in connection therewith or related thereto.

            (b) Indemnitee Defined. For the purposes of this Section 4.02, "Indemnitee" means (i) State Street and Loan Trustee, (ii) so long as it holds any Equipment Notes as agent and trustee of any Pass Through Trustee, Subordination Agent, (iii) so long as it is the holder of any Equipment Notes, each Pass Through Trustee, (iv) Liquidity Provider and Policy Provider and (v) each of their respective successors and permitted assigns in such capacities, agents, servants, officers, employees and directors (the respective agents, servants, officers, employees and directors of each of the foregoing Indemnitees, as applicable, together with such Indemnitee, being collectively the "Related Indemnitee Group" of such Indemnitee); provided that such Persons, to the extent they are not signatories to this Agreement, have expressly agreed in writing to be bound by the terms of this Section 4.02 prior to, or concurrently with, the making of a Claim. If any Indemnitee fails to comply with any duty or obligation under this Section 4.02 with respect to any Claim, such Indemnitee shall not be entitled to any indemnity with respect to such Claim under this Section 4.02 to the extent such failure was prejudicial to Company. No holder of a Pass Through Certificate in its capacity as such holder shall be an Indemnitee.

            (c) Claims Indemnified. Subject to the exclusions stated in Subsection 4.02(d), Company agrees to indemnify, protect, defend and hold harmless on an After-Tax Basis each Indemnitee against Claims resulting from or arising out of the sale, purchase, acceptance, non-acceptance or rejection of the Aircraft under the Purchase Agreement or the ownership, possession, use, non-use, substitution, airworthiness, control, maintenance, repair, operation, registration, re-registration, condition, sale, lease, sublease, storage, modification, alteration, return, transfer or other disposition of the Aircraft, the Airframe, any Engine or any Part (including, without limitation, latent or other defects, whether or not discoverable, and any claim for patent, trademark or copyright infringement) by Company, any Permitted Lessee or any other Person. Without limiting the foregoing and subject to, and without duplication of, the provisions of Section 6.01(a), Company agrees to pay the reasonable ongoing fees, and the reasonable out-of-pocket costs and expenses actually incurred (including, without limitation, reasonable attorney's fees and disbursements actually incurred and, to the extent payable as provided in the Indenture, reasonable compensation and expenses of Loan Trustee's agents actually incurred), of Loan Trustee in connection with the transactions contemplated hereby.

            (d) Claims Excluded. The following are excluded from Company's agreement to indemnify an Indemnitee under this Section 4.02:

            (i) any Claim to the extent such Claim is attributable to acts or events occurring after (x) the Equipment Notes have been paid in full or
      (y) the transfer of possession of the Aircraft pursuant to Article IV of the Indenture except to the extent that such Claim is attributable to acts occurring in connection with the exercise of remedies pursuant to Section
      4.02 of the Indenture following the occurrence and continuance of an Event of Default;

            (ii) any Claim to the extent such Claim is, or is attributable to, a Tax;

            (iii) any Claim to the extent such Claim is attributable to the negligence or willful misconduct of such Indemnitee or such Indemnitee's Related Indemnitee Group;

            (iv) any Claim to the extent such Claim is attributable to the noncompliance by such Indemnitee or such Indemnitee's Related Indemnitee Group with any of the terms of, or any misrepresentation by an Indemnitee or its Related Indemnitee Group contained in, this Agreement, any other Operative Document or any Pass Through Document to which such Indemnitee or any of such Related Indemnitee Group is a party or any agreement relating hereto or thereto;

            (v) any Claim to the extent such Claim constitutes a Permitted Lien attributable to such Indemnitee;

            (vi) any Claim to the extent such Claim is attributable to the offer, sale, assignment, transfer, participation or other disposition (whether voluntary or involuntary) by or on behalf of such Indemnitee or its Related Indemnitee Group (other than during the occurrence and continuance of an Event of Default provided that any such offer, sale, assignment, transfer, participation or other disposition during the occurrence and continuation of an Event of Default shall not be subject to indemnification unless it is made in accordance with the Indenture and applicable law) of any Equipment Note or Pass Through Certificate, all or any part of such Indemnitee's interest in the Operative Documents or the Pass Through Documents or any interest in the Collateral or any similar security;

            (vii) any Claim to the extent such Claim is attributable to (A) a failure on the part of Loan Trustee to distribute in accordance with this Agreement or the Indenture any amounts received and distributable by it hereunder or thereunder, (B) a failure on the part of Subordination Agent to distribute in accordance with the Intercreditor Agreement any amounts received and distributable by it thereunder or (C) a failure on the part of any Pass Through Trustee to distribute in accordance with the Pass Through Trust Agreement to which it is a party any amounts received and distributable by it thereunder;

            (viii) any Claim to the extent such Claim is attributable to the authorization or giving or withholding of any future amendments, supplements, waivers or consents with respect to any Operative Document or any Pass Through Document, other than such as have been requested by Company or that occur as the result of an Event of Default, or such as are expressly required or contemplated by the provisions of the Operative Documents or the Pass Through Documents;

            (ix) any Claim to the extent such Claim is payable or borne by (a) Company pursuant to any indemnification, compensation or reimbursement provision of any other Operative Document or any Pass Through Document or
      (b) a Person other than Company pursuant to any provision of any Operative Document or any Pass Through Document;

            (x) any Claim to the extent such Claim is an ordinary and usual operating or overhead expense or not an out-of-pocket expense actually incurred;

            (xi) any Claim to the extent such Claim is incurred on account of or asserted as a result of any "prohibited transaction" within the meaning of
      Section 406 of ERISA or Section 4975 of the Code;

            (xii) any Claim to the extent such Claim is attributable to one or more of the other aircraft financed through the offering of Pass Through Certificates (in the event of doubt, any Claim shall be allocated between the Aircraft and such other aircraft in the same proportion that the then outstanding Equipment Notes bear to the then outstanding equipment notes issued with respect to the other aircraft and held by Pass Through Trustees); and

            (xiii) any Claim by an Indemnitee related to the status of such Indemnitee as a passenger or shipper on any of Company's aircraft or as a party to a marketing or promotional or other commercial agreement with Company.

            (e) Insured Claims. In the case of any Claim indemnified by Company hereunder that is covered by a policy of insurance maintained by Company, each Indemnitee agrees to cooperate, at Company's expense, with the insurers in the exercise of their rights to investigate, defend and compromise such Claim.

            (f) Claims Procedure. An Indemnitee shall promptly notify Company of any Claim as to which indemnification is sought. The failure to provide such prompt notice shall not release Company from any of its obligations to indemnify hereunder except to the extent that Company is prejudiced by such failure or Company's indemnification obligations are increased as a result of such failure. Such Indemnitee shall promptly submit to Company all additional information in such Indemnitee's possession to substantiate such Claim as Company reasonably requests. Subject to the rights of Company's insurers, Company may, at its sole cost and expense, investigate any Claim, and may in its sole discretion defend or compromise any Claim. At Company's expense, any Indemnitee shall cooperate with all reasonable requests of Company in connection therewith. Such Indemnitee shall not enter into a settlement or other compromise with respect to any Claim without the prior written consent of Company, which consent shall not be unreasonably withheld or delayed, unless such Indemnitee waives its right to be indemnified with respect to such Claim. Where Company or its insurers undertake the defense of an Indemnitee with respect to a Claim, no additional legal fees or expenses of such Indemnitee in connection with the defense of such Claim shall be indemnified hereunder unless such fees or expenses were incurred at the written request of Company or such insurers. Subject to the requirements of any policy of insurance, an Indemnitee may participate at its own expense in any judicial proceeding controlled by Company pursuant to the preceding provisions; provided that such party's participation does not, in the opinion of counsel appointed by Company or its insurers to conduct such proceedings, interfere with such control. Such participation shall not constitute a waiver of the indemnification provided in this Section 4.02. Notwithstanding anything to the contrary contained herein, Company shall not under any circumstances be liable for the fees and expenses of more than one counsel for all Indemnitee with respect to any one Claim.

            (g) Subrogation. To the extent that a Claim is in fact paid in full by Company or its insurer, Company or such insurer (as the case may be) shall, without any further action, be subrogated to the rights and remedies of the Indemnitee on whose behalf such Claim was paid with respect to the transaction or event giving rise to such Claim. Such Indemnitee shall give such further assurances or agreements and shall cooperate with Company or such insurer, as the case may be, to permit Company or such insurer to pursue such rights and remedies, if any, to the extent reasonably requested by Company. So long as no Event of Default has occurred and is continuing, if an Indemnitee receives any payment, in whole or in part, from any party other than Company or its insurers with respect to any Claim paid by Company or its insurers, it shall promptly pay over to Company the amount received (but not an amount in excess of the amount Company or any of its insurers has paid in respect of such Claim). Any amount referred to in the preceding sentence that is payable to Company shall not be paid to Company, or, if it has been previously paid directly to Company, shall not be retained by Company, if at the time of such payment an Event of Default has occurred and is continuing, but shall be paid to and held by Loan Trustee as security for the obligations of Company under the Operative Documents. If Company agrees, such amount payable shall be applied against Company's obligations thereunder when and as they become due and payable. At such time as such Event of Default is no longer continuing, such amount, to the extent not previously so applied against Company's obligations, shall be paid to Company. If any such amount has been so held by Loan Trustee as security for more than 90 days after any such Event of Default has occurred, during which period (i) Loan Trustee was not limited by operation of law or otherwise from exercising remedies under the Indenture and (ii) Loan Trustee did not exercise any remedy available to it under Section 4.02 of the Indenture, then any remaining amount shall be paid to Company.

            (h) No Guaranty. Nothing set forth in this Section 4.02 constitutes a guarantee by Company that the Aircraft at any time will have any particular value, useful life or residual value.

            (i) Payments; Interest. Any amount payable to any Indemnitee on account of a Claim shall be paid within 30 days after receipt by Company of a written demand therefor from such Indemnitee accompanied by a written statement describing in reasonable detail the Claims that are the subject of and basis for such indemnity and the computation of the amount payable. Any payments made pursuant to this Section 4.02 directly to an Indemnitee or to Company, as the case may be, shall be made in immediately available funds at such bank or to such account as is specified by the payee in written directions to the payor or, if no such directions are given, by check of the payor payable to the order of the payee and mailed to the payee by certified mail, return receipt requested, postage prepaid to its address referred to in Section 7.01. To the extent permitted by applicable law, interest at the Past Due Rate shall be paid, on demand, on any amount or indemnity not paid when due pursuant to this Section
4.02 until the same is paid. Such interest shall be paid in the same manner as the unpaid amount in respect of which such interest is due.

            (j) Tax deduction or credit. If, by reason of any Claim payment made to or for the account of an Indemnitee by Company pursuant to this Section 4.02, such Indemnitee subsequently realizes a tax deduction or credit (including foreign tax credit and any reduction in Taxes) not previously taken into account in computing such payment, such Indemnitee shall promptly pay to Company, but only if Company has made all payments then due and owing to such Indemnitee under the Operative Documents, an amount equal to the sum of (1) the actual reduction in Taxes realized by such Indemnitee which is attributable to such deduction or credit, and (2) the actual reduction in Taxes realized by such Indemnitee as a result of any payment made by such Indemnitee pursuant to this sentence.


                                   ARTICLE 5

            REPRESENTATIONS, WARRANTIES AND COVENANTS OF STATE STREET

            Section 5.01 Representations, Warranties and Covenants of State Street. State Street, generally, and each of Loan Trustee, Subordination Agent and Pass Through Trustee as it relates to it, represents, warrants and covenants that:

            (a) State Street is a national banking association duly organized and validly existing in good standing under the laws of the United States, is eligible to be Loan Trustee under Section 8.01(a) of the Indenture, will promptly comply with Section 8.01(a) of the Indenture and has full power, authority and legal right to enter into and perform its obligations under each of the Operative Documents and the Pass Through Documents to which State Street, Loan Trustee, Subordination Agent or any Pass Through Trustee is a party and, in its capacity as Loan Trustee and Pass Through Trustee, respectively, to authenticate the Equipment Notes and the Pass Through Certificates, respectively. State Street is qualified to act as Loan Trustee under Section 8.01(c) of the Indenture.

            (b) The execution, delivery and performance by State Street, individually or in its capacity as Loan Trustee, Subordination Agent or Pass Through Trustee, as the case may be, of this Agreement, each of the other Operative Documents and each of the Pass Through Documents to which State Street, Loan Trustee, Subordination Agent or any Pass Through Trustee is a party, and the authentication of the Equipment Notes and the Pass Through Certificates, respectively, to be delivered on the Closing Date, have been duly authorized by all necessary action on the part of State Street, Loan Trustee, Subordination Agent and each Pass Through Trustee, as the case may be, and do not violate any law or regulation of the United States or of the state of the United States in which State Street is located and which governs the banking and trust powers of State Street or any order, writ, judgment or decree of any court, arbitrator or governmental authority applicable to State Street, Loan Trustee, Subordination Agent or any Pass Through Trustee or any of their assets, will not violate any provision of the articles of association or by-laws of State Street and will not violate any provision of, or constitute a default under, any mortgage, indenture, contract, agreement or undertaking to which any of State Street, Loan Trustee, Subordination Agent or any Pass Through Trustee is a party or by which any of them or their respective properties may be bound or affected.

            (c) Neither the execution and delivery by State Street, individually or in its capacity as Loan Trustee, Subordination Agent or Pass Through Trustee, as the case may be, of this Agreement, any other Operative Document or any Pass Through Document to which State Street, Loan Trustee, Subordination Agent or any Pass Through Trustee is a party, nor the consummation by State Street, Loan Trustee, Subordination Agent or any Pass Through Trustee of any of the transactions contemplated hereby or thereby, requires the authorization, consent or approval of, the giving of notice to, the filing or registration with, or the taking of any other action in respect of, any governmental authority or agency of the United States or the state of the United States where State Street is located and regulating the banking and trust powers of State Street.

            (d) This Agreement, each other Operative Document and each Pass Through Document to which State Street, Loan Trustee, Subordination Agent or any Pass Through Trustee is a party have been duly executed and delivered by State Street, individually and in its capacity as Loan Trustee, Subordination Agent or Pass Through Trustee, as the case may be, and constitute the legal, valid and binding obligations of State Street, Loan Trustee, Subordination Agent and such Pass Through Trustee, as the case may be, enforceable against it in accordance with its terms, except as the same may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the rights of creditors generally and by general principles of equity.

            (e) It unconditionally agrees with and for the benefit of the parties to this Agreement that it will not directly or indirectly create, incur, assume or suffer to exist any Loan Trustee Lien or Other Party Lien attributable to it, and it agrees that it will, at its own cost and expense, promptly take such action as may be necessary to discharge and satisfy in full any such Lien; and it shall indemnify, protect, defend and hold harmless each Indemnitee and Company against Claims in any way resulting from or arising out of a breach by it of its obligations under this Section 5.01(e).

            (f) The Equipment Notes to be issued to Subordination Agent pursuant hereto are being acquired by it to be held under the Intercreditor Agreement.

            (g) Each of State Street, Loan Trustee, Subordination Agent and each Pass Through Trustee agrees that it will not impose any lifting charge, cable charge, remittance charge or any other charge or fee on any transfer by Company of funds to, through or by State Street, Loan Trustee, Subordination Agent or such Pass Through Trustee pursuant to this Agreement, any other Operative Document or any Pass Through Document, except as may be otherwise agreed to in writing by Company.

            (h) Each of State Street, Loan Trustee, Subordination Agent and any Pass Through Trustee agrees to be bound by the terms of Section 10.16 of the Indenture.

            (i) There are no Taxes payable by State Street, Loan Trustee, Subordination Agent or any Pass Through Trustee imposed by the State of Connecticut or any political subdivision or taxing authority thereof in connection with the execution, delivery or performance by State Street, Loan Trustee, Subordination Agent or any Pass Through Trustee of any Operative Document or any Pass Through Document (other than franchise or other taxes based on or measured by any fees or compensation received by any such Person for services rendered in connection with the transactions contemplated by the Operative Documents or the Pass Through Documents), and there are no Taxes payable by any Pass Through Trustee imposed by the State of Connecticut or any political subdivision thereof in connection with the acquisition, possession or ownership by such Pass Through Trustee of any of the Equipment Notes (other than franchise or other taxes based on or measured by any fees or compensation received by such Pass Through Trustee for services rendered in connection with the transactions contemplated by the Operative Documents or the Pass Through Documents) and, assuming that the Pass Through Trusts will not be taxable for Federal income tax purposes as corporations, but, rather, will be characterized for such purposes as grantor trusts or partnerships, the Pass Through Trusts will not be subject to any Taxes imposed by the State of Connecticut or any political subdivision thereof.

            (j) Except with the consent of Company, which shall not be unreasonably withheld, State Street will act as Pass Through Trustee solely through its offices within the State of Connecticut, except for such services that may be performed for it by various agents, but not directly by it, in other states.

            (k) There are no pending or, to its knowledge, threatened actions or proceedings against State Street, Loan Trustee, Subordination Agent or any Pass Through Trustee before any court or administrative agency which individually or in the aggregate, if determined adversely to it, would materially adversely affect the ability of State Street, Loan Trustee, Subordination Agent or any Pass Through Trustee to perform its obligations under any Operative Document or any Pass Through Document.

            (l) The representations and warranties contained in Section 7.15 of each Pass Through Trust Agreement are true, complete and correct as of the Closing Date.


                                   ARTICLE 6

                         OTHER COVENANTS AND AGREEMENTS

            Section 6.01 Other Agreements. (a) Company agrees promptly to pay (without duplication of any other obligation Company may have to pay such amounts) (A) the initial and annual fees and (to the extent Loan Trustee is entitled to be reimbursed for its reasonable expenses) the reasonable expenses of Loan Trustee in connection with the transactions contemplated hereby and (B) the following expenses incurred by Loan Trustee, Subordination Agent and Pass Through Trustees in connection with the negotiation, preparation, execution and delivery of this Agreement, the other Operative Documents and the other documents or instruments referred to herein or therein:

            (i) the reasonable fees, expenses and disbursements of (x) Bingham Dana LLP, special counsel for Loan Trustee, Subordination Agent and Pass Through Trustees and (y) Daugherty, Fowler, Peregrin & Haught, A Professional Corporation, special FAA counsel in Oklahoma City, Oklahoma, in each case to the extent actually incurred; and

            (ii) all reasonable expenses incurred in connection with printing and document production or reproduction expenses, and in connection with the filing of Uniform Commercial Code financing statements.

            (b) Loan Trustee, Noteholders, Subordination Agent and each Pass Through Trustee agree to execute and deliver, at Company's expense, all such documents as Company reasonably requests for the purpose of continuing the registration of the Aircraft at the FAA in Company's name. In addition, each of Loan Trustee, Subordination Agent, each Pass Through Trustee and any other Noteholder agrees, for the benefit of Company, to cooperate with Company in effecting any foreign registration of the Aircraft pursuant to Section 7.02(e) of the Indenture; provided that prior to any such change in the country of registry of the Aircraft the conditions set forth in Section 7.02(e) of the Indenture are met to the reasonable satisfaction of, or waived by, Loan Trustee.

            (c) Each of State Street, Loan Trustee, Subordination Agent, each Pass Through Trustee and any other Noteholder agrees that, unless an Event of Default shall have occurred and be continuing, it shall not take any action contrary to, or otherwise in any way interfere with or disturb (and then only in accordance with the Indenture), the quiet enjoyment of the use and possession of the Aircraft, the Airframe, any Engine or any Part by Company or any transferee of any interest in any thereof permitted under the Indenture.

            (d) Each Noteholder, including, without limitation, Subordination Agent and each Pass Through Trustee, unconditionally agrees with and for the benefit of the parties to this Agreement that it will not directly or indirectly create, incur, assume or suffer to exist any Noteholder Liens, and such Noteholder agrees that it will, at its own cost and expense, promptly take such action as may be necessary to discharge and satisfy in full any such Noteholder Lien; and each Noteholder hereby agrees to indemnify, protect, defend and hold harmless each Indemnitee and Company against Claims in any way resulting from or arising out of a breach by it of its obligations under this Section 6.01(d).

            (e) By its acceptance of its Equipment Notes, each Noteholder (i) unconditionally agrees for the benefit of Company and Loan Trustee to be bound by and to perform and comply with all of the terms of such Equipment Notes, the Indenture and this Agreement applicable to such Noteholder and (ii) agrees that it will not transfer any Equipment Note (or any part thereof) to any entity unless such entity makes (or is deemed to have made) a representation and warranty as of the date of transfer that either no part of the funds to be used by it for the purchase and holding of such Equipment Note (or any part thereof) constitutes assets of any "employee benefit plan" or that such purchase and holding will not result in a non-exempt prohibited transaction under Section 4975 of the Code and Section 406 of ERISA.

            (f) Each of Company, Loan Trustee, each Pass Through Trustee and Subordination Agent covenants that (i) until one year and one day after the Series G-1 Equipment Notes have been paid in full, it shall not acquiesce, petition or otherwise invoke or cause or join in invoking or causing the Class G-1 Pass Through Trust or any other Person to invoke the process of any governmental authority for the purpose of commencing or sustaining a case (whether voluntary or not) against the Class G-1 Pass Through Trust under any bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Class G-1 Pass Through Trust or any substantial part of its property or ordering the winding-up or liquidation of the affairs of the Class G-1 Pass Through Trust, (ii) until one year and one day after the Series G-2 Equipment Notes have been paid in full, it shall not acquiesce, petition or otherwise invoke or cause or join in invoking or causing the Class G-2 Pass Through Trust or any other Person to invoke the process of any governmental authority for the purpose of commencing or sustaining a case (whether voluntary or not) against the Class G-2 Pass Through Trust under any bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Class G-2 Pass Through Trust or any substantial part of its property or ordering the winding-up or liquidation of the affairs of the Class G-2 Pass Through Trust, and (iii) until one year and one day after the Series C Equipment Notes have been paid in full, it shall not acquiesce, petition or otherwise invoke or cause or join in invoking or causing the Class C Pass Through Trust or any other Person to invoke the process of any governmental authority for the purpose of commencing or sustaining a case (whether voluntary or not) against the Class C Pass Through Trust under any bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Class C Pass Through Trust or any substantial part of its property or ordering the winding-up or liquidation of the affairs of the Class C Pass Through Trust.

            Section 6.02 Certain Covenants of Company. Company covenants and agrees with Loan Trustee as follows:

            (a) On and after the Closing, Company will cause to be done, executed, acknowledged and delivered such further acts, conveyances and assurances as Loan Trustee reasonably requests for accomplishing the purposes of this Agreement and the other Operative Documents; provided that any instrument or other document so executed by Company will not expand any obligations or limit any rights of Company in respect of the transactions contemplated by the Operative Documents.

            (b) Company will cause the Indenture (with the Indenture Supplement covering the Aircraft attached) to be promptly filed and recorded, or filed for recording, with the FAA to the extent permitted under the Transportation Code and the rules and regulations of the FAA thereunder.

            (c) Company, at its expense, will take, or cause to be taken, such action with respect to the recording, filing, re-recording and refiling of the Indenture and any financing statements or other instruments as are necessary to maintain, so long as the Indenture is in effect, the perfection of the security interests created by the Indenture or will furnish Loan Trustee timely notice of the necessity of such action, together with such instruments, in execution form, and such other information as may be required to enable Loan Trustee to take such action. In addition, Company will pay any and all recording, stamp and other similar taxes payable in the United States, and in any other jurisdiction where the Aircraft is registered, in connection with the execution, delivery, recording, filing, re-recording and refiling of the Indenture or any such financing statements or other instruments. Company will notify Loan Trustee of any change in its jurisdiction of organization (as such term is used in Article 9 of the Uniform Commercial Code as in effect in the State of Delaware) promptly after making such change or in any event within the period of time necessary under applicable law to prevent the lapse of perfection (absent refiling) of financing statements filed under the Operative Documents.

            (d) Company shall at all times maintain its corporate existence except as permitted by Subsection 6.02(e).

            (e) Company shall not consolidate with or merge into any other Person or convey, transfer or lease substantially all of its assets as an entirety to any Person, unless:

            (i) the successor or transferee entity shall, if and to the extent required under Section 1110 in order that Loan Trustee continues to be entitled to any benefits of Section 1110 with respect to the Aircraft, be a Citizen of the United States and a Certificated Air Carrier and shall execute and deliver to Loan Trustee an agreement containing the express assumption by such successor or transferee entity of the due and punctual performance and observance of each covenant and condition of the Operative Documents to which Company is a party to be performed or observed by Company;

            (ii) immediately after giving effect to such transaction, no Event of Default shall have occurred and be continuing; and

            (iii) Company shall deliver to Loan Trustee a certificate signed by a Responsible Officer of Company, and an opinion of counsel (which may be internal counsel to Company), each stating that such consolidation, merger, conveyance, transfer or lease and the assumption agreement mentioned in clause (i) above comply with this Subsection 6.02(e) and that all conditions precedent herein relating to such transaction have been complied with (except that such opinion need not cover the matters referred to in clause (ii) above and may rely, as to factual matters, on a certificate of an officer of Company) and, in the case of such opinion, that such assumption agreement has been duly authorized, executed and delivered by such successor Person and is enforceable against such successor Person in accordance with its terms, except as the same may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the rights of creditors generally and by general principles of equity.

            Upon any consolidation or merger, or any conveyance, transfer or lease of substantially all of the assets of Company as an entirety in accordance with this Subsection 6.02(e), the successor Person formed by such consolidation or into which Company is merged or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, Company under this Agreement and the other Operative Documents with the same effect as if such successor Person had been named as Company herein.

            (f) Company shall remain a Certificated Air Carrier for as long as and to the extent required under Section 1110 in order that Loan Trustee shall be entitled to any of the benefits of Section 1110 with respect to the Aircraft.


                                   ARTICLE 7

                                  MISCELLANEOUS

            Section 7.01 Notices. Unless otherwise expressly specified or permitted by the terms hereof, all notices required or permitted under the terms and provisions of this Agreement shall be in English and in writing, and any such notice may be given by registered or certified United States mail, courier service or facsimile or any other customary means of communication, and any such notice shall be effective when delivered (or, if delivered by facsimile, upon completion of transmission and confirmation by the sender (by a telephone call to a representative of the recipient or by machine confirmation) that such transmission was received) addressed as follows:

if to Company, addressed to:

      Delta Air Lines, Inc.
      1030 Delta Boulevard
      Atlanta, Georgia  30320
      Attention: Treasurer, Dept. 856

      Telephone: (404) 714-1724
      Facsimile: (404) 715-4862

      with a copy to the General Counsel at the same address, but Dept. 971

      Telephone: (404) 715-2387
      Facsimile: (404) 733-1657

if to State Street, Loan Trustee, Subordination Agent or any Pass Through Trustee, addressed to:

      State Street Bank And Trust Company of Connecticut,
      National Association
      225 Asylum Street
      Goodwin Square
      Hartford, Connecticut  06103
      Attention: Corporate Trust Division
      Telephone: (860) 244-1844
      Facsimile: (860) 244-1881

or if to any subsequent Noteholder, addressed to such Noteholder at its address set forth in the Equipment Note Register maintained pursuant to Section 2.07 of the Indenture.

            Any party, by notice to the other parties hereto, may designate different addresses for subsequent notices or communications. Whenever the words "notice" or "notify" or similar words are used herein, they mean the provision of formal notice as set forth in this Section 7.01.

            Section 7.02 Survival of Representations, Warranties, Indemnities, Covenants and Agreements. Except as otherwise provided herein, the representations, warranties, indemnities, covenants and agreements of Company, State Street, Loan Trustee, Subordination Agent, each Pass Through Trustee and Noteholders herein, and each of their obligations hereunder, shall survive the making of the loans and the expiration or termination (to the extent arising out of acts or events occurring prior to such expiration) of any Operative Documents.

            Section 7.03 Governing Law. THIS AGREEMENT HAS BEEN DELIVERED IN THE STATE OF NEW YORK AND SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

            Section 7.04 Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

            Section 7.05 No Oral Modifications or Continuing Waivers; Consents. Subject to Section 9.03 of the Indenture, no terms or provisions of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which the enforcement of the change, waiver, discharge or termination is sought. No such change, waiver, discharge or termination shall be effective unless a signed copy thereof is delivered to Loan Trustee. Each Pass Through Trustee and, by its acceptance of an Equipment Note, each subsequent Noteholder covenants and agrees that it shall not unreasonably withhold its consent to any consent of Loan Trustee requested by Company under the Indenture.

            Section 7.06 Effect of Headings and Table of Contents. The headings of the various Articles and Sections herein and in the Table of Contents are for convenience of reference only and do not define or limit any of the terms or provisions hereof.

            Section 7.07 Successors and Assigns. All covenants, agreements, representations and warranties in this Agreement by Company, by State Street, individually or as Loan Trustee, Subordination Agent or Pass Through Trustee, or by any Noteholder, shall bind and inure to the benefit of and be enforceable by Company, and subject to the terms of Section 6.02(e), its successors and permitted assigns, each Pass Through Trustee and any successor or other trustee under the Pass Through Trust Agreement to which it is a party, Subordination Agent and its successor under the Intercreditor Agreement and Loan Trustee and its successor under the Indenture, whether so expressed or not.

            Section 7.08 Benefits of Agreement. Nothing in this Agreement, express or implied, gives to any Person, other than the parties hereto and their successors hereunder, any benefit or any legal or equitable right, remedy or claim under this Agreement, except as expressly provided herein. Company agrees and acknowledges that Liquidity Provider and Policy Provider shall be third party beneficiaries of the covenants and agreements of Company with respect to the Mandatory Documents Terms and the Mandatory Economic Terms and the indemnities contained in Section 4.02 and may rely on the covenants and agreements of Company with respect to the Mandatory Documents Terms and the Mandatory Economic Terms and such indemnities to the same extent as if the covenants and agreements of Company with respect to the Mandatory Documents Terms and the Mandatory Economic Terms and such indemnities were made to Liquidity Provider and Policy Provider directly.

            Section 7.09 Counterparts. This Agreement may be executed in any number of counterparts. Each of the parties hereto shall not be required to execute the same counterpart. Each counterpart of this Agreement including a signature page or pages executed by each of the parties hereto shall be an original counterpart of this Agreement, but all of such counterparts shall together constitute one instrument.

            Section 7.10 Submission to Jurisdiction. Each of the parties hereto, to the extent it may do so under applicable law, for purposes hereof and of all other Operative Documents hereby (a) irrevocably submits itself to the non-exclusive jurisdiction of the courts of the State of New York sitting in the City of New York and to the non-exclusive jurisdiction of the United States District Court for the Southern District of New York, for the purposes of any suit, action or other proceeding arising out of this Agreement, the subject matter hereof or any of the transactions contemplated hereby brought by any party or parties hereto, or their successors or permitted assigns and (b) waives, and agrees not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement or the subject matter hereof or any of the transactions contemplated hereby may not be enforced in or by such courts.

            Section 7.11 Sale/Leaseback Transaction. Notwithstanding anything to the contrary contained herein or in any other Operative Document, so long as no Event of Default (or an event or condition that, with the passage of time or notice, or both, would constitute an Event of Default) has occurred and is continuing, upon not less than five days' prior written notice to the parties hereto, Company shall have the right to sell the Aircraft and transfer title to the Aircraft to an owner trustee for the benefit of an owner participant (which shall be a "Transferee" (as defined in the Participation Agreement Form)) in a transaction in which such owner trustee assumes all of the obligations of Company under the Equipment Notes and the Indenture on a non-recourse basis (with Company being released from such obligations, except to the extent accrued prior thereto), leases the Aircraft to Company and assigns such lease to Loan Trustee pursuant to an amended and restated indenture (a "Sale/Leaseback Transaction"). In connection with such Sale/Leaseback Transaction, each of the parties hereto and each Noteholder will execute and deliver appropriate documentation permitting the owner trustee to assume the obligations of Company under the Equipment Notes and the Indenture on a non-recourse basis, releasing Company from all obligations in respect of the Equipment Notes and the Indenture (except to the extent accrued prior thereto), and take all other actions as are reasonably necessary to permit such assumption by the owner trustee. In connection with any such Sale/Leaseback Transaction, the parties agree that (a) the documents to be utilized shall be (i) an amended and restated participation agreement (N372DA) amending and restating this Agreement, such amended and restated participation agreement to be substantially in the Participation Agreement Form, among the parties hereto, any Noteholder which is not a party hereto, the owner trustee and the owner participant, with such changes as do not vary the Mandatory Economic Terms or the Mandatory Document Terms (except as such Mandatory Document Terms may be modified in accordance with Exhibit L),
(ii) a lease agreement (N372DA), such lease agreement to be substantially in the Lease Form, between the owner trustee and Company with such changes to such form as do not vary the Mandatory Economic Terms or the Mandatory Document Terms (except as such Mandatory Document Terms may be modified in accordance with Exhibit L), (iii) an amended and restated indenture (N372DA) amending and restating the Indenture, such amended and restated indenture to be substantially in the Indenture Form, with such changes to such form as do not vary the Mandatory Economic Terms or the Mandatory Document Terms (except as such Mandatory Document Terms may be modified in accordance with Exhibit L), (iv) a purchase agreement assignment (N372DA), such purchase agreement assignment to be substantially in the form of Exhibit J between Company and the owner trustee with such changes to such form as do not vary the Mandatory Economic Terms or the Mandatory Document Terms (except as such Mandatory Document Terms may be modified in accordance with Exhibit L) and (v) a trust agreement (N372DA), such trust agreement to be substantially in the form of Exhibit K between the owner trustee and the owner participant with such changes to such form as do not vary the Mandatory Economic Terms or the Mandatory Document Terms (except as such Mandatory Document Terms may be modified in accordance with Exhibit L hereto),
(b) Company shall deliver a certificate to each Pass Through Trustee, Liquidity Provider and Policy Provider stating that (i) such amended and restated participation agreement and such other agreements described in subclauses (ii) through (v) of the preceding clause (a) do not vary the Mandatory Economic Terms and contain the Mandatory Document Terms (except as such Mandatory Document Terms may be modified in accordance with Exhibit L hereto) and (ii) any modification of such agreements described in subclauses (i) through (v) of the preceding clause (a) from the forms thereof attached to this Agreement do not materially and adversely affect Liquidity Provider, Policy Provider or the holders of the Pass Through Certificates, and such certification shall be true and correct and (c) the Equipment Notes shall be delivered to Loan Trustee for cancellation in exchange for new equipment notes to be issued to Noteholders by the owner trustee, such new equipment notes to be substantially in the form contained in Section 2.01 of the form of amended and restated indenture attached hereto as Exhibit I. Such new equipment notes will have the same payment terms as the Equipment Notes except that in the event that Company enters into a Sale/Leaseback Transaction prior to May 1, 2003, Company shall have the right to reoptimize the new equipment notes (by changing the maturity date and/or the principal payment requirements thereof) to be issued to Noteholders by the owner trustee in compliance with the Mandatory Economic Terms. The parties agree that if, in connection with the entering into of a Sale/Leaseback Transaction, any owner participant who is to be party to any of the agreements described in subclauses (i) through (v) of clause (a) of the second preceding sentence shall not be a Citizen of the United States, then the agreements described in subclauses (i) through (v) of clause (a) of the second preceding sentence shall be modified, consistent with the Mandatory Document Terms (as such Mandatory Document Terms may be modified in accordance with Exhibit L), to require such owner participant to enter into a voting trust, voting powers or similar arrangement satisfactory to Company that (A) enables the Aircraft to be registered in the United States and (B) complies with the FAA regulations issued under the Transportation Code applicable thereto. Notwithstanding the foregoing, Company shall not have the right to enter into a Sale/Leaseback Transaction unless (a) Company causes to be delivered to Loan Trustee an opinion of counsel to the effect that holders of Pass Through Certificates will not recognize income, gain or loss for federal income tax purposes as a result of such assumption and release and will be subject to federal income tax in the same amounts, in the same manner and at the same time as would have been the case if such assumption and release had not occurred (other than such change in amount, manner and timing of interest that results from any reoptimization of new equipment notes permitted pursuant to this Section 7.11) and that the Pass Through Trusts will not be subject to federal income taxation as a result of such assumption and release and (b) written confirmation from each Rating Agency that the Sale/Leaseback Transaction and/or reoptimization of the new equipment notes in connection therewith will not result in a withdrawal, suspension or downgrading of the ratings of any class of Pass Through Certificates (without regard to the Policy (as defined in the Policy Provider Agreement)).

            IN WITNESS WHEREOF, the parties hereto have caused this Participation Agreement to be duly executed by their respective officers thereunto duly authorized as of the date first above written.

                                       DELTA AIR LINES, INC.


                                       By:____________________________________
                                          Name:
                                          Title:


                                       STATE STREET BANK AND TRUST COMPANY OF
                                          CONNECTICUT, NATIONAL ASSOCIATION, as
                                          Pass Through Trustee under each of the
                                          Pass Through Trust Agreements


                                       By:____________________________________
                                          Name:
                                          Title:


                                       STATE STREET BANK AND TRUST COMPANY OF
                                          CONNECTICUT, NATIONAL ASSOCIATION,
                                          as Subordination Agent


                                       By:____________________________________
                                          Name:
                                          Title:


                                       STATE STREET BANK AND TRUST COMPANY OF
                                          CONNECTICUT, NATIONAL ASSOCIATION,
                                          as Loan Trustee


                                       By:____________________________________
                                          Name:
                                          Title:


                                       STATE STREET BANK AND TRUST COMPANY OF
                                          CONNECTICUT, NATIONAL ASSOCIATION,
                                          in its individual capacity as set
                                          forth herein


                                       By:____________________________________
                                          Name:
                                          Title:

                                                                   SCHEDULE I to
                                                         PARTICIPATION AGREEMENT

                                EQUIPMENT NOTES,
                    PURCHASERS AND ORIGINAL PRINCIPAL AMOUNTS




                                     Description of                                                           Original Principal
          Purchaser                 Equipment  Notes                Maturity            Interest Rate              Amount
------------------------------------------------------------------------------------------------------------------------------------
Delta Air Lines Pass Through       Series 2002-1G-1             January 2, 2022            6.718%              $19,985,061.21
Trust 2002-1G-1                    Equipment Note
                                   EN-1G1-001

Delta Air Lines Pass Through       Series 2002-1G-2             July 2, 2012               6.417%               $1,073,800.00
Trust 2002-1G-2                    Equipment Note
                                   EN-1G2-001


Delta Air Lines Pass Through       Series 2002-1C               January 2, 2011            7.779%               $4,602,000.00
Trust 2002-1C                      Equipment Note
                                   EN-1C-001

                                                                  SCHEDULE II to
                                                         PARTICIPATION AGREEMENT

                                TRUST SUPPLEMENTS

            Trust Supplement No. 2002-1G-1, dated as of April 30, 2002, between Company and Pass Through Trustee in respect of Delta Air Lines Pass Through Trust 2002-1G-1.

            Trust Supplement No. 2002-1G-2, dated as of April 30, 2002, between Company and Pass Through Trustee in respect of Delta Air Lines Pass Through Trust 2002-1G-2.

            Trust Supplement No. 2002-1C, dated as of April 30, 2002, between Company and Pass Through Trustee in respect of Delta Air Lines Pass Through Trust 2002-1C.

                                                                  EXHIBIT A-1 to
                                                         PARTICIPATION AGREEMENT

                               FORM OF OPINION OF
                               COUNSEL FOR COMPANY

                            [Intentionally Omitted]

                                                                  EXHIBIT A-2 to
                                                         PARTICIPATION AGREEMENT

                               FORM OF OPINION OF
                           SPECIAL COUNSEL FOR COMPANY

                            [Intentionally Omitted]

                                                                  EXHIBIT A-3 to
                                                         PARTICIPATION AGREEMENT

                           FORM OF ss. 1110 OPINION OF
                           SPECIAL COUNSEL FOR COMPANY

                            [Intentionally Omitted]

                                                                    EXHIBIT B to
                                                         PARTICIPATION AGREEMENT

                               FORM OF OPINION OF
                        SPECIAL COUNSEL FOR LOAN TRUSTEE,
                      SUBORDINATION AGENT AND STATE STREET

                            [Intentionally Omitted]

                                                                    EXHIBIT C to
                                                         PARTICIPATION AGREEMENT

                               FORM OF OPINION OF
                               SPECIAL FAA COUNSEL

                            [Intentionally Omitted]

                                                                   EXHIBIT D-1to
                                                         PARTICIPATION AGREEMENT

                           FORM OF OPINION OF SPECIAL
                         COUNSEL FOR LIQUIDITY PROVIDER

                            [Intentionally Omitted]

                                                                  EXHIBIT D-2 to
                                                         PARTICIPATION AGREEMENT

                       FORM OF OPINION OF GERMAN IN-HOUSE
                         COUNSEL FOR LIQUIDITY PROVIDER

                            [Intentionally Omitted]

                                                                    EXHIBIT E to
                                                         PARTICIPATION AGREEMENT

                         FORM OF MANUFACTURER'S CONSENT

                            [Intentionally Omitted]

                                                                    EXHIBIT F TO
                                                         PARTICIPATION AGREEMENT

                               FORM OF OPINION OF
                    SPECIAL COUNSEL FOR PASS THROUGH TRUSTEES

                            [Intentionally Omitted]

                                                                    EXHIBIT G TO
                                                         PARTICIPATION AGREEMENT

                          FORM OF AMENDED AND RESTATED
                             PARTICIPATION AGREEMENT


================================================================================


                  AMENDED AND RESTATED PARTICIPATION AGREEMENT
                                   (N[_____])

                           Dated as of _____ __, 200_

                                      among

                             DELTA AIR LINES, INC.,
                                    as Lessee

                             [____________________],
                              as Owner Participant

               STATE STREET BANK AND TRUST COMPANY OF CONNECTICUT,
                              NATIONAL ASSOCIATION,
                    as Pass Through Trustee under each of the
                          Pass Through Trust Agreements

                WELLS FARGO BANK NORTHWEST, NATIONAL ASSOCIATION,
                    not in its Individual Capacity, except as
                           expressly provided herein,
                           but solely as Owner Trustee

               STATE STREET BANK AND TRUST COMPANY OF CONNECTICUT,
                              NATIONAL ASSOCIATION,
                             as Subordination Agent

               STATE STREET BANK AND TRUST COMPANY OF CONNECTICUT,
                              NATIONAL ASSOCIATION,
                                 as Loan Trustee

                                       and

               STATE STREET BANK AND TRUST COMPANY OF CONNECTICUT,
                              NATIONAL ASSOCIATION,
                 in its individual capacity as set forth herein

                                 ---------------

                           One Boeing 737-832 Aircraft
                         U.S. Registration No. N[_____]


================================================================================

                                TABLE OF CONTENTS

                                                                            Page

                                    ARTICLE 1

                                   DEFINITIONS

Section 1.01  Definitions...................................................
Section 1.02  Other Definitional Provisions.................................

                                    ARTICLE 2

               PARTICIPATIONS IN LESSOR'S COST OF THE AIRCRAFT

Section 2.01  Participation by Pass Through Trustee.........................
Section 2.02  Participation by Owner Participant............................
Section 2.03  General Provisions............................................
Section 2.04  The Closing...................................................

                                    ARTICLE 3

                              CONDITIONS PRECEDENT

Section 3.01  Conditions Precedent to the Participations in the Aircraft....
Section 3.02  Conditions Precedent to Obligations of Lessee.................

                                    ARTICLE 4

            REPRESENTATIONS, WARRANTIES AND INDEMNITIES OF LESSEE

Section 4.01  Representations and Warranties of Lessee......................
Section 4.02  General Tax Indemnity.........................................
Section 4.03  General Indemnity.............................................

                                    ARTICLE 5

          REPRESENTATIONS, WARRANTIES AND COVENANTS OF OTHER PARTIES

Section 5.01  Representations, Warranties and Covenants of State Street.....
Section 5.02  Representations, Warranties and Covenants of Owner
               Participant..................................................
Section 5.03  Representations, Warranties and Covenants of Owner Trustee....
Section 5.04  Representations, Warranties and Covenants of Noteholders......

                                    ARTICLE 6

                         OTHER COVENANTS AND AGREEMENTS

Section 6.01  Other Agreements..............................................
Section 6.02  Certain Covenants of Lessee...................................

                                    ARTICLE 7

                             OWNER FOR TAX PURPOSES

Section 7.01  Owner for Federal Tax Purposes................................

                                    ARTICLE 8

                            SITUS OF THE OWNER TRUST

Section 8.01  Change of Situs of Owner Trust................................

                                    ARTICLE 9

                          INSTRUCTIONS TO OWNER TRUSTEE

Section 9.01  Instructions to Owner Trustee.................................

                                   ARTICLE 10

                             INTEREST OF NOTEHOLDERS

Section 10.01 Extent of Interest of Noteholders.............................

                                   ARTICLE 11

                                  EXCESS AMOUNT

Section 11.01 Excess Amount.................................................

                                   ARTICLE 12

                              TRANSACTION EXPENSES

Section 12.01 Invoices and Payment..........................................
Section 12.02 Payment of Other Expenses.....................................

                                   ARTICLE 13

                                  REFINANCINGS

Section 13.01 Refinancings..................................................

                                   ARTICLE 14

                              RELEASE OF COLLATERAL

Section 14.01 Release of Collateral, Assumption and Release.................

                                   ARTICLE 15

                         DELIVERY DATE INTEREST PAYMENT

Section 15.01 Delivery Date Interest Payment................................

                                   ARTICLE 16

                                  MISCELLANEOUS

Section 16.01 Notices.......................................................
Section 16.02 Survival of Representations, Warranties, Indemnities,
               Covenants and Agreements.....................................
Section 16.03 Governing Law.................................................
Section 16.04 Severability..................................................
Section 16.05 No Oral Modifications or Continuing Waivers; Consents.........
Section 16.06 Effect of Headings and Table of Contents......................
Section 16.07 Successors and Assigns........................................
Section 16.08 Benefits of Agreement.........................................
Section 16.09 Counterparts..................................................
Section 16.10 Submission to Jurisdiction....................................
Section 16.11 Obligations of Owner Trustee..................................
Section 16.12 Payments to Owner Participant.................................
Section 16.13 Section 1110..................................................


Schedule I     -     Commitments
Schedule II    -     Trust Supplements
Exhibit A-1    -     Form of Opinion of Counsel for Lessee
Exhibit A-2    -     Form of Opinion of Cadwalader, Wickersham & Taft,
                     special counsel for Lessee
Exhibit A-3    -     Form ofss. 1110 Opinion of Cadwalader, Wickersham &
                     Taft, special counsel for Lessee
Exhibit B      -     Form of Opinion of Special Counsel for Loan
                     Trustee, Subordination Agent and State Street
Exhibit C      -     Form of Opinion of Special FAA Counsel
Exhibit D      -     Form of Opinion of Ray, Quinney and Nebeker,
                     special counsel for Owner Trustee
Exhibit E-1    -     Form of Opinion of [_______], special counsel for
                     Owner Participant
Exhibit E-2    -     Form of Opinion of in-house counsel for Owner
                     Participant
Exhibit F      -     Form of Opinion of counsel for Manufacturer
Exhibit G      -     Form of Opinion of Special Counsel for Pass
                     Through Trustees
Exhibit H      -     Form of Opinion of Cadwalader, Wickersham & Taft,
                     special counsel for Lessee, pursuant to Section
                     7.11 of the Original Participation Agreement
Exhibit I      -     Schedule of Countries
Exhibit J      -     Return Conditions
Annex A        -     Definitions

                  AMENDED AND RESTATED PARTICIPATION AGREEMENT
                                   (N[_____])

            This AMENDED AND RESTATED PARTICIPATION AGREEMENT (N[_____]), dated as of _____ __, 200_, is made by and among DELTA AIR LINES, INC., a Delaware corporation (together with its successors and permitted assigns, "Lessee"), [______________], a [_________] corporation ("Owner Participant"), STATE STREET BANK AND TRUST COMPANY OF CONNECTICUT, NATIONAL ASSOCIATION, a national banking association (in its individual capacity, together with its successors and permitted assigns, "State Street"), not in its individual capacity except as otherwise expressly provided in any of the Operative Documents or the Pass Through Documents, but solely as trustee (in such capacity together with any successor or other trustee in such capacity, "Pass Through Trustee") under each of the Pass Through Trust Agreements (such term and other capitalized terms used herein without definition being defined as provided in Section 1.01), WELLS FARGO BANK NORTHWEST, NATIONAL ASSOCIATION, a national banking association, not in its individual capacity, except as expressly provided herein, but solely as Owner Trustee under the Trust Agreement (herein, in such latter capacity, together with any successor owner trustee, called "Owner Trustee"), STATE STREET BANK AND TRUST COMPANY OF CONNECTICUT, NATIONAL ASSOCIATION, a national banking association, as subordination agent and trustee (in such capacity, together with any successor trustee in such capacity, "Subordination Agent") under the Intercreditor Agreement, and STATE STREET BANK AND TRUST COMPANY OF CONNECTICUT, NATIONAL ASSOCIATION, as loan trustee (in such capacity, together with any successor trustee in such capacity, "Loan Trustee") under the Indenture (as hereinafter defined), does amend and restate in its entirety the Participation Agreement (N[_____]), dated as of April 30, 2002, among Lessee, Pass Through Trustee, Subordination Agent and Loan Trustee (the "Original Participation Agreement"; and as so amended and restated hereby, the "Agreement").

                              W I T N E S S E T H:

            WHEREAS, pursuant to the Purchase Agreement between Lessee and Manufacturer, Manufacturer agreed to sell to Lessee certain Boeing Model 737-832 aircraft, including the Aircraft which has been delivered by Manufacturer to Lessee and is the subject of this Agreement;

            WHEREAS, pursuant to the Basic Pass Through Trust Agreement and each of the Trust Supplements set forth in Schedule II, on the Issuance Date separate Pass Through Trusts were created to facilitate certain of the transactions contemplated hereby, including, without limitation, the issuance and sale of Pass Through Certificates;

            WHEREAS, on the Issuance Date, (i) Liquidity Provider entered into the Liquidity Facilities, (ii) Policy Provider entered into the Policy Provider Agreement, and (iii) Pass Through Trustee, Liquidity Provider, Policy Provider and Subordination Agent entered into to the Intercreditor Agreement;

            WHEREAS, the proceeds from the issuance and sale of the Pass Through Certificates were applied in part by Pass Through Trustee on April 30, 2002 to purchase from Lessee, on behalf of each Pass Through Trust, all of the Equipment Notes (the "Original Equipment Notes") issued by Lessee pursuant to the Original Indenture bearing the same interest rate as the Pass Through Certificates issued by such Pass Through Trust;

            WHEREAS, the Original Equipment Notes were registered in the name of, and held by, Subordination Agent pursuant to the Intercreditor Agreement on behalf of the Pass Through Trusts;

            WHEREAS, the aggregate purchase price of the Original Equipment Notes paid by Pass Through Trustee for each Pass Through Trust for the Original Equipment Notes is set forth on Schedule I to the Original Participation Agreement opposite the name of such Pass Through Trust;

            WHEREAS, pursuant to Section 7.11 of the Original Participation Agreement, the parties to the Original Participation Agreement contemplated amending and restating the Original Participation Agreement by entering into this Agreement;

            WHEREAS, concurrently with the execution and delivery of this Agreement, Owner Participant is entering into the Trust Agreement with Owner Trustee, pursuant to which Owner Trustee agrees, among other things, to hold the Trust Estate (defined in Section 1.01 thereof and herein called the "Trust Estate") for the use and benefit of Owner Participant;

            WHEREAS, concurrently with the execution and delivery of this Agreement, Loan Trustee and Owner Trustee are entering into the Amended and Restated Indenture, pursuant to which, among other things, Owner Trustee will issue new Equipment Notes (the "Assumed Equipment Notes", and individually, an "Assumed Equipment Note") in three series, which Assumed Equipment Notes are to be secured by a security interest in all right, title and interest of Owner Trustee in and to the Aircraft and certain other property described in the Indenture in favor of Loan Trustee;

            WHEREAS, the Assumed Equipment Notes will be held by Subordination Agent pursuant to the Intercreditor Agreement on behalf of the Pass Through Trusts;

            WHEREAS, concurrently with the execution and delivery of this Agreement, Owner Trustee and Lessee have entered into the Lease, whereby, subject to the terms and conditions set forth therein, Owner Trustee agrees to lease the Aircraft to Lessee, and Lessee agrees to lease the Aircraft from Owner Trustee on the date (the "Delivery Date") that the Aircraft is sold and delivered by Lessee to Owner Trustee under the Bill of Sale, and accepted by Owner Trustee for all purposes of the Lease, such lease to be evidenced by the execution and delivery of a Lease Supplement covering the Aircraft;

            WHEREAS, concurrently with the execution and delivery of this Agreement, Owner Participant is entering into the Tax Indemnity Agreement with Lessee; and

            WHEREAS, concurrently with the execution and delivery of this Agreement,

            Lessee and Owner Trustee are entering into the Purchase Agreement Assignment; and

            Manufacturer has executed the Manufacturer's Consent; and

            NOW, THEREFORE, in consideration of the foregoing premises and the mutual agreements herein contained, and of other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

                                   ARTICLE 1

                                   DEFINITIONS

            Section 1.01 Definitions. For the purposes of this Agreement, unless the context otherwise requires, capitalized terms used but not defined herein have the respective meanings set forth or incorporated by reference in Annex A.

            Section 1.02 Other Definitional Provisions. (a) The definitions stated herein and in Annex A apply equally to both the singular and the plural forms of the terms defined.

            (b) All references in this Agreement to designated "Articles", "Sections", "Subsections", "Schedules", "Exhibits", "Annexes" and other subdivisions are to the designated Article, Section, Subsection, Schedule, Exhibit, Annex or other subdivision of this Agreement, unless otherwise specifically stated.

            (c) The words "herein", "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section, Subsection, Schedule, Exhibit, Annex or other subdivision.

            (d) All references in this Agreement to a "government" are to such government and any instrumentality or agency thereof.

            (e) Unless the context otherwise requires, whenever the words "including", "include" or "includes" are used herein, they shall be deemed to be followed by the phrase "without limitation".

            (f) Unless the context requires otherwise, any reference herein to any Operative Document refers to such document as it may be amended from time to time.

                                   ARTICLE 2

                 PARTICIPATIONS IN LESSOR'S COST OF THE AIRCRAFT

            Section 2.01 Participation by Pass Through Trustee. Subject to the terms and conditions of this Agreement, Pass Through Trustee for each Pass Through Trust agrees to finance, in part, Owner Trustee's payment of Lessor's Cost for the Aircraft by consenting to the assumption by Owner Trustee of the Original Indenture and the Original Equipment Notes in accordance with the terms and conditions of the Amended and Restated Indenture (with an unpaid principal amount as set forth on Schedule I opposite the name of such Pass Through Trust) and releasing Lessee from certain of Lessee's liabilities and obligations under the Original Indenture and the Original Equipment Notes as provided in Section 14.01, which consent shall be evidenced by the surrender of the Original Equipment Notes by Subordination Agent (on behalf of Pass Through Trustee of each Pass Through Trust) to Loan Trustee for cancellation.

            Upon the delivery of the above consent by Pass Through Trustee for each Pass Through Trust, and the delivery of the Original Equipment Notes by Subordination Agent to Loan Trustee for cancellation, Owner Trustee shall, at the direction of Owner Participant, pursuant to and in accordance with Article II of the Amended and Restated Indenture, issue to Subordination Agent as agent and trustee for Pass Through Trustee for each Pass Through Trust, the Assumed Equipment Notes having the maturity and aggregate principal amount and bearing the interest rate set forth in Schedule I opposite the name of such Pass Through Trust. Each such Assumed Equipment Note shall be duly authenticated by Loan Trustee pursuant to the Amended and Restated Indenture, registered in the name of Subordination Agent and dated the Delivery Date and shall be delivered by Loan Trustee to Subordination Agent.

            Section 2.02 Participation by Owner Participant. Subject to the terms and conditions of this Agreement, Owner Participant hereby agrees to participate in the payment of Lessor's Cost for the Aircraft by making an equity investment in the beneficial ownership of the Aircraft on the Delivery Date, by transferring to the account of Owner Trustee at State Street Bank and Trust Company, 225 Franklin Street, Boston, Massachusetts 02110, ABA No. 011-000-028, Account No. 9903-990-1, Reference: Delta (N[_____]), no later than 9:30 a.m. (New York City time) on the Delivery Date in immediately available funds in Dollars, the amount set forth opposite the name of Owner Participant on Schedule I.

            Section 2.03 General Provisions. The amount of the participation of each of Pass Through Trustee and Owner Participant to be made as provided above in the financing or payment of Lessor's Cost for the Aircraft is hereinafter called such party's "Commitment" for the Aircraft. If either of Pass Through Trustee or Owner Participant defaults in its obligations pursuant to this
Article 2, the other party shall have no obligation to make any portion of such defaulted amount available or to increase the amount of its Commitment and the obligation of such nondefaulting party shall remain subject to the terms and conditions set forth in this Agreement. Upon receipt by Owner Trustee of all amounts to be furnished to it on the Delivery Date pursuant to this Article 2, Owner Trustee's assumption of the Original Indenture and the Original Equipment Notes, Lessee's release from the Original Indenture and the Original Equipment Notes as provided in Article 14 and the satisfaction of the conditions set forth in Article 3, Lessee shall transfer title to and deliver the Aircraft to Owner Trustee, and Owner Trustee shall purchase and take title to and accept delivery of the Aircraft. In consideration of the transfer of title to and delivery of the Aircraft to Owner Trustee, Owner Trustee shall, simultaneously with such transfer of title and delivery, pay to Lessee Lessor's Cost for the Aircraft by paying to Lessee the amount so furnished to it by Owner Participant, and by assuming the Original Indenture and the Original Equipment Notes as provided in
Article 14.

            Section 2.04 The Closing. The closing (the "Closing") of the transactions contemplated hereby shall take place at the offices of Cadwalader, Wickersham & Taft, 100 Maiden Lane, New York, New York at 9:30 a.m. (New York City time) on [_______ __, 200_], or at such other time or place as the parties shall agree.

                                   ARTICLE 3

                              CONDITIONS PRECEDENT

            Section 3.01 Conditions Precedent to the Participations in the Aircraft. The obligations of each Pass Through Trustee and Owner Participant to participate in the financing or payment of Lessor's Cost and to make available the amount of its respective Commitment as contemplated by Article 2 are subject to the fulfillment (or the waiver by such Pass Through Trustee or Owner Participant, as applicable) prior to or on the Delivery Date of the following conditions precedent, except that Subsections (b), (d)(vii), (n), (v), (w), (x) and (bb) shall not be a condition precedent to the obligations of Pass Through Trustee, and Subsections (c), (f)(vi), (l), (r), (z) and (aa) shall not be a condition precedent to the obligations of Owner Participant:

            (a) No change shall have occurred after the date of this Agreement in applicable law or regulations thereunder or interpretations thereof by appropriate regulatory authorities or any court that would make it a violation of law or governmental regulations for Pass Through Trustee or Owner Participant to make its Commitment available as contemplated by Section 2.01 or Section 2.02.

            (b) In the case of Owner Participant, each Pass Through Trustee shall have made available the amount of its Commitment for the Aircraft in accordance with Article 2.

            (c) In the case of Pass Through Trustee, Owner Participant shall have made available the amount of its Commitment for the Aircraft in accordance with Article 2.

            (d) This Agreement and the following documents shall have been duly authorized, executed and delivered by the respective party or parties thereto, shall be in full force and effect and executed counterparts thereof (or copies where indicated) shall have been delivered to each Pass Through Trustee and Owner Participant or their respective counsel, provided that: (1) only Subordination Agent on behalf of each Pass Through Trustee shall receive an executed original of such Pass Through Trustee's respective Assumed Equipment Note, (2) the chattel paper counterpart of the Lease and the Lease Supplement covering the Aircraft dated the Delivery Date shall be delivered to Loan Trustee, and (3) the Tax Indemnity Agreement need only be satisfactory to Owner Participant and Lessee and the Tax Indemnity Agreement shall only be delivered to Lessee and Owner Participant and their respective counsel:

            (i) an excerpted copy of the Purchase Agreement as it relates to Warranty Rights;

            (ii) the Purchase Agreement Assignment;

            (iii) the Manufacturer's Consent;

            (iv) the Lease;

            (v) a Lease Supplement covering the Aircraft dated the Delivery
      Date;

            (vi) the Trust Agreement;

            (vii) the Tax Indemnity Agreement;

            (viii) the FAA Bill of Sale;

            (ix) the Bill of Sale;

            (x) the Amended and Restated Indenture;

            (xi) an Indenture Supplement covering the Aircraft dated the Delivery Date; and

            (xii) the Assumed Equipment Notes.

            In addition, Pass Through Trustee and Owner Participant each shall have received executed counterparts or conformed copies of the following documents:

            (xiii) each of the Pass Through Trust Agreements;

            (xiv) the Intercreditor Agreement;

            (xv) the Liquidity Facilities;

            (xvi) the Policy Provider Agreement;

            (xvii) the Original Participation Agreement; and

            (xviii) the Original Indenture.

            (e) A Uniform Commercial Code financing statement or statements covering the security interest created by or pursuant to the Granting Clause of the Amended and Restated Indenture that are not covered by the recording system established by the Transportation Code shall have been executed and delivered by Owner Trustee, and such financing statement or statements shall have been duly filed (or will be filed promptly after the Closing) in all places necessary or advisable, and any additional Uniform Commercial Code financing statements deemed advisable by Owner Participant or Pass Through Trustee shall have been executed and delivered by Lessee (if necessary) or Owner Trustee and duly filed (or will be filed promptly after the Closing).

            (f) Each Pass Through Trustee and Owner Participant shall have received the following:

            (i) a certificate dated the Delivery Date of the Secretary or an Assistant Secretary of Lessee, certifying as to (A) a copy of the resolutions of the Board of Directors of Lessee or the executive committee thereof duly authorizing the transactions contemplated hereby and the execution, delivery and performance by Lessee of this Agreement and the Lease and each other document required to be executed and delivered by Lessee in accordance with the provisions hereof or thereof and (B) a copy of the certificate of incorporation and by-laws of Lessee, as in effect on the Delivery Date;

            (ii) a certificate or other evidence from the Secretary of State of the State of Delaware, dated as of a date reasonably near the Delivery Date, as to the due incorporation and good standing of Lessee in such state;

            (iii) an incumbency certificate of Lessee as to the person or persons authorized to execute and deliver this Agreement, the Lease and each other document to be executed by Lessee in connection with the transactions contemplated hereby and thereby, and the specimen signatures of such person or persons;

            (iv) one or more certificates of Loan Trustee and Subordination Agent certifying to the reasonable satisfaction of Pass Through Trustee, Owner Participant and Lessee as to the due authorization, execution, delivery and performance by Loan Trustee and Subordination Agent of each of the Operative Documents to which Loan Trustee or Subordination Agent is or will be a party and any other documents to be executed by or on behalf of Loan Trustee or Subordination Agent in connection with the transactions contemplated hereby or thereby (including the incumbency of the person or persons authorized to execute such documentation) and as to the articles of association and by-laws of Loan Trustee and Subordination Agent;

            (v) one or more certificates of Owner Trustee certifying to the reasonable satisfaction of Pass Through Trustee, Owner Participant and Lessee as to the due authorization, execution, delivery and performance by Owner Trustee of each of the Operative Documents to which Owner Trustee is or will be a party and any other documents to be executed by or on behalf of Owner Trustee in connection with the transactions contemplated hereby or thereby (including the incumbency of the person or persons authorized to execute such documentation) and as to the articles of association and by-laws of Owner Trustee; and

            (vi) one or more certificates of Owner Participant certifying to the reasonable satisfaction of Pass Through Trustee and Lessee as to the due authorization, execution, delivery and performance by Owner Participant of each of the Operative Documents to which Owner Participant is or will be a party and any other documents to be executed by or on behalf of Owner Participant in connection with the transactions contemplated hereby or thereby (including the incumbency of the person or persons authorized to execute such documentation) and as to the articles of association and by-laws of Owner Participant.

            (g) On the Delivery Date, the following statements shall be correct:
(i) the representations and warranties of Lessee herein are correct in all material respects as though made on and as of such date (other than those contained in Section 4.01(c)(v) and except to the extent that such representations and warranties relate solely to an earlier date, in which case such representations and warranties are correct on and as of such earlier date),
(ii) no event has occurred and is continuing that constitutes an Event of Default or an Event of Loss or would constitute an Event of Default or Event of Loss but for the requirement that notice be given or time elapse or both and
(iii)(A) the Aircraft possesses an appropriate FAA type certificate and a current certificate of airworthiness, (B) the FAA Bill of Sale, the Lease, the Lease Supplement, the Amended and Restated Indenture and the Indenture Supplement covering the Aircraft shall have been duly filed for recordation (or shall be in the process of being so duly filed for recordation) with the FAA pursuant to the Transportation Code, and the Trust Agreement shall have been filed (or shall be in the process of being so filed) with the FAA, and (C) application for registration of the Aircraft in the name of Owner Trustee has been duly made with the FAA (or shall be in the process of being so made).

            (h) Each Pass Through Trustee, Owner Participant and Loan Trustee shall have received (i) an opinion addressed to it from internal counsel to Lessee substantially in the form set forth in Exhibit A-1 and (ii) opinions addressed to it from Cadwalader, Wickersham & Taft substantially in the forms set forth in Exhibits A-2 and A-3.

            (i) Each Pass Through Trustee, Owner Participant and Loan Trustee shall have received an opinion addressed to it from Bingham Dana LLP, special counsel for State Street, Loan Trustee and Subordination Agent, substantially in the form set forth in Exhibit B.

            (j) Each Pass Through Trustee, Owner Participant and Loan Trustee shall have received an opinion addressed to it from Daugherty, Fowler, Peregrin & Haught, A Professional Corporation, special FAA counsel in Oklahoma City, Oklahoma, substantially in the form set forth in Exhibit C.

            (k) Each Pass Through Trustee, Owner Participant and Loan Trustee shall have received an opinion addressed to it from Ray, Quinney and Nebeker, special counsel for Owner Trustee, substantially in the form set forth in Exhibit D.

            (l) Each Pass Through Trustee and Loan Trustee shall have received
(i) an opinion addressed to it from [____________], special counsel for Owner Participant, substantially in the form set forth in Exhibit E-1 and (ii) an opinion addressed to it from in-house counsel for Owner Participant, substantially in the form set forth in Exhibit E-2.

            (m) Each Pass Through Trustee, Owner Participant and Loan Trustee shall have received an opinion addressed to it from counsel to Manufacturer, substantially in the form set forth in Exhibit F.

            (n) Owner Participant shall have received an opinion addressed to it from Bingham Dana LLP, special counsel for Pass Through Trustee, substantially in the form of Exhibit G.

            (o) Each Pass Through Trustee, Owner Participant and Loan Trustee shall have received a certificate or certificates signed by any Senior Vice President, the Treasurer, any Vice President or any Assistant Treasurer (or any other Responsible Officer) of Lessee, dated the Delivery Date, certifying as to the correctness of each of the matters stated in Section 3.01(g).

            (p) Each Pass Through Trustee and Owner Participant shall have received a certificate from State Street in its individual capacity and as Loan Trustee and Subordination Agent, as applicable, dated the Delivery Date, signed by an authorized officer of State Street in its individual capacity and as Loan Trustee and Subordination Agent, as applicable, certifying for each such entity that no Loan Trustee Liens or Other Party Liens attributable to it, as applicable, exist, and further certifying that the representations and warranties contained herein of State Street, in its individual capacity and as Loan Trustee and as Subordination Agent, as applicable, are correct as though made on and as of the Delivery Date, except to the extent that such representations and warranties relate solely to an earlier date (in which case such representations and warranties are correct as of such earlier date).

            (q) Each Pass Through Trustee, Owner Participant and Loan Trustee shall have received a certificate from Owner Trustee (in its individual capacity and as trustee), dated the Delivery Date, signed by an authorized officer of Owner Trustee in its individual capacity and as Owner Trustee, as applicable, certifying that the representations and warranties contained herein of Owner Trustee (in its individual capacity and as trustee) are correct as though made on and as of the Delivery Date, except to the extent that such representations and warranties relate solely to an earlier date (in which case such representations and warranties are correct on and as of such earlier date).

            (r) Each Pass Through Trustee and Loan Trustee shall have received a certificate from Owner Participant, dated the Delivery Date, signed by an authorized officer of Owner Participant, certifying that the representations and warranties of Owner Participant contained herein are correct as though made on and as of the Delivery Date, except to the extent that such representations and warranties relate solely to an earlier date (in which case such representations and warranties are correct on and as of such earlier date).

            (s) Each Pass Through Trustee, Loan Trustee, and Owner Participant shall have received an insurance report of an independent insurance broker and the related certificates of insurance, each in form and substance reasonably satisfactory to Loan Trustee and Owner Participant, as to the compliance with the terms of Section 11 of the Lease.

            (t) No action or proceeding shall have been instituted nor shall governmental action be threatened before any court or governmental agency, nor shall any order, judgment or decree have been issued or proposed to be issued by any court or governmental agency at the time of the Closing to set aside, restrain, enjoin or prevent the completion and consummation of this Agreement or the transactions contemplated hereby.

            (u) Lessor's Cost for the Aircraft shall be $[__________].

            (v) Owner Participant shall have received an appraisal from [_____], independent aircraft appraisers, satisfactory in form and substance to Owner Participant, addressing such matters with respect to the Aircraft and the Lease as Owner Participant requests.

            (w) In the opinion of Owner Participant and its special tax counsel, there shall have been, since the date hereof, no amendment, modification, addition or change in or to the provisions of the Internal Revenue Code of 1986, as amended through the date hereof, and the regulations promulgated under the Code (including temporary regulations), Internal Revenue Service Revenue Procedures or Revenue Rulings, or other administrative interpretations, applicable judicial precedents or Executive Orders of the President of the United States, all as in effect on the date hereof, the effect of which might preclude Owner Participant from obtaining any of the income tax benefits and consequences assumed to be available to Owner Participant as set forth in
Section 2 of the Tax Indemnity Agreement.

            (x) Owner Participant shall have received from [__________________], special tax counsel to Owner Participant, an opinion, in form and substance satisfactory to Owner Participant, with respect to certain Federal income tax aspects of the transaction contemplated by the Operative Documents.

            (y) Subordination Agent (on behalf of Pass Through Trustee for each of the Pass Through Trusts) shall have delivered the Original Equipment Notes to Loan Trustee for cancellation, and the Original Equipment Notes shall have been canceled by Loan Trustee.

            (z) Each Pass Through Trustee and Loan Trustee shall have received an opinion addressed to it from Cadwalader, Wickersham & Taft, substantially in the form set forth in Exhibit H.

            (aa) Each Pass Through Trustee and Loan Trustee shall have received a certificate from Lessee, dated the Delivery Date, signed by an authorized officer of Lessee, certifying as to matters relating to Section 7.11 of the Original Participation Agreement.

            (bb) Babcock & Brown LP and certain parties to this Agreement shall have entered into a designation agreement within the meaning of Temporary Regulation Section 301.6111-1T in form and substance satisfactory to Owner Participant and Lessee pursuant to which Babcock & Brown LP agrees to act as "designated organizer" and timely and accurately file IRS Form 8264 and required information with the Internal Revenue Service with respect to the Overall Transaction and otherwise satisfy all of the obligations of a designated organizer as provided in Temporary Regulation Sections 301.6111-1T and 301.6111-2T.

            Promptly upon the registration of the Aircraft and the recording of the Amended and Restated Indenture, the Lease, the Lease Supplement and the Indenture Supplement pursuant to the Transportation Code, Lessee will cause Daugherty, Fowler, Peregrin & Haught, A Professional Corporation, special FAA counsel in Oklahoma City, Oklahoma to deliver to Loan Trustee, Owner Participant, Owner Trustee, Lessee and, on behalf of Pass Through Trustees, Subordination Agent an opinion as to the due and valid registration of the Aircraft in the name of Owner Trustee, the due recording of the FAA Bill of Sale, the Amended and Restated Indenture, the Lease, such Lease Supplement and such Indenture Supplement and the filing of the Trust Agreement and the lack of filing of any intervening documents with respect to the Aircraft.

            Section 3.02 Conditions Precedent to Obligations of Lessee. The obligation of Lessee to sell the Aircraft to Owner Trustee and to accept delivery of the Aircraft under the Lease and the obligations of Lessee to enter into the Operative Documents are all subject to the fulfillment (or waiver by Lessee) prior to or on the Delivery Date of the following conditions precedent:

            (a) No change shall have occurred after the date of this Agreement in applicable law or regulations thereunder or interpretations thereof by appropriate regulatory authorities or any court that would make it a violation of law or governmental regulations for Lessee to enter into any transaction contemplated by the Operative Documents.

            (b) The documents referred to in Section 3.01(d) shall have been duly authorized, executed and delivered by the respective party or parties thereto (other than Lessee), shall be in full force and effect and executed counterparts (or copies thereof where indicated) thereof shall have been delivered to Lessee, Lessee shall have received each certificate referred to in Subsections 3.01(f)(iv), (v) and (vi) and 3.01(p), (q) and (r), in each case certified to Lessee, and Lessee shall have received such other documents and evidence with respect to State Street, Loan Trustee, Subordination Agent, Owner Trustee, Owner Participant and each Pass Through Trustee as Lessee reasonably requests in order to establish the consummation of the transactions contemplated by this Agreement, the taking of all corporate and other proceedings in connection therewith and compliance with the conditions herein set forth.

            (c) The FAA Bill of Sale, the Lease, the Lease Supplement covering the Aircraft, the Amended and Restated Indenture and the Indenture Supplement covering the Aircraft shall have been duly filed for recordation (or shall be in the process of being so duly filed for recordation) with the FAA pursuant to the Transportation Code and the Trust Agreement shall have been filed (or shall be in the process of being filed) with the FAA.

            (d) Lessee shall have received each opinion referred to in Subsections 3.01(i), 3.01(j), 3.01(k), 3.01(l), 3.01(m) and 3.01(n), each such opinion addressed to Lessee.

            (e) No action or proceeding shall have been instituted nor shall governmental action be threatened before any court or governmental agency, nor shall any order, judgment or decree have been issued or proposed to be issued by any court or governmental agency at the time of the Closing to set aside, restrain, enjoin or prevent the completion and consummation of this Agreement or the transactions contemplated hereby.

            (f) Lessee shall have been paid Lessor's Cost for the Aircraft.

            (g) Subordination Agent (on behalf of Pass Through Trustee for each of the Pass Through Trusts) shall have delivered the Original Equipment Notes to Loan Trustee for cancellation, and the Original Equipment Notes shall have been canceled by Loan Trustee.

            (h) In the opinion of Lessee and its special counsel, there shall have been, since the date hereof, no amendment, modification, addition or change in or to the Internal Revenue Code of 1986, as amended through the date hereof, the regulations promulgated under the Code (including temporary regulations), Internal Revenue Service Revenue Procedures or Revenue Rulings, or other administrative interpretations, applicable judicial precedents or Executive Orders of the President of the United States, which might give rise to an indemnity obligation of Lessee under any of the Operative Documents.

            (i) Babcock & Brown LP and certain parties to this Agreement shall have entered into a designation agreement within the meaning of Temporary Regulation Section 301.6111-1T in form and substance satisfactory to Owner Participant and Lessee pursuant to which Babcock & Brown LP agrees to act as "designated organizer" and timely and accurately file IRS Form 8264 and required information with the Internal Revenue Service with respect to the Overall Transaction and otherwise satisfy all of the obligations of a designated organizer as provided in Temporary Regulation Sections 301.6111-1T and 301.6111-2T.

                                   ARTICLE 4

              REPRESENTATIONS, WARRANTIES AND INDEMNITIES OF LESSEE

            Section 4.01 Representations and Warranties of Lessee. Lessee represents and warrants to each other party hereto that as of the Delivery Date:

            (a) Lessee is a corporation duly incorporated and validly existing in good standing under the laws of the State of Delaware, is a Certificated Air Carrier, is a Citizen of the United States, has the corporate power and authority to own its properties or hold them under lease and to enter into and perform its obligations under the Operative Documents to which it is a party and is duly qualified to do business as a foreign corporation in good standing in each other jurisdiction in which the failure to so qualify would have a material adverse effect on the consolidated financial condition of Lessee and its subsidiaries, considered as a whole, and its jurisdiction of organization (as such term is used in Article 9 of the Uniform Commercial Code as in effect in the State of Delaware) is Delaware.

            (b) The execution, delivery and performance by Lessee of this Agreement and the other Operative Documents to which Lessee is a party have been duly authorized by all necessary corporate action on the part of Lessee, do not require any stockholder approval or approval or consent of any trustee or holder of any indebtedness or obligations of Lessee, except such as have been duly obtained and are in full force and effect, and do not contravene any law, governmental rule, regulation, judgment or order binding on Lessee or the certificate of incorporation or by-laws of Lessee or contravene or result in a breach of, or constitute a default under, or result in the creation of any Lien (other than Permitted Liens) upon the property of Lessee under, any material indenture, mortgage, contract or other agreement to which Lessee is a party or by which it or any of its properties may be bound or affected.

            (c) Neither the execution and delivery by Lessee of this Agreement and the other Operative Documents to which it is a party, nor the consummation by Lessee of any of the transactions contemplated hereby or thereby, requires the authorization, consent or approval of, the giving of notice to, the filing or registration with or the taking of any other action in respect of, the Department of Transportation, the FAA or any other federal or state governmental authority or agency, except for (i) the registration of the Pass Through Certificates under the Securities Act of 1933, as amended, and under the securities laws of any state in which the Pass Through Certificates may be offered for sale if the laws of such state require such action, (ii) the qualification of the Pass Through Trust Agreements under the Trust Indenture Act of 1939, as amended, (iii) the orders, permits, waivers, exemptions, authorizations and approvals of the regulatory authorities having jurisdiction over Lessee's operation of the Aircraft required to be obtained on or prior to the Delivery Date, which orders, permits, waivers, exemptions, authorizations and approvals have been duly obtained and are, or on the Delivery Date will be, in full force and effect, (iv) the filings referred to in Section 4.01(e) and
(v) consents, approvals, notices, registrations and other actions required to be obtained, given, made or taken only after the date hereof.

            (d) This Agreement and each other Operative Document to which Lessee is a party have been duly executed and delivered by Lessee and constitute the legal, valid and binding obligations of Lessee enforceable against Lessee in accordance with their terms, except as the same may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the rights of creditors generally and by general principles of equity and except, in the case of the Lease, as limited by applicable laws that may affect the remedies provided in the Lease.

            (e) Except for (i)(A) the filing for recordation pursuant to the Transportation Code of the Original Indenture, (B) the filing of the Trust Agreement with the FAA, (C) the registration of the Aircraft pursuant to the Transportation Code and (D) the filing for recording pursuant to the Transportation Code of the FAA Bill of Sale, the Amended and Restated Indenture (with the Indenture Supplement covering the Aircraft attached) and the Lease (with the Lease Supplement covering the Aircraft, the Amended and Restated Indenture and the Indenture Supplement covering the Aircraft attached), (ii) with respect to the security interests created by such documents, the filing of financing statements (and continuation statements at periodic intervals) under the Uniform Commercial Code of Delaware and Utah and the filing of UCC-3 termination statements relating to the financing statements filed in connection with the Original Indenture and (iii) the taking of possession by Loan Trustee of the original chattel paper counterpart of the Lease and the Lease Supplement covering the Aircraft, no further filing or recording of any document is necessary under the laws of the United States or any state thereof as of the Delivery Date in order to establish and perfect Owner Trustee's interest in the Aircraft as against Lessee and any third parties, or to establish and perfect the security interest created under the Amended and Restated Indenture in favor of Loan Trustee in Owner Trustee's interest in the Aircraft and in the Lease in any applicable jurisdiction in the United States.

            (f) Lessee is not an investment company or a company controlled by an investment company within the meaning of the Investment Company Act of 1940, as amended.

            (g) Neither Lessee nor any if its Affiliates has directly or indirectly offered the Pass Through Certificates or the Equipment Notes or any similar securities for sale to any Person other than in a manner permitted by the Securities Act of 1933, as amended, and the rules and regulations thereunder.

            (h) Lessee is solvent and will not be rendered insolvent by the sale of the Aircraft; after the sale of the Aircraft, the capital of Lessee will not be unreasonably small for the conduct of the business in which Lessee is engaged or is about to engage; Lessee has no intention or belief that it is about to incur debts beyond its ability to pay as they mature; and Lessee's sale of the Aircraft is made without any intent to hinder, delay or defraud Lessee's present or future creditors.

            (i) None of the proceeds from the issuance of the Equipment Notes or from the acquisition by Owner Participant of its beneficial interest in the Trust Estate will be used directly or indirectly by Lessee to purchase or carry any "margin security" as such term is defined in Regulation U of the Board of Governors of the Federal Reserve System.

            (j) Owner Trustee will receive good and transferable title to the Aircraft from Lessee free and clear of all Liens, except the rights of Lessee under the Lease and the Lease Supplement, the Lien of the Indenture, the beneficial interest of Owner Participant and the Liens permitted by clause (v) of Section 6 of the Lease.

            (k) On the Delivery Date, all sales or use tax then due and for which Lessee is responsible pursuant to Section 4.02 shall have been paid, other than such taxes which are being contested by Lessee in good faith and by appropriate proceedings so long as such proceedings do not involve any material risk of the sale, forfeiture or loss of the Aircraft.

            Section 4.02 General Tax Indemnity.

            (a) General. Subject to Subsection 4.02(b), Lessee shall pay, and shall indemnify and hold harmless on an After-Tax Basis each Tax Indemnitee from and against, any and all Taxes, however imposed, whether levied or imposed upon such Tax Indemnitee, Lessee, or the Aircraft, an Engine, or any Part thereof or interest therein, by any federal, state or local taxing authority within the United States or any territory or possession thereof, or by any foreign or international taxing authority ("Taxing Authority") relating to: (A) the Aircraft, Airframe, or any Engine or Part, or any interest therein, (B) the acquisition, manufacture, purchase, mortgaging, initial financing, refinancing at Lessee's request, ownership, delivery, nondelivery, redelivery, transport, location, lease, sublease, hire, assignment, alteration, improvement, possession, registration, deregistration, transfer of registration, presence, use, replacement, substitution, pooling, operation, insurance, installation, modification, rebuilding, overhaul, condition, storage, maintenance, repair, sale, return, abandonment, preparation, transfer of title, acceptance, importation, exportation, rejection, or disposition of the Aircraft, or any Engine, any Part, or any interest in any of the foregoing; (C) the rentals, receipts, income or earnings arising therefrom; (D) the Equipment Notes or the Pass Through Certificate(s), or the issuance, acquisition, transfer, or assumption thereof by Lessee, or refinancing thereof caused by Lessee, or the payment of any amounts thereon; (E) the execution, delivery, or performance of any of the Operative Documents or any future amendment, supplement, waiver, or consent thereto requested or consented to by Lessee, or any proceeds or payments or amounts payable under any thereof; or (F) otherwise with respect to, or in connection with, the transactions contemplated by the Operative Documents.

            (b) Exclusions. Notwithstanding the foregoing, the provisions of
Section 4.02(a) shall not obligate Lessee to pay or indemnify for any of the following:

            (i) Any Taxes imposed by the United States or by any state or local Taxing Authority thereof on, based on, or measured by the gross or net income, gross or net receipts, minimum Tax, capital, net worth, branch profits, franchise, excess profits, value added, ad valorem, or conduct of business of any Tax Indemnitee in each case however denominated (other than any such Taxes which are in the nature of a sales, use, license, or property Tax) ("Income Taxes");

            (ii) Any Income Tax imposed on any Tax Indemnitee by any foreign or international Taxing Authority or by any territory or possession of the United States except to the extent such Tax Indemnitee would have been subject to such Income Tax if the sole connection between such Tax Indemnitee and the Taxing Authority had been the operation, location, presence or use of the Aircraft, or the activities of Lessee or any sublessee, within the Taxing Authority;

            (iii) Taxes imposed with respect to any period after the earlier of
      (x) the return of possession of the Aircraft to Owner Trustee or its designee pursuant to the terms of the Lease and (y) the termination of the Lease in accordance with Section 9 or Section 19 thereof;

            (iv) Any capital gains Taxes, excess profits Taxes, value added Taxes, minimum and/or alternative minimum Taxes, accumulated earnings Taxes, personal holding company Taxes, succession Taxes and estate or other similar Taxes;

            (v) Taxes imposed as a result of any Tax Indemnitee's transfer or other disposition of all or a portion of its interest in the Aircraft or any part thereof, the Trust Estate, the Indenture Estate, any Equipment Note, or the Lease (including, without limitation, a transfer or disposition resulting from the bankruptcy or other proceedings for the relief of debtors in which the transferor is the Debtor), unless, in each case, such transfer or disposition occurs pursuant to the termination of the Lease pursuant to Section 9, 10, or 19 or such transfer or disposition is pursuant to exercise of remedies pursuant to Section 15 of the Lease;

            (vi) In the case of Owner Trustee, Pass Through Trustees and Loan Trustee, Taxes on, with respect to, or measured by any fees received by any such Trustee for services rendered in connection with any transaction contemplated by the Operative Documents or the Pass Through Agreements;

            (vii) Taxes to the extent resulting from the inaccuracy or breach of any representation, warranty, covenant or agreement by any Tax Indemnitee or any of its Affiliates under the Operative Documents or the negligence or willful misconduct of any Tax Indemnitee or any of its affiliates;

            (viii)In the case of Owner Trustee and Owner Participant, Taxes subject to indemnification by Lessee pursuant to the Tax Indemnity Agreement;

            (ix) Any Taxes included in Lessor's Cost or Taxes that have been paid by Lessee or Owner Trustee as "Transaction Expenses;"

            (x) Any Tax to the extent that such Tax would not have been imposed but for the failure of the Tax Indemnitee to comply with any certification, documentation, or similar requirements concerning the nationality, residence, or identity of such Tax Indemnitee which, if properly complied with, would have resulted in an exemption from, or a reduced rate of, such Tax or any penalty for which such Tax Indemnitee was otherwise eligible;

            (xi) In the case of Owner Trustee or Owner Participant, Taxes that would have not been imposed but for a Lessor's Lien;

            (xii) Taxes to the extent that such Tax would not have been imposed on the Tax Indemnitee but for a present or future connection between such Tax Indemnitee (or any of its Affiliates) and the Taxing Authority, other than a connection arising solely by reason of the transactions contemplated by the Operative Documents;

            (xiii)In the case of Owner Participant and Owner Trustee, Taxes that would not have been imposed but for the existence or status of any trust used to hold title to the Aircraft;

            (xiv) Taxes imposed in respect of a "prohibited transaction" within the meaning of ERISA arising out of a breach by any Tax Indemnitee of its representations, warranties or covenants;

            (xv) Taxes imposed on any transferee of the interests held by a Tax Indemnitee (a) if such Tax would not have been imposed on the original Tax Indemnitee, or (b) to the extent such Tax exceeds the amount of Tax that would have been imposed on the original Tax Indemnitee;

            (xvi) Taxes during the period while being contested pursuant to the provisions of Subsection 4.02(c); and

            (xvii)Any Taxes imposed on a Tax Indemnitee related to the status of such Tax Indemnitee or any of its affiliates being a manufacturer of the Airframe, any Engine or Part.

            (c) Contests. If any claim is made against any Tax Indemnitee or if any proceeding is commenced against any Tax Indemnitee for any Taxes as to which Lessee may have an indemnity obligation pursuant to Subsection 4.02(a), such Tax Indemnitee shall notify Lessee of such claim immediately and, in any case, within 30 days after such Tax Indemnitee receives notice of such claim or proceeding; provided, that failure to provide such notice to Lessee shall not affect the obligation of Lessee to provide indemnification hereunder with respect to the Taxes that are the subject of such claim or proceeding unless and except to the extent that (i) such failure (whether by adversely affecting a counterclaim or defense, or otherwise) materially adversely affects the rights or ability of Lessee to exercise its contest rights, or (ii) such failure results in the imposition of, or an increase in the amount of, any penalties, interest, or additions to Tax related to the Tax which is the subject of such claim or proceeding. At Lessee's request Lessee shall be entitled at no cost or expense to any Tax Indemnitee (A) in the case of a contest involving only Taxes indemnified hereunder ("Indemnified Taxes") or (B) in any proceeding involving a claim for one or more Indemnified Taxes as well as a claim for other Taxes, where the contest of the claim for Indemnified Taxes can be severed from the contest of other Taxes, to assume responsibility for and control of the contest ("Lessee Controlled Contest"). Unless otherwise required by law, any such contest shall be conducted by and in the name of Lessee.

            If a claim for Indemnified Taxes cannot be contested in a Lessee Controlled Contest, upon Lessee's timely written request, the Tax Indemnitee shall, in good faith, with due diligence, and at Lessee's expense, contest the validity, applicability, or amount of such Taxes ("Tax Indemnitee Controlled Contest"). In such Tax Indemnitee's discretion after consultation with Lessee such contest may be conducted by (A) resisting payment thereof, (B) not paying the same except under protest, if protest is necessary and proper, or (C) if payment is made, using reasonable efforts to obtain promptly a refund thereof in appropriate administrative and judicial proceedings. The Tax Indemnitee shall not be required to take or continue any action pursuant to this paragraph unless and until (1) Lessee agrees to pay and shall timely pay on demand to such Tax Indemnitee all reasonable costs and expenses that such Tax Indemnitee actually incurs in connection with and reasonably allocable to contesting such claim (including reasonable legal and accounting fees, penalties, interest, and addition to tax); (2) if a Payment Default has occurred and is continuing, Lessee provides security for its obligations under this Subsection 4.02(c) reasonably satisfactory to such Tax Indemnitee; (3) if the Tax Indemnitee decides after consultation with Lessee to pay the Tax prior to the contest, Lessee shall provide to the Tax Indemnitee an interest-free advance in an amount equal to the Tax which the Tax Indemnitee determines to pay and shall, in such case, pay any additional amount required to hold such Tax Indemnitee harmless against any adverse Tax consequences arising from such advance (and if such contest is finally determined adversely, the amount of such advance shall be applied against Lessee's obligation to indemnify the Tax Indemnitee against the Indemnified Tax which is the subject of such contest; and (4) the action to be taken will not involve any risk of criminal liability on the Tax Indemnitee or a material risk of a sale, forfeiture, or loss of, or the creation of any Lien on, the Aircraft other than Permitted Liens unless (other than in the case of a risk of criminal liability) Lessee posts a bond or other security reasonably satisfactory to the Tax Indemnitee in respect of such risk.

            If Lessee satisfies the applicable conditions imposed on it in this Subsection 4.02(c) and a Tax Indemnitee nevertheless fails to contest or refuses to permit Lessee to contest (or itself contest) under or as or to the extent required by this Subsection 4.02(c), then Lessee shall not be obligated to indemnify such Tax Indemnitee for such claim or for any other claim to the extent that such failure to contest or to permit a contest materially adversely affects the contest of such other claim or results in the imposition of, or an increase in the amount of, any penalties, interest, or additions to Tax related to the Tax which is the subject of such claim or proceeding. In addition, subject to the terms of the preceding paragraph, the Tax Indemnitee shall not settle, concede, or compromise any contest without Lessee's prior written consent unless there is no liability against Lessee and the Tax Indemnitee forgoes its right to be indemnified for such claim, and any such settlement, concession, or compromise without the prior written consent of Lessee shall constitute a waiver of such Tax Indemnitee's rights to indemnification hereunder with respect to such claim and any other related claim for which a successful contest is adversely affected in any material respect because of such settlement, concession, or compromise. If the proposed settlement of a claim is acceptable to the Tax Indemnitee but is unacceptable to Lessee, Lessee shall inform such Tax Indemnitee of the amount for which Lessee would be willing to settle such claim. Such Tax Indemnitee may then accept the settlement proposal; provided, that the aggregate amount of Lessee's liability on account of such claim (including any amount previously provided or paid by Lessee) under this Subsection 4.02(c) in respect of such claim does not exceed the amount for which Lessee would have been willing to settle such claim. Such Tax Indemnitee shall promptly return to Lessee such portion of any amounts, previously advanced by Lessee for the payment of the Taxes which were the subject of the contest, as exceeds the amount to which Lessee was willing to settle such claim. If Lessee notifies such Tax Indemnitee that the settlement proposal is unacceptable to Lessee, the Tax Indemnitee shall treat such notification as Lessee's request that such Tax Indemnitee continues to contest such claim for Taxes, in which case Lessee's and such Tax Indemnitee's rights and obligations with respect to such Taxes shall be as provided in this Subsection 4.02(c) without regard to the settlement proposal. A Tax Indemnitee will not be required to appeal any adverse decision to the United States Supreme Court or any corresponding court in a jurisdiction outside the United States.

            If any Tax Indemnitee actually obtains a refund (or would have actually received such a refund but for offset by matters not indemnifiable by Lessee under Section 4.02) of all or any part of any Tax paid or reimbursed by Lessee, such Tax Indemnitee shall promptly pay to Lessee the amount equal to the lesser of (x) the amount of such refund (or the amount of such offset) plus any interest thereon received from the relevant Taxing Authority (or which would have been received with respect to the amount of such an offset) plus the amount of any Tax benefits realized by such Tax Indemnitee as a result of such payment (and net of any net Tax detriment resulting from the receipt of the refund and interest on the refund (after giving effect to such Tax Indemnitee's obligations to make payments to Lessee under this sentence)), and (y) the sum of (i) such Tax payment by Lessee to such Tax Indemnitee plus (ii) any interest received by such Tax Indemnitee with respect to such refund or offset plus (iii) any other payment (other than expenses of the contest) by Lessee to such Tax Indemnitee already made (and not already repaid to Lessee) pursuant to this Section 4.02, it being intended that such Tax Indemnitee shall be entitled to a net tax benefit pursuant to this Section 4.02 only if Lessee has been reimbursed for any payments made by it to such Tax Indemnitee pursuant to this Section 4.02. Such amount shall not be payable before Lessee has made all payments or indemnities then due and owing to such Tax Indemnitee by Lessee pursuant to the Operative Documents, or while any Payment Default shall have occurred and is continuing. Any subsequent loss or disallowance of such refund (as a result of a redetermination of the claim giving rise to such refund by any Taxing Authority or as a result of a judicial proceeding with respect to such claim) or Tax benefit shall be treated as a Tax subject to indemnification under this Section
4.02. If a Tax Indemnitee receives an award of attorneys' fees in a contest for which Lessee has paid an allocable portion of the contest expenses, such Tax Indemnitee shall pay to Lessee that portion of the award that is directly related to the issues contested with respect to an Indemnified Tax, taking into account the rules applicable to obtaining such an award and any decision of the court in making such award up to the amount of attorneys' fees paid or borne by Lessee in connection with such contest.

            No Tax Indemnitee is required to contest or permit the contest of a claim pursuant to this Section 4.02 if such Tax Indemnitee waives payment by Lessee of (x) any amount that might otherwise be payable by Lessee under this
Section 4.02 by way of indemnity in respect of such claim, and (y) any other amount that might otherwise be payable by Lessee by way of indemnification in respect of any other claim for which a successful contest is adversely affected in any material respect because of such failure to contest. In such event, such Indemnitee shall reimburse Lessee for all indemnity amounts paid by or on behalf of Lessee with respect to such non-contested claim.

            (d) Payments and Repayments. All Taxes shall be paid when due and payable to the appropriate Taxing Authority, and all amounts payable as indemnities pursuant to this Section 4.02 shall be payable, to the extent not theretofore paid, on written demand by the appropriate Tax Indemnitee, except that Taxes being contested pursuant to Subsection 4.02(c) shall not be required to be paid, other than under clause (3) in the second paragraph of Subsection 4.02(c), before such contest is finally resolved. If, for any reason, Lessee makes any payment with respect to any Taxes imposed on any Tax Indemnitee in respect of the transactions contemplated by the Operative Documents or on the Aircraft, which Taxes are not the responsibility of Lessee with respect to such Tax Indemnitee under this Section 4.02, then such Tax Indemnitee shall pay to Lessee within 30 days of Lessee's demand therefor an amount that equals the amount paid by Lessee with respect to such Taxes, plus interest at the Debt Rate for the Series G-1 Equipment Notes from the date paid by Lessee to the date repaid to Lessee by such Tax Indemnitee.

            (e) Reports and Returns. If any report or return is required to be made with respect to any Indemnified Tax, Lessee shall in a timely and proper fashion, (x) to the extent required or permitted by law, make and file such return or report in its own name and (y) in the case of any such return or report required to be made in the name of any Tax Indemnitee, inform such Tax Indemnitee of such fact and prepare such return or report for filing by such Tax Indemnitee or, where such return or report is required to reflect items in addition to any obligations of Lessee under or arising out of this Section 4.02, provide such Tax Indemnitee with information sufficient to permit such return or report to be properly made and timely filed no later than 30 days prior to the due date for filing such return or report. Each Tax Indemnitee shall provide to Lessee such information within that Tax Indemnitee's possession or control as is reasonably necessary for Lessee properly to complete and file any such report or return.

            (f) Receipts and Records. Lessee shall use reasonable efforts to obtain official receipts indicating the payment of all Indemnified Taxes that are paid by Lessee, and shall promptly on request send to the appropriate Tax Indemnitee each such receipt obtained by Lessee. Within a reasonable time after Lessee receives from a Tax Indemnitee a written request for specified information or copies of specified records maintained in the regular course of Lessee's business reasonably necessary to enable a Tax Indemnitee to fulfill its Tax filing, Tax audit or other Tax obligations or to contest Taxes imposed upon it, Lessee shall provide such information or copies of such records to such Tax Indemnitee.

            (g) Lessee a Primary Obligor. Lessee's obligations under the indemnities provided for in this Section 4.02 are those of a primary obligor whether or not the Tax Indemnitee is also indemnified against the same matter under any other Operative Document or any other document or instrument, and the Tax Indemnitee may proceed directly against Lessee without first seeking to enforce any other right of indemnification. All indemnities payable by Lessee pursuant to this Section 4.02 shall be treated as obligations of Lessee under the Lease and each amount thereof shall constitute Supplemental Rent under the Lease.

            (h) Payments on After-Tax Basis, Tax Savings. Each payment and indemnity by Lessee under this Section 4.02 shall be made on an After-Tax Basis. If any Tax Indemnitee realizes any credits, deductions, or other tax benefits (or would have realized such a benefit if properly claimed) by reason of such payment or indemnity or, to the extent not otherwise taken into account in the computation of such payment or indemnity, as a result of the imposition or payment of any Tax with respect to which an indemnity has been paid hereunder, such Indemnitee shall pay to Lessee an amount equal to the lesser of (1) the sum of the amount by which such credits, deductions, and other tax benefits reduce such Indemnitee's Taxes plus any tax benefit realized as the result of any payment made pursuant to this sentence, and (2) the amount of such payment by Lessee to or for the account of such Tax Indemnitee plus the amount of any other payments other than expenses of the contest by Lessee to or for the account of such Tax Indemnitee theretofore made (and not get repaid to Lessee pursuant to this Subsection 4.02(h), with the excess of (1) over (2), if any, being carried forward and applied to reduce pro tanto any subsequent obligations of Lessee to make payments to such Tax Indemnitee pursuant to this Subsection 4.02, it being intended that no Tax Indemnitee should be entitled to a net tax benefit pursuant to this Subsection 4.02(h) unless Lessee shall concurrently be made whole for any payments made by it to such Tax Indemnitee pursuant to Section 4.02). Any Taxes that are imposed on any Tax Indemnitee as a result of the disallowance or reduction in a subsequent tax year of a tax benefit referred to in the first sentence of this Subsection 4.02(h) shall be indemnifiable pursuant to this
Section 4.02.

            In determining the order in which any Tax Indemnitee utilizes withholding or foreign taxes as a credit against such Tax Indemnitee's United States income taxes, such Tax Indemnitee shall be deemed to utilize (i) first, all foreign taxes other than those described in clause (ii) below; provided that such foreign taxes which are carried back to the taxable year for which a determination is being made shall be deemed utilized after foreign taxes described in clause (ii) below, and (ii) then, on a pro rata basis, all foreign taxes with respect to which such Tax Indemnitee is entitled to indemnification pursuant to an indemnification provision contained in any lease, loan agreement, or other financing document (including this Agreement) that is similar to the indemnification provision in this Section 4.02.

            Each Tax Indemnitee shall in good faith use reasonable efforts in filing its tax returns and in dealing with Taxing Authorities to seek and claim any tax savings which would result in payments to Lessee under this Section 4.02 and to minimize the net amount of any Lessee liability with respect to Indemnified Taxes.

            (i) Verification. At Lessee's written request after Lessee receives a Tax Indemnitee's computations showing the amount of any indemnity payable by Lessee to such Tax Indemnitee pursuant to this Section 4.02 or any amount payable by any Tax Indemnitee to Lessee pursuant to this Section 4.02, such computations shall be subject to confidential verification in writing by any nationally recognized firm of certified public accountants selected by Lessee and reasonably acceptable to such Tax Indemnitee. The accounting firm shall complete its review within thirty (30) days of Lessee's receipt of such Tax Indemnitee's computations. The computations of such accounting firm shall (i) be delivered simultaneously to Lessee and such Tax Indemnitee and (ii) absent manifest error, be final, binding and conclusive upon Lessee and such Tax Indemnitee. If Lessee pays such indemnity in whole or in part before completion of the verification procedure, appropriate adjustments will be made promptly after completion of the verification procedure (and nothing in this Subsection 4.02(i) shall be construed as changing the time when any such indemnity is payable under this Section 4.02) to take into account any redetermination of the indemnity by the accounting firm. The fee and disbursements of such firm shall be paid by Lessee unless such verification shall disclose an error in favor of such Tax Indemnitee exceeding the lesser of five percent (5%) of the original claim or $10,000, in which case such fee and disbursements shall be paid by such Tax Indemnitee. Such Tax Indemnitee shall cooperate with such accounting firm and (subject to such accounting firm's execution of a confidentiality agreement satisfactory to such Tax Indemnitee) shall supply such accounting firm with all information reasonably necessary to permit such review and determination. The sole responsibility of such accounting firm shall be to verify the computations of amounts payable hereunder and the interpretation of this Agreement shall not be within the scope of such accounting firm's responsibilities.

            (j) Interest. Lessee will pay as Supplement Rent to each Tax Indemnitee, on demand, to the extent permitted by applicable law, interest at the Past Due Rate on the amount of any indemnity not paid when due pursuant to this Section 4.02, until it is paid. A Tax Indemnitee will pay to Lessee, on demand, to the extent permitted by applicable law, interest at the Past Due Rate on the amounts of any payment or reimbursement required hereunder to be made by such Tax Indemnitee to Lessee not paid when due pursuant to this Section 4.02 until it is paid.

            (k) Non-Parties. If a Tax Indemnitee is not a party to this Agreement, Lessee may require the Tax Indemnitee to agree to the terms of this
Section 4.02 prior to making any payment to such Tax Indemnitee under this
Section 4.02.

            (l) Forms, etc. Each Tax Indemnitee agrees to furnish to Lessee from time to time such duly executed and properly completed forms that may be necessary or appropriate in order to claim any applicable reduction of or exemption from, any withholding tax imposed by any Taxing Authority in respect of any payments otherwise required to be made by Lessee pursuant to the Operative Documents.

            (m) Indemnification for Withholding Taxes on Payments on Equipment Notes or Pass Through Certificates. Notwithstanding the exclusions set forth in Subsection 4.02(b) hereof, Lessee shall indemnify and hold harmless on an After-Tax Basis Owner Participant or, if applicable, Owner Trustee for any U.S. withholding Taxes (and any interest and penalties with respect thereto) imposed with respect to a Noteholder or the holder of a Pass Through Certificate, as the case may be, that result from the failure of a Pass Through Trustee or Loan Trustee to properly withhold such Taxes. To the extent that Lessee is not otherwise reimbursed for such amounts, Lessee shall be entitled to recover any amounts paid pursuant to the preceding sentence from Pass Through Trustee or Loan Trustee, as the case may be, in its individual capacity (plus interest thereon at the Debt Rate for Series G-1 Equipment Notes until such amounts have been recovered in full by Lessee). In no event, however, shall such payment be made out of, or be indemnifiable from, the assets held by Pass Through Trustee or Loan Trustee on behalf of the holders of the Pass Through Certificates or the Equipment Notes, as the case may be. If Loan Trustee or Pass Through Trustee is required to pay any amount in its individual capacity hereunder, it shall have no recourse to or right of reimbursement from, the Indenture Estate, any Pass Through Trust, the Trust Estate, or any portion of either.

            Section 4.03 General Indemnity. (a) Claims Defined. For the purposes of this Section 4.03, "Claims" means any and all liabilities, obligations, losses, damages, penalties, claims, actions, suits, costs or expenses of whatsoever kind and nature (whether or not on the basis of negligence, strict or absolute liability or liability in tort) that may be imposed on, incurred by, suffered by or asserted against an Indemnitee, as defined below, and, except as otherwise expressly provided in this Section 4.03, includes all reasonable out-of-pocket costs, disbursements and expenses (including reasonable out-of-pocket legal fees and expenses) actually incurred by an Indemnitee in connection therewith or related thereto.

            (b) Indemnitee Defined. For the purposes of this Section 4.03, "Indemnitee" means (i) Owner Trustee, in its individual capacity and as trustee under the Trust Agreement, (ii) Owner Participant, (iii) State Street and Loan Trustee, (iv) so long as it holds any Equipment Notes as agent and trustee of any Pass Through Trustee, Subordination Agent, (v) so long as it is the holder of any Equipment Notes, each Pass Through Trustee, (vi) Liquidity Provider and Policy Provider and (vii) each of their respective successors and permitted assigns in such capacities, agents, servants, officers, employees and directors (the respective agents, servants, officers, employees and directors of each of the foregoing Indemnitees, as applicable, together with such Indemnitee, being collectively the "Related Indemnitee Group" of such Indemnitee); provided that such Persons, to the extent they are not signatories to this Agreement, have expressly agreed in writing to be bound by the terms of this Section 4.03 prior to, or concurrently with, the making of a Claim. If any Indemnitee fails to comply with any duty or obligation under this Section 4.03 with respect to any Claim, such Indemnitee shall not be entitled to any indemnity with respect to such Claim under this Section 4.03 to the extent such failure was prejudicial to Lessee. No holder of a Pass Through Certificate in its capacity as such holder shall be an Indemnitee.

            (c) Claims Indemnified. Subject to the exclusions stated in Subsection 4.03(d), Lessee agrees to indemnify, protect, defend and hold harmless on an After-Tax Basis each Indemnitee against Claims resulting from or arising out of (i) any of the Operative Documents or the Original Documents or the enforcement of any of the terms thereof or any amendment, modification or waiver in respect thereof and, only in the case of an Indemnitee which is Owner Participant or Owner Trustee, the Intercreditor Agreement, the Liquidity Facilities and the Pass Through Trust Agreements or (ii) the Aircraft, the Airframe, or any Engine or any Part, or any interest therein, whether or not arising out of the sale, purchase, acceptance, non-acceptance or rejection of the Aircraft under the Purchase Agreement or the ownership, possession, use, non-use, substitution, airworthiness, control, maintenance, repair, operation, registration, re-registration, condition, sale, lease, sublease, storage, modification, alteration, return, transfer or other disposition of the Aircraft, the Airframe, any Engine or any Part (including, without limitation, latent or other defects, whether or not discoverable, and any claim for patent, trademark or copyright infringement) by Lessee, any Permitted Sublessee or any other Person. The foregoing indemnity shall not extend to any Claim to the extent that such Claim is not caused by, or does not arise out of, an act, omission or event which occurs prior to the termination of the Lease and the payment of all other payments then due and required to be paid by Lessee under the Operative Documents. Without limiting the foregoing, Lessee agrees to pay the reasonable fees and expenses actually incurred of Loan Trustee and Owner Trustee for acting as such, other than such fees and expenses which constitute Transaction Expenses.

            (d) Claims Excluded. The following are excluded from Lessee's agreement to indemnify an Indemnitee under this Section 4.03:

            (i) Except to the extent fairly attributable to acts or events occurring prior thereto, any Claim to the extent such Claim is attributable to acts or events occurring after the earlier of (x) the return of possession of the Aircraft to Owner Trustee or its designee pursuant to the terms of the Lease, or (y) the termination of the Lease in accordance with Section 9 or Section 19 thereof;

            (ii) any Claim to the extent such Claim is, or is attributable to, a Tax or related to the Tax Indemnity Agreement;

            (iii) any Claim to the extent such Claim is attributable to the negligence or willful misconduct of such Indemnitee or such Indemnitee's Related Indemnitee Group (other than negligence imputed to such Indemnitee (or such Indemnitee's Related Indenture Group) solely by reason of its interest in the Aircraft);

            (iv) any Claim to the extent such Claim is attributable to the noncompliance by such Indemnitee or such Indemnitee's Related Indemnitee Group with any of the terms of, or any misrepresentation by an Indemnitee or its Related Indemnitee Group contained in, this Agreement, any other Operative Document, any Original Document or any Pass Through Document to which such Indemnitee or any of such Related Indemnitee Group is a party or any agreement relating hereto or thereto;

            (v) any Claim to the extent such Claim constitutes a Permitted Lien attributable to such Indemnitee;

            (vi) any Claim to the extent such Claim is attributable to the offer, sale, assignment, transfer, participation or other disposition (whether voluntary or involuntary) by or on behalf of such Indemnitee or its Related Indemnitee Group (other than, in the case of Owner Trustee, as contemplated by the Lease, and other than during the occurrence and continuance of an Event of Default, provided that any such offer, sale, assignment, transfer, participation or other disposition during the occurrence and continuation of an Event of Default shall not be subject to indemnification unless it is made in accordance with the Operative Documents and applicable law) of any Equipment Note or Pass Through Certificate, all or any part of such Indemnitee's interest in the Operative Documents or the Pass Through Documents or any interest in the Indenture Estate or any similar security;

            (vii) any Claim to the extent such Claim is attributable to (A) a failure on the part of Loan Trustee to distribute in accordance with this Agreement or the Indenture any amounts received and distributable by it hereunder or thereunder, (B) a failure on the part of Subordination Agent to distribute in accordance with the Intercreditor Agreement any amounts received and distributable by it thereunder, (C) a failure on the part of any Pass Through Trustee to distribute in accordance with the Pass Through Trust Agreement to which it is a party any amounts received and distributable by it thereunder or (D) a failure on the part of Owner Trustee to distribute in accordance with the Trust Agreement any amounts received and distributable by it thereunder;

            (viii)any Claim to the extent such Claim is attributable to the authorization or giving or withholding of any future amendments, supplements, waivers or consents with respect to any Operative Document or any Pass Through Document, other than such as have been requested by Lessee or that occur as the result of an Event of Default, or such as are expressly required or contemplated by the provisions of the Operative Documents or the Pass Through Documents;

            (ix) any Claim to the extent such Claim is payable or borne by (a) Lessee pursuant to any indemnification, compensation or reimbursement provision of any other Operative Document or any Pass Through Document or
      (b) a Person other than Lessee pursuant to any provision of any Operative Document or any Pass Through Document;

            (x) any Claim to the extent such Claim is an ordinary and usual operating or overhead expense or not an out-of-pocket expense actually incurred;

            (xi) any Claim to the extent such Claim is incurred on account of or asserted as a result of any "prohibited transaction" within the meaning of
      Section 406 of ERISA or Section 4975 of the Code;

            (xii) any Claim to the extent such Claim is attributable to one or more of the other aircraft financed through the offering of Pass Through Certificates (in the event of doubt, any Claim shall be allocated between the Aircraft and such other aircraft in the same proportion that the then outstanding Equipment Notes bear to the then outstanding equipment notes issued with respect to the other aircraft and held by Pass Through Trustees);

            (xiii)any Claim by an Indemnitee related to the status of such Indemnitee as a passenger or shipper on any of Lessee's aircraft or as a party to a marketing or promotional or other commercial agreement with Lessee;

            (xiv) any Claim to the extent such Claim is attributable to the offer or sale of any interest in the Trust Estate or the Trust Agreement or any similar interest other than during the occurrence and continuation of an Event of Default; and

            (xv) any Claim by an Indemnitee related to the status of such Indemnitee or such Indemnitee's Related Indemnitee Group being a manufacturer of the Airframe, any Engine or Part.

            (e) Insured Claims. In the case of any Claim indemnified by Lessee hereunder that is covered by a policy of insurance maintained by Lessee, each Indemnitee agrees to cooperate, at Lessee's expense, with the insurers in the exercise of their rights to investigate, defend and compromise such Claim.

            (f) Claims Procedure. An Indemnitee shall promptly notify Lessee of any Claim as to which indemnification is sought. The failure to provide such prompt notice shall not release Lessee from any of its obligations to indemnify hereunder except to the extent that Lessee is prejudiced by such failure or Lessee's indemnification obligations are increased as a result of such failure. Such Indemnitee shall promptly submit to Lessee all additional information in such Indemnitee's possession to substantiate such Claim as Lessee reasonably requests. Subject to the rights of Lessee's insurers, Lessee may, at its sole cost and expense, investigate any Claim, and may in its sole discretion defend or compromise any Claim. At Lessee's expense, any Indemnitee shall cooperate with all reasonable requests of Lessee in connection therewith. Such Indemnitee shall not enter into a settlement or other compromise with respect to any Claim without the prior written consent of Lessee, which consent shall not be unreasonably withheld or delayed, unless such Indemnitee waives its right to be indemnified with respect to such Claim. Where Lessee or its insurers undertake the defense of an Indemnitee with respect to a Claim, no additional legal fees or expenses of such Indemnitee in connection with the defense of such Claim shall be indemnified hereunder unless such fees or expenses were incurred at the written request of Lessee or such insurers. Subject to the requirements of any policy of insurance, an Indemnitee may participate at its own expense in any judicial proceeding controlled by Lessee pursuant to the preceding provisions; provided that such party's participation does not, in the opinion of counsel appointed by Lessee or its insurers to conduct such proceedings, interfere with such control. Such participation shall not constitute a waiver of the indemnification provided in this Section 4.03. Notwithstanding anything to the contrary contained herein, Lessee shall not under any circumstances be liable for the fees and expenses of more than one counsel for all Indemnitees with respect to any one Claim.

            (g) Subrogation. To the extent that a Claim is in fact paid in full by Lessee or its insurer, Lessee or such insurer (as the case may be) shall, without any further action, be subrogated to the rights and remedies of the Indemnitee on whose behalf such Claim was paid with respect to the transaction or event giving rise to such Claim. Such Indemnitee shall give such further assurances or agreements and shall cooperate with Lessee or such insurer, as the case may be, to permit Lessee or such insurer to pursue such rights and remedies, if any, to the extent reasonably requested by Lessee. So long as no Event of Default has occurred and is continuing, if an Indemnitee receives any payment, in whole or in part, from any party other than Lessee or its insurers with respect to any Claim paid by Lessee or its insurers, it shall promptly pay over to Lessee the amount received (but not an amount in excess of the amount Lessee or any of its insurers has paid in respect of such Claim). Any amount referred to in the preceding sentence that is payable to Lessee shall not be paid to Lessee, or, if it has been previously paid directly to Lessee, shall not be retained by Lessee, if at the time of such payment an Event of Default has occurred and is continuing, but shall be paid to and held by Loan Trustee as security for the obligations of Lessee under the Operative Documents. If Lessee agrees, such amount payable shall be applied against Lessee's obligations thereunder when and as they become due and payable. At such time as such Event of Default is no longer continuing, such amount, to the extent not previously so applied against Lessee's obligations, shall be paid to Lessee. If any such amount has been so held by Loan Trustee as security for more than 90 days after any such Event of Default has occurred, during which period (i) Owner Trustee or Loan Trustee was not limited by operation of law or otherwise from exercising remedies under the Lease and (ii) Owner Trustee or Loan Trustee did not exercise any remedy available to it under Section 15 of the Lease, then any remaining such amount shall be paid to Lessee.

            (h) No Guaranty. Nothing set forth in this Section 4.03 constitutes a guarantee by Lessee of payments due pursuant to the Equipment Notes or that the Aircraft at any time will have any particular value, useful life or residual value.

            (i) Payments; Interest. Any amount payable to any Indemnitee on account of a Claim shall be paid within 30 days after receipt by Lessee of a written demand therefor from such Indemnitee accompanied by a written statement describing in reasonable detail the Claims that are the subject of and basis for such indemnity and the computation of the amount payable. Any payments made pursuant to this Section 4.03 directly to an Indemnitee or to Lessee, as the case may be, shall be made in immediately available funds at such bank or to such account as is specified by the payee in written directions to the payor or, if no such directions are given, by check of the payor payable to the order of the payee and mailed to the payee by certified mail, return receipt requested, postage prepaid to its address referred to in Section 16.01. To the extent permitted by applicable law, interest at the Past Due Rate shall be paid, on demand, on any amount or indemnity not paid when due pursuant to this Section
4.03 until the same is paid. Such interest shall be paid in the same manner as the unpaid amount in respect of which such interest is due.

            (j) Tax deduction or credit. If, by reason of any Claim payment made to or for the account of an Indemnitee by Lessee pursuant to this Section 4.03, such Indemnitee subsequently realizes a tax deduction or credit (including foreign tax credit and any reduction in Taxes) not previously taken into account in computing such payment, such Indemnitee shall promptly pay to Lessee, but only if Lessee has made all payments then due and owing to such Indemnitee under the Operative Documents, an amount equal to the sum of (1) the actual reduction in Taxes realized by such Indemnitee which is attributable to such deduction or credit, and (2) the actual reduction in Taxes realized by such Indemnitee as a result of any payment made by such Indemnitee pursuant to this sentence.

                                   ARTICLE 5

           REPRESENTATIONS, WARRANTIES AND COVENANTS OF OTHER PARTIES

            Section 5.01 Representations, Warranties and Covenants of State Street. State Street, generally, and each of Loan Trustee, Subordination Agent and Pass Through Trustee as it relates to it, represents, warrants and covenants that:

            (a) State Street is a national banking association duly organized and validly existing in good standing under the laws of the United States, is eligible to be Loan Trustee under Section 8.01(a) of the Indenture, will promptly comply with Section 8.01(a) of the Indenture and has full power, authority and legal right to enter into and perform its obligations under each of the Operative Documents and the Pass Through Documents to which State Street, Loan Trustee, Subordination Agent or any Pass Through Trustee is a party and, in its capacity as Loan Trustee and Pass Through Trustee, respectively, to authenticate the Equipment Notes and the Pass Through Certificates, respectively. State Street is qualified to act as Loan Trustee under Section 8.01(c) of the Indenture.

            (b) The execution, delivery and performance by State Street, individually or in its capacity as Loan Trustee, Subordination Agent or Pass Through Trustee, as the case may be, of this Agreement, each of the other Operative Documents and each of the Pass Through Documents to which State Street, Loan Trustee, Subordination Agent or any Pass Through Trustee is a party, and the authentication of the Equipment Notes and the Pass Through Certificates, respectively, to be delivered on the Delivery Date, have been duly authorized by all necessary action on the part of State Street, Loan Trustee, Subordination Agent and each Pass Through Trustee, as the case may be, and do not violate any law or regulation of the United States or of the state of the United States in which State Street is located and which governs the banking and trust powers of State Street or any order, writ, judgment or decree of any court, arbitrator or governmental authority applicable to State Street, Loan Trustee, Subordination Agent or any Pass Through Trustee or any of their assets, will not violate any provision of the articles of association or by-laws of State Street and will not violate any provision of, or constitute a default under, any mortgage, indenture, contract, agreement or undertaking to which any of State Street, Loan Trustee, Subordination Agent or any Pass Through Trustee is a party or by which any of them or their respective properties may be bound or affected.

            (c) Neither the execution and delivery by State Street, individually or in its capacity as Loan Trustee, Subordination Agent or Pass Through Trustee, as the case may be, of this Agreement, any other Operative Document or any Pass Through Document to which State Street, Loan Trustee, Subordination Agent or any Pass Through Trustee is a party, nor the consummation by State Street, Loan Trustee, Subordination Agent or any Pass Through Trustee of any of the transactions contemplated hereby or thereby, requires the authorization, consent or approval of, the giving of notice to, the filing or registration with, or the taking of any other action in respect of, any governmental authority or agency of the United States or the state of the United States where State Street is located and regulating the banking and trust powers of State Street.

            (d) This Agreement, each other Operative Document and each Pass Through Document to which State Street, Loan Trustee, Subordination Agent or any Pass Through Trustee is a party have been duly executed and delivered by State Street, individually and in its capacity as Loan Trustee, Subordination Agent or Pass Through Trustee, as the case may be, and constitute the legal, valid and binding obligations of State Street, Loan Trustee, Subordination Agent and such Pass Through Trustee, as the case may be, enforceable against it in accordance with its terms, except as the same may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the rights of creditors generally and by general principles of equity.

            (e) It unconditionally agrees with and for the benefit of the parties to this Agreement that it will not directly or indirectly create, incur, assume or suffer to exist any Loan Trustee Lien or Other Party Lien with respect to the Indenture Estate or the Trust Estate attributable to it, and it agrees that it will, at its own cost and expense, promptly take such action as may be necessary to discharge and satisfy in full any such Lien; and it shall indemnify, protect, defend and hold harmless each Indemnitee and Lessee against Claims in any way resulting from or arising out of a breach by it of its obligations under this Section 5.01(e). State Street, in its individual capacity, agrees to make restitution to the Trust Estate for any actual diminution of the assets of the Indenture Estate or the Trust Estate resulting from any such Lien.

            (f) The Assumed Equipment Notes to be issued to Subordination Agent pursuant hereto are being acquired by it to be held under the Intercreditor Agreement.

            (g) Each of State Street, Loan Trustee, Subordination Agent and each Pass Through Trustee agrees that it will not impose any lifting charge, cable charge, remittance charge or any other charge or fee on any transfer by Lessee of funds to, through or by State Street, Loan Trustee, Subordination Agent or such Pass Through Trustee pursuant to this Agreement, any other Operative Document or any Pass Through Document, except as may be otherwise agreed to in writing by Lessee.

            (h) Each of State Street, Loan Trustee, Subordination Agent and any Pass Through Trustee agrees to be bound by the terms of Section 10.15 of the Indenture.

            (i) There are no Taxes payable by State Street, Loan Trustee, Subordination Agent or any Pass Through Trustee imposed by the State of Connecticut or any political subdivision or taxing authority thereof in connection with the execution, delivery or performance by State Street, Loan Trustee, Subordination Agent or any Pass Through Trustee of any Operative Document or any Pass Through Document (other than franchise or other taxes based on or measured by any fees or compensation received by any such Person for services rendered in connection with the transactions contemplated by the Operative Documents or the Pass Through Documents), and there are no Taxes payable by any Pass Through Trustee imposed by the State of Connecticut or any political subdivision thereof in connection with the acquisition, possession or ownership by such Pass Through Trustee of any of the Equipment Notes (other than franchise or other taxes based on or measured by any fees or compensation received by such Pass Through Trustee for services rendered in connection with the transactions contemplated by the Operative Documents or the Pass Through Documents) and, assuming that the Pass Through Trusts will not be taxable for Federal income tax purposes as corporations, but, rather, will be characterized for such purposes as grantor trusts or partnerships, the Pass Through Trusts will not be subject to any Taxes imposed by the State of Connecticut or any political subdivision thereof.

            (j) Except with the consent of Lessee, which shall not be unreasonably withheld, State Street will act as Pass Through Trustee solely through its offices within the State of Connecticut, except for such services that may be performed for it by various agents, but not directly by it, in other states.

            (k) There are no pending or, to its knowledge, threatened actions or proceedings against State Street, Loan Trustee, Subordination Agent or any Pass Through Trustee before any court or administrative agency which individually or in the aggregate, if determined adversely to it, would materially adversely affect the ability of State Street, Loan Trustee, Subordination Agent or any Pass Through Trustee to perform its obligations under any Operative Document or any Pass Through Document.

            (l) The representations and warranties contained in Section 7.15 of each Pass Through Trust Agreement are true, complete and correct as of the Delivery Date.

            (m) Except for the issue and sale of the Pass Through Certificates, Pass Through Trustee has not directly or indirectly offered any Equipment Notes for sale to any Person or solicited any offer to acquire any Equipment Notes from any Person, nor has Pass Through Trustee authorized anyone to act on its behalf to offer directly or indirectly any Equipment Notes for sale to any Person, or to solicit any offer to acquire any Equipment Notes from any Person; and Pass Through Trustee is not in default under any Pass Through Trust Agreement.

            (n) Pass Through Trustee is not directly or indirectly controlling, controlled by or under common control with Owner Participant, Owner Trustee, any Underwriter or Lessee.

            Section 5.02 Representations, Warranties and Covenants of Owner Participant. Owner Participant represents, warrants and covenants that:

            (a) It is duly incorporated, validly existing and in good standing under the laws of [_______] and has the corporate power and authority to carry on its present business and operations and to own or lease its properties, and has the corporate power and authority to enter into and to perform its obligations under the Operative Documents to which it is a party; this Agreement and the other Operative Documents to which it is a party have been duly authorized, executed and delivered by it; and this Agreement and each of the other Operative Documents to which it is a party constitute the legal, valid and binding obligations of Owner Participant enforceable against it in accordance with its respective terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the rights of creditors generally and by general principles of equity, whether considered in a proceeding at law or in equity.

            (b) Neither the execution and delivery by Owner Participant of the Operative Documents to which it is a party nor compliance by it with all of the provisions thereof, will contravene (x) any law or order of any court or governmental authority or agency applicable to or binding on Owner Participant (it being understood that no representation or warranty is made with respect to laws, rules or regulations relating to aviation or to the nature of the equipment owned by Owner Trustee other than such laws, rules or regulations relating to the citizenship requirements of Owner Participant under applicable law) or (y) the provisions of, or constitutes or has constituted or will constitute a default under, or result in the creation of any Lien (other than Liens provided for in the Operative Documents) upon any property of Owner Participant under, its certificate of incorporation or by-laws or any indenture, mortgage, contract or other agreement or instrument to which Owner Participant is a party or by which it or any of its property may be bound or affected.

            (c) No authorization or approval or other action by, and no notice to or filing with any governmental authority or regulatory body (other than as required by the Transportation Code) is required for the due execution, delivery or performance by it of the Operative Documents to which it is a party.

            (d) There are no pending or, to its knowledge, threatened actions or proceedings before any court or administrative agency or arbitrator which would materially adversely affect Owner Participant's ability to perform its obligations under the Operative Documents to which it is a party.

            (e) Neither Owner Participant nor anyone authorized by it to act on its behalf (it being understood that in proposing, facilitating and otherwise taking any action in connection with the financing contemplated hereby and agreed to herein by Owner Participant, Lessee has not acted as agent of Owner Participant) has directly or indirectly offered any Equipment Note or Pass Through Certificate or any interest in and to the Trust Estate, the Trust Agreement or any similar interest for sale to, or solicited any offer to acquire any of the same from, any Person. Owner Participant's interest in the Trust Estate and the Trust Agreement is being acquired for its own account and is being purchased for investment and not with a view to any resale or distribution thereof.

            (f) On the Delivery Date, the Trust Estate will be free of Lessor Liens (including for this purpose Liens which would be Lessor Liens but for the proviso in the definition of Lessor Liens) attributable to Owner Participant.

            (g) It is a Citizen of the United States (without making use of a voting trust agreement, voting powers agreement or similar arrangement).

            (h) It has a tangible net worth (exclusive of goodwill) greater than $50,000,000, as determined in accordance with generally accepted accounting principles.

            (i) Owner Participant covenants and agrees that if (i) Lessee has elected pursuant to Section 9(a)(2) of the Lease to terminate the Lease by causing the Aircraft to be sold pursuant to Section 9(b) of the Lease and (ii) Owner Trustee has, pursuant to Section 9(b) of the Lease, given to Lessee written notice of Owner Trustee's election to retain title to the Aircraft and
(iii) Owner Trustee has failed to make, on or before the Termination Date, any payment required to be made by Owner Trustee pursuant to Section 9(b) of the Lease in connection with its retention of title to the Aircraft, Owner Participant will indemnify Lessee for any losses, damages, costs or expenses of any kind (including any additional rents paid by Lessee and any fees and expenses of lawyers, appraisers, brokers or accountants) incurred as a consequence of such failure by Owner Trustee. Owner Participant further covenants and agrees to pay those costs and expenses specified to be paid by Owner Participant pursuant to Exhibit E to the Lease.

            (j) Section 3 of the Lease contemplates that, under certain circumstances, Owner Participant will make certain recalculations of Basic Rent percentages and allocations, the Special Purchase Price, Stipulated Loss Value percentages and Termination Value percentages, and Owner Participant hereby agrees to make such recalculations as and when contemplated by the Lease and subject to all the terms and conditions of the Lease and promptly to take such further actions as may be necessary or desirable to give effect to and to cause Owner Trustee to give effect to the provisions of Section 3 of the Lease.

            Section 5.03 Representations, Warranties and Covenants of Owner Trustee. Owner Trustee, in its individual capacity (except as provided in clauses (c) and (g) below) and (but only as provided in clauses (c) and (g) and, to the extent that it relates to Owner Trustee, clauses (b), (i) and (k) below) as Owner Trustee, represents, warrants and covenants that:

            (a) Owner Trustee, in its individual capacity, is a national banking association duly organized and validly existing in good standing under the laws of the United States, has full corporate power and authority to carry on its business as now conducted, has the corporate power and authority to execute and deliver the Trust Agreement, has the corporate power and authority to carry out the terms of the Trust Agreement, and has (assuming the authorization, execution and delivery of the Trust Agreement by Owner Participant), as Owner Trustee, and to the extent expressly provided herein or therein, in its individual capacity, the corporate power and authority to execute and deliver and to carry out the terms of this Agreement, the Indenture, the Equipment Notes, the Lease and each other Operative Document to which it is a party.

            (b) Owner Trustee in its trust capacity and, to the extent expressly provided herein, in its individual capacity, has duly authorized, executed and delivered this Agreement, in its individual capacity, has duly authorized, executed and delivered the Trust Agreement and in its trust capacity, except as expressly provided therein, has duly authorized, executed and delivered the other Operative Documents to which it is a party and (assuming the authorization, execution and delivery of the Trust Agreement by Owner Participant) this Agreement and each of the other Operative Documents to which it is a party constitute the legal, valid and binding obligations of Owner Trustee, in its individual capacity or as Owner Trustee, as the case may be, enforceable against it in its individual capacity or as Owner Trustee, as the case may be, in accordance with its terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally and by general principles of equity, whether considered in a proceeding at law or in equity. On the Delivery Date, Owner Trustee shall have received whatever title to the Aircraft as was conveyed to it by Lessee.

            (c) Assuming the due authorization, execution and delivery of the Trust Agreement by Owner Participant, Owner Trustee has duly authorized, and on the Delivery Date shall have duly issued, executed and delivered to Loan Trustee for authentication, the Equipment Notes pursuant to the terms and provisions hereof and of the Indenture, and each Equipment Note on the Delivery Date will constitute the valid and binding obligation of Owner Trustee and will be entitled to the benefits and security afforded by the Indenture in accordance with the terms of such Equipment Note and the Indenture.

            (d) Neither the execution and delivery by Owner Trustee, in its individual capacity or as Owner Trustee, as the case may be, of any of the Operative Documents to which Owner Trustee is a party, nor the consummation by Owner Trustee of any of the transactions contemplated thereby, nor the compliance by Owner Trustee, in its individual capacity or as Owner Trustee, as the case may be, with the terms and provisions thereof, (i) requires or will require any approval of its stockholders, or approval or consent of any trustees or holders of any indebtedness or obligations of it or (ii) violates or will violate its articles of association or by-laws, or contravenes or will contravene any provision of, or constitutes or will constitute a default under, or results or will result in any breach of, or results or will result in the creation of any Lien (other than as permitted under the Operative Documents) upon its property under, any indenture, mortgage, chattel mortgage, deed of trust, conditional sale contract, bank loan or credit agreement, license or other agreement or instrument to which it is a party or by which it is bound, or contravenes or will contravene any law, governmental rule or regulation of the United States of America or the State of Utah governing the trust powers of Owner Trustee, or any judgment or order applicable to or binding on it.

            (e) No consent, approval, order or authorization of, giving of notice to, or registration with, or taking of any other action in respect of, any Utah state or local governmental authority or agency or any United States federal governmental authority or agency regulating the trust powers of Owner Trustee in its individual capacity is required for the execution and delivery of, or the carrying out by, Owner Trustee, in its individual capacity or as Owner Trustee, as the case may be, of any of the transactions contemplated by the Trust Agreement, this Agreement, the Amended and Restated Indenture, the Lease or the Equipment Notes, or any other Operative Document to which it is a party or by which it is bound, other than any such consent, approval, order, authorization, registration, notice or action as has been duly obtained, given or taken or which is described in Subsection 4.01(e).

            (f) There exists no Lessor Lien (including for this purpose Liens which would be Lessor Liens but for the proviso in the definition of Lessor Liens) attributable to Owner Trustee, in its individual capacity.

            (g) There exists no Lessor Lien (including for this purpose Liens which would be Lessor Liens but for the proviso in the definition of Lessor Liens) attributable to Owner Trustee, as lessor under the Lease.

            (h) There are no Taxes payable by Owner Trustee, either in its individual capacity or as Owner Trustee, imposed by the State of Utah or any political subdivision thereof in connection with the issuance of the Equipment Notes, or the execution and delivery in its individual capacity or as Owner Trustee, as the case may be, of any of the instruments referred to in clauses
(a), (b), (c) and (d) above, that, in each case, would not have been imposed if the Trust Estate were not located in the State of Utah and Wells Fargo Bank Northwest, National Association had not (i) had its principal place of business in, (ii) performed (in its individual capacity or as Owner Trustee) any or all of its duties under the Operative Documents in, and (iii) engaged in any activities unrelated to the transactions contemplated by the Operative Documents in, the State of Utah.

            (i) There are no pending or, to its knowledge, threatened actions or proceedings against Owner Trustee, either in its individual capacity or as Owner Trustee, before any court or administrative agency, which, if determined adversely to it, would materially adversely affect the ability of Owner Trustee, in its individual capacity or as Owner Trustee, as the case may be, to perform its obligations under any of the instruments referred to in clauses (a), (b),
(c) and (d) above.

            (j) Its chief executive office and principal place of business, and the place where its records concerning the Aircraft and all its interests in, to and under all documents relating to the Trust Estate, are located in Salt Lake City, Utah. Wells Fargo Bank Northwest, National Association, in its individual capacity, agrees that it will not change the location of such office to a location outside of Salt Lake City, Utah, without prior written notice to all parties hereto.

            (k) Owner Trustee has not, in its individual capacity or as Owner Trustee, directly or indirectly offered any Equipment Note or Pass Through Certificate or any interest in or to the Trust Estate, the Trust Agreement or any similar interest for sale to, or solicited any offer to acquire any of the same from, anyone other than Pass Through Trustees and Owner Participant, and no officer or responsible employee of the Corporate Trust Department of Wells Fargo Bank Northwest, National Association has knowledge of any such offer or solicitation by anyone other than Lessee. Owner Trustee has not authorized anyone to act on its behalf (it being understood that in arranging and proposing the financing contemplated hereby and agreed to herein by Owner Trustee, Lessee has not acted as agent of Owner Trustee) to offer directly or indirectly any Equipment Note, any Pass Through Certificate or any interest in and to the Trust Estate, the Trust Agreement or any similar interest for sale to, or to solicit any offer to acquire any of the same from, any Person.

            (l) It is a Citizen of the United States (without making use of a voting trust agreement, voting powers agreement or similar arrangements).

            (m) There has not occurred any event which constitutes (or, to the best of its knowledge would, with the passing of time or the giving of notice or both, constitute) an Event of Default as defined in the Indenture which has been caused by or relates to Owner Trustee, in its individual capacity, and which is presently continuing.

            (n) On the Delivery Date Owner Trustee shall receive whatever title to the Aircraft as is conveyed to it by Lessee.

            (o) Owner Trustee agrees to furnish to Lessee copies of all periodic reports sent by it to the FAA (or to the aeronautical authority of the country of registry of the Aircraft if the Aircraft is not registered under the laws of the United States) relating to the Aircraft, notices and other correspondence received by it from the FAA (or from the aeronautical authority of the country of registry of the Aircraft if the Aircraft is not registered under the laws of the United States) relating to the Aircraft and any other documents, affidavits or instruments relating to the Aircraft or the Owner Trustee's ownership thereof in its possession after the date hereof.

            Section 5.04 Representations, Warranties and Covenants of Noteholders. Each of Noteholders, by acceptance of its Equipment Note, represents, warrants and covenants that:

            (a) Neither it nor anyone acting in its behalf has offered any Equipment Note for sale to, or solicited any offer to buy any Equipment Note from, any Person other than in a manner in compliance with, and which does not require registration under, the Securities Act of 1933, as amended, or the rules and regulations thereunder.

            (b) The Equipment Note to be issued to such Noteholder pursuant to the Indenture is being acquired by such Noteholder for investment and not with a view to resale or distribution (it being understood that such Noteholder may pledge or assign as security its interest in each Equipment Note issued to it ), provided that the disposition of its property shall at all times be and remain within its control, except that such Noteholder may sell, transfer or otherwise dispose of any Equipment Note or any portion thereof, or grant participations therein, in a manner which in itself does not require registration under the Securities Action of 1933, as amended.

            (c) It shall not transfer any interest in any Equipment Note unless and until the transferee agrees in writing (copies of which shall be provided by Loan Trustee to Lessee, Owner Participant and Owner Trustee) to make the representations and warranties contemplated to be made by a Noteholder in this Agreement and to be bound by the terms of this Agreement and the Indenture (including, without limitation, the representations, warranties and covenants set forth in this Section 5.04 (including this Subsection (c)), in Subsections 6.01(a), 6.01(b) and 6.01(c), in Section 11.01, and in Sections 2.18, 2.19 and
4.03 of the Indenture.

                                   ARTICLE 6

                         OTHER COVENANTS AND AGREEMENTS

            Section 6.01 Other Agreements. (a) Each of State Street, Loan Trustee, Subordination Agent, Owner Trustee, Owner Participant, each Pass Through Trustee and any other Noteholder agrees that, unless an Event of Default shall have occurred and be continuing, it shall not take any action contrary to, or otherwise in any way interfere with or disturb (and then only in accordance with the Lease), the quiet enjoyment of the use and possession of the Aircraft, the Airframe, any Engine or any Part by Lessee or any transferee of any interest in any thereof permitted under the Lease.

            (b) Each Noteholder, including, without limitation, Subordination Agent and each Pass Through Trustee, unconditionally agrees with and for the benefit of the parties to this Agreement that it will not directly or indirectly create, incur, assume or suffer to exist any Noteholder Liens with respect to the Aircraft or any portion of the Trust Estate, and such Noteholder agrees that it will, at its own cost and expense, promptly take such action as may be necessary to discharge and satisfy in full any such Noteholder Lien; and each Noteholder hereby agrees to indemnify, protect, defend and hold harmless each Indemnitee and Lessee against Claims in any way resulting from or arising out of a breach by it of its obligations under this Subsection 6.01(b). Each Noteholder further agrees to make restitution to the Trust Estate for any actual diminution of the assets of the Trust Estate resulting from such Noteholder Lien.

            (c) By its acceptance of its Equipment Notes, each Noteholder (i) unconditionally agrees for the benefit of Lessee and Loan Trustee to be bound by and to perform and comply with all of the terms of such Equipment Notes, the Indenture and this Agreement applicable to such Noteholder and (ii) agrees that it will not transfer any Equipment Note (or any part thereof) to any entity unless such entity makes (or is deemed to have made) a representation and warranty as of the date of transfer that either no part of the funds to be used by it for the purchase and holding of such Equipment Note (or any part thereof) constitutes assets of any "employee benefit plan" or that such purchase and holding will not result in a non-exempt prohibited transaction under Section 4975 of the Code and Section 406 of ERISA.

            (d) Each of Lessee, Owner Trustee, Owner Participant, Loan Trustee, each Pass Through Trustee and Subordination Agent covenants that (i) until one year and one day after the Series G-1 Equipment Notes have been paid in full, it shall not acquiesce, petition or otherwise invoke or cause or join in invoking or causing the Class G-1 Pass Through Trust or any other Person to invoke the process of any governmental authority for the purpose of commencing or sustaining a case (whether voluntary or not) against the Class G-1 Pass Through Trust under any bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Class G-1 Pass Through Trust or any substantial part of its property or ordering the winding-up or liquidation of the affairs of the Class G Pass Through Trust, (ii) until one year and one day after the Series G-2 Equipment Notes have been paid in full, it shall not acquiesce, petition or otherwise invoke or cause or join in invoking or causing the Class G-2 Pass Through Trust or any other Person to invoke the process of any governmental authority for the purpose of commencing or sustaining a case (whether voluntary or not) against the Class G-2 Pass Through Trust under any bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Class G-2 Pass Through Trust or any substantial part of its property or ordering the winding-up or liquidation of the affairs of the Class G-2 Pass Through Trust, and (iii) until one year and one day after the Series C Equipment Notes have been paid in full, it shall not acquiesce, petition or otherwise invoke or cause or join in invoking or causing the Class C Pass Through Trust or any other Person to invoke the process of any governmental authority for the purpose of commencing or sustaining a case (whether voluntary or not) against the Class C Pass Through Trust under any bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Class C Pass Through Trust or any substantial part of its property or ordering the winding-up or liquidation of the affairs of the Class C Pass Through Trust.

            (e) Each of Owner Participant and Wells Fargo Bank Northwest, National Association, in its individual capacity, represents and warrants to the other parties to this Agreement that it is, and on the Delivery Date will be, a Citizen of the United States without making use of any voting trust, voting powers agreement or similar arrangement. Owner Participant agrees, solely for the benefit of Lessee and Noteholders, that if (i) it shall cease to be, or believes itself likely to cease to be, a Citizen of the United States and (ii) the Aircraft shall or would therefore become ineligible for registration in the name of Owner Trustee under the Transportation Code and regulations then applicable thereunder, then Owner Participant shall (at its own expense and without any reimbursement or indemnification from Lessee) promptly effect a voting trust, voting powers agreement or other similar arrangement or take any other action as may be necessary to prevent any deregistration and to maintain the United States registration of the Aircraft. Owner Participant shall be liable to pay on request to each of the other parties hereto and to each holder of an Equipment Note compensation for any damages suffered by any such other party or holder as the result of the representation and warranty of Owner Participant in the first sentence of this Subsection 6.01(e) being untrue as of the Delivery Date. Owner Participant shall be liable to pay on request to Lessee, any Permitted Sublessee and Noteholders compensation for any damages which may be incurred by Lessee, any Permitted Sublessee or Noteholders as a result of Owner Participant's failure to comply with its obligations pursuant to the second sentence of this Subsection 6.01(e). Each party hereto agrees, upon the request and at the sole expense of Owner Participant, to cooperate with Owner Participant in complying with its obligations under the provisions of the second sentence of this Subsection 6.01(e). Wells Fargo Bank Northwest, National Association, in its individual capacity, agrees that if at any time an officer or responsible employee of the Corporate Trust Department of Wells Fargo Bank Northwest, National Association, obtains actual knowledge that Wells Fargo Bank Northwest, National Association, has ceased to be a Citizen of the United States without making use of a voting trust, voting powers agreement or similar arrangement, it will promptly resign as Owner Trustee (if and so long as such citizenship is necessary under the Transportation Code as in effect at such time or, if it is not necessary, if and so long as Owner Trustee's citizenship would have any adverse effect on Noteholders, Lessee or Owner Participant), effective upon the appointment of a successor Owner Trustee in accordance with Section
9.01 of the Trust Agreement. Owner Trustee in its individual capacity shall bear all costs and expenses incurred in connection with such resignation or transfer, provided that such cessation of citizenship was not caused by Owner Participant. If Owner Participant or Wells Fargo Bank Northwest, National Association, in its individual capacity, does not comply with the requirements of this Subsection 6.01(e), Owner Trustee, Loan Trustee and Noteholders hereby agree that an Event of Default (or an event which would constitute an Event of Default but for lapse of time or the giving of notice or both) shall not have occurred and be continuing under the Lease due to non-compliance by Lessee with the registration requirements in the Lease.

            (f) Loan Trustee, Noteholders, Owner Trustee, Owner Participant, Subordination Agent and each Pass Through Trustee agree to execute and deliver, at Lessee's expense, all such documents as Owner Trustee or Lessee reasonably requests for the purpose of continuing the registration of the Aircraft at the FAA in Owner Trustee's name. Loan Trustee, Noteholders, Owner Trustee, Owner Participant, Subordination Agent and each Pass Through Trustee agree that Lessee, at its own expense, may cause or allow the Aircraft to be duly registered under the laws of any foreign jurisdiction in which a Permitted Sublessee could be principally based, in the name of Owner Trustee, or, if required by applicable law, in the name of any other Person (and, following any such foreign registration, may cause the Aircraft to be re-registered under the laws of the United States); provided, that in the case of jurisdictions other than those approved by Loan Trustee with the consent of a Majority in Interest of Noteholders and Owner Participant (i) if such jurisdiction is at the time of registration listed on Exhibit I, Loan Trustee and Owner Participant shall have received at the time of such registration an opinion of counsel to Lessee to the effect that (A) the Lease and Owner Trustee's right to repossession under the Lease is valid and enforceable under the laws of such country, (B) after giving effect to such change in registration, the Lien of the Indenture shall continue as a valid Lien and shall be duly perfected in the new jurisdiction of registration and that all filing, recording or other action necessary to perfect and protect the Lien of the Indenture has been accomplished (or if such opinion cannot be given at such time, (x) the opinion shall detail what filing, recording or other action is necessary and (y) Loan Trustee and Owner Participant shall have received a certificate from a Responsible Officer of Lessee that all possible preparations to accomplish such filing, recording and other action shall have been done, and such filing, recording and other action shall be accomplished and a supplemental opinion to that effect shall be promptly delivered to Loan Trustee and Owner Participant subsequent to the effective date of such change in registration), (C) the obligations of Lessee under the Lease shall remain valid, binding and (subject to customary bankruptcy and equitable remedies exceptions and to other exceptions customary in foreign opinions generally) enforceable under the laws of such jurisdiction (or the laws of the jurisdiction to which the laws of such jurisdiction would refer as the applicable governing law) and (D) all approvals or consents of any government in such jurisdiction having jurisdiction required for such change in registration shall have been duly obtained and shall be in full force and effect, and (ii) if such jurisdiction is at the time of registration not listed on Exhibit I, Loan Trustee and Owner Participant shall have received (in addition to the opinions set forth in clause (i) above) at the time of such registration an opinion of counsel to Lessee to the effect that (A) the terms of the Lease are legal, valid, binding and enforceable in such jurisdiction (subject to exceptions customary in such jurisdiction, provided, that, subject to exceptions relating to bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally and exceptions relating to general principles of equity, such counsel shall opine that any applicable laws limiting the remedies provided in Section 15 of the Lease do not in the opinion of such counsel make the remedies provided in Section 15 of the Lease inadequate for the practical realization of the rights and benefits provided thereby), (B) that it is not necessary, solely as a consequence of such change in registration and without giving effect to any other activity of Owner Trustee, Owner Participant or Loan Trustee (or any affiliate thereof), as the case may be, for Owner Trustee, Owner Participant or Loan Trustee to register or qualify to do business in such jurisdiction, (C) that there is no tort liability of the owner of an aircraft not in possession thereof under the laws of such jurisdiction other than tort liability that might have been imposed on such owner under the laws of the United States or any state thereof (it being understood that such opinion shall be waived if insurance reasonably satisfactory to Owner Participant is provided, at Lessee's expense, to cover such risk) and (D) (unless Lessee shall have agreed to provide insurance covering the risk of requisition of use or title of the Aircraft by the government of such jurisdiction so long as the Aircraft is registered under the laws of such jurisdiction) that the laws of such jurisdiction require fair compensation by the government of such jurisdiction payable in currency freely convertible into Dollars for the loss of use or title of the Aircraft in the event of requisition by such government of such use or title. Owner Trustee, Owner Participant and Loan Trustee will cooperate with Lessee in effecting such foreign registration. Notwithstanding the foregoing, prior to any such change in the country of registry of the Aircraft, the following conditions shall be met:

            (i) no Event of Default shall have occurred and be continuing at the effective date of the change in registration; provided, that it shall not be necessary to comply with this condition if the change in registration results in the registration of the Aircraft under the laws of the United States or if Owner Participant and a Majority in Interest of Noteholders consent to such change in registration;

            (ii) Loan Trustee, Owner Trustee and Owner Participant shall have received evidence of compliance with the insurance provisions contained in the Lease after giving effect to such change in registration; and

            (iii) Lessee shall have paid or made provision reasonably satisfactory to Loan Trustee and Owner Participant for the payment of all reasonable expenses (including reasonable attorneys' fees) of Loan Trustee, Owner Trustee, Owner Participant and Noteholders in connection with such change in registration.

            (g) Each of Wells Fargo Bank Northwest, National Association, in its individual capacity, and Owner Participant covenants and agrees that it shall not cause or permit to exist a Lessor Lien attributable to it with respect to the Aircraft or any other portion of the Trust Estate. Each of Wells Fargo Bank Northwest, National Association, in its individual capacity, and Owner Participant agrees that it will promptly, at its own expense, take such action as may be necessary duly to discharge such Lessor Lien attributable to it. Each of Wells Fargo Bank Northwest, National Association, in its individual capacity, and Owner Participant agrees to make restitution to the Trust Estate for any actual diminution of the assets of the Trust Estate resulting from Lessor Liens (including for this purpose Liens which would be Lessor Liens but for the proviso in the definition of Lessor Liens) attributable to it.

            (h) Owner Participant represents and warrants that it is not acquiring its interest in the Trust Estate or any interests represented thereby with the assets of any "employee benefit plan" as defined in Section 3(3) of ERISA or of any "plan" within the meaning of Section 4975(e)(1) of the Code. Owner Participant agrees that it will not transfer any of its right, title or interest in and to this Agreement, the Trust Estate or the Trust Agreement or any proceeds therefrom to any entity unless such entity makes (or is deemed to have made) a representation and warranty as of the date of transfer that either no part of the funds to be used by it for the purchase of such right, title and interest (or any part thereof) constitutes assets of any "employee benefit plan" or that such transfer will not result in a non-exempt prohibited transaction (under Section 4975 of the Code and Section 406 of ERISA). Each Pass Through Trustee agrees that it will not agree to any amendment, modification or waiver of Section 3.01(g) of the Trust Supplement to any Pass Through Trust Agreement specified in Schedule II without the prior written consent of Owner Participant.

            (i) State Street, Loan Trustee, Noteholders, Owner Trustee (in its individual capacity and as trustee), Owner Participant, Subordination Agent and each Pass Through Trustee each agrees that it will not disclose, directly or indirectly, to any Person not a party hereto or their respective counsel or advisors any information obtained from Lessee hereunder or in connection herewith or any portion of any Operative Document not filed with the FAA or other governmental agency or authority and available for public inspection ("Confidential Information"), and will use all reasonable efforts to have all such Confidential Information kept confidential and not used in any way known to such party to be detrimental to Lessee, except that (a) each party may use, retain and disclose any such Confidential Information to its special counsel and public accountants, any potential transferees, any affiliate and any governmental agency or instrumentality or other supervisory body (including bank regulators) requesting such disclosure or pursuant to its regulatory or supervisory authority over such party or any affiliate thereof, provided that such special counsel, public accountants, or potential transferees agree in advance to keep such Confidential Information confidential, (b) each party may use, retain and disclose any such Confidential Information that has been publicly disclosed (other than by such party or any affiliate thereof in breach of this paragraph) or has rightfully come into the possession of such party or any affiliate thereof (other than from Lessee) on a nonconfidential basis, (c) each party may use, retain and disclose any such Confidential Information as required by law, rule, regulation or any governmental agency, (d) each party may use, retain and disclose any such Confidential Information where such Confidential Information was previously known to the subject party free of any obligation to keep it confidential, (e) each party may use, retain and disclose any such Confidential Information to third parties in connection with or in response to any order, decree, judgment, subpoena, notice of discovery or similar ruling or pleading (provided, that each party shall endeavor in good faith to prevent the disclosure of such Confidential Information pursuant to any such order, decree, judgment, subpoena, notice of discovery or similar ruling or pleading) or as part of its normal reporting or review procedure to its auditors, regulators, parent company or affiliates, and (f) each party may use, retain and disclose any such Confidential Information to the extent necessary to obtain appropriate insurance or in order to enforce its rights and performance obligations pursuant to the Operative Documents. For any breach of the foregoing covenants, the injured party shall be entitled to injunctive relief or any other legal or equitable remedies available, including the recovery of damages suffered as a result of such breach, but no such breach shall constitute an Event of Default.

            (j) Owner Trustee and Owner Participant severally, not jointly, represent and warrant that none of the funds made available by Pass Through Trustee pursuant to Section 2.01 will be used for the purpose of purchasing or carrying any "margin security" as defined in Regulation U of the Board of Governors of the Federal Reserve System or for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase or carry such margin security or for any other purpose which might cause the transaction contemplated by this Agreement to constitute a "purpose credit" within the meaning of Regulation X of the Board of Governors of the Federal Reserve System, assuming that the proceeds were and are applied as contemplated by the provisions of this Agreement.

            (k) Each of Owner Participant, Owner Trustee, Loan Trustee and Lessee covenants and agrees that if Lessee elects to terminate the Lease and purchase the Aircraft pursuant to Section 19(d) of the Lease, then each of the parties will execute and deliver appropriate documentation transferring all right, title and interest in the Aircraft to Lessee (including, without limitation, such bills of sale and other instruments and documents as Lessee reasonably requests), and if Lessee, in connection with such purchase, elects to assume the obligations of Owner Trustee pursuant to the Indenture and the Equipment Notes, each of the parties will execute and deliver appropriate documentation permitting Lessee to assume such obligations on the basis of full recourse to Lessee, maintaining the security interest in the Aircraft created by the Indenture, releasing Owner Participant and Owner Trustee from all future obligations in respect of the Equipment Notes, the Indenture and all other Operative Documents and all such other actions as are reasonably necessary to permit such assumption by Lessee.

            Notwithstanding the foregoing, Lessee shall not be entitled to assume the obligations of Owner Trustee in respect of the Equipment Notes unless Lessee causes to be delivered to Loan Trustee (a) an opinion of counsel to the effect that (i) the Lien of the Indenture continues to be a valid and duly perfected first priority security interest in and to the Aircraft, (ii) Loan Trustee will be entitled to the benefits of Section 1110 (if immediately prior to such assumption Owner Trustee was entitled to the benefits of Section 1110) and (iii) the Pass Through Trusts will not be subject to Federal income taxation and the holders of the Pass Through Certificates will not recognize income, gain or loss for Federal income tax purposes as a result of such assumption and will be subject to Federal income tax in the same amounts, in the same manner, and at the same time as would have been the case if such assumption had not occurred and (b) written confirmation from the Rating Agencies that such assumption will not result in a withdrawal, suspension or downgrading of the rating of any class of Pass Through Certificates (without regard to the Policy (as defined in the Policy Provider Agreement)). In addition, unless waived by Noteholders, Lessee shall not be entitled to assume the Equipment Notes on the date for purchase of the Aircraft pursuant to Section 19(d) of the Lease if on such date an Event of Default shall have occurred and be continuing or any condition or event shall exist which, with the passage of time or giving of notice or both, would become such an Event of Default.

            (l) Wells Fargo Bank Northwest, National Association and State Street each agrees for the benefit of Lessee to comply with the terms of the Indenture which it is required to comply with in its individual capacity.

            (m) Each of Owner Participant and Owner Trustee hereby (A) agrees with Lessee and Noteholders to comply with all of the terms of the Trust Agreement (as the same may hereafter be amended or supplemented from time to time in accordance with the terms thereof) applicable to it; (B) agrees with Lessee and Loan Trustee not to amend, supplement or otherwise modify any provision of the Trust Agreement in a manner adversely affecting such party without the prior written consent of such party; and (C) agrees with Lessee and Noteholders not to revoke the Trust Agreement without the prior written consent of Lessee (so long as the Lease remains in effect) and Loan Trustee (so long as the Lien of the Indenture remains in effect or there are any Equipment Notes outstanding). Notwithstanding the foregoing, so long as the Lease has not been terminated, Loan Trustee and Owner Trustee hereby agree for the benefit of Lessee that without the consent of Lessee they will not (i) amend or modify
Article III or IX of the Indenture, (ii) make any amendment which will affect the stated principal amount or interest on the Equipment Notes or (iii) amend or modify the provisions of Sections 2.05 or 10.15 of the Indenture. Loan Trustee and Owner Trustee agree to furnish to Lessee promptly copies of any supplement, amendment, waiver or modification of any of the Operative Documents to which Lessee is not a party. Notwithstanding anything to the contrary contained herein, in the Trust Agreement or in any other Operative Document, Owner Participant will not consent to or direct a change in the situs of the Trust Estate without the prior written consent of Lessee. Each Noteholder agrees that it will not take any action in respect of the Indenture Estate except through Loan Trustee pursuant to the Indenture or as otherwise permitted by the Indenture.

            (n) Owner Participant will not, directly or indirectly sell, assign, convey or otherwise transfer any of its right, title or interest in and to this Agreement, the Trust Estate or the Trust Agreement or any proceeds therefrom to any person or entity, unless (i) the proposed transferee is a "Transferee" (as defined below), (ii) Lessee shall have received from Owner Participant so seeking to transfer such right, title or interest reasonably satisfactory indemnification for any loss of tax benefits to, and increase in the tax liability of, Lessee, and (iii) Owner Participant sells, assigns, conveys or otherwise transfers all of its right, title and interest in and to this Agreement, the Trust Estate, the Trust Agreement and the proceeds therefrom to a single entity. A "Transferee" means either (A) a bank or other financial institution with a combined capital, surplus and undivided profits of at least $50,000,000 or a corporation whose tangible net worth is at least $50,000,000, exclusive of goodwill, in either case as of the proposed date of such transfer, as determined in accordance with generally accepted accounting principles, or
(B) any subsidiary of such a bank, financial institution or corporation, provided that such bank, financial institution or corporation furnishes to Owner Trustee, Loan Trustee and Lessee a guaranty with respect to Owner Participant's obligations, in the case of Owner Trustee, under the Trust Agreement and, in the case of Loan Trustee and Lessee, Owner Participant's obligations hereunder, including but not limited to, under Subsections 6.01(d), 6.01(e), 6.01(g) and 6.01(h), in form and substance reasonably satisfactory to Lessee, Owner Trustee and Loan Trustee. Unless Lessee gives its written consent thereto (which may be given or withheld in its sole discretion), no Transferee may be an airline, a commercial air carrier, an air freight forwarder, an airframe manufacturer, an engine manufacturer, an entity engaged in the business of parcel transport by air or other similar person or a corporation or other entity controlling, controlled by or under common control with such an airline, a commercial air carrier, an air freight forwarder, an airframe manufacturer, an engine manufacturer, an entity engaged in the business of parcel transport by air or other similar person. Each such transfer to a Transferee shall be subject to the condition that (1) upon giving effect to such transfer, the Transferee is a Citizen of the United States (without making use of a voting trust agreement, voting powers agreement or similar arrangement unless approved by Lessee), and has full power and authority to enter into the transactions contemplated hereby,
(2) the Transferee has the requisite power and authority to enter into and carry out the transactions contemplated hereby and such Transferee shall have delivered to Lessee, Owner Trustee and Loan Trustee an opinion of counsel in form and substance reasonably satisfactory to such persons as to the due authorization, execution and delivery and the legal, valid and binding effect and enforceability of the agreement or agreements referred to in the next clause with respect to the Transferee and any guaranty provided pursuant to the provisions of this Subsection 6.01(n) as to the guarantor, (3), the Transferee enters into an agreement or agreements, in form and substance reasonably satisfactory to Owner Trustee, Lessee and Loan Trustee, whereby the Transferee confirms that it shall be deemed a party to this Agreement and a party to the Trust Agreement and agrees to be bound by all the terms of, and to undertake all of the obligations of Owner Participant contained in the Operative Documents and makes the representations and warranties made by Owner Participant thereunder,
(4) such transfer does not affect the registration of the Aircraft under the Transportation Code, or any rules or regulations promulgated thereunder or create a relationship which would be in violation thereof or violate any provision of the Securities Act of 1933, as amended, or any other applicable Federal or state law, (5) the transferor Owner Participant assumes the risk of any loss of Interest Deductions, Amortization Deductions and MACRS Deductions, the risk of any Inclusion Event (each as defined in the Tax Indemnity Agreement), and the risk of any sales, use, value added, or similar tax resulting from such transfer, (6) the transferor Owner Participant pays all of the costs and expenses (including, without limitation, fees and expenses of counsel) incurred in connection with such transfer, including the costs and expenses of Owner Trustee, Loan Trustee, Lessee and Noteholders in connection therewith, and (7) the terms of the Operative Documents and the Overall Transaction shall not be altered. Upon any such transfer by Owner Participant as above provided, the Transferee shall be deemed Owner Participant for all purposes hereof and of the other Operative Documents and each reference herein to the transferor Owner Participant shall thereafter be deemed for all purposes to be to the Transferee and the transferor Owner Participant shall be relieved of all obligations of the transferor Owner Participant under the Operative Documents to which Owner Participant is a party arising after the date of such transfer except to the extent fully attributable to or arising out of acts or events occurring prior thereto and not assumed by the Transferee (in each case, to the extent of the participation so transferred). If Owner Participant intends to transfer any of its interests hereunder, it shall give 30 days prior written notice thereof to Loan Trustee, Owner Trustee and Lessee, specifying the name and address of the proposed Transferee and demonstrating that the proposed Transferee meets all of the requirements set forth herein.

            Section 6.02 Certain Covenants of Lessee. Lessee covenants and agrees with Loan Trustee, Owner Participant and Owner Trustee as follows:

            (a) On and after the Delivery Date, Lessee will cause to be done, executed, acknowledged and delivered such further acts, conveyances and assurances as Loan Trustee, Owner Participant or Owner Trustee reasonably requests for accomplishing the purposes of this Agreement and the other Operative Documents; provided that any instrument or other document so executed by Lessee will not expand any obligations or limit any rights of Lessee in respect of the transactions contemplated by the Operative Documents. Lessee, forthwith upon delivery of the Aircraft under the Lease, shall cause the Aircraft to be duly registered, and at all times thereafter to remain duly registered, in the name of Owner Trustee, except as otherwise required or permitted hereunder or under the Lease, under the Transportation Code, or shall furnish to Owner Trustee such information as may be required to enable Owner Trustee to make application for such registration, and shall promptly furnish to Owner Trustee such information as may be required to enable Owner Trustee to timely file with any governmental authority any reports required to be filed by it as the lessor under the Lease or as the owner of the Aircraft.

            (b) Lessee will cause the Lease, all Lease Supplements, all amendments to the Lease, the Indenture and all supplements and amendments to the Indenture to be promptly filed and recorded, or filed for recording, with the FAA to the extent permitted under the Transportation Code and the rules and regulations of the FAA thereunder. Upon the execution and delivery of the FAA Bill of Sale, the Lease, the Lease Supplement covering the Aircraft, the Indenture Supplement and the Amended and Restated Indenture shall be filed for recording with the FAA in the following order of priority; first, the FAA Bill of Sale, second, the Amended and Restated Indenture (with the Indenture Supplement covering the Aircraft attached), and third, the Lease (with the Lease Supplement covering the Aircraft, the Amended and Restated Indenture and the Indenture Supplement attached).

            (c) Lessee, at its expense, will take, or cause to be taken, such action with respect to the recording, filing, re-recording and refiling of the Lease and any financing statements or other instruments as are necessary to maintain, so long as the Lease is in effect, the perfection of the security interests created by the Amended and Restated Indenture or will furnish Loan Trustee, Owner Participant and Owner Trustee timely notice of the necessity of such action, together with such instruments, in execution form, and such other information as may be required to enable Loan Trustee, Owner Participant or Owner Trustee to take such action. In addition, Lessee will pay any and all recording, stamp and other similar taxes payable in the United States, and in any other jurisdiction where the Aircraft is registered, in connection with the execution, delivery, recording, filing, re-recording and refiling of the Indenture or any such financing statements or other instruments. Lessee will notify Loan Trustee, Owner Participant and Owner Trustee of any change in its jurisdiction of organization (as such term is used in Article 9 of the Uniform Commercial Code as in effect in the State of Delaware) promptly after making such change or in any event within the period of time necessary under applicable law to prevent the lapse of perfection (absent refiling) of financing statements filed under the Operative Documents.

            (d) Lessee shall at all times maintain its corporate existence except as permitted by Subsection 6.02(e).

            (e) Lessee shall not consolidate with or merge into any other Person or convey, transfer or lease substantially all of its assets as an entirety to any Person, unless:

            (i) the successor or transferee entity shall, if and to the extent required under Section 1110 in order that Owner Trustee continues to be entitled to any benefits of Section 1110 with respect to the Aircraft, be a Citizen of the United States and a Certificated Air Carrier and shall execute and deliver to Loan Trustee, Owner Trustee and Owner Participant an agreement containing the express assumption by such successor or transferee entity of the due and punctual performance and observance of each covenant and condition of the Operative Documents to which Lessee is a party to be performed or observed by Lessee;

            (ii) immediately after giving effect to such transaction, no Event of Default shall have occurred and be continuing; and

            (iii) Lessee shall deliver to Loan Trustee, Owner Participant and Owner Trustee a certificate signed by a Responsible Officer of Lessee, and an opinion of counsel (which may be internal counsel to Lessee), each stating that such consolidation, merger, conveyance, transfer or lease and the assumption agreement mentioned in clause (i) above comply with this Subsection 6.02(e) and that all conditions precedent herein relating to such transaction have been complied with (except that such opinion need not cover the matters referred to in clause (ii) above and may rely, as to factual matters, on a certificate of an officer of Lessee) and, in the case of such opinion, that such assumption agreement has been duly authorized, executed and delivered by such successor Person and is enforceable against such successor Person in accordance with its terms, except as the same may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the rights of creditors generally and by general principles of equity.

            Upon any consolidation or merger, or any conveyance, transfer or lease of substantially all of the assets of Lessee as an entirety in accordance with this Subsection 6.02(e), the successor Person formed by such consolidation or into which Lessee is merged or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, Lessee under this Agreement and the other Operative Documents with the same effect as if such successor Person had been named as Lessee herein.

            (f) Lessee shall remain a Certificated Air Carrier for as long as and to the extent required under Section 1110 in order that Owner Trustee shall be entitled to any of the benefits of Section 1110 with respect to the Aircraft.

            (g) Commencing in ____, on or before [April 30] of each year during the Term, Lessee will deliver to Lessor and Loan Trustee a certificate of Lessee, signed by a Responsible Officer of Lessee to the effect that the signer is familiar with or has reviewed the relevant terms of the Lease and the signer does not have actual knowledge of the existence, as of the date of such certificate, of any condition or event which constitutes a Lease Default or an Event of Default. Lessee agrees that if a Responsible Officer of Lessee has actual knowledge of the existence of a Lease Default, then Lessee shall promptly give to Lessor, Owner Participant and Loan Trustee notice thereof and such other information relating thereto as Lessor, Owner Participant or Loan Trustee may reasonably request. During the Term, Lessee agrees to furnish to Lessor, Owner Participant and, so long as any Equipment Notes remain unpaid, Loan Trustee, Policy Provider and Liquidity Provider: (i) within 60 days after the end of each of the first three quarterly periods in each fiscal year of Lessee, either (x) a consolidated balance sheet of Lessee and its consolidated subsidiaries prepared by it as of the close of such period, together with the related consolidated statements of income for such period or (y) a report of Lessee on Form 10-Q in respect of such period in the form filed with the Securities and Exchange Commission and (ii) within 120 days after the close of each fiscal year of Lessee, either (x) a consolidated balance sheet of Lessee and its consolidated subsidiaries as of the close of such fiscal year, together with the related consolidated statements of income for such fiscal year, certified by independent public accountants, or (y) a report of Lessee on Form 10-K in respect of such year in the form filed with the Securities and Exchange Commission. Lessee may fulfill the requirements of the preceding sentence by providing the material described therein in an electronic format by electronic mail or accessible over the Internet.

                                   ARTICLE 7

                             OWNER FOR TAX PURPOSES

            Section 7.01 Owner for Federal Tax Purposes. It is hereby agreed among Lessee, Owner Participant and Owner Trustee that for Federal income tax purposes Owner Participant will be the owner of the Aircraft and Lessee will be the lessee thereof, and each party hereto agrees to characterize the Lease as a lease for Federal income tax purposes.

                                   ARTICLE 8

                            SITUS OF THE OWNER TRUST

            Section 8.01 Change of Situs of Owner Trust. Owner Participant agrees that if, at any time, the Trust Estate becomes subject to any Taxes for which it is indemnified pursuant to Section 4.02 and if, as a consequence thereof, Lessee requests that the situs of the trust be moved to another state in the United States from the state in which it is then located, the situs of the trust may be moved with the written consent of Owner Participant (which consent shall not be unreasonably withheld) and Owner Participant will take whatever action may be reasonably necessary to accomplish such removal. Lessee shall provide such additional tax indemnification as Owner Participant and Loan Trustee may reasonably request, the rights and obligations under the Operative Documents of Owner Participant and Loan Trustee shall not be altered as a result of the taking of such action, the Lien of the Indenture on the Indenture Estate shall not be adversely affected by such action, Owner Participant and Loan Trustee shall have received an opinion or opinions of counsel (satisfactory to each recipient), in scope, form and substance satisfactory to them to the effect that (i) the trust, as thus removed, remains a validly established trust, (ii) any amendments to the Trust Agreement necessitated by such removal have been duly authorized, executed and delivered by the parties thereto and constitute the valid and binding obligations of such parties, enforceable in accordance with their terms, (iii) such removal will not result in the imposition of, or increase in the amount of, any Tax for which Lessee is not required to indemnify Owner Participant, Loan Trustee, Owner Trustee or the Trust Estate pursuant to
Section 4.02 (taking into account any additional indemnification provided by Lessee pursuant to the first clause of this sentence), and (iv) such removal will not result in any loss of Interest Deductions or MACRS Deductions or an Inclusion Event (as defined in the Tax Indemnity Agreement) with respect to which Lessee is not required to indemnify Owner Participant pursuant to Section [4] of the Tax Indemnity Agreement (taking into account any additional indemnification provided by Lessee pursuant to the first clause of this sentence). If such removal involves the replacement of Owner Trustee, Loan Trustee and Owner Participant must also receive an opinion of counsel to such successor Owner Trustee in form and substance reasonably satisfactory to each recipient covering the matters described in the opinion delivered pursuant to Subsection 3.01(k) and such other matters as they reasonably request. Lessee shall indemnify and hold harmless Owner Participant and Loan Trustee on an After-Tax Basis against any and all reasonable and actual costs and expenses including reasonable counsel fees and disbursements, registration fees, recording or filing fees and taxes incurred by Owner Trustee, Owner Participant and Loan Trustee in connection with such change of situs.

                                   ARTICLE 9

                          INSTRUCTIONS TO OWNER TRUSTEE

            Section 9.01 Instructions to Owner Trustee. Owner Participant agrees that its releasing the amount of its Commitment for the Aircraft to the account of Owner Trustee in accordance with the terms of Article 2 shall constitute, subject to satisfaction or waiver of the conditions set forth in Section 3.01, without further act, authorization and direction by Owner Participant to Owner
Trustee:

            (i) to pay to Lessee Lessor's Cost for the Aircraft;

            (ii) to accept from Lessee the FAA Bill of Sale and the Bill of Sale;

            (iii) to execute an Aircraft Registration Application, the Lease Supplement and the Indenture Supplement, in each case covering the
      Aircraft;

            (iv) to issue the Assumed Equipment Notes to Pass Through Trustee to finance a portion of the Lessor's Cost for the Aircraft and to execute and deliver to Subordination Agent on behalf of Pass Through Trustee for each of the Pass Through Trusts a principal amount of Assumed Equipment Notes bearing the interest rate set forth opposite the name of such Pass Through Trust on Schedule I, which Assumed Equipment Notes shall be in the principal amounts set forth on Schedule I, pursuant hereto and to the Amended and Restated Indenture; and

            (v) to take such other action as may be required to be taken by Owner Trustee on the Delivery Date by the terms of any Operative Document.

                                   ARTICLE 10

                             INTEREST OF NOTEHOLDERS

            Section 10.01 Extent of Interest of Noteholders. No Noteholder shall have any further interest in, or other right with respect to, the mortgage and security interests created by the Indenture when and if the principal of and interest on all Equipment Notes held by such holder and all other sums payable to such holder hereunder, under the Indenture and under such Equipment Notes are paid in full. Each Pass Through Trustee and, by its acceptance of an Equipment Note, each Noteholder agrees that it will look solely to the income and proceeds from the Indenture Estate to the extent available for distribution to such Noteholder as provided in Article III of the Indenture and that neither Owner Participant nor Owner Trustee shall be personally liable to Pass Through Trustees or any Noteholder for any amounts payable under the Equipment Notes, the Indenture or hereunder, except as expressly provided in the Operative Documents.

                                   ARTICLE 11

                                  EXCESS AMOUNT

            Section 11.01 Excess Amount. Loan Trustee, and by acceptance of the Equipment Notes Noteholders, hereby (i) agree that for purposes of the application of Section 1111(b) of the Bankruptcy Code or any successor provision or any comparable provisions that the "debtor" in any bankruptcy proceeding involving the assets held or administered pursuant to the Trust Agreement shall be strictly limited to the Trust Estate (excluding the Excluded Payments) and
(ii) make (and hereby agree to make), with respect to the Indenture Estate, the election provided for in Section 1111(b)(2) of the Bankruptcy Code. It is hereby agreed by Loan Trustee, and by the acceptance of the Equipment Notes Noteholders hereby agree, that if (i) all or any part of the Trust Estate becomes the property of, or Owner Participant becomes, a debtor subject to the reorganization provisions of the Bankruptcy Code or any comparable proceeding,
(ii) pursuant to such reorganization provisions Owner Trustee (in its individual capacity) or Owner Participant is required, by reason of Owner Trustee (in its individual capacity) or Owner Participant being held to have recourse liability to the holder(s) of the Equipment Notes or to Loan Trustee, directly or indirectly (other than the recourse liability of Owner Participant under this Agreement), to make payment on account of any amount payable as principal or interest on the Equipment Notes and (iii) any holder(s) of the Equipment Notes or Loan Trustee actually receives any Excess Amount which reflects any payment by Owner Trustee (in its individual capacity) or Owner Participant on account of clause (ii) above, then such holder(s) or Loan Trustee, as the case may be, shall promptly refund to Owner Trustee or Owner Participant (whichever shall have made such payment) such Excess Amount. For purposes of this Section 11.01, "Excess Amount" means the amount by which such payment exceeds the amount which would have been received by the holder(s) of the Equipment Notes or Loan Trustee if Owner Trustee (in its individual capacity) or Owner Participant had not become subject to the recourse liability referred to in (ii) above. Nothing contained in this Section 11.01 shall prevent the holder of an Equipment Note or Loan Trustee from enforcing any personal recourse obligation (and retaining the proceeds thereof) of Owner Trustee (in its individual capacity) or Owner Participant under this Agreement or the Indenture (and any exhibits or annexes thereto).

                                   ARTICLE 12

                              TRANSACTION EXPENSES

            Section 12.01 Invoices and Payment. Each of the parties hereto shall promptly submit to Owner Trustee and Lessee for their prompt approval (which shall not be unreasonably withheld) copies of invoices in reasonable detail of the Transaction Expenses for which it is responsible for providing information as they are received (but in no event later than [________________]). Owner Participant agrees to transfer to Owner Trustee promptly but in any event no later than [______________] the amount necessary for Owner Trustee to pay Transaction Expenses. To the extent of funds received by it, Owner Trustee agrees to pay all invoices of Transaction Expenses that have been approved by it and Lessee promptly upon receipt thereof. Notwithstanding the foregoing, Lessee may pay directly any or all Transaction Expenses in excess of [____]% of Lessor's Cost.

            Section 12.02 Payment of Other Expenses. If the transaction contemplated by this Agreement fails to close as a result of Owner Participant's failure to negotiate in good faith or to comply with the terms and conditions upon which its participation in the transaction was predicated, Owner Participant will be responsible for all of its fees and expenses, including but not limited to the fees, expenses and disbursements of its special counsel.

                                   ARTICLE 13

                                  REFINANCINGS

            Section 13.01 Refinancings. (a) So long as no Event of Default has occurred and is continuing, Lessee may refinance all (but not less than all) of the Equipment Notes no more than three times by giving written notice to Owner Participant and Owner Trustee for a voluntary redemption of the Equipment Notes by Owner Trustee. Owner Participant will negotiate promptly in good faith to conclude an agreement with Lessee as to the terms of such refinancing (including the terms of any debt to be issued in connection with such refinancing). No such refinancing may increase Owner Participant's investment in the beneficial ownership of the Aircraft.

            Upon such agreement:

            (1) Within ten Business Days of such agreement, Owner Participant will deliver to Lessee a certificate of an authorized representative of Owner Participant (the "Refinancing Certificate") setting forth (i) the proposed date on which the outstanding Equipment Notes will be redeemed, any new debt will be issued and the other aspects of such refinancing will be consummated (such date, the "Refinancing Date") and (ii) the following information calculated pursuant to the provisions of paragraph (7) of this Subsection 13.01(a): (A) subject to the limitations set forth in this Section 13.01, the proposed adjusted debt/equity ratio, (B) the principal amount of debt to be issued by Owner Trustee on the Refinancing Date, (C) the amount, if any, by which Owner Participant's aggregate investment in the beneficial interest in the Aircraft is to be decreased and (D) the proposed revised schedules of Basic Rent percentages and allocations, debt amortization, Special Purchase Price, [Initial Installment, Remaining Installments,] Stipulated Loss Value percentages and Termination Value percentages.

            (2) Within fourteen days of its receipt of the Refinancing Certificate, Lessee may demand a verification of the information set forth therein pursuant to Exhibit E to the Lease.

            (3) Upon the acceptance by Lessee of the accuracy of the information set forth in the Refinancing Certificate (or the determination pursuant to such verification procedures), the appropriate parties will enter into appropriate documentation (which may involve an underwriting agreement in connection with such sale) with the institution or institutions to be named therein providing for (i) the issuance and sale by Owner Trustee to such institution or institutions on the Refinancing Date of debt securities in an aggregate principal amount specified in the Refinancing Certificates (or determined pursuant to the verification procedures) which amount shall be equal to the aggregate principal amount of all Equipment Notes outstanding on the Refinancing Date (such debt securities, the "New Debt") except that the principal amount of New Debt may exceed the principal amount of all outstanding Equipment Notes in connection with the first refinancing under this Section 13.01 but may not be more than 105% of the principal amount of such outstanding Equipment Notes and the maturity of the New Debt may not exceed by more than 6 months the maturity of the Equipment Notes outstanding on the Refinancing Date, (ii) the application of the proceeds of the sale of the New Debt to the redemption of all such Equipment Notes on the Refinancing Date and (iii) the payment to Owner Trustee of the excess, if any, of such proceeds over the amounts necessary to effect such redemption.

            (4) Lessee shall notify Loan Trustee pursuant to Section 2.11 of the Indenture, and Lessee and Owner Trustee will amend the Lease to provide that (i) Basic Rent payable in respect of the period from and after the Refinancing Date shall be as provided in the Refinancing Certificates (or determined pursuant to the verification procedures) and (ii) amounts payable in respect of the Special Purchase Price, [Initial Installment, Remaining Installments,] Stipulated Loss Value and Termination Value from and after the Refinancing Date shall be as provided in the Refinancing Certificates (or determined pursuant to the verification procedures);

            (5) Owner Trustee will enter into an agreement to provide for the securing thereunder of the New Debt in like manner as the Equipment Notes and will enter into such amendments and supplements to the Indenture (or such new indenture or other security agreement) as may be necessary to effect such refinancing;

            (6) Owner Participant shall pay all of the expenses (other than those of Lessee) of such refinancing (including, but not limited to, the fees, expenses and disbursements of counsel and any placement or underwriting fees) and such expenses shall be treated as Transaction Expenses; and

            (7) when calculating any of the information required to be set forth in a Refinancing Certificate, Owner Participant shall make such calculations in a manner which (A) maintains Owner Participant's Net Economic Return (except to the extent the assumptions referred to in the definition of "Net Economic Return" have been altered since the Delivery Date in connection with an adjustment to Rents pursuant to Section 3(c) of the Lease or such assumptions are the subject of the recalculations being conducted by Owner Participant), and
(B) to the extent possible consistent with clause (A), minimizes the Net Present Value of Rents.

            (b) The Equipment Notes are not subject to voluntary redemption by Owner Trustee without the consent of Lessee except as set forth in Section 2.19 of the Indenture.

                                   ARTICLE 14

                              RELEASE OF COLLATERAL

            Section 14.01 Release of Collateral, Assumption and Release. (a) Effective upon, and simultaneously with, the Participants' making their Commitments available pursuant to Section 2, but immediately prior to the execution and delivery of the Amended and Restated Indenture, Loan Trustee agrees that the Collateral (as such term is defined in the Original Indenture) described in paragraph (2) of the Granting Clause of the Original Indenture (the "Released Collateral") is hereby released from the Lien of the Original Indenture, and the parties hereto consent and agree that the Released Collateral shall so be released.

            (b) Effective upon and by the execution and delivery of the Amended and Restated Indenture, Owner Trustee assumes in accordance with the terms of the Amended and Restated Indenture all of the obligations and liabilities of Lessee under the Original Indenture and the Original Equipment Notes to the extent such liabilities and obligations are set forth in the Amended and Restated Indenture (as provided in and collectively evidenced by the Assumed Equipment Notes and the Amended and Restated Indenture), provided that Noteholders and Loan Trustee agree to look only to Lessee, and Lessee hereby agrees that it is solely responsible, for claims with respect to indemnity and all other obligations (other than as to interest accruing after the Delivery Date and as to principal on the Equipment Notes) arising, or as a result of acts or omissions occurring, prior to the Delivery Date. Concurrently with such assumption and subject to the immediately preceding sentence, Loan Trustee and Pass Through Trustee for each Pass Through Trust each, without further act, hereby releases Lessee from all liabilities and obligations under the Original Indenture including, without limitation, all liabilities and obligations under the Original Equipment Notes.

                                   ARTICLE 15

                         DELIVERY DATE INTEREST PAYMENT

            Section 15.01 Delivery Date Interest Payment. (a) Lessee shall pay to Loan Trustee on the Delivery Date and immediately prior to the execution and delivery of the Amended and Restated Indenture, interest accrued on the Original Equipment Notes from and including the date of issuance of the Original Equipment Notes, to, but excluding, the Delivery Date. Loan Trustee shall deposit such payments in a non-interest bearing account for payment to Noteholders on the next Payment Date.

            (b) Amounts payable by Lessee pursuant to Subsection 15.01(a) shall be paid to Loan Trustee at State Street Bank and Trust Company, 225 Franklin Street, Boston, Massachusetts 02110, ABA No. 011-00-0028, Account No. 9903-990-1, Attention: Corporate Trust Department, Reference: Delta (N_____), by wire transfer of immediately available funds in Dollars.

            (c) Loan Trustee agrees that its authentication of the Assumed Equipment Notes shall constitute its acknowledgement, without further act, of its receipt in full of the interest payable pursuant to Subsection 15.01(a).

            (d) Each of the parties hereto agrees that, for Federal income tax purposes, (A) Lessee shall be treated as the initial borrower with respect to the Equipment Notes and may deduct as its interest expense all interest paid or payable with respect to the Equipment Notes for the period prior to the Delivery Date, and (B) Owner Trustee shall be treated as the borrower with respect to the Equipment Notes on and after the Delivery Date.

                                   ARTICLE 16

                                  MISCELLANEOUS

            Section 16.01 Notices. Unless otherwise expressly specified or permitted by the terms hereof, all notices required or permitted under the terms and provisions of this Agreement shall be in English and in writing, and any such notice may be given by registered or certified United States mail, courier service or facsimile or any other customary means of communication, and any such notice shall be effective when delivered (or, if delivered by facsimile, upon completion of transmission and confirmation by the sender (by a telephone call to a representative of the recipient or by machine confirmation) that such transmission was received) addressed as follows:

if to Lessee, addressed to:

      Delta Air Lines, Inc.
      1030 Delta Boulevard
      Atlanta, Georgia  30320
      Attention:  Treasurer, Dept. 856

      Telephone: (404) 714-1724
      Facsimile: (404) 715-4862

      with a copy to the General Counsel at the same address, but Dept. 971

      Telephone: (404) 715-2387
      Facsimile: (404) 733-1657

if to Owner Trustee, addressed to:

      Wells Fargo Bank Northwest, National Association
      79 South Main Street
      Salt Lake City, Utah 84111
      Attention:  Corporate Trust Division
      Telephone: (___) ___-____
      Facsimile: (801) 246-5053

if to Owner Participant, addressed to:

      [Address]
      Attention:  [____________]
      Telephone: (___) ___-____
      Facsimile: (___) ___-____

if to State Street, Loan Trustee, Subordination Agent or any Pass Through Trustee, addressed to:

      State Street Bank And Trust Company of Connecticut,
      National Association
      225 Asylum Street
      Goodwin Square
      Hartford, Connecticut  06103
      Attention:  Corporate Trust Division
      Telephone: (860) 244-1844
      Facsimile: (860) 244-1881

or if to any subsequent Noteholder, addressed to such Noteholder at its address set forth in the Equipment Note Register maintained pursuant to Section 2.07 of the Indenture.

            Any party, by notice to the other parties hereto, may designate different addresses for subsequent notices or communications. Whenever the words "notice" or "notify" or similar words are used herein, they mean the provision of formal notice as set forth in this Section 16.01.

            Section 16.02 Survival of Representations, Warranties, Indemnities, Covenants and Agreements. Except as otherwise provided herein, the representations, warranties, indemnities, covenants and agreements of Lessee, State Street, Loan Trustee, Subordination Agent, Owner Participant, Owner Trustee, each Pass Through Trustee and Noteholders herein, and each of their obligations hereunder, shall survive the making available of the respective Commitments by Pass Through Trustee and Owner Participant, the delivery or return of the Aircraft, the transfer of any interest of Owner Participant in the Trust Estate or the Aircraft or any Engine or the transfer of any interest by any Noteholder in any Equipment Note or the Indenture Estate and the expiration or termination (to the extent arising out of acts or events occurring prior to such expiration) of any Operative Documents.

            Section 16.03 Governing Law. THIS AGREEMENT HAS BEEN DELIVERED IN THE STATE OF NEW YORK AND SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

            Section 16.04 Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

            Section 16.05 No Oral Modifications or Continuing Waivers; Consents. Subject to Section 9.01 of the Indenture, no terms or provisions of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which the enforcement of the change, waiver, discharge or termination is sought. No such change, waiver, discharge or termination shall be effective unless a signed copy thereof is delivered to Loan Trustee. Each Pass Through Trustee and, by its acceptance of an Equipment Note, each subsequent Noteholder covenants and agrees that it shall not unreasonably withhold its consent to any consent of Loan Trustee requested by Lessee under the Indenture.

            Section 16.06 Effect of Headings and Table of Contents. The headings of the various Articles and Sections herein and in the Table of Contents are for convenience of reference only and do not define or limit any of the terms or provisions hereof.

            Section 16.07 Successors and Assigns. All covenants, agreements, representations and warranties in this Agreement by Lessee, by State Street, individually or as Loan Trustee, Subordination Agent or Pass Through Trustee, by Owner Trustee (in its individual capacity or as trustee), by Owner Participant, or by any Noteholder, shall bind and inure to the benefit of and be enforceable by Lessee, and subject to the terms of Subsection 6.02(e), its successors and permitted assigns, each Pass Through Trustee and any successor or other trustee under the Pass Through Trust Agreement to which it is a party, Subordination Agent and its successor under the Intercreditor Agreement, Loan Trustee and its successor under the Indenture, Owner Participant and, subject to the terms of the Trust Agreement, its successors and permitted assigns, and Owner Trustee and its successors as Owner Trustee under the Trust Agreement, whether so expressed or not.

            Section 16.08 Benefits of Agreement. Nothing in this Agreement, express or implied, gives to any Person, other than the parties hereto and their successors hereunder, any benefit or any legal or equitable right, remedy or claim under this Agreement, except as expressly provided herein. Lessee agrees and acknowledges that Liquidity Provider and Policy Provider shall be third party beneficiaries of the indemnities contained in Section 4.03 and may rely on such indemnities to the same extent as if such indemnities were made to Liquidity Provider and Policy Provider directly.

            Section 16.09 Counterparts. This Agreement may be executed in any number of counterparts. Each of the parties hereto shall not be required to execute the same counterpart. Each counterpart of this Agreement including a signature page or pages executed by each of the parties hereto shall be an original counterpart of this Agreement, but all of such counterparts shall together constitute one instrument.

            Section 16.10 Submission to Jurisdiction. Each of the parties hereto, to the extent it may do so under applicable law, for purposes hereof and of all other Operative Documents hereby (a) irrevocably submits itself to the non-exclusive jurisdiction of the courts of the State of New York sitting in the City of New York and to the non-exclusive jurisdiction of the United States District Court for the Southern District of New York, for the purposes of any suit, action or other proceeding arising out of this Agreement, the Lease, the Tax Indemnity Agreement or any other Operative Document, the subject matter hereof or thereof or any of the transactions contemplated hereby or thereby brought by any party or parties hereto, or their successors or permitted assigns and (b) waives, and agrees not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement, the Lease, the Tax Indemnity Agreement or any other Operative Document or the subject matter hereof or thereof or any of the transactions contemplated hereby or thereby may not be enforced in or by such courts.

            Section 16.11 Obligations of Owner Trustee. The parties hereto agree that all of the statements, representations, covenants and agreements made by Owner Trustee (when made in such capacity) contained in this Agreement and any agreement referred to herein other than the Trust Agreement, unless otherwise expressly stated, are made and intended only for the purpose of binding the Trust Estate and establishing the existence of rights and remedies which can be exercised and enforced against the Trust Estate. Therefore, anything contained in this Agreement or such other agreements to the contrary notwithstanding (except for any express provisions that Owner Trustee is responsible for in its individual capacity), no recourse shall be had with respect to this Agreement or such other agreements against Owner Trustee in its individual capacity or against any institution or person which becomes a successor trustee or co-trustee or any officer, director, trustee, servant or direct or indirect parent or controlling person or persons of any of them; provided, however, that this Section 16.11 shall not be construed to prohibit any action or proceeding against any party hereto for its own willful misconduct or grossly negligent conduct for which it would otherwise be liable; and provided, further, that nothing contained in this Section 16.11 shall be construed to limit the exercise and enforcement in accordance with the terms of this Agreement or such other agreements of rights and remedies against the Trust Estate. The foregoing provisions of this Section 16.11 shall survive the termination of this Agreement and the other Operative Documents.

            Section 16.12 Payments to Owner Participant. Payments to be made to Owner Participant as provided in Section 3.06 of the Indenture shall be made to:

      [Bank] ABA No.
      Account No.
      Account Name:
      Reference:

            Section 16.13 Section 1110. It is the intention of the parties hereto that Owner Trustee, as Lessor under the Lease, and Loan Trustee, as assignee of such Owner Trustee's rights under the Lease pursuant to the Indenture, will be entitled to the benefits of Section 1110 in any case in which Lessee is a debtor under Chapter 11 of the Bankruptcy Code.

            IN WITNESS WHEREOF, the parties hereto have caused this Amended and Restated Participation Agreement to be duly executed by their respective officers thereunto duly authorized as of the date first above written.


                                       DELTA AIR LINES, INC.


                                       By:
                                          --------------------------------------
                                          Name:
                                          Title:


                                       STATE STREET BANK AND TRUST COMPANY OF
                                          CONNECTICUT, NATIONAL ASSOCIATION, as
                                          Pass Through Trustee under each of the
                                          Pass Through Trust Agreements


                                       By:
                                          --------------------------------------
                                          Name:
                                          Title:


                                       STATE STREET BANK AND TRUST COMPANY OF
                                          CONNECTICUT, NATIONAL ASSOCIATION,
                                          as Subordination Agent


                                       By:
                                          --------------------------------------
                                          Name:
                                          Title:


                                       STATE STREET BANK AND TRUST COMPANY OF
                                          CONNECTICUT, NATIONAL ASSOCIATION,
                                          as Loan Trustee


                                       By:
                                          --------------------------------------
                                          Name:
                                          Title:


                                       STATE STREET BANK AND TRUST COMPANY OF
                                          CONNECTICUT, NATIONAL ASSOCIATION,
                                          in its individual capacity as set
                                          forth herein


                                       By:
                                          --------------------------------------
                                          Name:
                                          Title:



                                          [___________________________________],
                                          as Owner Participant


                                       By:
                                          --------------------------------------
                                          Name:
                                          Title:


                                       WELLS FARGO BANK NORTHWEST, NATIONAL
                                          ASSOCIATION, not in its individual
                                          capacity, except as otherwise provided
                                          herein, but solely as Owner Trustee


                                       By:
                                          --------------------------------------
                                          Name:
                                          Title:

                                                                   SCHEDULE I to
                                                         PARTICIPATION AGREEMENT


                                   COMMITMENTS


                                            Unpaid
                     Interest Rate and     Principal    Percentage of
     Purchaser           Maturity           Amount      Lessor's Cost
------------------ --------------------- -------------- -----------------
Delta Air Lines      6.718% Series G-1
  Pass Through        Equipment Notes
  Trust 2002-1G-1     due [_______ ,      $[__________]    [________]%
                           20__]
Delta Air Lines      6.417% Series G-2
  Pass Through        Equipment Notes
  Trust 2002-1G-2    due July 2, 2012     $[__________]    [________]%
Delta Air Lines       7.779% Series C
  Pass Through        Equipment Notes
  Trust 2002-1C       due [_______ ,      $[__________]    [________]%
                           20__]
Owner Participant                           Equity
                                          Investment
   [_________]                            $[__________]  [________]%

      Total
   Commitments:                           $[________]

                                                                  SCHEDULE II to
                                                         PARTICIPATION AGREEMENT


                                TRUST SUPPLEMENTS


            Trust Supplement No. 2002-1G-1, dated as of April 30, 2002, between Lessee and Pass Through Trustee in respect of Delta Air Lines Pass Through Trust 2002-1G-1.


            Trust Supplement No. 2002-1G-2, dated as of April 30, 2002, between Lessee and Pass Through Trustee in respect of Delta Air Lines Pass Through Trust 2002-1G-2.


            Trust Supplement No. 2002-1C, dated as of April 30, 2002, between Lessee and Pass Through Trustee in respect of Delta Air Lines Pass Through Trust 2002-1C.

                                                                  EXHIBIT A-1 to
                                                         PARTICIPATION AGREEMENT


                               FORM OF OPINION OF
                               COUNSEL FOR LESSEE

                             [Intentionally Omitted]

                                                                  EXHIBIT A-2 to
                                                         PARTICIPATION AGREEMENT


                               FORM OF OPINION OF
                           SPECIAL COUNSEL FOR LESSEE

                             [Intentionally Omitted]

                                                                  EXHIBIT A-3 to
                                                         PARTICIPATION AGREEMENT


                           FORM OF ss. 1110 OPINION OF
                           SPECIAL COUNSEL FOR LESSEE

                             [Intentionally Omitted]

                                                                    EXHIBIT B to
                                                         PARTICIPATION AGREEMENT


                               FORM OF OPINION OF
                        SPECIAL COUNSEL FOR LOAN TRUSTEE,
                      SUBORDINATION AGENT AND STATE STREET

                             [Intentionally Omitted]

                                                                    EXHIBIT C to
                                                         PARTICIPATION AGREEMENT


                               FORM OF OPINION OF
                               SPECIAL FAA COUNSEL

                             [Intentionally Omitted]

                                                                    EXHIBIT D to
                                                         PARTICIPATION AGREEMENT


                  FORM OF OPINION OF RAY, QUINNEY AND NEBEKER,
                        SPECIAL COUNSEL FOR OWNER TRUSTEE

                             [Intentionally Omitted]

                                                                  EXHIBIT E-1 to
                                                         PARTICIPATION AGREEMENT


                     FORM OF OPINION OF [________________],
                      SPECIAL COUNSEL FOR OWNER PARTICIPANT

                             [Intentionally Omitted]

                                                                  EXHIBIT E-2 to
                                                         PARTICIPATION AGREEMENT


                           FORM OF OPINION OF IN-HOUSE
                          COUNSEL FOR OWNER PARTICIPANT

                             [Intentionally Omitted]

                                                                    EXHIBIT F to
                                                         PARTICIPATION AGREEMENT


                               FORM OF OPINION OF
                            COUNSEL FOR MANUFACTURER

                             [Intentionally Omitted]

                                                                    EXHIBIT G to
                                                         PARTICIPATION AGREEMENT


                               FORM OF OPINION OF
                    SPECIAL COUNSEL FOR PASS THROUGH TRUSTEES

                             [Intentionally Omitted]

                                                                    EXHIBIT I to
                                                         PARTICIPATION AGREEMENT


                              SCHEDULE OF COUNTRIES


Argentina                Grenada                   Norway
Australia                Guatemala                 Paraguay
Austria                  Hungary                   Peoples' Republic of China
Bahamas                  Iceland                   Philippines
Barbados                 India                     Poland
Belgium                  Indonesia                 Portugal
Bermuda Islands          Ireland                   Republic of China (Taiwan)
Brazil                   Italy                     Singapore
British Virgin Islands   Jamaica                   South Africa
Canada                   Japan                     South Korea
Cayman Islands           Kuwait                    Spain
Chile                    Liechtenstein             Sweden
Czech Republic           Luxembourg                Switzerland
Denmark                  Malta                     Thailand
Ecuador                  Mexico                    Trinidad and Tobago
Egypt                    Monaco                    United Kingdom
Finland                  Morocco                   Uruguay
France                   Netherlands Antilles      Venezuela
Germany                  Netherlands, the
Greece                   New Zealand

                                                                    EXHIBIT J to
                                                         PARTICIPATION AGREEMENT

                                RETURN CONDITIONS

            Unless purchased by Lessee pursuant to Section 19 of the Lease, at the time of return of the Airframe upon the expiration of the Lease at the end of the Basic Term or any Renewal Term or upon the termination of the Lease pursuant to Section 9(c) or 15 of the Lease:

            1. Airworthiness Directives. Those Airworthiness Directives of the FAA (if the Aircraft is then registered under the laws of the United States) or the applicable aviation authority of the country of registry of the Aircraft (if the Aircraft is then registered under the laws of any jurisdiction other than the United States) applicable to the Aircraft which require terminating action within thirty (30) days after the end of the Term shall have been accomplished.

            2. Scheduled Maintenance - Airframe. The Airframe shall have not less than 1500 hours remaining until the next scheduled "C" Check, based on the maintenance program applicable to the Airframe at the time of return.

            3. Scheduled Maintenance - Engines. Regardless of whether the maintenance program applicable to the Engines at the time of return is an "on-condition" maintenance program or not, the Engines in the aggregate shall have at least 2,000 cycles remaining with no Engine having any life-limited part with less than 1,000 cycles remaining to the next required life limited part removal.

            4. Deferred Maintenance. There shall be no open, outstanding or deferred maintenance items, scheduled or unscheduled, against the Aircraft, including those identified in pre-delivery inspections.

            5. Manuals. The Aircraft Flight Manual, Flight Crew Operating Manual, and the Quick Reference Handbook specific to the Aircraft shall be delivered with the Aircraft.

            6. General Appearance. The Aircraft shall be clean by U.S. airline standards.

            7. Equivalency Charge. If the Engines do not meet the condition set forth in paragraph 3 above, then Lessee shall pay an Equivalency Charge for the Engines in accordance with the following formula. This formula shall be calculated individually for each life-limited part (LLP) for each Engine:

      Pmt = X* (1,000 - LLPx)

WHERE:

      "Pmt" is the Equivalency Charge payment. Such payment will be the sum of all calculations for both Engines;

      "X" is 100% of the then-current manufacturers list price for each LLP which has fewer than 1,000 cycles remaining. If Lessee has in place negotiated pricing which is less than the manufacturers list price, then "X" shall be Lessee's negotiated price;

      LLPx is the actual number of engine cycles remaining on a particular LLP at the time of return.

            If the Airframe does not meet the conditions set forth in paragraph 2 above, then Lessee shall pay an Equivalency Charge calculated in accordance with the following formula:

      Pmt = A  * (  b-c  )
                  -------
                    d

WHERE:

      "Pmt"         is the Equivalency Charge payment;

      "A" is the then current estimated cost of the next scheduled C Check inspection (provided, that, if under the then-current maintenance program applicable to the Aircraft the C Check is performed in phases, "A" shall equal zero);

      "b"           is 1,500 hours

      "c" is the actual number of operating hours remaining to the next scheduled C Check inspection;

      "d" is the total operating hours allowable between such C Check inspections.

            All Equivalency Charges, if any, shall be payable as Supplemental Rent and shall be due within thirty (30) days after presentation to Lessee of an invoice setting forth in reasonable detail the calculation of such amounts due. Unless both Lessor and Lessee agree, the then-current estimated cost of the next maintenance action or restriction will be the cost quoted by an FAA-approved maintenance facility chosen by Lessee and reasonably acceptable to Lessor.

            The results of the computation of the Equivalency Charges for the Engines and the Airframe shall be netted so that only one consolidated payment is required. If the result of the computation and netting is a negative number, then (except in the case of a return in connection with an Event of Default, in which case no payment by Lessor shall be required) Lessor shall pay such amount to Lessee upon return of the Aircraft and Lessee's satisfaction of all of its obligations hereunder.

            8. Special Markings. Upon termination, cancellation, or expiration of the Lease, Lessee shall, at its cost, paint over or remove from the exterior of the Aircraft all insignias; provided, that the registration number shall not be removed from the Aircraft. This provision will not require Lessee to strip or repaint the Aircraft.

                                                                      Annex A to
                                                            Amended and Restated
                                            Participation Agreement, Lease and
                                                            Amended and Restated
                                              Indenture and Security Agreement
                                                                      (N[_____])

                                   DEFINITIONS
                                   (N[_____])

            "Actual Knowledge" means, (i) as it applies to Owner Trustee or Loan Trustee, as the case may be, actual knowledge of a Responsible Officer in the Trust Office of Owner Trustee or in the Corporate Trust Office of Loan Trustee, as the case may be, and (ii) as it applies to Owner Participant, actual knowledge of a vice president or other higher officer of Owner Participant having responsibility for the transactions contemplated by the Operative Documents.

            "Additional Insureds" has the meaning specified in Section 11(a) of the Lease.

            "After-Tax Basis" means that indemnity and compensation payments required to be made on such basis will be supplemented by the Person paying the base amount by that amount which, when added to such base amount, and after deduction of all Federal, state, local and foreign Taxes required to be paid by or on behalf of the payee with respect of the receipt or realization of any such amounts, and after consideration of any current tax savings of such payee resulting by way of any deduction, credit or other tax benefit attributable to such base amount or Tax, shall net such payee the full amount of such base amount.

            "Agreement" and "Participation Agreement" mean that certain Amended and Restated Participation Agreement (N[_____]), dated as of [_________ __, 200_], among Lessee, State Street, Pass Through Trustee under each Pass Through Trust Agreement, Subordination Agent, Loan Trustee, Owner Participant and Owner Trustee, as the same may be amended, supplemented or otherwise modified from time to time in accordance with its terms, which Amended and Restated Participation Agreement amended and restated in its entirety the Original Participation Agreement.

            "Aircraft" means the Airframe (or any Replacement Airframe substituted therefor pursuant to Section 10(a) of the Lease) together with the two Engines described in the initial Lease Supplement (or any Replacement Engine that may from time to time be substituted for any of such Engines pursuant to
Section 5(b), Section 9(c) or Section 10(b) of the Lease), whether or not any of such initial or substituted Engines is from time to time installed on such Airframe or installed on any other airframe or on any other aircraft. The term "Aircraft" includes any Replacement Aircraft.

            "Airframe" means (a) the Boeing 737-832 aircraft (except (i) the Engines or engines from time to time installed thereon and any and all Parts related to such Engine or engines and (ii) items installed or incorporated in or attached to such Boeing 737-832 aircraft from time to time that are excluded from the definition of Parts (except Engines or engines)) specified in the initial Lease Supplement and (b) any and all related Parts. The term "Airframe" includes any Replacement Airframe that is substituted for the Airframe pursuant to Section 10(a) of the Lease. At such time as any Replacement Airframe is so substituted, such replaced Airframe shall cease to be an Airframe under the Lease.

            "Amended and Restated Indenture" means the Amended and Restated Indenture and Security Agreement (N[_____]), dated as of [__________ __, 200_], between Owner Trustee and Loan Trustee.

            "Assumed Equipment Notes" means the equipment notes dated the Delivery Date to be issued by Owner Trustee pursuant to the Amended and Restated Indenture on the Delivery Date to Subordination Agent on behalf of Pass Through Trustees.

            "Bankruptcy Code" means the United States Bankruptcy Code, 11 United States Code ss.ss.101 et seq., as amended, or any successor statutes thereto.

            "Base Rate" means the rate of interest announced publicly by Citibank, N.A. in New York, New York from time to time as its base rate.

            "Basic Pass Through Trust Agreement" means that certain Pass Through Trust Agreement, dated as of November 16, 2000, between Company and State Street, as the same may be amended, supplemented or otherwise modified from time to time in accordance with its terms (but does not include any Trust Supplement).

            "Basic Rent" means, for the Basic Term, but subject always to the provisions of Section 3(c)(iv) of the Lease, the rent payable for the Aircraft pursuant to Section 3(b) of the Lease as adjusted as provided in Section 3(c) of the Lease and, for any Renewal Term, Basic Rent determined pursuant to Section 19 of the Lease.

            "Basic Term" means the term for which the Aircraft is leased under the Lease pursuant to Section 3(a) thereof commencing on the Delivery Date and ending on [__________ __, 20__], or such earlier date as the Lease is terminated in accordance with the provisions thereof.

            "Beneficial Interest" means the interest of Owner Participant under the Trust Agreement.

            "Bill of Sale" means a full warranty bill of sale covering the Aircraft, executed by Lessee in favor of Owner Trustee, dated the Delivery Date, specifically referring to the Airframe and each Engine, which Bill of Sale shall contain, among other things, a statement that such Bill of Sale thereby conveys to Owner Trustee good title to the Airframe and each Engine described in such Bill of Sale, free and clear of all liens, encumbrances and rights of others except the Lien of the Original Indenture and Liens permitted by clause (v) of
Section 6 of the Lease.

            "Business Day" means any day other than a Saturday, a Sunday or a day on which commercial banks are required or authorized to close in New York, New York, Atlanta, Georgia or the city and state in which Loan Trustee maintains its Corporate Trust Office or receives and disburses funds.

            "Certificated Air Carrier" means a Citizen of the United States holding an air carrier operating certificate issued by the Secretary of Transportation pursuant to Chapter 447 of Title 49 of the United States Code for aircraft capable of carrying ten or more individuals or 6,000 pounds or more of cargo or that otherwise is certified or registered to the extent required to fall within the purview of Section 1110.

            "Citizen of the United States" has the meaning specified for such term in Section 40102(a)(15) of Title 49 of the United States Code or any similar legislation of the United States enacted in substitution or replacement therefor.

            "Claim" has the meaning specified in Section 4.03(a) of the Participation Agreement.

            "Class C Pass Through Trust" means the Delta Air Lines Pass Through Trust 2002-1C-1 created pursuant to the Basic Pass Through Trust Agreement, as supplemented by Trust Supplement No. 2002-1C-1, dated as of April 30, 2002 between Lessee and State Street.

            "Class G-1 Pass Through Trust" means the Delta Air Lines Pass Through Trust 2002-1G-1 created pursuant to the Basic Pass Through Trust Agreement, as supplemented by Trust Supplement No. 2002-1G-1, dated as of April 30, 2002 between Lessee and State Street.

            "Class G-1 Trustee" means Pass Through Trustee under the Basic Pass Through Trust Agreement, as supplemented by Trust Supplement No. 2002-1G-1, dated as of April 30, 2002 between Lessee and State Street.

            "Class G-2 Pass Through Trust" means the Delta Air Lines Pass Through Trust 2002-1G-2 created pursuant to the Basic Pass Through Trust Agreement, as supplemented by Trust Supplement No. 2002-1G-2, dated as of April 30, 2002 between Lessee and State Street.

            "Class G-2 Trustee" means Pass Through Trustee under the Basic Pass Through Trust Agreement, as supplemented by Trust Supplement No. 2002-1G-2, dated as of April 30, 2002 between Lessee and State Street.

            "Closing" has the meaning specified in Section 2.04 of the Participation Agreement.

            "Code" means the Internal Revenue Code of 1986, as amended.

            "Commitment" has the meaning specified in Section 2.03 of the Participation Agreement.

            "Compulsory Acquisition" means requisition of title or other compulsory acquisition, capture, seizure, deprivation, confiscation or detention for any reason of the Aircraft by any government that results in the loss of title or use of the Aircraft by Lessee (or any Permitted Sublessee) for a period in excess of 180 days, but shall exclude requisition for use or hire not involving requisition of title.

            "Confidential Information" has the meaning specified in Section 6.01(i) of the Participation Agreement.

            "Continuous Stay Period" has the meaning specified in Section 4.04(a) of the Indenture.

            "Controlling Party" has the meaning specified in Section 2.06 of the Intercreditor Agreement.

            "Corporate Trust Department" or "Trust Office" means the principal corporate trust office of Owner Trustee at MAC: U1254-031, 79 South Main Street, Salt Lake City, Utah 84111, Attention: Corporate Trust Department, or such other office at which Owner Trustee's corporate trust business is administered which Owner Trustee specifies by notice to Lessee, Loan Trustee and Owner Participant.

            "Corporate Trust Office" means the Corporate Trust Division of Loan Trustee located at State Street Bank and Trust Company of Connecticut, National Association, 225 Asylum Street, Goodwin Square, Hartford, Connecticut, 06103,
Attention: Corporate Trust Division, or such other office at which Loan Trustee's corporate trust business is administered that Loan Trustee specifies by notice to Lessee and Owner Trustee.

            "CRAF Program" means the Civil Reserve Air Fleet Program authorized under 10 U.S.C. Section 9511 et seq. or any similar or substitute program under the laws of the United States.

            "Debt" means any liability for borrowed money, or any liability for the payment of money in connection with any letter of credit transaction, or other liabilities evidenced or to be evidenced by bonds, debentures, notes or other similar instruments or for the deferred purchase price of property, goods or services.

            "Debt Rate" means, with respect to any Series, the rate per annum specified for such Series under the heading "Interest Rate" in Schedule I to the Indenture.

            "Default", when used in the Indenture, means any event or condition that with the giving of notice or the lapse of time or both would become an Indenture Event of Default or Lease Event of Default (excluding Lease Events of Default related to Excluded Payments).

            "Delivery Date" means the date of the initial Lease Supplement for the Aircraft, which date shall be the date the Aircraft is leased by Lessor to Lessee and accepted by Lessee under the Lease.

            "Department of Transportation" means the United States Department of Transportation and any agency or instrumentality of the United States government succeeding to its functions.

            "Direction" has the meaning specified in Section 2.16 of the Indenture.

            "Dollars" and "$" mean the lawful currency of the United States.

            "EBO Date" means [___________ __, ____] (or, if [___________ __,
____] is not a Business Day, the Business Day immediately succeeding [___________ __, ____]).

            "Enforcement Date" has the meaning specified in Section 4.03 of the Indenture.

            "Engine" means (a) each of the two CFM International, Inc. CFM56-7B26 engines, which may be rated at or limited to -24 or higher power, listed by manufacturer's serial number in the initial Lease Supplement, whether or not from time to time installed on the Airframe or installed on any other airframe or on any other aircraft and (b) any Replacement Engine substituted for an Engine pursuant to Section 5(b), Section 9(c) or Section 10(b) of the Lease; together in each case with any and all related Parts. At such time as a Replacement Engine is so substituted, such replaced Engine shall cease to be an Engine under the Lease.

            "Equipment Note" means and includes any Equipment Note originally issued pursuant to Section 2.02 of the Indenture and any Equipment Note issued in exchange therefor or replacement thereof pursuant to Section 2.07 or 2.08 of the Indenture.

            "Equipment Note Register" has the meaning specified in Section 2.07 of the Indenture.

            "Equipment Note Registrar" has the meaning specified in Section 2.07 of the Indenture.

            "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder. Section references to ERISA are to ERISA as in effect at the date of the Participation Agreement and any subsequent provisions of ERISA amendatory thereof, supplemental thereto or substituted therefor.

            "Event of Default" or "Lease Event of Default" has the meaning specified for "Event of Default" in Section 14 of the Lease.

            "Event of Loss" means, with respect to the Aircraft, Airframe or any Engine, any of the following events with respect to such property:

            (a) the loss of such property or of the use thereof due to destruction, damage beyond repair or rendition of such property permanently unfit for normal use for any reason whatsoever;

            (b) any damage to such property which results in an insurance settlement with respect to such property on the basis of a total loss, a compromised total loss or a constructive total loss;

            (c) the theft or disappearance of such property for a period in excess of 180 days;

            (d) the requisition for use of such property by any government (other than a requisition for use by a Government or the government of the country of registry of the Aircraft) that results in the loss of possession of such property by Lessee (or any Permitted Sublessee) for a period in excess of 12 consecutive months or, if earlier, 30 days beyond the Term, provided, however, that no Event of Loss pursuant to this clause (d) shall exist if Lessor has furnished to Lessee the notice specified in Section 10(d) of the Lease;

            (e) the operation or location of the Aircraft, while under requisition for use by any government, in any area excluded from coverage by any insurance policy in effect with respect to the Aircraft required by the terms of
Section 11 of the Lease, unless Lessee shall have obtained indemnity or insurance in lieu thereof from such government;

            (f) any Compulsory Acquisition;

            (g) as a result of any law, rule, regulation, order or other action by the FAA or other government of the country of registry, the use of the Aircraft or Airframe in the normal business of air transportation is prohibited by virtue of a condition affecting all aircraft of the same type for a period of 18 consecutive months, unless Lessee is diligently carrying forward all steps that are necessary or desirable to permit the normal use of the Aircraft or Airframe or, in any event, if such use is prohibited for a period of three consecutive years or if such use is prohibited at the end of the Term;

            (h) the requisition for use of such property by a Government or the country of registry of the Aircraft which shall occur during the Basic Term (or any Renewal Term) and shall continue for 30 days beyond the Term, provided, however, that no Event of Loss pursuant to this clause (h) shall exist if Lessor has furnished to Lessee the notice specified in Section 10(d) of the Lease; and

            (i) with respect to an Engine only, any divestiture of title to or interest in an Engine or any event with respect to an Engine that is deemed to be an Event of Loss with respect to such Engine pursuant to Section 7(a)(vii) of the Lease.

            An Event of Loss with respect to the Aircraft shall be deemed to have occurred if an Event of Loss occurs with respect to the Airframe unless Lessee elects to substitute a Replacement Airframe pursuant to Section 10(a)(i) of the Lease.

            "Excess Amount", when used in the Participation Agreement, has the meaning specified in Section 11.01 of the Participation Agreement and, when used in the Indenture, has the meaning specified in Section 2.18(b) of the Indenture.

            "Excluded Payments" means (i) indemnity payments paid or payable by Lessee to or in respect of Owner Participant or Owner Trustee in its individual capacity, their respective affiliates, successors and permitted assigns and their directors, officers, employees, servants and agents (collectively, the "Owner Indemnitees") pursuant to Sections 4.02 and 4.03 of the Participation Agreement, (ii) proceeds of public liability insurance in respect of the Aircraft payable as a result of insurance claims made, or losses suffered, by Owner Trustee or Loan Trustee in their respective individual capacities or by any of Owner Indemnitees, (iii) proceeds of insurance maintained with respect to the Aircraft by Owner Participant (whether directly or through Owner Trustee) or any other Owner Indemnitee and permitted under Section 11(f) of the Lease, (iv) all payments required to be made under the Tax Indemnity Agreement by Lessee and all payments of Supplemental Rent by Lessee in respect of any amounts payable under the Tax Indemnity Agreement, (v) fees payable to Owner Trustee or Loan Trustee pursuant to the last sentence of Section 4.03(c) of the Participation Agreement, (vi) provided that the Equipment Notes have been duly assumed by Lessee pursuant to Section 2.17 of the Indenture, the amounts payable to Owner Trustee pursuant to the third sentence of Section 19(d) of the Lease plus all reasonable expenses incurred by Owner Trustee and Owner Participant in connection with such assumption, as applicable, (vii) interest accrued on any of the above, and (viii) any right to enforce the payment of any amount described in clauses (i) through (vii) above and the right to declare an Event of Default in respect of any of the foregoing amounts.

            "FAA" means the United States Federal Aviation Administration and any agency or instrumentality of the United States government succeeding to its functions.

            "FAA Bill of Sale" means the bill of sale for the Aircraft on AC Form 8050-2 or such other form as may be approved by the FAA on the Delivery Date, executed by Lessee in favor of Owner Trustee and dated the Delivery Date.

            "Fair Market Renewal Term" has the meaning specified in Section 19(a)(2) of the Lease.

            "Federal Funds Rate" means a fluctuating interest rate per annum in effect from time to time, which rate per annum shall at all times be equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or if such rate is not so published for any day that is a Business Day, the average of the quotations for such day for such transactions received by State Street from three Federal funds brokers of recognized standing selected by it.

            "Fixed Renewal Term" has the meaning specified in Section 19(a)(1) of the Lease.

            "Government" means the government of any of Canada, France, Germany, Japan, The Netherlands, Sweden, Switzerland, the United Kingdom or the United States and any instrumentality or agency thereof.

            "Indemnitee" has the meaning specified in Section 4.03(b) of the Participation Agreement.

            "Indenture" means the Original Indenture as assumed, amended and restated pursuant to the Amended and Restated Indenture, as the same may be amended, supplemented or otherwise modified from time to time in accordance with its terms, including supplementing by an Indenture Supplement pursuant thereto.

            "Indenture Agreements" means the Participation Agreement, the Lease, the Purchase Agreement, the Purchase Agreement Assignment, the Manufacturer's Consent, the Bill of Sale and any other contract, agreement or instrument from time to time assigned or pledged under the Indenture.

            "Indenture Default" means an event or a condition that would constitute an Indenture Event of Default with the passage of time or notice or both.

            "Indenture Estate" means all estate, right, title and interest of Loan Trustee in and to the properties referred to in the Granting Clause of the Indenture, excluding Excluded Payments.

            "Indenture Event of Default" has the meaning specified in Section
4.02 of the Indenture.

            "Indenture Indemnitee" means (i) Loan Trustee, (ii) State Street,
(iii) so long as it holds any Equipment Note as agent and trustee of any Pass Through Trustee, Subordination Agent, (iv) Liquidity Provider and Policy Provider and (v) so long as it is the holder of any Equipment Notes, each Pass Through Trustee and each of their respective directors, officers, employees, agents and servants. No holder of a Pass Through Certificate in its capacity as such shall be an Indenture Indemnitee.

            "Indenture Supplement" means a supplement to the Indenture, substantially in the form of Exhibit A to the Indenture, which particularly describes the Aircraft, and any Replacement Airframe and or Replacement Engine included in the property subject to the Lien of the Indenture.

            ["Initial Installment" has the meaning specified in Section 19(d) of the Lease.]

            "Intercreditor Agreement" means that certain Intercreditor Agreement, dated as of April 30, 2002, among Pass Through Trustees, Liquidity Provider, Policy Provider and Subordination Agent, as the same may be amended, supplemented or otherwise modified from time to time in accordance with its terms.

            "Interests" has the meaning specified in Section 11(a) of the Lease.

            "Lease" or "Lease Agreement" means that certain Lease Agreement (N[_____]), dated as of [___________, ____], between Lessor and Lessee, as the same may be amended, supplemented or otherwise modified from time to time in accordance with its terms and in accordance with the Indenture, including, without limitation, supplementation thereof by one or more Lease Supplements entered into pursuant to the applicable provisions thereof.

            "Lease Default" means any event which with the giving of notice or the lapse of time or both would become an Event of Default.

            "Lease Event of Default" has the meaning set forth under the definition of "Event of Default".

            "Lease Period" means each of the consecutive periods throughout the Basic Term and any Renewal Term ending on a Lease Period Date, the first such period commencing on and including the Delivery Date.

            "Lease Period Date" means [___________, ____] and each succeeding January 2 and July 2, to and including the last such date in the Term.

            "Lease Supplement" means a Lease Supplement, substantially in the form of Exhibit A to the Lease, to be entered into between Lessor and Lessee on the Delivery Date for the purpose of leasing the Aircraft under and pursuant to the terms of the Lease, and any subsequent Lease Supplement entered into in accordance with the terms of the Lease.

            "Lessee" means Delta Air Lines, Inc., a Delaware corporation, and its successors and permitted assigns.

            "Lessor" means Owner Trustee.

            "Lessor Liens" means any Lien or disposition of title or interest arising as a result of (i) claims against Lessor, Wells Fargo Bank Northwest, National Association, in its individual capacity, or Owner Participant not related to the transactions contemplated by the Operative Documents, (ii) any act or omission of Owner Participant, Lessor, or Wells Fargo Bank Northwest, National Association, in its individual capacity, which is not related to the transactions contemplated by the Operative Documents or is in violation of any of the terms of the Operative Documents, (iii) claims against Owner Participant, Lessor, or Wells Fargo Bank Northwest, National Association, in its individual capacity, with respect to Taxes or Claims against which Lessee is not required to indemnify Owner Participant, Lessor or Wells Fargo Bank Northwest, National Association, in its individual capacity, pursuant to Section 4.02 and Section
4.03 of the Participation Agreement or (iv) claims against Lessor or Owner Participant arising out of any transfer by Lessor or Owner Participant of all or any portion of the respective interests of Lessor or Owner Participant in the Aircraft, the Trust Estate or the Operative Documents other than the transfer of possession of the Aircraft by Lessor pursuant to the Lease, the transfer pursuant to the Indenture or a transfer of the Aircraft pursuant to Section 9, 10 or 19 of the Lease or pursuant to the exercise of the remedies set forth in
Section 15 of the Lease, provided, however, that any Lien which is attributable solely to Wells Fargo Bank Northwest, National Association or Owner Participant and would otherwise constitute a Lessor Lien hereunder shall not constitute a Lessor Lien hereunder so long as (1) the existence of such Lien poses no material risk of the sale, forfeiture or loss of the Aircraft, (2) the existence of such Lien does not interfere in any way with the use, possession, operation, or quiet enjoyment of the Aircraft by Lessee (or any Permitted Sublessee), (3) the existence of such Lien does not affect the priority or perfection of, or otherwise jeopardize, the Lien of the Indenture, (4) Wells Fargo Bank Northwest, National Association or Owner Participant, as appropriate, is diligently contesting such Lien and (5) the existence of such Lien does not pose a material threat of interference with the payment of Rent (other than Excluded Payments in favor of Wells Fargo Bank Northwest, National Association or Owner Participant, as appropriate).

            "Lessor's Cost" for the Aircraft means the amount denominated as such in Exhibit B-1 to the Lease.

            "Lien" means any mortgage, pledge, lien, encumbrance, lease, sublease, sub-sublease or security interest.

            "Liquidity Facilities" means the three Revolving Credit Agreements, each dated as of April 30, 2002, between Subordination Agent, as borrower, and Liquidity Provider, and any replacements thereof, in each case as the same may be amended or supplemented or otherwise modified from time to time in accordance with its terms.

            "Liquidity Provider" means Westdeutsche Landesbank Girozentrale, a German banking institution organized under the laws of the State of North Rhine-Westphalia, acting through its New York branch, as liquidity provider under each of the Liquidity Facilities, or any liquidity provider under a replacement liquidity facility.

            "Loan Trustee" has the meaning specified in the introductory paragraph of the Indenture.

            "Loan Trustee Event" means either (i) the Equipment Notes have become due and payable pursuant to Section 4.04(b) of the Indenture or (ii) Loan Trustee has taken action or notified Owner Trustee that it intends to take action to foreclose the Lien of the Indenture or otherwise commence the exercise of any significant remedy under the Indenture or the Lease.

            "Loan Trustee Liens" means any Lien attributable to State Street or Loan Trustee with respect to the Aircraft, any interest therein or any other portion of the Indenture Estate arising as a result of (i) claims against State Street or Loan Trustee not related to its interest in the Aircraft or the administration of the Indenture Estate pursuant to the Indenture, (ii) acts of State Street or Loan Trustee not permitted by, or the failure of State Street or Loan Trustee to take any action required by the Operative Documents or the Pass Through Documents, (iii) claims against State Street or Loan Trustee relating to Taxes or Claims that are excluded from the indemnification provided by Section
4.02 and Section 4.03 of the Participation Agreement pursuant thereto or (iv) claims against State Street or Loan Trustee arising out of the transfer by any such party of all or any portion of its interest in the Aircraft, the Indenture Estate, the Operative Documents or the Pass Through Documents, except a transfer of the Aircraft pursuant to Section 9, 10 or 19 of the Lease or Article IV or V of the Indenture, or a transfer of the Aircraft pursuant to Section 15 of the Lease while an Event of Default is continuing and prior to the time that Loan Trustee has received all amounts due to it pursuant to the Indenture.

            "Loss Payment Date" has the meaning specified in Section 10(a) of the Lease.

            "Majority in Interest of Noteholders" means, as of a particular date of determination and subject to Section 2.16 of the Indenture, the holders of at least a majority in aggregate unpaid principal amount of all Equipment Notes outstanding as of such date (excluding any Equipment Notes held by Owner Trustee or Owner Participant or any interests of Owner Participant therein by reason of subrogation pursuant to Section 4.03 of the Indenture (unless all Equipment Notes then outstanding are held by Owner Trustee or Owner Participant) or Lessee or any affiliate of any thereof).

            "Make-Whole Amount" means, with respect to any Equipment Note, the amount (as determined by an independent investment banker selected by Lessee (and, following the occurrence and during the continuance of an Event of Default, reasonably acceptable to Loan Trustee and Owner Participant)), if any, by which (i) the present value of the remaining scheduled payments of principal and interest from the redemption date to maturity of such Equipment Note computed by discounting each such payment on a semiannual basis from its respective Payment Date (assuming a 360-day year of twelve 30 day months) using a discount rate equal to the Treasury Yield exceeds (ii) the outstanding principal amount of such Equipment Note plus accrued but unpaid interest thereon. For purposes of determining the Make-Whole Amount, "Treasury Yield" means, at the date of determination, the interest rate (expressed as a semiannual equivalent and as a decimal and, in the case of United States Treasury bills, converted to a bond equivalent yield) determined to be the per annum rate equal to the semiannual yield to maturity for United States Treasury securities maturing on the Average Life Date and trading in the public securities market either as determined by interpolation between the most recent weekly average yield to maturity for two series of United States Treasury securities, trading in the public securities markets, (A) one maturing as close as possible to, but earlier than, the Average Life Date and (B) the other maturing as close as possible to, but later than, the Average Life Date, in each case as published in the most recent H.15(519) or, if a weekly average yield to maturity for United States Treasury securities maturing on the Average Life Date is reported on the most recent H.15(519), such weekly average yield to maturity as published in such H.15(519). "H.15(519)" means the weekly statistical release designated as such, or any successor publication, published by the Board of Governors of the Federal Reserve System. The date of determination of a Make-Whole Amount shall be the third Business Day prior to the applicable redemption date and the "most recent H.15(519)" means the H.15(519) published prior to the close of business on the third Business Day prior to the applicable redemption date. "Average Life Date" means, for each Equipment Note to be redeemed, the date which follows the redemption date by a period equal to the Remaining Weighted Average Life at the redemption date of such Equipment Note. "Remaining Weighted Average Life" of an Equipment Note, at the redemption date of such Equipment Note, means the number of days equal to the quotient obtained by dividing: (i) the sum of the products obtained by multiplying (A) the amount of each then remaining installment of principal, including the payment due on the maturity date of such Equipment Note, by (B) the number of days from and including the redemption date to but excluding the scheduled payment date of such principal installment by (ii) the then unpaid principal amount of such Equipment Note.

            "Manufacturer" means The Boeing Company, a Delaware corporation, and its successors and assigns.

            "Manufacturer's Consent" means the Manufacturer's Consent and Agreement to Assignment of Warranties, dated as of the Delivery Date, executed by Manufacturer, as the same may be amended, modified or supplemented from time to time in accordance with its terms.

            "Net Economic Return" has the meaning specified in paragraph 2 of Exhibit E to the Lease.

            "Net Present Value of Rents" means the net present value, as of the Delivery Date, of Basic Rent set forth in Exhibit B-1 to the Lease, discounted at an annual rate of 8 percent on a semi-annual basis.

            "Noteholder" means any Person in whose name an Equipment Note is registered on the Equipment Note Register (including, for so long as it is the registered holder of any Equipment Notes, Subordination Agent on behalf of Pass Through Trustees pursuant to the provisions of the Intercreditor Agreement).

            "Noteholder Liens" means any Lien attributable to any Noteholder on or against the Aircraft, any interest herein or any portion of the Collateral, arising out of any claim against such Noteholder that is not related to the Operative Documents or Pass Through Documents, or out of any act or omission of such Noteholder that is not related to the transactions contemplated by, or that constitutes a breach by such Noteholder of its obligations under, the Operative Documents or the Pass Through Documents.

            "Operative Documents" means, collectively, the Participation Agreement, the Lease, the Lease Supplement covering the Aircraft, the Indenture, the Indenture Supplement covering the Aircraft, the Trust Agreement, the Tax Indemnity Agreement, the Bill of Sale, the FAA Bill of Sale, the Purchase Agreement Assignment, the Manufacturer's Consent and the Equipment Notes.

            "Original Closing Date" means April 30, 2002.

            "Original Documents" means the Original Participation Agreement, the Original Indenture and the Original Equipment Notes.

            "Original Equipment Notes" means the equipment notes, dated April 30, 2002, issued by Lessee pursuant to the Original Indenture on the Original Closing Date to Subordination Agent on behalf of Pass Through Trustee for each of the Pass Through Trusts.

            "Original Indenture" means the Indenture and Security Agreement (N[_____]), dated as of April 30, 2002, between Lessee and Loan Trustee, as such Indenture and Security Agreement may have been amended or supplemented from time to time pursuant to the applicable provisions thereof prior to the execution and delivery of the Amended and Restated Indenture.

            "Original Participation Agreement" means that certain Participation Agreement (N[_____]), dated as of April 30, 2002, among Lessee, Pass Through Trustees, Loan Trustee and Subordination Agent, as such Participation Agreement may have been amended or supplemented from time to time pursuant to the applicable provisions thereof prior to the execution and delivery of the Participation Agreement.

            "Other Party Liens" means any Lien attributable to Pass Through Trustee (other than in its capacity as Noteholder), Subordination Agent (other than in its capacity as Noteholder), Liquidity Provider or Policy Provider on or against the Aircraft, any interest therein, or any portion of the Collateral arising out of any claim against such party that is not related to the Operative Documents or Pass Through Documents, or out of any act or omission of such party that is not related to the transactions contemplated by, or that constitutes a breach by such party of its obligations under, the Operative Documents or the Pass Through Documents.

            "Overall Transaction" means all the transactions contemplated by the Operative Documents.

            "Owner Indemnitee" has the meaning specified in the definition of Excluded Payments.

            "Owner Participant" means the corporation executing the Participation Agreement as Owner Participant, and thereafter any Person to which such corporation transfers all of its right, title and interest in and to the Trust Agreement, the Trust Estate and the Participation Agreement, to the extent permitted by Section 8.01 of the Trust Agreement and Section 6.01(n) of the Participation Agreement.

            "Owner Trustee" means the entity executing the Participation Agreement as Owner Trustee and any entity appointed as successor Owner Trustee pursuant to Section 9.01 of the Trust Agreement, and references to a predecessor Owner Trustee in its individual capacity by name in the Operative Documents shall include such successor Owner Trustee in its individual capacity from and after such succession.

            "Participants" means and includes Pass Through Trustees and Owner Participant.

            "Participation Agreement" has the meaning set forth under the definition of "Agreement".

            "Parts" means any and all appliances, parts, instruments, appurtenances, accessories, furnishings and other equipment of whatever nature (other than (a) complete Engines or engines, (b) any items leased by Lessee or any Permitted Sublessee, (c) cargo containers, (d) components or systems installed on or affixed to the Airframe that are used to provide individual telecommunications or electronic entertainment to passengers aboard the Aircraft, (e) medical and similar emergency equipment and (f) passenger service items and equipment generally used in but not affixed to the Aircraft, such as blankets, coffee pots, beverage and meal servicing carts, etc.), so long as the same are incorporated or installed in or attached to the Airframe or any Engine or so long as title thereto remains vested in Lessor in accordance with the terms of Section 8 of the Lease after removal from the Airframe or any Engine.

            "Pass Through Certificates" means the pass through certificates issued by Pass Through Trustees.

            "Pass Through Documents" means the Pass Through Trust Agreements, the Intercreditor Agreement, the Liquidity Facilities and the Policy Provider Agreement.

            "Pass Through Trust" means each of the three separate grantor trusts created pursuant to the Pass Through Trust Agreements to facilitate certain of the transactions contemplated by the Operative Documents.

            "Pass Through Trust Agreement" means each of the three separate Trust Supplements together in each case with the Basic Pass Through Trust Agreement, as the same may be amended, supplemented or otherwise modified from time to time in accordance with its terms.

            "Pass Through Trustee" has the meaning specified in the introductory paragraph to the Participation Agreement.

            "Pass Through Trustees" means, collectively, Pass Through Trustees under each Pass Through Trust Agreement.

            "Past Due Rate" means, (i) with respect to the portion of any payment of Rent that may be required by the Indenture to be paid by Loan Trustee to Noteholders as principal or interest with respect to a particular Series, a rate per annum equal to the applicable Debt Rate plus 1% and (ii) with respect to the remaining portion of any payment of Rent (and the entire amount of any payment of Rent after the satisfaction and discharge of the Indenture), a rate per annum equal to the Debt Rate for the Series G-2 Equipment Notes plus 1%.

            "Payment Date" means, for any Equipment Note, each July 2 and January 2, commencing with [______________].

            "Payment Default" means the occurrence of an event that would give rise to an Event of Default under Section 14(a) of the Lease upon the giving of notice or the passing of time or both.

            "Permitted Investments" means each of (a) direct obligations of the United States and agencies thereof; (b) obligations fully guaranteed by the United States; (c) certificates of deposit issued by, or bankers' acceptances of, or time deposits with, any bank, trust company or national banking association incorporated or doing business under the laws of the United States or one of the states thereof having combined capital and surplus and retained earnings of at least $100,000,000 and having a rating of A, its equivalent or better by Moody's Investors Service, Inc. ("Moody's") or Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. ("S&P") (or, if neither such organization then rates such institutions, by any nationally recognized rating organization in the United States); (d) commercial paper of any holding company of a bank, trust company or national banking association described in clause (c); (e) commercial paper of companies having a rating assigned to such commercial paper by either Moody's or S&P (or, if neither such organization then rates such commercial paper, by any nationally recognized rating organization in the United States) equal to either of the two highest ratings assigned by such organization; (f) Dollar-denominated certificates of deposit issued by, or time deposits with, the European subsidiaries of (i) any bank, trust company or national banking association described in clause (c), or
(ii) any other bank or financial institution described in clause (h) or (i) below; (g) United States-issued Yankee certificates of deposit issued by, or bankers' acceptances of, or commercial paper issued by, any bank having combined capital and surplus and retained earnings of at least $100,000,000 and headquartered in Canada, Japan, the United Kingdom, France, Germany, Switzerland or The Netherlands and having a rating of A, its equivalent or better by Moody's or S&P (or, if neither such organization then rates such institutions, by any nationally recognized rating organization in the United States); (h) Dollar-denominated time deposits with any Canadian bank having a combined capital and surplus and retained earnings of at least $100,000,000 and having a rating of A, its equivalent or better by Moody's or S&P (or, if neither such organization then rates such institutions, by any nationally recognized rating organization in the United States); (i) Canadian Treasury Bills fully hedged to Dollars; (j) repurchase agreements with any financial institution having combined capital and surplus and retained earnings of at least $100,000,000 collateralized by transfer of possession of any of the obligations described in clauses (a) through (i) above; (k) bonds, notes or other obligations of any state of the United States, or any political subdivision of any state, or any agencies or other instrumentalities of any such state, including, but not limited to, industrial development bonds, pollution control revenue bonds, public power bonds, housing bonds, other revenue bonds or any general obligation bonds, that, at the time of their purchase, such obligations are rated A, its equivalent or better by Moody's or S&P (or, if neither such organization then rates such obligations, by any nationally recognized rating organization in the United States); (1) bonds or other debt instruments of any company, if such bonds or other debt instruments, at the time of their purchase, are rated A, its equivalent or better by Moody's or S&P (or, if neither such organization then rates such obligations, by any nationally recognized rating organization in the United States); (m) mortgage backed securities (i) guaranteed by the Federal National Mortgage Association, the Federal Home Loan Mortgage Corporation or the Government National Mortgage Association or rated AAA, its equivalent or better by Moody's or S&P (or, if neither such organization then rates such obligations, by any nationally recognized rating organization in the United States) or, if unrated, deemed to be of a comparable quality by Loan Trustee and (ii) having an average life not to exceed 15 years as determined by standard industry pricing practices presently in effect; (n) asset-backed securities rated A, its equivalent or better by Moody's or S&P (or, if neither such organization then rates such obligations, by any nationally recognized rating organization in the United States) or, if unrated, deemed to be of a comparable quality by Loan Trustee; and (o) such other investments approved in writing by Loan Trustee; provided that, except in clause (m), the instruments described in the foregoing clauses shall have a maturity of no more than six months from the date of acquisition thereof. The bank acting as Pass Through Trustee or Loan Trustee is hereby authorized, in making or disposing of any investment described herein, to deal with itself (in its individual capacity) or with any one or more of its affiliates, whether it or such affiliate is acting as an agent of Pass Through Trustee or Loan Trustee or for any third person or dealing as principal for its own account.

            "Permitted Lien" has the meaning specified in Section 6 of the Lease.

            "Permitted Sublessee" means any Person to whom Lessee is permitted to sublease the Airframe or any Engine pursuant to Section 7(a) of the Lease.

            "Person" means any person, including any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, trustee, unincorporated organization or government or any agency or political subdivision thereof.

            "Policy Provider" means MBIA Insurance Corporation, a New York-domiciled stock insurance company.

            "Policy Provider Agreement" means the Insurance and Indemnity Agreement dated as of April 30, 2002 among Subordination Agent, Class G-1 Trustee, Class G-2 Trustee, Lessee and Policy Provider, including the related Policy Provider Fee Letter referred to therein, as amended, supplemented or otherwise modified from time to time in accordance with its terms.

            "Purchase Agreement" means Purchase Agreement No. 2022, dated as of October 21, 1997, which incorporates by reference the Aircraft General Terms Agreement AGTA-DAL, dated as of October 21, 1997, between Manufacturer and Lessee, as the same may be amended, supplemented or otherwise modified from time to time in accordance with its terms.

            "Purchase Agreement Assignment" means that certain Purchase Agreement Assignment (N[_____]), dated as of [_____________, ____], between Lessee and Owner Trustee, as the same may be amended, modified, supplemented or modified from time to time in accordance with the terms thereof.

            "Rating Agencies" has the meaning specified in the Intercreditor Agreement.

            "Related Indemnitee Group" has the meaning specified in Section 4.03(b) of the Participation Agreement.

            ["Remaining Installments" has the meaning specified in Section 19(d) of the Lease.]

            "Renewal Term" means any Fair Market Renewal Term or Fixed Renewal Term.

            "Rent" means Basic Rent and Supplemental Rent, collectively.

            "Replacement Aircraft" means the Aircraft of which a Replacement Airframe is part.

            "Replacement Airframe" means a Boeing 737-832 aircraft or a comparable or improved model of Manufacturer (except (a) Engines or engines from time to time installed thereon and any and all Parts related to such Engine or engines and (b) items excluded from the definition of Parts (except Engines or engines)), that shall have been made subject to the Lease pursuant to Section 10(a) thereof, together with all Parts relating to such aircraft.

            "Replacement Engine" means a CFM International, Inc. CFM56-7B engine, which may be rated at or limited to -24 or higher power, (or an engine of the same or another manufacturer of a comparable or an improved model and suitable for installation and use on the Airframe with the other Engine (or any other Replacement Engine being substituted simultaneously therewith)) that is made subject to the Lease pursuant to Section 5(b), Section 9(c) or Section 10(b) thereof, together with all Parts relating to such engine.

            "Responsible Officer" means, (a) with respect to Lessee, its Chairman of the Board, its President, its Chief Operating Officer, any Executive Vice President, any Senior Vice President, the Chief Financial Officer, any Vice President, the Treasurer, the Controller or the Secretary, (b) with respect to Owner Trustee, a responsible officer in the Trust Office of Owner Trustee (including, without limitation, any authorized officer in the Trust Office of Owner Trustee), and (c) with respect to Loan Trustee, a responsible officer in the Corporate Trust Office of Loan Trustee.

            "Section 1110" means Section 1110 of the Bankruptcy Code.

            "Section 1110 Period" has the meaning specified in Section 4.04(a) of the Indenture.

            "Secured Obligations" has the meaning specified in Section 2.06 of the Indenture.

            "Series" means any series of Equipment Notes, including the Series G-1 Equipment Notes, the Series G-2 Equipment Notes, or the Series C Equipment Notes.

            "Series C Equipment Notes" means Equipment Notes issued and designated as "Series C Equipment Notes" under the Indenture, in the original principal amount and maturities and bearing interest as specified in Schedule I to the Indenture under the heading "Series C Equipment Notes."

            "Series G-1 Equipment Notes" means Equipment Notes issued and designated as "Series G-1 Equipment Notes" under the Indenture, in the original principal amount and maturities and bearing interest as specified in Schedule I to the Indenture under the heading "Series G-1 Equipment Notes."

            "Series G-2 Equipment Notes" means Equipment Notes issued and designated as "Series G-2 Equipment Notes" under the Indenture, in the original principal amount and maturities and bearing interest as specified in Schedule I to the Indenture under the heading "Series G-2 Equipment Notes."

            "Special Purchase Price" means the amount denominated as such in Exhibit B-1 to the Lease.

            "State Street" has the meaning specified in the introductory paragraph of the Participation Agreement.

            "Stipulated Loss Value" with respect to the Aircraft as of any date through and including [_____________, ____], means, but subject always to the provisions of Section 3(c)(iv) of the Lease, the amount determined by multiplying Lessor's Cost for the Aircraft by the percentage specified in the last column of Exhibit C to the Lease opposite the Stipulated Loss Value Date with respect to which the amount is determined (as such Exhibit C may be adjusted from time to time as provided in Section 3(c) of the Lease and in
Section 7 of the Tax Indemnity Agreement). "Stipulated Loss Value" as of any date after [______________, ____] shall be the amount determined as provided in
Section 19(a) of the Lease.

            "Stipulated Loss Value Date" means the [_____] calendar day of each calendar month during the Basic Term and any Renewal Term.

            "Sublease" means any sublease permitted by the terms of Section 7(a) of the Lease.

            "Subordination Agent" has the meaning specified in the introductory paragraph of the Participation Agreement.

            "Supplemental Rent" means, without duplication, (a) all amounts, liabilities, indemnities and obligations (other than Basic Rent) which Lessee assumes or agrees to pay under any Operative Document to or on behalf of Lessor or any other Person, (b) amounts payable by Lessor pursuant to Section 2.14(b),
Section 2.14(c), Section 2.14(d), Section 2.14(e) and Section 2.14(f) of the Indenture and (c) Lessor's pro rata share of all compensation and reimbursement of expenses, disbursements and advances payable by Lessee under the Pass Through Trust Agreements. As used herein, the "Lessor's pro rata share" means as of any time a fraction, the numerator of which is the principal balance then outstanding of Equipment Notes and the denominator of which is the aggregate principal balance then outstanding of all "Series G-1 Equipment Notes", "Series G-2 Equipment Notes" and "Series C Equipment Notes" (in each case as defined in the Intercreditor Agreement).

            "Tax" and "Taxes" mean all governmental fees (including, without limitation. license, filing and registration fees) and all taxes (including, without limitation, franchise, excise, stamp, value added, income, gross receipts, sales, use and property taxes), withholdings, assessments, levies, imposts, duties or charges, of any nature whatsoever, together with any related penalties, fines, additions to tax or interest thereon imposed, withheld, levied or assessed by any country, taxing authority or governmental subdivision thereof or therein or by any international authority, including any taxes imposed on any Person as a result of such Person being required to collect and pay over withholding taxes.

            "Tax Indemnitee" means (i) Owner Participant, Owner Trustee, in its individual capacity and as trustee under the Trust Agreement, the Trust Estate, Loan Trustee, each Pass Through Trustee as, but only so long as such Pass Through Trustee is, the owner of any Equipment Note, Subordination Agent as, but only so long as it is, the registered holder of any Equipment Note, (ii) the respective affiliates, successors and permitted assigns of each of the entities described in the preceding clause (i), and (iii) the Indenture Estate. For purposes of this definition, the term "Owner Participant" shall include any member of an affiliated group (within the meaning of Section 1504 of the Code) of which Owner Participant is a member and any entity with which Owner Participant files a consolidated or combined state income tax return.

            "Tax Indemnity Agreement" means that certain Tax Indemnity Agreement (N[_____]), dated as of [________________, ____], between Owner Participant and Lessee, as originally executed or as modified, amended or supplemented pursuant to the applicable provisions thereof.

            "Term" means the Basic Term and, if actually entered into, any Renewal Term.

            "Termination Date" has the meaning set forth in Section 9(a) of the Lease.

            "Termination Value" with respect to the Aircraft as of any date through and including [______________, ____], means, but subject always to the provisions of Section 3(c)(iv) of the Lease, the amount determined by multiplying Lessor's Cost for the Aircraft by the percentage specified in the last column of Exhibit D of the Lease opposite the Termination Date with respect to which the amount is determined (as such Exhibit D may be adjusted from time to time as provided in Section 3(c) of the Lease and in Section 7 of the Tax Indemnity Agreement).

            "Transaction Expenses" means: all of the actual and reasonable out-of-pocket costs, fees and expenses incurred by Owner Trustee, Owner Participant, Pass Through Trustee, Subordination Agent and Loan Trustee in connection with the transactions contemplated by the Participation Agreement, the other Operative Documents, the Pass Through Trust Agreements, the Intercreditor Agreement, the Liquidity Facilities, the Policy Provider Agreement and the Underwriting Agreement (except, in each case, as otherwise provided therein) including, without limitation:

                        (1) the reasonable and actual fees, expenses and
                  disbursements of (A) Bingham Dana LLP, special counsel for Pass Through Trustee, Subordination Agent and Loan Trustee,
                  (B) Ray, Quinney & Nebeker, special counsel for Owner Trustee and (C) Shearman & Sterling, special counsel for Underwriters;

                        (2) the initial fees and reasonable and actual
                  disbursements of Owner Trustee under the Trust Agreement;

                        (3) the initial fee and reasonable and actual
                  disbursements of Loan Trustee under the Indenture;

                        (4) the pro rata share of the initial fees and expenses
                  of Liquidity Provider, Policy Provider, Pass Through Trustee and Subordination Agent;

                        (5) the pro rata share of the underwriting fees and
                  commissions;

                        (6) the fees and expenses with respect to the appraisals
                  (including a pro rata share of the appraisals relating to the Pass Through Certificates) of the Aircraft;

                        (7) the reasonable fees, expenses and disbursements of
                  [___________________], special counsel to Owner Participant, such fees not to exceed the amount previously agreed to by Owner Participant and Lessee;

                        (8) the costs of filing and recording documents with the
                  FAA;

                        (9) the pro rata share of the reasonable fees, expenses
                  and disbursements of Milbank, Tweed, Hadley & McCloy LLP, special counsel to Liquidity Provider;

                        (10) the pro rata share of the reasonable fees, expenses
                  and disbursements of Latham & Watkins, special counsel to Policy Provider; and

                        (11) the equity placement fee and reasonable
                  disbursements of Babcock and Brown Financial Corporation.

            "Transportation Code" means that portion of Title 49 of the United States Code comprising those provisions formerly referred to as the Federal Aviation Act of 1958, as amended, or any subsequent legislation that amends, supplements or supersedes such provisions.

            "Trust Agreement" means that certain Trust Agreement [N[_____]), dated as of [______________, ____], between Owner Participant and Wells Fargo Bank Northwest, National Association, in its individual capacity, as originally executed or as modified, amended or supplemented pursuant to the applicable provisions thereof.

            "Trust Estate" means the Trust Estate as that term is defined in the Trust Agreement.

            "Trust Office" has the meaning set forth under the definition of "Corporate Trust Department".

            "Trust Supplements" means those agreements supplemental to the Basic Pass Through Trust Agreement referred to in Schedule II to the Participation Agreement.

            "Underwriters" means the several underwriters listed as such in the Underwriting Agreement.

            "Underwriting Agreement" means that certain Underwriting Agreement, dated April [__], 2002, among Lessee and Underwriters.

            "United States" means the United States of America.

            "U.S. Government Obligations" means securities that are direct obligations of the United States for the payment of which its full faith and credit is pledged which are not callable or redeemable, and shall also include a depository receipt issued by a bank or trust company as custodian with respect to any such U.S. Government Obligations or a specific payment of interest on or principal of any such U.S. Government Obligations held by such custodian for the account of the holder of a depository receipt so long as such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligations or the specific payment of interest on or principal of the U.S. Government Obligations evidenced by such depository receipt.

            "Warranty Rights" means all right and interest of Lessee in, to and under Parts 1, 2, 3, 4 and 6 of the Product Assurance Document attached as Exhibit C to the Aircraft General Terms Agreement AGTA-DAL, dated as of October 21, 1997, but only to the extent the same relate to continuing rights of Lessee in respect of any warranty or indemnity, express or implied, pursuant to the Product Assurance Document with respect to the Airframe, it being understood that the Warranty Rights exclude any and all other right, title and interest of Lessee in, to and under the Purchase Agreement and that the Warranty Rights are subject to the terms of the Manufacturer's Consent.

            "Wells Fargo" means Wells Fargo Bank Northwest, National Association, a national banking association.

                                                                    EXHIBIT H TO
                                                         PARTICIPATION AGREEMENT

                             FORM OF LEASE AGREEMENT


================================================================================


                                 LEASE AGREEMENT
                                    (N ____)


                                   Dated as of


                              [_________ ___, 200_]


                                     Between


                WELLS FARGO BANK NORTHWEST, NATIONAL ASSOCIATION,
               Not in its Individual Capacity, except as expressly
                  provided herein, but solely as Owner Trustee,
                                                 Lessor


                                       AND


                             DELTA AIR LINES, INC.,
                                                 Lessee


                           One Boeing 737-832 Aircraft


==============================================================================

As set forth in Section 20 hereof, Lessor has assigned to Loan Trustee (as defined herein) certain of its right, title and interest in and to this Lease. To the extent, if any, that this Lease constitutes chattel paper (as such term is defined in the Uniform Commercial Code as in effect in any applicable jurisdiction) no security interest in this Lease may be created through the transfer or possession of any counterpart other than the original executed counterpart, which shall be identified as the counterpart containing the receipt therefor executed by Loan Trustee on the signature page thereof.

                                TABLE OF CONTENTS

                                                                         Page

SECTION 1.  Definitions....................................................

SECTION 2.  Acceptance and Lease...........................................

SECTION 3.  Term and Rent..................................................
              (a)  Basic Term..............................................
              (c)  Basic Rent..............................................
              (d)  Adjustments to Basic Rent...............................
              (e)  Supplemental Rent.......................................
              (f)  Payments in General.....................................

SECTION 4.  Lessor's Representations and Warranties........................

SECTION 5.  Return of the Aircraft.........................................
              (a)  Condition Upon Return...................................
              (b)  Return of the Engines...................................
              (c)  Fuel; Manuals...........................................

SECTION 6.  Liens..........................................................

SECTION 7.  Registration, Maintenance and Operation; Possession and
                 Subleases; Insignia.......................................
              (a)  Registration and Maintenance............................

SECTION 8.  Replacement and Pooling of Parts; Alterations,
                 Modifications and Additions...............................
              (a)  Replacement of Parts....................................
              (b)  Pooling of Parts........................................
              (c)  Alterations, Modifications and Additions................

SECTION 9.  Voluntary Termination..........................................
              (a)  Termination Event.......................................
              (c)  Optional Sale of the Aircraft...........................
              (d)  Termination as to Engines...............................

SECTION 10.  Loss, Destruction, Requisition, etc...........................
              (a)  Event of Loss with Respect to the Aircraft..............
              (b)  Event of Loss with Respect to an Engine.................
              (f)  Application of Payments During Existence of Event of
                     Default...............................................

SECTION 11.  Insurance.....................................................

SECTION 12.  Inspection....................................................

SECTION 13.  Assignment....................................................

SECTION 14.  Events of Default.............................................

SECTION 15.  Remedies......................................................

SECTION 16.  Lessee's Cooperation Concerning Certain Matters...............

SECTION 17.  Notices.......................................................

SECTION 18.  No Set-Off, Counterclaim, etc.................................

SECTION 19.  Renewal Options; Purchase Options; Valuation..................
              (a)  Renewal Options.........................................
              (b)  Purchase Options........................................
              (c)  Valuation...............................................
              (d)  Special Purchase Option.................................

SECTION 20.  Security for Lessor's Obligation to Holders of Secured
                 Certificates..............................................

SECTION 21.  Lessor's Right to Perform for Lessee..........................

SECTION 22.  Investment of Security Funds; Liability of Lessor Limited.....
              (a)  Investment of Security Funds............................
              (b)  Liability of Lessor Limited.............................

SECTION 23.  Submission to Jurisdiction....................................

SECTION 24.  Miscellaneous.................................................

SECTION 25.  Successor Trustee.............................................

SECTION 26.  Covenant of Quiet Enjoyment...................................

SECTION 27.  Lessee's Performance and Rights...............................

                              ANNEXES AND EXHIBITS

EXHIBIT A   -  Form of Lease Supplement

EXHIBIT B-1 -  Basic Rent Payment, Lessor's Cost and Special Purchase Price
               Schedule

EXHIBIT B-2 -  Basic Rent Allocation Schedule

EXHIBIT C   -  Stipulated Loss Value Schedule

EXHIBIT D   -  Termination Value Schedule

EXHIBIT E   -  Rent Recalculation Verification

EXHIBIT F   -  Aircraft Type Equipment Value for Section 11(b)

ANNEX A     -  Definitions

                                 LEASE AGREEMENT
                                     (N____)

            This LEASE AGREEMENT (N____), dated as of [______ __, 200_], between WELLS FARGO BANK NORTHWEST, NATIONAL ASSOCIATION, not in its individual capacity, except as expressly provided herein, but solely as Owner Trustee under the Trust Agreement (as defined in Annex A) (in such capacity, "Lessor"), and DELTA AIR LINES, INC., a corporation organized and existing pursuant to the laws of the State of Delaware ("Lessee");

                              W I T N E S S E T H:

            SECTION 1. Definitions. (a) For all purposes of this Lease, unless the context otherwise requires, capitalized terms used but not defined herein have the respective meanings set forth or incorporated by reference in Annex A.

            (b) Other Definitional Provisions. The definitions stated herein and in Annex A apply equally to both the singular and the plural forms of the terms defined.

                        (i) All references in this Lease to designated
            "Articles", "Sections", "Subsections", "Schedules", "Exhibits", "Annexes" and other subdivisions are to the designated Article, Section, Subsection, Schedule, Exhibit, Annex or other subdivision of this Lease, unless otherwise specifically stated.

                        (ii) The words "herein", "hereof" and "hereunder" and
            other words of similar import refer to this Lease as a whole and not to any particular Article, Section, Subsection, Schedule, Exhibit, Annex or other subdivision.

                        (iii) Unless the context otherwise requires, whenever
            the words "including", "include" or "includes" are used herein, they shall be deemed to be followed by the phrase "without limitation".

                        (iv) All references in this Lease to a "government" are
            to such government and any instrumentality or agency thereof.

            SECTION 2. Acceptance and Lease. Lessor hereby agrees (subject to satisfaction of the conditions set forth in Section 3.01 of the Participation Agreement) to accept the transfer of title from and simultaneously to lease to Lessee hereunder, and Lessee hereby agrees (subject to satisfaction of the conditions set forth in Section 3.02 of the Participation Agreement) to lease from Lessor hereunder, the Aircraft as evidenced by the execution by Lessor and Lessee of a Lease Supplement leasing the Aircraft hereunder. Lessee hereby agrees that such acceptance of the Aircraft by Lessor shall, without further act, irrevocably constitute acceptance by Lessee of such Aircraft for all purposes of this Lease.

            SECTION 3. Term and Rent. (a) Basic Term. The Basic Term shall commence on the Delivery Date and end on [____________ __, 20__], or such earlier date as this Lease may be terminated in accordance with the provisions hereof.

            (b) Basic Rent. Lessee shall pay Basic Rent on each Lease Period Date during the Basic Term, in installments, in the amounts specified in Exhibit B-1. Each such installment of Basic Rent shall be equal to Lessor's Cost multiplied by the percentage for the applicable Lease Period Date specified in Exhibit B-1. Lessor and Lessee agree that Basic Rent shall be allocated as specified in Exhibit B-2.

            (c) Adjustments to Basic Rent.

                  (i) If the Delivery Date does not occur on
            [____________________] or Transaction Expenses paid by Lessor pursuant to Article 12 of the Participation Agreement are other than [_____]% of Lessor's Cost, then in each case the Basic Rent percentages set forth in Exhibit B-1, the allocation of Basic Rent set forth in Exhibit B-2, the Stipulated Loss Value percentages set forth in Exhibit C, the Termination Value percentages set forth in Exhibit D[, the Initial Installments, the Remaining Installments] and the Special Purchase Price shall be recalculated by Owner Participant, on or prior to [__________________], using the same methods and assumptions used to calculate original Basic Rent percentages and allocations, Stipulated Loss Value and Termination Value percentages[, the Initial Installments, the Remaining Installments] and the Special Purchase Price in order to: (1) maintain Owner Participant's Net Economic Return and (2) to the extent possible consistent with clause (1) hereof, minimize the Net Present Value of Rents. In such recalculation there will be no change in the amortization of the Equipment Notes.

                  (ii) (A) In the event of a refinancing as contemplated by
            Article 13 of the Participation Agreement, then the Basic Rent percentages set forth in Exhibit B-1, the allocation of Basic Rent set forth in Exhibit B-2, the Stipulated Loss Value percentages set forth in Exhibit C, the Termination Value percentages set forth in Exhibit D[, the Initial Installments, the Remaining Installments] and the Special Purchase Price shall be recalculated (upwards or downwards) by Owner Participant as contemplated by such Article 13 to (1) maintain Owner Participant's Net Economic Return and (2) to the extent possible consistent with clause (1) hereof, minimize the Net Present Value of Rents and (B) if Lessee elects to satisfy any indemnity obligation pursuant to Section [4(d)(ii)] of the Tax Indemnity Agreement, then the Basic Rent percentages set forth in Exhibit B-1, the allocation of Basic Rent set forth in Exhibit B-2, the Stipulated Loss Value percentages set forth in Exhibit C, the Termination Value percentages set forth in Exhibit D[, the Initial Installments, the Remaining Installments] and the Special Purchase Price shall be recalculated (upwards or downwards) by Owner Participant, using the same methods and assumptions (except to the extent such assumptions must be modified to take into account the Loss (as defined in the Tax Indemnity Agreement) that is the subject of such indemnification and any prior or contemporaneous Loss) used to calculate the Basic Rent percentages and allocations, the Stipulated Loss Value percentages, the Termination Value percentages[, the Initial Installments, the Remaining Installments] and the Special Purchase Price on the Delivery Date, in order to (1) maintain Owner Participant's Net Economic Return and (2) to the extent possible consistent with clause (1) hereof, minimize the Net Present Value of Rents.

                  (iii) Any recalculation of Basic Rent percentages and
            allocations, Stipulated Loss Value and Termination Value percentages[, the Initial Installments, the Remaining Installments] and the Special Purchase Price pursuant to this Section 3(c) shall be determined by Owner Participant subject to the verification procedures set forth in Exhibit E. Such recalculated Basic Rent percentages and allocations, Stipulated Loss Value and Termination Value percentages and Special Purchase Price shall be set forth in a Lease Supplement or an amendment to this Lease.

                  (iv) Anything contained in the Participation Agreement or this
            Lease to the contrary notwithstanding, each installment of Basic Rent, whether or not adjusted in accordance with this Section 3(c), shall, and each payment of Termination Value and Stipulated Loss Value, whether or not adjusted in accordance with this Section 3(c), shall, together with all other amounts (including the Make-Whole Amount, if any, payable by Lessor on the Equipment Notes) payable simultaneously by Lessee pursuant to this Lease, in each case be, under any circumstances and in any event, in an amount at least sufficient to pay in full, on the date on which such amount of Rent is due, any payments then required to be made on account of the principal of, Make-Whole Amount, if any, and interest on the Equipment Notes. No installment of Basic Rent or payment of Termination Value or Stipulated Loss Value shall be increased or adjusted by reason of (i) any attachment or diversion of Rent on account of Lessor Liens or any Noteholder Lien on or against the Trust Estate, any part thereof or the Operative Documents arising as a result of claims against Loan Trustee not related to the transactions contemplated by the Operative Documents, (ii) any modification of the payment terms of the Equipment Notes made without the prior written consent of Lessee or (iii) the acceleration of any Equipment Note or Equipment Notes due to the occurrence of an "Event of Default" (as defined in the Indenture) which does not constitute an Event of Default hereunder.

                  (v) All adjustments to Basic Rent percentages and allocations under this Section 3(c) shall be (A) in compliance with the tests of ss.ss. 4.02(5) and 4.07 of Rev. Proc. 2001-29 and will not cause this Lease to constitute a "disqualified leaseback or long-term agreement" within the meaning of Section 467 of the Internal Revenue Code of 1986, as amended, as each is then in effect and (B) subject to verification pursuant to Exhibit E.

            (d) Supplemental Rent. Lessee shall pay (or cause to be paid) promptly to Lessor, or to whoever is entitled thereto, any and all Supplemental Rent constituting Stipulated Loss Value or Termination Value as the same becomes due and owing and all other amounts of Supplemental Rent within five (5) Business Days after demand or within such other relevant period as is provided in any Operative Document. If Lessee fails to pay any Supplemental Rent when due, Lessor shall have all rights, powers and remedies provided for herein or in any other Operative Document or by law or equity or otherwise in the case of nonpayment of Basic Rent. Lessee shall pay as Supplemental Rent the Make-Whole Amount, if any, due pursuant to Section 2.10(b) or Section 2.11 of the Indenture in connection with a prepayment of the Equipment Notes upon redemption of such Equipment Notes in accordance with Section 2.10(b) or Section 2.11 of the Indenture. Lessee also will pay to Lessor, or to whoever is entitled thereto, on demand, as Supplemental Rent, to the extent permitted by applicable law, interest at the Past Due Rate on any part of any installment of Basic Rent not paid when due for any period for which the same is overdue and on any payment of Supplemental Rent not paid when due for the period until paid.

            (e) Payments in General. All payments of Rent shall be made in Dollars by wire transfer of immediately available funds prior to 10:00 a.m., New York time, on the date of payment, to Lessor at its account at Wells Fargo Bank Northwest, National Association, MAC: U1254-031, 79 South Main Street, Salt Lake City, Utah 84111, ABA No. 121-0002-48, Account No. 051-0922115, Attention:
Corporate Trust Department, Credit Delta (N____) (or such other account of Lessor in the continental United States as Lessor directs by notice to Lessee at least ten (10) business days prior to the due date); provided that so long as the Indenture has not been fully discharged, Lessor hereby irrevocably directs and Lessee agrees, that, unless Loan Trustee otherwise directs, all Rent payable to Lessor and assigned to Loan Trustee pursuant to the Indenture shall be paid prior to 10:00 a.m., New York time on the due date thereof in funds of the type specified in this Section 3(e) directly to Loan Trustee at its account at State Street Bank and Trust Company, 225 Franklin Street, Boston, Massachusetts 02110, ABA No. 011-000-028, Account No. 9903-990-1, Attention: Corporate Trust Department, Reference: Delta (N____) (or such other account of Loan Trustee in the continental United States as Loan Trustee directs by notice to Lessee at least ten (10) business days prior to the due date). Lessor hereby directs and Lessee agrees that all payments of Supplemental Rent owing to Loan Trustee or to a Noteholder pursuant to the Participation Agreement shall be made in Dollars in immediately available funds prior to 12:00 noon, New York time, on the due date thereof at the office of Loan Trustee or at such other office of such other financial institution located in the continental United States as the party entitled thereto directs at least ten (10) business days prior to the due date. All payments of Supplemental Rent payable to Owner Participant, to the extent that such amounts constitute Excluded Payments, shall be made in Dollars in immediately available funds prior to 10:00 a.m., New York time, on the due date thereof, to the account of Owner Participant specified in Section 16.12 of the Participation Agreement (or to such other account specified by Owner Participant by notice to Lessee).

            Notwithstanding anything to the contrary contained herein, if any date on which a payment of Rent becomes due and payable is not a Business Day, then such payment shall not be made on such date but shall be made on the next succeeding Business Day without interest with the same force and effect (provided such payment is made on such next succeeding Business Day).

            SECTION 4. Lessor's Representations and Warranties. LESSOR LEASES AND LESSEE TAKES THE AIRCRAFT AND EACH PART THEREOF "AS-IS," "WHERE-IS." NEITHER LESSOR, LOAN TRUSTEE NOR ANY PARTICIPANT MAKES, HAS MADE OR SHALL BE DEEMED TO HAVE MADE, AND EACH HEREBY EXPRESSLY DISCLAIMS AND WILL BE DEEMED TO HAVE EXPRESSLY DISCLAIMED, ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, AS TO THE TITLE, AIRWORTHINESS, WORKMANSHIP, CONDITION, DESIGN, OPERATION, MERCHANTABILITY OR FITNESS FOR USE OR A PARTICULAR PURPOSE OF THE AIRCRAFT OR ANY PART THEREOF, AS TO THE ABSENCE OF LATENT OR OTHER DEFECTS, WHETHER OR NOT DISCOVERABLE, AS TO THE ABSENCE OF ANY INFRINGEMENT OF ANY PATENT, TRADEMARK OR COPYRIGHT, AS TO THE ABSENCE OF OBLIGATIONS BASED ON STRICT LIABILITY IN TORT, OR ANY OTHER REPRESENTATION OR WARRANTY WHATSOEVER, EXPRESS OR IMPLIED, WITH RESPECT TO THE AIRCRAFT OR ANY PART THEREOF, except that Wells Fargo Bank Northwest, National Association, in its individual capacity, (i) represents and warrants that on the Delivery Date, Lessor shall have received whatever title to the Aircraft was conveyed to it by Lessee, (ii) represents and warrants that on the Delivery Date the Aircraft shall be free of Lessor Liens (including for this purpose Liens which would be Lessor Liens but for the proviso in the definition of Lessor Liens) attributable to it, (iii) covenants that it will not, through its own actions or inactions, interfere in Lessee's quiet enjoyment of the Aircraft during the Term, (iv) agrees that it will not directly or indirectly create, incur, assume or suffer to exist any Lessor Lien attributable to it on or with respect to the Airframe or any Engine or any portion of the Trust Estate and (v) represents and warrants that it is a Citizen of the United States without making use of a voting trust, voting powers agreement or similar arrangement, and agrees that if at any time it ceases to be a Citizen of the United States without making use of a voting trust, voting powers agreement or similar arrangement it will promptly resign as Owner Trustee (if and so long as such citizenship is necessary under the Transportation Code as in effect at such time or, if it is not necessary, if and so long as Owner Trustee's citizenship would have any material adverse effect on Noteholders, Owner Participant or Lessee), effective upon the appointment of a successor Owner Trustee in accordance with Section 9.01 of the Trust Agreement. None of the provisions of this Lease shall be deemed to amend, modify or otherwise affect the representations, warranties or other obligations (express or implied) of Manufacturer or any subcontractor or supplier of Manufacturer with respect to the Airframe, the Engines or any Parts, or to release Manufacturer or any such subcontractor or supplier from any such representation, warranty or obligation. Lessor agrees that it will not directly or indirectly create, incur, assume or suffer to exist any Lessor Lien attributable to it on or with respect to the Airframe or any Engine.

            SECTION 5. Return of the Aircraft. (a) Condition Upon Return. Unless purchased by Lessee pursuant to Section 19, upon the termination of this Lease at the end of the Basic Term or any Renewal Term or pursuant to Section 9(b) or 15, Lessee, at its own expense, will return the Airframe to Lessor at Hartsfield Atlanta International Airport or another major airport at which Lessee has major avionics maintenance capabilities in one of the forty-eight contiguous states of the United States chosen by Lessee, and Lessee will give Lessor at least ten
(10) days' prior notice of the place of such return. At the time of such return, the following conditions will be met. Unless otherwise requested by Lessor at least ninety (90) days prior to such return, Lessee will cause the Aircraft, if it is not then so registered, to be registered under the laws of the United States with the FAA in the name of Lessor or its designee, provided that Lessee shall be relieved of its obligations under this sentence if (i) such registration is prohibited by reason of the failure of Lessor or its designee to be eligible on such date to own an aircraft registered with the FAA or (ii) such registration is otherwise prohibited by applicable law. The Airframe will be fully equipped with the Engines (or other CFM International, Inc. CFM56-7B engines or two engines of the same or another manufacturer of a comparable or improved model, of not less than equivalent utility, value and remaining useful life, and suitable for installation and use on the Airframe without impairing the value, utility or remaining useful life of the Aircraft; provided that both engines shall be of the same make and model) duly installed thereon. Also, at the time of such return, such Airframe and Engines or engines (i) shall be certified (or, if not then registered under the Transportation Code, shall be eligible for certification) as an airworthy aircraft by the FAA, (ii) shall be free and clear of all Liens (other than Lessor Liens (including for this purpose Liens which would be Lessor Liens but for the proviso in the definition of Lessor Liens), Loan Trustee Liens and Noteholder Liens) and rights of third parties under pooling, interchange, overhaul, repair or other similar agreements or arrangements, (iii) shall be in good operating condition or, in the case of any such engines owned by Lessee, shall be in as good operating condition as required by the terms hereof with respect to Engines constituting part of the Aircraft but not then installed on the Airframe, and (iv) shall be in compliance with the return conditions set forth in Exhibit J to the Participation Agreement.

            (b) Return of the Engines. If any engine not owned by Lessor is returned with the Airframe as set forth in paragraph (a) of this Section 5, Lessee, concurrently with such delivery, will, at no cost to Lessor, furnish, or cause to be furnished, to Lessor a full warranty (as to title) bill of sale with respect to each such engine, in form and substance reasonably satisfactory to Lessor (together with an opinion of counsel to the effect that such full warranty bill of sale has been duly authorized and delivered and is enforceable in accordance with its terms and that such engines are free and clear of Liens other than Lessor Liens (including for this purpose Liens which would be Lessor Liens but for the proviso in the definition of Lessor Liens), Loan Trustee Liens and Noteholder Liens), against receipt from Lessor of a bill of sale evidencing the transfer, without recourse or warranty (except as to the conveyance of whatever title was received from Lessee and as to the absence of Lessor Liens, including for this purpose Liens which would be Lessor Liens but for the proviso in the definition of Lessor Liens), by Lessor to Lessee or its designee of all of Lessor's right, title and interest in and to any Engine not being returned with the Airframe.

            (c) Fuel; Manuals. Upon the return of the Airframe pursuant to paragraph (a) of this Section 5, (i) Lessor shall pay Lessee, as compensation for any fuel or oil contained in the fuel or oil tanks of such Airframe, the value of such fuel or oil at the price paid by Lessee for such fuel or oil, as the case may be, and (ii) Lessee shall deliver or cause to be delivered to Lessor all relevant logs, manuals and data and inspection, maintenance and modification records required to be maintained with respect thereto under applicable rules and regulations of each country under the laws of which the Aircraft has been registered during the Term, which logs, manuals, data and records, if not maintained in English, shall be translated into English at no cost to Lessor.

            SECTION 6. Liens. Lessee will not directly or indirectly create, incur, assume or suffer to exist any Lien on or with respect to the Aircraft, title thereto or any interest therein or in this Lease, except (i) the respective rights of Lessor and Lessee as provided in the Operative Documents, the Lien of the Indenture, the rights of any Permitted Sublessee under a Sublease permitted hereunder, and the rights of any Person existing pursuant to the Operative Documents or the Pass Through Documents, (ii) the rights of others under agreements or arrangements to the extent expressly permitted by this Lease, (iii) Lessor Liens (including for this purpose Liens which would be Lessor Liens but for the proviso in the definition of Lessor Liens), Noteholder Liens, Loan Trustee Liens and Other Party Liens, (iv) Liens for Taxes either not yet due or being contested in good faith by appropriate proceedings so long as such proceedings do not involve any material risk of the sale, forfeiture or loss of the Airframe or any Engine or Lessor's or Loan Trustee's interest therein, or, so long as any Equipment Notes are outstanding, materially impair the Lien of the Indenture, (v) materialmen's, mechanics', workers', repairmen's, employees' or other like Liens arising in the ordinary course of business (including those arising under maintenance agreements entered into in the ordinary course of business) securing obligations that either are not yet overdue for a period of more than sixty (60) days or are being contested in good faith by appropriate proceedings so long as such proceedings do not involve any material risk of the sale, forfeiture or loss of the Airframe or any Engine or Lessor's or Loan Trustee's interest therein or, so long as any Equipment Notes are outstanding, materially impair the Lien of the Indenture, (vi) Liens arising out of any judgment or award, so long as such judgment is, within sixty (60) days after the entry thereof, discharged, vacated or reversed, or execution thereof stayed pending appeal or other judicial review or is discharged, vacated or reversed within sixty (60) days after the expiration of such stay, (vii) any other Lien with respect to which Lessee provides a bond, cash collateral or other security adequate in the reasonable opinion of Lessor, (viii) salvage or similar rights of insurers under insurance policies maintained by Lessee, and
(ix) Liens approved in writing by Lessor. Liens described in clauses (i) through
(ix) above are referred to as "Permitted Liens". Lessee shall promptly, at its own expense, take (or cause to be taken) such action as may be necessary duly to discharge (by bonding or otherwise) any Lien other than a Permitted Lien that arises at any time.

            SECTION 7. Possession, Operation and Use, Maintenance and Registration. (a) Possession. Without the prior written consent of Lessor, Lessee shall not sublease or otherwise in any manner deliver, transfer or relinquish possession of the Airframe or any Engine or install any Engine, or permit any Engine to be installed, on any airframe other than the Airframe; provided that, as long as the action to be taken shall not deprive Loan Trustee of the perfected first priority Lien of the Indenture on the Airframe or (subject to the further proviso (B) to clause (i) of this Section 7(a)) any Engine, Lessee (or, except with respect to clauses (viii) and (ix) below, any Permitted Sublessee) may without the prior written consent of Lessor:

                        (i) subject the Airframe to interchange agreements or
            subject any Engine to interchange or pooling agreements or arrangements, in each case entered into by Lessee (or, if a Sublease is then in effect, by the Permitted Sublessee) in the ordinary course of its business; provided that (A) no such agreement or arrangement contemplates or requires the transfer of title to the Airframe and (B) if Lessor's title to any such Engine is divested under any such agreement or arrangement, such divestiture shall be deemed to be an Event of Loss with respect to such Engine, and Lessee shall comply with Section 10(b) in respect thereof;

                        (ii) deliver possession of the Airframe or any Engine to
            any Person for testing, service, repair, restoration, storage, maintenance or other similar purposes or for alterations, modifications or additions to the Airframe or such Engine to the extent required or permitted by the terms hereof;

                        (iii) for a period not to extend beyond the end of the
            Term, transfer or permit the transfer of possession of the Airframe or any Engine to any Government pursuant to a sublease, contract or other instrument;

                        (iv) subject (or permit any Permitted Sublessee to
            subject) the Airframe or any Engine to the CRAF Program or transfer (or permit any Permitted Sublessee to transfer) possession of the Airframe or any Engine to the United States government in accordance with applicable laws, rulings, regulations or orders (including, without limitation, any transfer of possession pursuant to the CRAF Program); provided, that Lessee (or any Permitted Sublessee) (A) shall promptly notify Lessor upon transferring possession of the Airframe or any Engine pursuant to this clause (iv) and (B) in the case of a transfer of possession pursuant to the CRAF Program, shall notify Lessor of the name and address of the responsible Contracting Office Representative for the Military Airlift Command of the United States Air Force or other appropriate Person to whom notices must be given and to whom requests or claims must be made to the extent applicable under the CRAF Program;

                        (v) install an Engine on an airframe owned by Lessee (or
            any Permitted Sublessee) free and clear of all Liens, except (A) Permitted Liens and Liens that apply only to the engines (other than Engines), appliances, parts, instruments, appurtenances, accessories, furnishings and other equipment (other than Parts) installed on such airframe (but not to the airframe as an entirety) and (B) the rights of third parties under interchange agreements or pooling or similar arrangements that would be permitted under clause
            (i) above;

                        (vi) install an Engine on an airframe leased to Lessee
            (or any Permitted Sublessee) or purchased or owned by Lessee (or any Permitted Sublessee) subject to a conditional sale or other security agreement; provided that: (A) such airframe is free and clear of all Liens except (1) the rights of the parties to the lease or conditional sale or other security agreement covering such airframe, or their successors and assigns, and (2) Liens of the type permitted by clause (v) of this Section 7(a); and (B) either: (1) Lessee has obtained from the lessor or secured party of such airframe a written agreement (which may be the lease, conditional sale or other security agreement covering such airframe), in form and substance satisfactory to Lessor (an agreement from such lessor or secured party substantially in the form of the penultimate paragraph of this
            Section 7(a) being deemed to be satisfactory to Lessor), whereby such lessor or secured party expressly agrees that neither it nor its successors or assigns will acquire or claim any right, title or interest in any Engine by reason of such Engine being installed on such airframe at any time while such Engine is subject to this Lease, or (2) such lease, conditional sale or other security agreement provides that such Engine shall not become subject to the Lien of such lease, conditional sale or other security agreement at any time while such Engine is subject to this Lease, notwithstanding its installation on such airframe;

                        (vii) install an Engine on an airframe owned by Lessee
            (or any Permitted Sublessee), leased to Lessee (or any Permitted Sublessee) or purchased by Lessee (or any Permitted Sublessee) subject to a conditional sale or other security agreement under circumstances where neither clause (v) nor clause (vi) of this
            Section 7(a) is applicable; provided that such installation shall be deemed an Event of Loss with respect to such Engine, and Lessee shall comply with Section 10(b) in respect thereof, if such installation adversely affects Lessor's right and interest in, such Engine, Lessor not intending hereby to waive any right or interest it may have to or in such Engine under applicable law until compliance by Lessee with Section 10(b);

                        (viii) sublease any Engine or the Airframe and Engines
            to any United States air carrier as to which there is in force a certificate issued pursuant to the Transportation Code (49 U.S.C. Sections 41101-41112) or successor provision that gives like authority; and

                        (ix) sublease any Engine or the Airframe and Engines to
            (A) any foreign air carrier other than those set forth in clause
            (B), (B) any foreign air carrier that is at the inception of the lease based in and a domiciliary of a country listed in Exhibit I to the Participation Agreement, (C) the manufacturer of the Airframe or any Engine (either directly or through an affiliate), and (D) any foreign air carrier consented to in writing by Lessor, which consent shall not be unreasonably withheld; provided that (x) in the case of a sublease to a foreign air carrier under clause (A) above, Lessor receives at the time of such sublease (1) written confirmation from each of the Rating Agencies that such sublease would not result in a reduction of the rating for any class of Pass Through Certificates below the then current rating for such class of Pass Through Certificates or a withdrawal or suspension of the rating of any class of Pass Through Certificates without regard to the Policy (as defined in the Policy Provider Agreement)and (2) an opinion of counsel to Lessee (such counsel to be reasonably satisfactory to Lessor) to the effect that there exist no possessory rights in favor of the sublessee under the laws of such sublessee's country which would, upon bankruptcy or insolvency of or other default by Lessee and assuming at such time such sublessee is not insolvent or bankrupt, prevent the taking of possession of any such Engine or the Airframe and any such Engine by Lessor in accordance with and when permitted by the terms of Section 15 upon the exercise by Lessor of its remedies under Section 15, (y) in the case of a sublease to any foreign air carrier (other than a foreign air carrier principally based in Taiwan), the United States maintains diplomatic relations with the country in which such foreign air carrier is based at the time such sublease is entered into and (z) in the case of any sublease to a foreign air carrier, such carrier is not then subject to any bankruptcy, insolvency, liquidation, reorganization, dissolution or similar proceeding and shall not have substantially all of its property in the possession of any liquidator, trustee, receiver or similar person;

provided that the rights of any sublessee or other transferee who receives possession of the Aircraft, the Airframe or any Engine by reason of a transfer permitted by this Section 7(a) (other than the transfer of an Engine which is deemed an Event of Loss) shall be subject and subordinate to, and any permitted sublease shall be made expressly subject and subordinate to, all the terms of this Lease and the Lien of the Indenture, including Lessor's rights to repossess pursuant to Section 15 and to avoid such sublease upon such repossession, and Lessee shall remain primarily liable hereunder for the performance and observance of all of the terms and conditions of this Lease to the same extent as if such sublease or transfer had not occurred, any such sublease shall include appropriate provisions for the maintenance and insurance of the Aircraft, the Airframe or such Engine, and no lease or transfer of possession otherwise in compliance with this Section shall (x) result in any registration or re-registration of the Aircraft except to the extent permitted in Section 7(e) or the maintenance, operation or use thereof that does not comply with
Section 7(b) and (c) or (y) permit any action not permitted to be taken by Lessee with respect to the Aircraft hereunder. Lessee shall promptly notify Lessor and the Rating Agencies of the existence of any such sublease with a term in excess of one year.

            Lessor agrees, for the benefit of Lessee (and any Permitted Sublessee) and for the benefit of the lessor or secured party of any airframe or engine leased to Lessee (or any Permitted Sublessee) or purchased or owned by Lessee (or any Permitted Sublessee) subject to a conditional sale or other security agreement, that none of Lessor, its successors or assigns will acquire or claim, as against Lessee (or any Permitted Sublessee) or such lessor or secured party, any right, title or interest in: (A) any engine or engines owned by Lessee (or any Permitted Sublessee) or by the lessor under such lease or subject to a security interest in favor of the secured party under such conditional sale or other security agreement as the result of such engine or engines being installed on the Airframe, or (B) any airframe owned by Lessee (or any Permitted Sublessee) or by the lessor under such lease or subject to a security interest in favor of the secured party under such conditional sale or other security agreement as the result of any Engine being installed on such airframe.

            Lessor acknowledges that any "wet lease" or other similar arrangement under which Lessee (or a Permitted Sublessee) maintains operational control of the Aircraft does not constitute a delivery, transfer or relinquishment of possession for purposes of this Section 7(a).

            (b) Operation and Use. Lessee agrees that the Aircraft will not be maintained, used or operated in violation of any law, rule or regulation of any government of any country having jurisdiction over the Aircraft or in violation of any airworthiness certificate, license or registration relating to the Aircraft issued by any such government, except to the extent Lessee (or, if a Sublease is then in effect, any Permitted Sublessee) is contesting in good faith the validity or application of any such law, rule or regulation in any manner that does not involve any material risk of sale, forfeiture or loss of the Aircraft or materially adversely affect Lessor or, if any Equipment Notes are outstanding, materially impair the Lien of the Indenture; provided, that Lessee shall not be in default under, or required to take any action set forth in, this sentence if it is not possible for it to comply with the laws of a jurisdiction other than the United States (or other than any jurisdiction in which the Aircraft is then registered) because of a conflict with the applicable laws of the United States (or such jurisdiction in which the Aircraft is then registered). Lessee will not operate the Aircraft, or permit the Aircraft to be operated or located, (i) in any area excluded from coverage by any insurance required by the terms of Section 11 or (ii) in any war zone or recognized or, in Lessee's judgment, threatened areas of hostilities unless covered by war risk insurance in accordance with Section 11, unless in the case of either clause (i) or (ii), (x) indemnification complying with Section 11 (a) and (b) has been provided or (y) the Aircraft is only temporarily located in such area as a result of an isolated occurrence or isolated series of occurrences attributable to a hijacking, medical emergency, equipment malfunction, weather conditions, navigational error or other similar unforeseen circumstances and Lessee is using its good faith efforts to remove the Aircraft from such area as promptly as practicable.

            (c) Maintenance. Lessee shall maintain, service and repair the Aircraft (or cause the same to be done) so as to keep the Aircraft in good operating condition and in such condition as may be necessary to enable the airworthiness certification of the Aircraft to be maintained in good standing at all times (other than during temporary periods of storage, during maintenance, testing or modification permitted hereunder, or during periods of grounding by applicable governmental authorities) under the Transportation Code, during such periods in which the Aircraft is registered under the laws of the United States, or, if the Aircraft is registered under the laws of any other jurisdiction, the applicable laws of such jurisdiction and utilizing the same manner and standard of care used by Lessee (or a Permitted Sublessee) with respect to similar aircraft operated by Lessee (or such Permitted Sublessee). In any case, the Aircraft will be maintained in accordance with the maintenance standards required by the FAA (while operated under an FAA-approved maintenance program) or, while operated under the maintenance program of another jurisdiction, standards substantially equivalent to those required by the central aviation authority of Australia, Austria, Belgium, Canada, Denmark, Finland, France, Germany, Ireland, Italy, Japan, the Netherlands, New Zealand, Norway, Spain, Sweden, Switzerland or the United Kingdom. Lessee shall maintain or cause to be maintained all records, logs and other documents required to be maintained in respect of the Aircraft by appropriate authorities in the jurisdiction in which the Aircraft is registered.

            (d) Insignia. Lessee agrees to affix as promptly as practicable after the Delivery Date and thereafter to maintain in the cockpit of the Aircraft, in a clearly visible location, and (if not prevented by applicable law or regulations or by any government) on each Engine, a nameplate bearing the inscription:

                                   Leased From

 Wells Fargo Bank Northwest, National Association, as Owner Trustee and Lessor,

and, for so long as the Airframe and each Engine are subject to the Lien of the Indenture, bearing the following additional inscription:

                                  Mortgaged To

  State Street Bank and Trust Company of Connecticut, National Association, as
                                  Loan Trustee

(such nameplate to be replaced, if necessary, with a nameplate reflecting the name of any successor Lessor or successor Loan Trustee). Except as above provided, Lessee will not allow the name of any Person to be placed on the Airframe or on any Engine as a designation that might be interpreted as a claim of ownership; provided that nothing in this Section 7(d) shall prohibit Lessee (or any Permitted Sublessee) from placing appropriate lettering, painting and markings (including its customary colors and insignia, and those of any code-sharing partner) on the Airframe or on any Engine.

            (e) Registration. Lessee shall, forthwith upon delivery of the Aircraft hereunder, cause the Aircraft to be duly registered in the name of Lessor and, subject to the next sentence and Subsection 6.01(f) of the Participation Agreement, remain duly registered, under the laws of the United States in the name of Lessor except as otherwise required by the Transportation Code; provided that Lessor shall, at Lessee's expense, execute and deliver all such documents as Lessee reasonably requests for the purpose of effecting and continuing such registration, and shall not register the Aircraft or permit the Aircraft to be registered under any laws other than the United States at any time except as provided in Section 6.01(f) of the Participation Agreement and shall cause the Indenture to be duly recorded and maintained of record as a first mortgage on the Aircraft. Lessor, upon compliance with all of the terms of
Section 6.01(f) of the Participation Agreement, shall, at the request and sole expense of Lessee, cooperate with Lessee to take all actions required to change the registration of the Aircraft to another country.

            SECTION 8. Replacement and Pooling of Parts; Alterations, Modifications and Additions. (a) Replacement of Parts. Lessee shall promptly replace or cause to be replaced all Parts incorporated or installed in or attached to the Airframe or any Engine and that become worn out, lost, stolen, destroyed, seized, confiscated, damaged beyond repair or rendered permanently unfit for use for any reason, except as otherwise provided in Section 8(c) or if the Airframe or an Engine to which a Part relates has suffered an Event of Loss. In addition, Lessee (or any Permitted Sublessee) may remove in the ordinary course of maintenance, service, repair, overhaul or testing, any Parts, whether or not worn out, lost, stolen, destroyed, seized, confiscated, damaged beyond repair or rendered permanently unfit for use; provided that Lessee (or any Permitted Sublessee), except as otherwise provided in Section 8(c), will replace such Parts as promptly as practicable. All replacement Parts shall be free and clear of all Liens (except for Permitted Liens and except in the case of replacement property temporarily installed on an emergency basis) and shall be in the condition and repair required to be maintained by the terms hereof. Except as otherwise provided in Section 8(c), any Parts removed from the Airframe or any Engine shall remain property of Lessor no matter where located until it is replaced by a part incorporated or installed in or attached to the Airframe or such Engine that meets the requirements for replacement Parts specified above. Immediately upon any replacement Part becoming incorporated or installed in or attached to the Airframe or any Engine as above provided (except in the case of replacement property temporarily installed on an emergency basis), without further act, (i) title to such replacement Part shall thereupon vest in Lessor, (ii) such replacement Part shall become subject to this Lease and be deemed part of the Airframe or such Engine for all purposes hereof to the same extent as the Parts originally incorporated or installed in or attached to the Airframe or such Engine, and (iii) title to the replaced Part shall thereupon vest in Lessee (or, if a Sublease is then in effect, any Permitted Sublessee), free and clear of all rights of Lessor, and shall no longer be deemed a Part hereunder.

            (b) Pooling of Parts. Any Part removed from the Airframe or any Engine as provided in Section 8(a) may be subjected by Lessee or any Person permitted to be in possession of the Aircraft to a pooling arrangement entered into in the ordinary course of Lessee's or such Person's business; provided that the part replacing such removed Part shall be incorporated or installed in or attached to the Airframe or such Engine in accordance with Section 8(a) as promptly as practicable after the removal of such removed Part. In addition, any replacement Part when incorporated or installed in or attached to the Airframe or any Engine may be owned by any third party subject to such a pooling arrangement; provided that Lessee, at its expense, as promptly thereafter as practicable either (i) causes title to such replacement Part to vest in Lessor by Lessee (or any such Person) acquiring title thereto for the benefit of, and transferring such title to, Lessor free and clear of all Liens (except Permitted Liens), or (ii) replaces such replacement Part by incorporating or installing in or attaching to the Airframe or such Engine a further replacement Part owned by Lessee (or any such Person) free and clear of all Liens except Permitted Liens and by causing title to such further replacement Part to vest in Lessor in the manner contemplated by Section 8(a).

            (c) Alterations, Modifications and Additions. Lessee will make (or cause to be made) such alterations and modifications in and additions to the Airframe and the Engines as are required from time to time to meet the applicable requirements of the FAA or any applicable government of any other jurisdiction in which the Aircraft is then registered; provided, however, that Lessee (or, if a Sublease is then in effect, any Permitted Sublessee) may, in good faith, contest the validity or application of any such requirement in any manner that does not involve any material risk of sale, loss or forfeiture of the Aircraft and does not materially adversely affect Lessor or, so long as any Equipment Notes are outstanding, Loan Trustee. In addition, Lessee (or any Permitted Sublessee), at its own expense, may from time to time add further parts or accessories and make or cause to be made such alterations and modifications in and additions to the Airframe or any Engine as Lessee (or any Permitted Sublessee) deems desirable in the proper conduct of its business, including, without limitation, removal (without replacement) of Parts, provided that no such alteration, modification or addition shall materially diminish the value or utility of the Airframe or such Engine below its value or utility immediately prior to such alteration, modification or addition, assuming that the Airframe or such Engine was then in the condition required to be maintained by the terms of this Lease, except that the value (but not the utility) of the Airframe or any Engine may be reduced by the value of any such Parts that are removed that Lessee deems obsolete or no longer suitable or appropriate for use on the Airframe or any Engine. Title to all Parts incorporated or installed in or attached or added to the Airframe or any Engine as the result of such alteration, modification or addition shall, without further act, vest in Lessor. Notwithstanding the foregoing, Lessee (or any Permitted Sublessee) may, at any time, remove any Part from the Airframe or any Engine if such Part: (i) is in addition to, and not in replacement of or substitution for, any Part originally incorporated or installed in or attached to the Airframe or such Engine at the time of delivery thereof hereunder or any Part in replacement of, or substitution for, any such Part, (ii) is not required to be incorporated or installed in or attached or added to the Airframe or such Engine pursuant to the first sentence of this Section 8(c) and (iii) can be removed from the Airframe or such Engine without materially diminishing the value or utility required to be maintained by the terms of this Lease that the Airframe or such Engine would have had at such time had such removal not occurred. Upon the removal by Lessee (or any Permitted Lessee) of any Part as permitted by this Section 8(c), title to such removed Part shall, without further act, vest in Lessee (or any Permitted Sublessee) and such Part shall no longer be deemed a Part hereunder. Any Part not removed by Lessee (or any Permitted Sublessee) as above provided prior to the return of the Airframe or Engine to Lessor hereunder shall remain the property of Lessor.

            SECTION 9. Voluntary Termination. (a) Termination Event. (1) Lessee may terminate this Lease on any Lease Period Date occurring on or after the fifth anniversary of the Delivery Date if Lessee has determined, as evidenced by a certificate from a Responsible Officer of Lessee, that the Aircraft is obsolete or surplus to its needs.

            (2) Lessee shall give Lessor at least ninety (90) days' revocable advance written notice of Lessee's intention to so terminate this Lease (any such notice, a "Termination Notice") specifying the Lease Period Date on which Lessee intends to terminate this Lease in accordance with this Section 9 (such specified date, a "Termination Date"). Any Termination Notice shall become irrevocable if not revoked at least fifteen (15) days prior to the Termination Date.

            (b) Optional Sale of the Aircraft. If Lessee has so provided a Termination Notice, then during the period from the giving of such notice until the proposed Termination Date (unless Lessee has revoked the Termination Notice specifying such proposed Termination Date), Lessee, as agent for Lessor and at no expense to Lessor, shall use commercially reasonable efforts to obtain in the worldwide market all-cash bids for the purchase of the Aircraft. If it receives any bid, Lessee shall, within five Business Days after receipt thereof and at least ten Business Days prior to the proposed Termination Date, certify to Lessor in writing the amount and terms of each such bid, and the name and address of the party or parties (who shall not be Lessee or any affiliate of Lessee or any Person with whom Lessee or any such affiliate has an arrangement or understanding regarding the future use of the Aircraft by Lessee or any such affiliate but who may be Owner Participant, any affiliate thereof or any Person contacted by Owner Participant) submitting such bid. After Lessee has certified to Lessor all bids received, Owner Participant, any affiliate thereof or any Person contacted by Owner Participant may submit a further bid or bids to Lessee so as to be received not later than ten Business Days prior to the Termination Date proposed by Lessee (unless Lessee shall have revoked the Termination Notice specifying such proposed Termination Date). Subject to the next succeeding sentence, on or before the Termination Date, subject to the release of all mortgage and security interests with respect to the Aircraft under the
Indenture: (1) Lessee shall deliver the Aircraft, or cause the Aircraft to be delivered, to the bidder(s), if any, which submitted the highest all-cash bid therefor at least ten Business Days prior to such Termination Date, in the same manner and in the same condition and otherwise in accordance with all the terms of this Lease as if delivery were made to Lessor pursuant to Section 5, and shall duly transfer to Lessor title to any engines not owned by Lessor all in accordance with the terms of Section 5, (2) Lessor shall comply with the terms of the Indenture and shall, without recourse or warranty (except as to the conveyance of whatever title was received from Lessee and as to the absence of the Lessor Liens, including for this purpose Liens which would be Lessor Liens but for the proviso in the definition of Lessor Liens), subject to prior or concurrent payment by Lessee of all amounts due under clause (3) of this sentence, sell all of Lessor's right, title and interest in and to the Aircraft for cash in Dollars to such bidder(s), the total sales price realized at such sale to be retained by Lessor, and (3) Lessee shall simultaneously pay or cause to be paid to Lessor in funds of the type specified in Section 3(e) hereof, an amount equal to the sum of (A) the excess, if any, of (i) the Termination Value for the Aircraft, computed as of the Termination Date, over (ii) the net cash proceeds from the sale of the Aircraft after deducting the reasonable expenses incurred by Lessor in connection with such sale, (B) all unpaid Basic Rent with respect to the Aircraft payable prior to such Termination Date and all unpaid Supplemental Rent due on or prior to the Termination Date with respect to the Aircraft, and (C) the Make-Whole Amount, if any, due on the Equipment Notes, and upon such payment Lessor simultaneously will transfer to Lessee, without recourse or warranty (except as to the conveyance of whatever title was received from Lessee and as to the absence of Lessor Liens, including for this purpose Liens which would be Lessor Liens but for the proviso in the definition of Lessor Liens), all of Lessor's right, title and interest in and to any Engines constituting part of the Aircraft which were not sold with the Aircraft. Notwithstanding the preceding sentence, Lessor may, if Lessee has not revoked the Termination Notice, elect to retain title to the Aircraft. If Lessor so elects, Lessor shall notify Lessee of such election at least fifteen Business Days prior to the Termination Date accompanied by an irrevocable undertaking by Owner Participant to make available to Lessor for payment to Loan Trustee on the Termination Date the amount required to pay in full the unpaid principal amount of the Equipment Notes outstanding on the Termination Date plus interest accrued thereon through the Termination Date, together with the Make-Whole Amount, if any, due on the Equipment Notes. Upon receipt of notice of such an election by Lessor and the accompanying undertaking by Owner Participant, Lessee shall cease its efforts to obtain bids as provided above and shall reject all bids theretofore or thereafter received. On the Termination Date, Lessor shall (subject to the payment by Lessee of all Rent due on or prior to such date as set forth below) pay in full the unpaid principal amount of the Equipment Notes outstanding on the Termination Date plus interest accrued thereon through the Termination Date together with all Make-Whole Amount, if any, due on the Equipment Notes and, so long as the Equipment Notes are paid as aforesaid, Lessee shall deliver the Airframe and Engines or engines to Lessor in accordance with Section 5 and shall pay all Basic Rent payable prior to the Termination Date and all Supplemental Rent (other than Termination Value) due on or prior to the Termination Date. If no sale occurs on the Termination Date and Lessor has not made the payment contemplated by the preceding sentence and thereby caused this Lease to terminate, or if Lessee revokes its Termination Notice, this Lease shall continue in full force and effect, Lessee shall pay the actual and reasonable out-of-pocket costs and expenses incurred by Owner Participant and Lessor (unless such failure to terminate this Lease is a consequence of the failure of Lessor or Owner Participant without due cause to make, or cause to be made, the payment referred to in the immediately preceding sentence), if any, in connection with preparation for such sale and Lessee may give one or more additional Termination Notices in accordance with Sections 9(a)(1) and 9(a)(2), subject to the last sentence of this Section 9(b). In the event of any such sale or such retention of the Aircraft by Lessor and upon compliance by Lessee with the provisions of this paragraph, the obligations of Lessee to pay Basic Rent and all other amounts hereunder shall cease to accrue and this Lease shall terminate. Lessor may, but shall be under no duty to, solicit bids or inquire into the efforts of Lessee to obtain bids in connection with any such sale. Lessee may revoke a Termination Notice given pursuant to Section 9(a)(2) no more than four times during the Term.

            (c) Termination as to Engines. At any time during the Term, so long as no Event of Default has occurred and is continuing, on at least thirty (30) days' prior written notice, Lessee may terminate this Lease with respect to any Engine. Prior to the date of such termination, Lessee shall replace such Engine hereunder by complying with the terms of Section 10(b) to the same extent as if an Event of Loss had occurred with respect to such Engine, and Lessor shall transfer such right, title and interest as it may have to the replaced Engine as provided in Section 5(b). No termination of this Lease with respect to any Engine as contemplated by this Section 9(c) shall result in any reduction of Basic Rent.

            SECTION 10. Loss, Destruction, Requisition, etc. (a) Event of Loss with Respect to the Aircraft. Upon the occurrence of an Event of Loss with respect to the Airframe or the Airframe and the Engines then installed thereon, Lessee shall as soon as practicable (and, in any event, within 30 days after an Event of Loss has occurred) notify Lessor of such Event of Loss, and, within 90 days after such Event of Loss, Lessee shall notify Lessor of its election to perform one of the following options (it being agreed that if Lessee has not given such notice of election within such 90-day period, Lessee shall be deemed to have elected to perform the option set forth in the following clause (ii)). Lessee may elect either to:

                        (i) substitute, on or before the Loss Payment Date (as
            defined below), as replacement for the Airframe or Airframe and Engines with respect to which an Event of Loss has occurred, a Replacement Airframe (together with a number of Replacement Engines equal to the number of Engines, if any, with respect to which the Event of Loss occurred); provided that if Lessee has not performed such obligation on or prior to the Loss Payment Date, then Lessee shall on the Loss Payment Date pay to Lessor the amount specified in clause (ii) below; or

                        (ii) on or before the Loss Payment Date, pay or cause to
            be paid to Lessor in funds of the type specified in Section 3(e) hereof, an amount equal to the Stipulated Loss Value of the Aircraft corresponding to the Stipulated Loss Value Date occurring on or immediately following the Loss Payment Date; provided, however, that if a Lease Period Date occurs prior to the Loss Payment Date with respect to which Stipulated Loss Value is determined, Lessee shall pay on such Lease Period Date an amount equal to the Basic Rent that would have been payable on such Lease Period Date if such Event of Loss had not occurred.

            The "Loss Payment Date" with respect to an Event of Loss means the earlier of (x) the Business Day next succeeding the 120th day following the date of occurrence of such Event of Loss or (y) an earlier Business Day irrevocably specified at least 15 days in advance by notice from Lessee to Lessor and Loan Trustee.

            At such time as Lessor shall have received the amounts specified in clause (ii) above, together with all other amounts then due hereunder (including, without limitation, all Basic Rent due before the date of such payment and all Supplemental Rent), under the Participation Agreement and under the Tax Indemnity Agreement, (1) the obligation of Lessee to pay the installments of Basic Rent, Supplemental Rent, Stipulated Loss Value, Termination Value or any other amount shall cease to accrue, (2) this Lease shall terminate, (3) Lessor will comply with the terms of the Indenture and transfer to or at the direction of Lessee, without recourse or warranty (except as to the conveyance of whatever title was received from Lessee and as to the absence of Lessor Liens, including for this purpose Liens which would be Lessor Liens but for the proviso in the definition of Lessor Liens), all of Lessor's right, title and interest in and to the Airframe and both Engines, and furnish to or at the direction of Lessee a bill of sale in form and substance reasonably satisfactory to Lessee (or any Permitted Sublessee), evidencing such transfer, and (4) Lessee will be subrogated to all claims of Lessor, if any, against third parties, for damage to or loss of the Airframe and any Engines which were subject to such Event of Loss to the extent of the then insured value of the Aircraft.

            If Lessee elects to substitute a Replacement Airframe (or a Replacement Airframe and one or more Replacement Engines, as the case may be) Lessee shall, at its sole expense, not later than the Loss Payment Date, (A) furnish Lessor with a full warranty bill of sale and an FAA bill of sale, in form and substance reasonably satisfactory to Lessor, evidencing the transfer of title to such Replacement Airframe (or Replacement Airframe and one or more Replacement Engines), (B) cause a Lease Supplement and an Indenture Supplement for such Replacement Airframe and Replacement Engines, if any, to be delivered to Lessor for execution and, upon such execution, to be filed for recordation pursuant to the Transportation Code or the applicable laws of such other jurisdiction in which the Aircraft is then registered, (C) cause a financing statement or statements with respect to the Replacement Airframe and Replacement Engines, if any, or other requisite documents or instruments to be filed in such place or places as are necessary for Lessor to perfect its and Loan Trustee's interest therein and herein in the United States, or in any other jurisdiction in which the Aircraft is then registered, (D) furnish Lessor and Loan Trustee with an opinion of Lessee's counsel (which may be internal counsel of Lessee) addressed to Lessor and Loan Trustee to the effect that upon such replacement, title to such Replacement Airframe and Replacement Engines, if any, will be vested in Lessor and such Replacement Airframe and Replacement Engines, if any, will be subject to the Lien of the Indenture and addressing the matters set forth in clauses (B) and (C), (E) furnish Lessor with a certificate of an independent aircraft engineer or appraiser, certifying that the Replacement Airframe and Replacement Engines, if any, have a value and utility (without regard to hours or cycles) at least equal to the Airframe and Engines, if any, so replaced, assuming the Airframe and such Engines were in the condition and repair required by the terms hereof immediately prior to the occurrence of such Event of Loss, (F) furnish Lessor with evidence of compliance with the insurance provisions of Section 11 with respect to such Replacement Airframe and Replacement Engines, if any, and (G) furnish Lessor and Loan Trustee with an opinion of Lessee's counsel (which may be internal counsel of Lessee) to the effect that Lessor and Loan Trustee as assignee of Lessor will be entitled to the benefits of Section 1110 with respect to the Replacement Airframe, provided that (i) such opinion need not be delivered to the extent that the benefits of
Section 1110 were not, by reason of a change in law or governmental or judicial interpretation thereof, available to Lessor or Loan Trustee with respect to the Aircraft immediately prior to such substitution and (ii) such opinion may contain qualifications and assumptions of the tenor contained in the Section 1110 opinion of Lessee's special counsel delivered pursuant to Section 3.01 of the Participation Agreement on the Delivery Date and such other qualifications and assumptions as are at the time customary in opinions rendered in comparable circumstances. For all purposes hereof, the property so substituted shall after such transfer be deemed part of the property leased hereunder and shall be deemed an "Aircraft", "Airframe" and "Engine", as the case may be, as defined herein.

            In the case of title to each Replacement Airframe or Replacement Airframe and one or more Replacement Engines being transferred to Lessor and each Replacement Airframe or Replacement Airframe and one or more Replacement Engines being subjected to the Lien of the Indenture under this Section 10(a), promptly upon the recordation of the Lease Supplement and the Indenture Supplement covering any such Replacement Airframe and Replacement Engines, if any, pursuant to the Transportation Code (or pursuant to the applicable law of such other jurisdiction in which such Replacement Airframe and Replacement Engines, if any, are registered), Lessee will cause to be delivered to Lessor and Loan Trustee a favorable opinion of FAA counsel selected by Lessee if at the time of the Event of Loss the Aircraft was registered under the laws of the United States (or, if at the time of the Event of Loss the Aircraft was registered under the laws of another jurisdiction, counsel qualified to opine on matters of registration in such jurisdiction selected by Lessee, which counsel shall be reasonably satisfactory to Lessor and Loan Trustee) addressed to Lessor and Loan Trustee as to the due registration of such Replacement Aircraft in the name of Lessor (or other Person if the Aircraft subject to the Event of Loss had been registered in the name of such other Person at the time of the Event of
Loss) and the due recordation of such Lease Supplement and Indenture Supplement or such other requisite documents or instruments and the validity and perfection of the security interest in the Replacement Aircraft granted to Loan Trustee under the Indenture.

            Upon compliance with clauses (A) through (G) of the fourth paragraph of this Section 10(a), (i) Lessor shall simultaneously comply with the terms of the Indenture and transfer to or at the direction of Lessee, without recourse or warranty (except as to the conveyance of whatever title was received from Lessee and as to the absence of Lessor Liens, including for this purpose Liens which would be Lessor Liens but for the proviso in the definition of Lessor Liens), all of Lessor's right, title and interest, if any, in and to the Airframe and any Engines with respect to which such Event of Loss occurred and furnish to or at the direction of Lessee a bill of sale, in form and substance reasonably satisfactory to Lessee, evidencing such transfer and (ii) Lessee will be subrogated to all claims of Lessor, if any, against third parties, for damage to or loss of the Airframe and any Engines which were subject to such Event of Loss. No substitution pursuant to this Section 10(a) shall result in any reduction in Basic Rent.

            (b) Event of Loss with Respect to an Engine. Upon the occurrence of an Event of Loss with respect to an Engine under circumstances in which there has not occurred an Event of Loss with respect to the Airframe, Lessee shall give Lessor prompt written notice thereof and shall, within 120 days after the occurrence of such Event of Loss, convey or cause to be conveyed to Lessor, as replacement for the Engine with respect to which such Event of Loss occurred, title to a Replacement Engine free and clear of all Liens (other than Permitted Liens). Prior to or at the time of any such conveyance, Lessee will (i) furnish Lessor with a warranty (as to title) bill of sale, in form and substance reasonably satisfactory to Lessor, with respect to such Replacement Engine, (ii) cause a Lease Supplement and an Indenture Supplement covering such Replacement Engine to be delivered to Lessor for execution and, upon such execution, to be filed for recordation pursuant to the Transportation Code or the applicable laws of any other jurisdiction in which the Aircraft is then registered, (iii) cause a financing statement or statements with respect to such Replacement Engine or other requisite documents or instruments to be filed in such place or places as necessary in order to perfect Lessor's and Loan Trustee's interest therein and herein in the United States, or in such other jurisdiction in which the Engine is then registered, (iv) furnish Lessor and Loan Trustee with an opinion of Lessee's counsel (which may be internal counsel to Lessee) addressed to Lessor and Loan Trustee to the effect that, upon such replacement, title to such Replacement Engine will be vested in Lessor and such Replacement Engine will be subject to the Lien of the Indenture, (v) furnish Lessor with a certificate of an aircraft engineer or appraiser (who may be an employee of Lessee) certifying that such Replacement Engine has a value and utility (without regard to hours or cycles) at least equal to the Engine so replaced assuming such Engine was in the condition and repair required by the terms hereof immediately prior to the occurrence of such Event of Loss and (vi) furnish Lessor with evidence of compliance with the insurance provisions of Section 11 with respect to such Replacement Engine. For all purposes hereof, the Replacement Engine so substituted shall after such transfer be deemed part of the property leased hereunder and shall be deemed an "Engine" as defined herein. Promptly upon the recordation of the Lease Supplement and the Indenture Supplement covering such Replacement Engine pursuant to the Transportation Code (or pursuant to the applicable law of such other jurisdiction in which the Aircraft is registered), Lessee will cause to be delivered to Lessor and Loan Trustee an opinion of FAA counsel selected by Lessee if at the time of the Event of Loss the Aircraft was registered under the laws of the United States (or, if at the time of the Event of Loss the Aircraft was registered under the laws of another jurisdiction, counsel qualified to opine on matters of registration in such jurisdiction selected by Lessee, which counsel shall be reasonably satisfactory to Lessor and Loan Trustee) addressed to Lessor and Loan Trustee as to the due recordation of such Lease Supplement and such Indenture Supplement or such other requisite documents or instruments and the validity and perfection of the security interest in the Replacement Engine granted to Loan Trustee under the Indenture. Upon compliance with clauses (i) through (vi) of the second sentence of this paragraph, Lessor will comply with the terms of the Indenture and transfer to or at the direction of Lessee without recourse or warranty (except as to the conveyance of whatever title was received from Lessee and as to the absence of Lessor Liens, including for this purpose Liens which would be Lessor Liens but for the proviso in the definition of Lessor Liens) all of Lessor's right, title and interest, if any, in and to (A) the Engine with respect to which such Event of Loss occurred and furnish to or at the direction of Lessee a bill of sale in form and substance reasonably satisfactory to Lessee, evidencing such transfer and (B) all claims, if any, against third parties, for damage to or loss of the Engine subject to such Event of Loss, and such Engine shall thereupon cease to be an Engine leased hereunder. No substitution pursuant to this Section 10(b) shall result in any reduction in Basic Rent.

            (c) Application of Payments for Event of Loss from Requisition of Title or Use. Any payments other than insurance proceeds (the application of which is provided for in Section 11) received at any time by Lessor or by Lessee from any government or other Person with respect to an Event of Loss to the Airframe or any Engine, will be applied as follows:

                  (i) if such payments are received with respect to the Airframe or the Airframe and any Engines installed on the Airframe that has been or is being replaced by Lessee pursuant to Section 10(a), such payments shall be paid over to, or retained by, Lessor and upon completion of such replacement shall be paid over to, or retained by, Lessee;

                  (ii) if such payments are received with respect to the
            Airframe or the Airframe and any Engines installed on the Airframe that has not been and will not be replaced pursuant to Section 10(a), after reimbursement of Lessor (as provided in Section 7.01 of the Trust Agreement) for actual and reasonable out-of-pocket costs and expenses, so much of such payments remaining as shall not exceed the Stipulated Loss Value required to be paid by Lessee pursuant to
            Section 10 (a) shall be applied in reduction of Lessee's obligation to pay the Stipulated Loss Value, if not already paid by Lessee, or, if already paid by Lessee, shall be applied to reimburse Lessee for its payment of the Stipulated Loss Value, and the balance, if any, of such payment remaining thereafter will be paid over to, or retained by, Lessee; provided that Lessor shall be entitled to so much of the excess, if any, of such payment over the greater of (x) the Stipulated Loss Value and (y) the fair market value of the Aircraft as Lessor shall demonstrate to Lessee's reasonable satisfaction is attributable to compensation for loss of Lessor's interest in the Aircraft as distinguished from the loss of use of the Aircraft; and

                  (iii) if such payments are received with respect to an Engine with regard to which an Event of Loss has occurred, so much of such payments remaining after reimbursement of Lessor (as provided in Section 7.01 of the Trust Agreement) for actual and reasonable out-of-pocket costs and expenses shall be paid over to, or retained by, Lessee; provided that Lessee has fully performed its obligations under Section 10(b) with respect to the Event of Loss for which such payments are made

            (d) Requisition for Use by the Government of the Airframe and the Engines Installed Thereon. In the event of the requisition for use by any government during the Term (it being acknowledged that the use of the Airframe or any Engine pursuant to the CRAF Program does not constitute such a requisition) of the Airframe and the Engines or engines installed on the Airframe that does not constitute an Event of Loss, Lessee shall promptly notify Lessor of such requisition, and all of Lessee's rights and obligations under this Lease with respect to the Airframe and such Engines shall continue to the same extent as if such requisition had not occurred; provided that, notwithstanding the foregoing, Lessee's obligations other than payment obligations shall only continue to the extent feasible. If such Airframe and Engines or engines installed thereon are not returned by such government prior to the end of the Term, Lessee shall be obligated to return the Airframe and such Engines or engines to Lessor pursuant to, and in all other respects in compliance with the provisions of, Section 5 promptly upon the date of such return by such government. If, in the event of any such requisition, Lessee fails to return the Aircraft on or before the thirtieth day beyond the end of the Term, such failure shall constitute an Event of Loss which shall be deemed to have occurred on the last day of the Term and in such event Lessee shall make the payment contemplated by Section 10(a)(ii) in respect of such Event of Loss; provided, however, that Lessor may notify Lessee in writing on or before the twentieth day prior to the last day of the Term that, in the event Lessee shall fail by reason of such requisition to return the Airframe and such Engines or engines on or before the thirtieth day beyond the end of the Term, such failure shall not be deemed an Event of Loss. Upon the giving of such notice and such failure to return by the thirtieth day beyond the end of the Term, Lessee shall be relieved of all of its obligations pursuant to the provisions of Section 5 (including Exhibit J to the Participation Agreement) but not under any other Section. If any engine not owned by Lessor is then installed on the Airframe, Lessee will, at no cost to Lessor, furnish, or cause to be furnished, to Lessor a full warranty (as to title) bill of sale with respect to each such engine, in form and substance reasonably satisfactory to Lessor (together with an opinion of counsel to the effect that such full warranty bill of sale has been duly authorized and delivered and is enforceable in accordance with its terms and that such engines are free and clear of Liens other than Lessor Liens (including for this purpose Liens which would be Lessor Liens but for the proviso in the definition of Lessor Liens), Noteholder Liens and Loan Trustee Liens), against receipt from Lessor of a bill of sale evidencing the transfer, without recourse or warranty (except as to the conveyance of whatever title was received from Lessee and as to the absence of Lessor Liens, including for this purpose Liens which would be Lessor Liens but for the proviso in the definition of Lessor Liens), by Lessor to Lessee or its designee of all of Lessor's right, title and interest in and to any Engine constituting part of the Aircraft but not then installed on the Airframe. All payments received by Lessor or Lessee from such government for the use of such Airframe and Engines or engines during the Term shall be paid over to, or retained by, Lessee (or, if directed by Lessee, any Permitted Sublessee). All payments received by Lessor or Lessee from such government for the use of such Airframe and Engines or engines after the end of the Term shall be paid over to, or retained by, Lessor unless Lessee shall have exercised its purchase option hereunder, in which case such payments shall be made to Lessee.

            (e) Requisition for Use by the Government of an Engine not Installed on the Airframe. If any government requisitions the use, for a period in excess of sixty (60) days, of any Engine not then installed on the Airframe, Lessee will replace such Engine by complying with the terms of Section 10(b) to the same extent as if an Event of Loss had occurred with respect to such Engine. Upon such replacement, any payments received by Lessee or Lessor from such government with respect to such requisition shall be paid over to, or retained by, Lessee.

            (f) Application of Payments During Existence of Event of Default. Any amount referred to in this Section 10 that is payable to or retainable by Lessee shall not be paid to or retained by Lessee if at the time of such payment or retention an Event of Default or Payment Default has occurred and is continuing, but shall be held by or paid over to Lessor as security for the obligations of Lessee under this Lease. When any such Event of Default or Payment Default ceases, such amount shall be paid to Lessee.

            SECTION 11. Insurance. (a) Aircraft Liability Insurance. (i) Except as provided in clause (ii) of this subsection (a), and subject to the rights of Lessee to establish and maintain self-insurance in the manner and to the extent specified in Section 11(c), Lessee will carry, or cause to be carried, at no expense to Lessor, aircraft liability insurance (including, but not limited to, bodily injury, personal injury and property damage liability, exclusive of manufacturer's product liability insurance) and contractual liability insurance with respect to the Aircraft (A) in amounts that are not less than the aircraft liability insurance applicable to similar aircraft and engines in Lessee's fleet on which Lessee carries insurance; provided that such liability insurance shall not be less than the amount certified in the insurance report delivered to Lessor and Loan Trustee on the Delivery Date, (B) of the type covering the same risks as from time to time applicable to aircraft operated by Lessee (or, if a Sublease is then in effect, by the Permitted Sublessee) of the same type as the Aircraft, and (C) that is maintained in effect with insurers of recognized responsibility. Any policies of insurance carried in accordance with this
Section 11(a) and any policies taken out in substitution or replacement for any of such policies shall: (A) name Lessor, in its individual capacity and as owner trustee, Loan Trustee, Subordination Agent, each Pass Through Trustee, Owner Participant, Policy Provider and Liquidity Provider (but without imposing on any such parties liability to pay the premiums for such insurance) (and, if any Sublease is then in effect, Lessee in its capacity as sublessor under such Sublease) as their Interests (as defined below in this Section 11) may appear, as additional insured (the "Additional Insureds"), (B) subject to the condition of clause (C) below, provide that, in respect of the interest of the Additional Insureds in such policies, the insurance shall not be invalidated by any action or inaction of Lessee or any other Person and shall insure the Additional Insureds' Interests as they appear, regardless of any breach or violation of any warranty, declaration or condition contained in such policies by Lessee, (C) provide that, if such insurance is canceled for any reason whatever, or if any change is made in the policy that materially reduces the amount of insurance or the coverage certified in the insurance report delivered on the Delivery Date to Lessor, Loan Trustee, Owner Participant, Policy Provider and Liquidity Provider, or if such insurance is allowed to lapse for nonpayment of premium, such cancellation, change or lapse shall not be effective as to any Additional Insured for 30 days (seven days, or such other period as is then generally available in the industry, in the case of any war risk or allied perils coverage) after receipt by such Additional Insured of written notice from such insurers of such cancellation, change or lapse, (D) provide that the Additional Insureds shall have no obligation or liability for premiums, commissions, assessments or calls in connection with such insurance, (E) provide that the insurers shall waive any rights of (1) set-off, counterclaim or any other deduction, whether by attachment or otherwise, in respect of any liability of the Additional Insureds to the extent of any moneys due to the Additional Insureds and (2) subrogation against the Additional Insureds to the extent that Lessee has waived its rights by its agreements to indemnify the Additional Insureds pursuant to the Operative Documents, (F) be primary without right of contribution from any other insurance carried by any Additional Insured with respect to its Interests as such in the Aircraft and (G) expressly provide that all of the provisions thereof, except the limits of liability, shall operate in the same manner as if there were a separate policy covering each insured. "Interests" as used in this Section 11(a) and in Section 11(b) with respect to any Person means the interests of such Person in the transactions contemplated by the Operative Documents. In the case of a sublease or contract with any government in respect of the Aircraft or any Engine, or in the case of any requisition for use of the Aircraft or any Engine by any government, a valid agreement by such government to indemnify Lessee, or an insurance policy issued by such government, against any of the risks that Lessee is required to insure against hereunder shall be considered adequate insurance for purposes of this
Section 11(a) to the extent of the risks (and in the amounts) that are the subject of such indemnification or insurance.

            (ii) During any period that the Airframe or an Engine, as the case may be, is on the ground and not being flown, Lessee may carry or cause to be carried as to such non-flown Airframe or Engine, in lieu of the insurance required by clause (i) above, and subject to self-insurance to the extent permitted by Subsection 11(c), insurance otherwise conforming with the provisions of said clause (i) except that: (A) the amounts of coverage shall not be required to exceed the amounts of airline liability insurance from time to time applicable to airframes or engines owned or leased by Lessee (or, if a Sublease is then in effect, by the Permitted Sublessee) of the same type as such non-flown Airframe or Engine and that are on the ground and not being flown and
(B) the scope of the risks covered and the type of insurance shall be the same as from time to time are applicable to airframes or engines operated by Lessee (or, if a Sublease is then in effect, by the Permitted Sublessee) of the same type as such non-flown Airframe or Engine and that are on the ground and not being flown.

            (b) Insurance Against Loss or Damage to Aircraft. (i) Except as provided in clause (ii) of this subsection (b), and subject to the rights of Lessee to establish and maintain self-insurance in the manner and to the extent specified in Section 11(c), Lessee shall maintain, or cause to be maintained, in effect with insurers of recognized responsibility, at no expense to Lessor, all-risk aircraft hull insurance covering the Aircraft and all-risk coverage with respect to any Engines or Parts while removed from the Aircraft (including, without limitation, war risk insurance if and to the extent the same is maintained by Lessee (or, if a Sublease is then in effect, by the Permitted Sublessee) with respect to other similar aircraft operated by Lessee or such Permitted Sublessee, as the case may be, on the same routes) that is of the type as from time to time applicable to the aircraft operated by Lessee (or, if a Sublease is then in effect, by the Permitted Sublessee) of the same type as the Aircraft; provided that (A) such insurance (including the permitted self-insurance) shall at all times while the Aircraft is subject to this Lease be for an amount not less than the Stipulated Loss Value for the Aircraft, (B) such insurance need not cover an Engine while attached to an airframe not owned, leased or operated by Lessee, and (C) such insurance covering Engines and Parts removed from an Airframe or an airframe or (in the case of Parts) an Engine need be obtained only to the extent available at reasonable cost (as reasonably determined by Lessee). Any policies carried in accordance with this Section 11(b) and any policies taken out in substitution or replacement for any such policies shall: (A) provide that any insurance proceeds up to an amount equal to the Stipulated Loss Value for the Aircraft payable for any loss or damage constituting an Event of Loss with respect to the Aircraft and any insurance proceeds in excess of the amount set forth on Exhibit F up to an amount equal to the Stipulated Loss Value for the Aircraft for any loss or damage to the Aircraft (or Engines) not constituting an Event of Loss with respect to the Aircraft (or Engines), shall be paid to Lessor (or, as long as the Indenture has not been discharged, Loan Trustee) and that all other amounts shall be payable to Lessee, unless the insurer has received notice that an Event of Default exists, in which case all insurance proceeds for any loss or damage to the Aircraft (or Engines) up to an amount equal to the Stipulated Loss Value for the Aircraft shall be payable to Lessor (or, as long as the Indenture has not been discharged, Loan Trustee), (B) subject to the conditions of clause (C) below, provide that, in respect of the interests of the Additional Insureds in such policies, the insurance shall not be invalidated by any action or inaction of Lessee or any other Person and shall insure the Additional Insureds' Interests as they appear, regardless of any breach or violation by Lessee of any warranty, declaration or condition contained in such policies, (C) provide that if such insurance is canceled for any reason, or if any change is made in the insurance that materially reduces the coverage (not including the amount) certified in the insurance report delivered on the Delivery Date to Lessor and Loan Trustee or if such insurance is allowed to lapse for nonpayment of premium, such cancellation, change or lapse shall not be effective as to the Additional Insureds for 30 days (seven days, or such other period as is customarily available in the industry, in the case of war risk or allied perils coverage) after receipt by the Additional Insureds of written notice from such insurers of such cancellation, change or lapse, (D) provide that the Additional Insureds shall have no obligation or liability for premiums, commissions, assessments or calls in connection with such insurance, (E) provide that the insurers shall waive rights of (1) setoff, counterclaim or any other deduction, whether by attachment or otherwise, in respect of any liability of the Additional Insureds to the extent of any moneys due to the Additional Insureds and (2) subrogation against the Additional Insureds to the extent Lessee has waived its rights by its agreement to indemnify the Additional Insureds pursuant to the Operative Documents and (F) be primary without right of contribution from any other insurance carried by any Additional Insured with respect to its Interests as such in the Aircraft. In the case of a sublease or contract with any government in respect of the Aircraft or any Engine, or in the case of any requisition for use of the Aircraft or any Engine by any government, a valid agreement by such government to indemnify Lessee, or an insurance policy issued by such government, against any risks which Lessee is required hereunder to insure against shall be considered adequate insurance for purposes of this Section 11(b) to the extent of the risks (and in the amounts) that are the subject of such indemnification or insurance.

            (ii) During any period that the Airframe or an Engine is on the ground and not being flown, Lessee may carry or cause to be carried as to such non-flown Airframe or Engine, in lieu of the insurance required by clause (i) above, and subject to self-insurance to the extent permitted by Section 11(c), insurance otherwise conforming with the provisions of said clause (i) except that the scope of the risks covered and the type of insurance shall be the same as from time to time applicable to airframes and engines operated by Lessee (or, if a Sublease is then in effect, by the Permitted Sublessee) of the same type as such non-flown Airframe or Engine and that are on the ground and not being flown; provided that, subject to self-insurance to the extent permitted by
Section 11(c), Lessee shall maintain or cause to be maintained insurance against risk of loss or damage to such non-flown Airframe or Engine in an amount at least equal to the Stipulated Loss Value for the Aircraft.

            (c) Self-Insurance. Lessee may from time-to-time self-insure, by way of deductible, self-insured retention, premium adjustment or franchise or otherwise (including, with respect to insurance maintained pursuant to Sections 11(a) or 11(b), insuring for a maximum amount that is less than the amounts set forth in Sections 11(a) and 11(b)), the risks required to be insured against pursuant to Sections 11(a) and 11(b), but in no case shall the self-insurance with respect to all of the aircraft and engines in Lessee's fleet (including, without limitation, the Aircraft) exceed for any 12-month policy year 1% of the average aggregate insurable value (for the preceding policy year) of all aircraft (including, without limitation, the Aircraft) on which Lessee carries insurance, unless an insurance broker of national standing certifies that the standard among other major United States airlines is a higher level of self-insurance, in which case Lessee may self-insure the Aircraft to such higher level. In addition to the foregoing right to self-insure, Lessee may self-insure to the extent of (1) any deductible per occurrence that, in the case of the Aircraft, is not in excess of the amount customarily allowed as a deductible in the industry or is required to facilitate claims handling or (2) any applicable mandatory minimum per aircraft (or if applicable per annum or other period) hull or liability insurance deductibles imposed by the aircraft hull or liability insurers.

            (d) Application of Insurance Payments. All losses will be adjusted by Lessee with the insurers. As between Lessor and Lessee it is agreed that all insurance payments received under policies required to be maintained by Lessee hereunder, exclusive of any payments received in excess of the Stipulated Loss Value for the Aircraft from such policies, as the result of the occurrence of an Event of Loss with respect to the Airframe or an Engine will be applied as follows:

                        (i) if such payments are received with respect to the
            Airframe or the Airframe and any Engines installed on the Airframe that has been or is being replaced by Lessee pursuant to Section 10(a), such payments shall be paid over to, or retained by, Lessor and upon completion of such replacement shall be paid over to, or retained by, Lessee;

                        (ii) if such payments are received with respect to the
            Airframe or the Airframe and any Engines installed on the Airframe that has not been and will not be replaced as contemplated by
            Section 10(a), after reimbursement of Lessor (as provided in Section
            7.01 of the Trust Agreement) for actual and reasonable out-of-pocket costs and expenses, so much of such payments remaining as do not exceed the Stipulated Loss Value required to be paid by Lessee pursuant to Section 10(a) shall be applied in reduction of Lessee's obligation to pay the Stipulated Loss Value, if not already paid by Lessee, or, if already paid by Lessee, shall be applied to reimburse Lessee for its payment of the Stipulated Loss Value and the balance, if any, of such payment remaining thereafter will be paid over to, or retained by, Lessee; and

                        (iii) if such payments are received with respect to an
            Engine, so much of such payments remaining after reimbursement of Lessor (as provided in Section 7.01 of the Trust Agreement) for actual and reasonable out-of-pocket costs and expenses shall be paid over to, or retained by, Lessee; provided that Lessee has fully performed its obligations under Section 10(b) with respect to the Event of Loss for which such payments are made.

            In all events, the insurance payment of any property damage loss received under policies maintained by Lessee in excess of the Stipulated Loss Value for the Aircraft shall be paid to Lessee.

            The insurance payments for any loss or damage to the Airframe or an Engine not constituting an Event of Loss with respect to the Airframe or such Engine will be applied in payment (or to reimburse Lessee) for repairs or for replacement property in accordance with the terms of Sections 7 and 8, and any balance remaining after compliance with such Sections with respect to such loss or damage shall be paid to Lessee. Any amount referred to in the preceding sentence or in clause (i), (ii) or (iii) of the first paragraph of this Section 11(d) that is payable to Lessee shall not be paid to Lessee (or, if it has been previously paid directly to Lessee, shall not be retained by Lessee) if at the time of such payment an Event of Default or Payment Default has occurred and is continuing, but shall be paid to and held by Lessor as security for the obligations of Lessee under this Lease, and when any such Event of Default or Payment Default ceases, such amount shall, to the extent not theretofore applied as provided herein, be paid to Lessee.

            (e) Reports, Etc. On or before the Delivery Date and annually following renewal of Lessee's insurance coverage, Lessee will furnish to Lessor, Loan Trustee, Owner Participant, Policy Provider and Liquidity Provider a report signed by a firm of independent aircraft insurance brokers appointed by Lessee (which brokers may be in the regular employ of Lessee), stating the opinion of such firm that the insurance then carried and maintained on the Aircraft complies with the terms hereof. All information contained in such report shall be Confidential Information and shall be treated by Lessor, Loan Trustee, Owner Participant, Policy Provider and Liquidity Provider and each of their affiliates and officers, directors, agents and employees in accordance with the provisions of Section 6.01(i) of the Participation Agreement. Lessee will cause such firm to notify Lessor, Loan Trustee, Owner Participant, Policy Provider and Liquidity Provider of any act or omission on the part of Lessee of which such firm has knowledge that might invalidate or render unenforceable, in whole or in part, any insurance on the Aircraft. Lessee will also cause such firm to notify Lessor, Loan Trustee, Owner Participant, Policy Provider and Liquidity Provider as promptly as practicable after such firm acquires knowledge that an interruption of any insurance carried and maintained on the Aircraft pursuant to this Section 11 will occur. Such information may only be provided to other Persons in accordance with Section 6.01(i) of the Participation Agreement.

            (f) Salvage Rights; Other. All salvage rights to the Airframe and each Engine shall remain with Lessee's insurers at all times, and any insurance policies of Loan Trustee, Lessor or Owner Participant insuring the Airframe or any Engine shall provide for a release to Lessee of any and all salvage rights in and to the Airframe or any Engine. Neither Lessor, Owner Participant, Loan Trustee nor any Noteholder may, directly or indirectly, obtain insurance for its own account with respect to the Airframe or any Engine if such insurance would limit or otherwise adversely affect the coverage or amounts payable under, or increase the premiums for, any insurance required to be maintained pursuant to this Section 11 or any other insurance maintained with respect to the Aircraft or any other aircraft in Lessee's fleet.

            SECTION 12. Inspection. At all reasonable times and upon at least 15 Business Days' prior written notice to Lessee, Lessor, Owner Participant, Policy Provider or Loan Trustee or their respective authorized representatives may, subject to the other conditions of this Section 12, inspect the Aircraft and may inspect the books and records of Lessee relating to the maintenance of the Aircraft required to be maintained by the FAA or the government of another jurisdiction in which the Aircraft is then registered; provided, that (i) Lessor, Owner Participant, Policy Provider, Loan Trustee or their respective representatives, as the case may be, shall be fully insured at no cost to Lessee in a manner satisfactory to Lessee with respect to any risks incurred in connection with any such inspection or shall provide to Lessee a written release satisfactory to Lessee with respect to such risks, (ii) any such inspection shall be during Lessee's normal business hours and subject to the safety, security and workplace rules applicable at the location where such inspection is conducted and any applicable governmental rules or regulations, (iii) any such inspection of the Aircraft shall be a visual, walk-around inspection of the interior and exterior of the Aircraft and shall not include opening any panels, bays or the like without Lessee's express consent, which consent Lessee may in its sole discretion withhold, and (iv) no exercise of such inspection right shall interfere with the use, operation or maintenance of the Aircraft by, or the business of, Lessee and Lessee shall not be required to undertake or incur any additional liabilities in connection therewith. All information obtained in connection with any such inspection of the Aircraft and of such books and records shall be Confidential Information and shall be treated by Lessor, Owner Participant, Policy Provider and Loan Trustee and their respective representatives in accordance with the provisions of Section 6.01(i) of the Participation Agreement. Any inspection pursuant to this Section 12 shall be at the sole risk (including, without limitation, any risk of personal injury or death) and expense of Lessor, Owner Participant, Policy Provider or Loan Trustee (or their respective representatives) making such inspection. Except during the continuance of an Event of Default, all inspections by Lessor, Owner Participant, Policy Provider and Loan Trustee and their respective representatives provided for under this Section 12 shall be limited to one inspection of any kind contemplated by this Section 12 during any consecutive twelve month period. In addition, during the last six (6) months of the Term (unless Lessee has elected to purchase the Aircraft or renew this Lease), with reasonable notice, Lessee will cooperate, and cause any Permitted Sublessee to cooperate, at Lessor's sole cost, in all reasonable respects with the efforts of Lessor to sell or lease the Aircraft, including, without limitation, permitting prospective purchasers or lessees to inspect the Aircraft and the books and records of Lessee specified above pursuant to the preceding provisions of this
Section 12. None of Lessor, Owner Participant, Policy Provider or Loan Trustee shall have any duty to make any inspection nor shall any of them incur any liability or obligation by reason of not making such inspection.

            SECTION 13. Assignment. Except as otherwise provided herein, Lessee will not, without prior written consent of Lessor, assign in whole or in part any of its rights or obligations hereunder. Lessor agrees that it will not assign or convey its right, title and interest in and to this Lease or the Aircraft except as provided herein, in the Trust Agreement or in the Participation Agreement. Subject to the foregoing, the terms and provisions of this Lease shall be binding upon and inure to the benefit of Lessor and Lessee and their respective successors and permitted assigns.

            SECTION 14. Events of Default. Each of the following events constitutes an Event of Default (whether any such event is voluntary or involuntary or comes about or is effected by operation of law or pursuant to or in compliance with any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body) and each such Event of Default shall continue so long as, but only as long as, it has not been remedied or explicitly waived:

            (a) Lessee fails to make any payment of Basic Rent or Stipulated Loss Value within 15 days after such payment is due;

            (b) Lessee fails to make payment when the same is due of any Supplemental Rent (other than Stipulated Loss Value) due hereunder, and such failure continues unremedied for 30 days after the receipt by Lessee of written notice thereof from the party entitled thereto (provided that any failure to pay any amount owed by Lessee under the Tax Indemnity Agreement or any failure of Lessee to pay to Lessor or Owner Participant when due any Excluded Payments shall not constitute an Event of Default unless notice is given by Owner Participant to Lessee and Loan Trustee that such failure constitutes an Event of Default);

            (c) Lessee fails to carry and maintain insurance or indemnity on or with respect to the Aircraft in accordance with the provisions of Section 11; provided that no such failure to carry and maintain insurance shall constitute an Event of Default until the earlier of (i) the date such failure has continued unremedied for a period of 30 days after receipt by Lessor of the notice of cancellation or lapse referred to in Section 11 or
      (ii) the date such insurance is not in effect as to Lessor, Loan Trustee, Owner Participant and Liquidity Provider;

            (d) Lessee fails to perform or observe any other covenant, condition or agreement (except the covenants set forth in the Tax Indemnity Agreement and in paragraphs 2 and 3 of Exhibit J to the Participation Agreement) to be performed or observed by it under any Operative Document, and such failure continues unremedied for a period of 60 days after receipt by Lessee of written notice thereof from Lessor or Loan Trustee; provided that, if such failure is capable of being remedied, no such failure shall constitute an Event of Default for a period of one year after such notice is received by Lessee so long as Lessee is diligently proceeding to remedy such failure;

            (e) any representation or warranty made by Lessee in any Operative Document (except the representations and warranties set forth in Section [3] of the Tax Indemnity Agreement) was incorrect in any material respect at the time made, and such incorrectness continues to be material to the transactions contemplated hereby and continues unremedied for a period of 60 days after receipt by Lessee of written notice thereof from Lessor or Loan Trustee; provided that, if such incorrectness is capable of being remedied, no such incorrectness shall constitute an Event of Default for a period of one year after such notice is received by Lessee so long as Lessee is diligently proceeding to remedy such incorrectness;

            (f) Lessee consents to the appointment of or the taking of possession by a receiver, trustee or liquidator in respect of a substantial part of its property, admits in writing its inability to pay its debts generally as they come due or makes a general assignment for the benefit of its creditors;

            (g) Lessee files a voluntary petition in bankruptcy or a voluntary petition or an answer seeking reorganization, liquidation or other relief as a debtor in a case under any bankruptcy laws or insolvency laws (as in effect at such time) or an answer admitting the material allegations of a petition filed against Lessee as a debtor in any such case, or Lessee as a debtor seeks relief by voluntary petition, answer or consent, under the provisions of any other bankruptcy or other similar law providing for the reorganization or winding-up of corporations (as in effect at such time), or Lessee seeks an agreement, composition, extension or adjustment with its creditors under such laws;

            (h) an order, judgment or decree is entered by any court of competent jurisdiction appointing, without the consent of Lessee, a receiver, trustee or liquidator of Lessee or sequestering any substantial part of its property, or granting any other relief in respect of Lessee as a debtor under any bankruptcy laws or insolvency laws (as in effect at such time), and any such order, judgment or decree of appointment or sequestration remains in force undismissed, unstayed or unvacated for a period of 90 days after the date of entry thereof; or

            (i) a petition against Lessee as a debtor in a case under the federal bankruptcy laws or other insolvency laws (as in effect at such time) is filed and not withdrawn or dismissed within 90 days thereafter, or if, under the provisions of any law providing for reorganization or winding-up of corporations that may apply to Lessee, any court of competent jurisdiction assumes jurisdiction, custody or control of Lessee or of any substantial part of its property and such jurisdiction, custody or control remains in force unrelinquished, unstayed or unterminated for a period of 90 days provided, however, that notwithstanding anything to the contrary contained in this Section 14, any failure of Lessee to perform or observe any covenant, condition or agreement shall not constitute an Event of Default if such failure arises by reason of an event referred to in the definition of "Event of Loss" so long as Lessee is continuing to comply with all of the terms of Section 10.

            SECTION 15. Remedies. If an Event of Default has occurred and is continuing and so long as the same continues unremedied, then and in every such case Lessor may, at its option, declare by written notice to Lessee this Lease to be in default, provided, that if an Event of Default referred to in Section 14(f), (g), (h) or (i) has occurred, this Lease shall be deemed to be declared in default without further act; and at any time thereafter, Lessor may do one or more of the following to the extent permitted by, and subject to compliance with the requirements of, applicable law then in effect (provided, however, that during any period the Airframe or any Engine is subject to the CRAF Program and is in possession of or being operated under the direction of the United States government or an agency or instrumentality of the United States, Lessor shall not, on account of any Event of Default, be entitled to exercise or pursue any of the powers, rights or remedies described in this Section 15 in such manner as to limit Lessee's control under this Lease (or any Permitted Sublessee's control under any Sublease) of the Airframe or such Engine, unless at least 60 days' (or such lesser period as may then be applicable under the Military Airlift Command Program of the United States government) prior written notice of default hereunder has been given by Lessor by registered or certified mail to Lessee (and any such Permitted Sublessee) with a copy addressed to the Contracting Office Representative or other appropriate person for the Military Airlift Command of the United States Air Force under any contract with Lessee (or such Permitted Sublessee) relating to the Aircraft):

            (a) cause Lessee, upon the demand by notice of Lessor, at Lessee's expense, to deliver promptly, and Lessee shall deliver promptly, all or such part of the Airframe or any Engine as Lessor so demands to Lessor or its order in the manner and condition required by, and otherwise in accordance with all the provisions of Section 5 as if such Airframe or Engine were being returned at the end of the Term, or, if Lessee has failed to so deliver the Airframe or any Engine after such demand, Lessor, at its option, may enter upon the premises where all or any part of the Airframe or any Engine are located and take immediate possession of and remove the same together with any engine which is not an Engine but which is installed on the Airframe, subject to all of the rights of the owner, lessor, lienor or secured party of such engine; provided that the Airframe with an engine (which is not an Engine) installed thereon may be flown or returned only to a location within the continental United States, and such engine shall be held for the account of any such owner, lessor, lienor, secured party or, if such engine is owned by Lessee, may at the option of Lessee with the consent of Lessor (which will not be unreasonably withheld) or at the option of Lessor with the consent of Lessee (which will not be unreasonably withheld), be exchanged with Lessee for an Engine in accordance with the provisions of Section 10(b);

            (b) sell all or any part of the Airframe and any Engine at public or private sale, whether or not Lessor at the time has possession thereof, as Lessor may determine, or otherwise dispose of, hold, use, operate, lease to others or keep idle all or any part of the Airframe or such Engine as Lessor, in its sole discretion, determines, all free and clear of any rights or claims of Lessee, except as hereinafter set forth in this
      Section 15;

            (c) whether or not Lessor has exercised, or thereafter at any time exercises, any of its rights under paragraph (a) or paragraph (b) above with respect to the Airframe and/or any Engine, Lessor, by written notice to Lessee specifying a payment date which shall be the Lease Period Date not earlier than ten days from the date of such notice, may demand that Lessee pay to Lessor, and Lessee shall pay Lessor, on the payment date so specified, as liquidated damages for loss of a bargain and not as a penalty (in lieu of the installments of Basic Rent for the Aircraft due for Lease Periods commencing on or after the Delivery Date or the Lease Period Date specified as the payment date in such notice), any unpaid Basic Rent specified in Exhibit B-1 as payable on Lease Period Dates prior to the payment date so specified (including, in each case, without limitation, any adjustments to Basic Rent payable pursuant to Section 3(c)) plus whichever of the following amounts Lessor, in its sole discretion, specifies in such notice (together with interest, if any, on such amount at the Past Due Rate from such specified payment date until the date of actual payment of such amount): (i) an amount equal to the excess, if any, of the Stipulated Loss Value for the Aircraft, computed as of the Lease Period Date specified as the payment date in such notice, over the aggregate fair market rental value (computed provided as in this Section 15) of such Aircraft for the remainder of the Term, after discounting such aggregate fair market rental value to present value as of the Lease Period Date specified as the payment date in such notice at an annual rate equal to the Base Rate plus 1%; or (ii) an amount equal to the excess, if any, of the Stipulated Loss Value for the Aircraft, computed as of the Lease Period Date specified as the payment date in such notice, over the fair market sales value of such Aircraft (computed provided as in this Section 15) as of the Lease Period Date specified as the payment date in such notice;

            (d) if Lessor, pursuant to paragraph (b) above, has sold the Airframe and/or any Engine, Lessor, in lieu of exercising its rights under paragraph (c) above with respect to the Aircraft, may, if it so elects, demand that Lessee pay Lessor, and Lessee shall pay to Lessor, on the date of such sale, as liquidated damages for loss of a bargain and not as a penalty (in lieu of the installments of Basic Rent for the Aircraft due on or after such date), any unpaid Basic Rent with respect to the Aircraft specified in Exhibit B-1 as payable prior to such date (including, in each case, without limitation, any adjustments to Basic Rent payable pursuant to Section 3(c)) plus the amount of any deficiency between the net proceeds of such sale (after deduction of all actual and reasonable out-of-pocket costs of sale) and the Stipulated Loss Value for the Aircraft, computed as of the Stipulated Loss Value Date on or immediately preceding the date of such sale together with interest, if any, on the amount of such deficiency, at the Past Due Rate, from the date of such sale to the date of actual payment of such amount; and/or

            (e) Lessor may rescind, terminate or cancel this Lease as to the Aircraft, and/or may exercise any other right or remedy which may be available to it under applicable law or proceed by appropriate court action to enforce the terms hereof or to recover damages for breach hereof.

            For the purposes of paragraph (c) above, the "fair market rental value" or the "fair market sales value" of the Aircraft shall be the rental value or sales value which would be obtained in an arm's-length transaction between an informed and willing lessee or purchaser under no compulsion to lease or purchase and an informed and willing lessor or seller in possession under no compulsion to sell, in each case based upon the actual condition and location of the Aircraft, which value shall be determined by mutual written agreement. In the absence of mutual written agreement, such value shall be determined pursuant to an appraisal prepared and delivered by a nationally recognized firm of independent aircraft appraisers nominated by Lessor, and Lessor shall immediately notify Lessee of such nomination. Lessee may object to such nomination by notice within ten days after its receipt of Lessor's notice. If Lessee does not so object, Lessor's nomination shall be conclusive and binding. If Lessee objects, Lessor and Lessee shall endeavor, within ten days after such objection is made, to select a mutually acceptable appraiser; provided that, if Lessee does not so endeavor to make such selection, Lessor's nomination referred to above shall be conclusive and binding. If Lessor and Lessee fail to reach agreement (except for the reason referred to in the proviso in the preceding sentence), or if any appraiser selected fails to act for any reason, then the question shall be determined by an appraisal (applying the definitions of "fair market rental value" and "fair market sales value" as set forth above based upon the actual condition of the Aircraft) mutually agreed to by two recognized independent aircraft appraisers, one of which appraisers shall be chosen by Lessor and one by Lessee within five Business Days after Lessor or Lessee has received written notice from the other party of a demand that such an appraisal be made, which notice shall specify the appraiser chosen by the party giving the notice or, if such appraisers cannot agree on the amount of such appraisal within twenty Business Days after the end of such five-day period, each shall render its own appraisal and shall by mutual consent choose another appraiser within five Business Days after the end of such twenty-day period. If, within such five-day period, such two appraisers fail to appoint a third appraiser, then either Lessor or Lessee, on behalf of both, may request such appointment by the then President of the Association of the Bar of the City of New York (or any successor organization thereto) or, in his absence, failure, refusal or inability to act, then either Lessor or Lessee may apply to the American Arbitration Association (or any successor organization thereto) in New York, New York for the appointment of such third appraiser. The decision of the third appraiser so appointed shall be given within twenty Business Days after the appointment of such third appraiser. As soon as the third appraiser has delivered its appraisal, that appraisal shall be compared with the appraisals given by the other two appraisers. If the determination of one appraiser is more disparate from the average of all three determinations than each of the other two determinations, then the determination of such appraiser shall be excluded, the remaining two determinations shall be averaged and such average shall be final and binding upon the parties hereto. If no determination is more disparate from the average of all three determinations than each of the other determinations, then such average shall be final and binding upon the parties thereto. The actual and reasonable out-of-pocket cost of such appraisal or appointment shall be borne by Lessee.

            In addition, Lessee shall be liable, except as otherwise provided above and without duplication of amounts payable hereunder, for any and all unpaid Rent due hereunder before, after or during the exercise of any of the foregoing remedies and for all reasonable legal fees and other actual and reasonable costs and expenses (including fees of the appraisers referred to above) incurred by Lessor, Loan Trustee, Noteholders and Owner Participant in connection with the return of the Airframe or any Engine in accordance with the terms of Section 5 or in placing such Airframe or Engine in the condition required by such Section.

            At any sale of the Aircraft or any part thereof pursuant to this
Section 15, Lessor (or Loan Trustee, any Noteholder or Owner Participant) or Lessee may bid for and purchase such property. Lessor agrees to give Lessee at least 30 days' prior written notice of the date fixed for any public sale of the Airframe or any Engine or of the date on or after which any private sale will be held, which notice Lessee hereby agrees to the extent permitted by applicable law is reasonable notice, and any such public sale shall be conducted in general so as to afford Lessee (and any Permitted Sublessee) a reasonable opportunity to bid. Except as otherwise expressly provided above, no remedy referred to in this
Section 15 is intended to be exclusive, but each shall be cumulative and in addition to any other remedy referred to above or otherwise available to Lessor at law or in equity; and the exercise or beginning of exercise by Lessor of any one or more of such remedies shall not preclude the simultaneous or later exercise by Lessor of any or all of such other remedies. No waiver by Lessor of any Event of Default shall in any way be, or be construed to be, a waiver of any future or subsequent Event of Default.

            SECTION 16. Lessee's Cooperation Concerning Certain Matters. Forthwith upon the execution and delivery of each Lease Supplement and Indenture Supplement from time to time as required by the terms hereof and upon the execution and delivery of any amendment to this Lease, to the Indenture or to the Trust Agreement, Lessee will cause such Lease Supplement, Indenture Supplement (and, in the case of the initial Lease Supplement and Indenture Supplement, this Lease, the Trust Agreement and the Indenture as well) or amendment to be duly filed and recorded, and maintained of record, in accordance with the applicable laws of the government of registry of the Aircraft. In addition, Lessee will promptly and duly execute and deliver to Lessor such further documents and take such further action as Lessor or Loan Trustee may from time to time reasonably request in order more effectively to carry out the intent and purpose of this Lease and to establish and protect the rights and remedies created or intended to be created in favor of Lessor and Loan Trustee hereunder, including, without limitation, if requested by Lessor or Loan Trustee, at the expense of Lessee, the execution and delivery of supplements or amendments hereto or to the Indenture, each in recordable form, subjecting to this the Lease and the Indenture, any airframe or engine substituted for the Airframe or any Engine pursuant to the terms thereof and the recording or filing of counterparts thereof, in accordance with the laws of such jurisdictions as Lessor or Loan Trustee may from time to time deem advisable. Lessee will furnish to Lessor and Loan Trustee promptly after execution and delivery of any supplement and amendment hereto and promptly after the execution and delivery of any supplement and amendment to the Indenture (except for any such supplement or amendment which does not require or receive the approval of Lessee pursuant to the Operative Documents and is not required pursuant to the terms of the Operative Documents), an opinion of counsel reasonably satisfactory to Lessor and Loan Trustee as to the due recording or filing of such supplement or amendment.

            SECTION 17. Notices. Unless otherwise expressly specified or permitted by the terms hereof, all notices, requests, demands, authorizations, directions, consents, waivers or documents required or permitted under the terms and provisions of this Lease shall be in English and in writing, and given by United States registered or certified mail, courier service or facsimile, and any such notice shall be effective when delivered (or, if delivered by facsimile, upon completion of transmission and confirmation by the sender (by a telephone call to a representative of the recipient or by machine confirmation) that such transmission was received) addressed as follows:

            (i) if to Lessee, addressed to:

                  Delta Air Lines, Inc.
                  1030 Delta Boulevard
                  Atlanta, Georgia  30320
                  Attention:  Treasurer, Dept. 856

                  Telephone: (404) 714-1724
                  Facsimile: (404) 715-4862

                  with a copy to the General Counsel at the same address, but Dept. 971

                  Telephone: (404) 715-2387
                  Facsimile: (404) 715-1657

            (ii) if to Lessor, addressed to:

                  Wells Fargo Bank Northwest, National Association,
                  MAC: U1254-031
                  79 South Main Street
                  Salt Lake City, Utah 84111
                      Attention: Corporate Trust Department

                  Telephone: (801) [_________]
                  Facsimile: (801) 246-5053

or if to any Noteholder, Loan Trustee or Owner Participant, addressed to such Noteholder, Loan Trustee or Owner Participant at such address or facsimile number as such Noteholder, Loan Trustee or Owner Participant has furnished by notice to Lessor and to Lessee, and, until an address is so furnished, addressed to such Noteholder, Loan Trustee or Owner Participant at its address or facsimile number set forth in Section 16.01 of the Participation Agreement.

            Any party, by notice to the other parties hereto, may designate different addresses for subsequent notices or communications. Whenever the words "notice" or "notify" or similar words are used herein, they mean the provision of formal notice as set forth in this Section 17.

            SECTION 18. No Set-Off, Counterclaim, etc. All Rent shall be paid by Lessee to Lessor in funds of the type specified in Section 3(e). Lessee's obligation to pay all Rent payable hereunder shall be absolute and unconditional and shall not be affected by any circumstance, including, without limitation,
(i) any set-off, counterclaim, recoupment, defense or other right which Lessee may have against Lessor, in its individual capacity or as Owner Trustee under the Trust Agreement, Loan Trustee (in its individual capacity or as Loan Trustee), any Noteholder, Owner Participant, or anyone else for any reason, including, without limitation, any breach by Lessor or Owner Participant of their respective warranties, agreements or covenants contained in any of the Operative Documents, (ii) any defect in the title, registration, airworthiness, condition, design, operation, or fitness for use of, or any damage to or loss or destruction of, the Aircraft, or any interruption or cessation in or prohibition of the use or possession thereof by Lessee (or any Permitted Sublessee) for any reason, including, without limitation, any such interruption, cessation or prohibition resulting from the act of any government authority, (iii) any insolvency, bankruptcy, reorganization or similar case or proceedings by or against Lessee (or any Permitted Sublessee) or any other person, or (iv) any other circumstance, happening, or event, whether or not unforeseen or similar to any of the foregoing. If for any reason this Lease is terminated in whole or in part by operation of law or otherwise except as specifically provided herein, Lessee nonetheless agrees without limitation of the other rights or remedies of Lessor hereunder to pay to Lessor an amount equal to each Rent payment at the time such payment would have become due and payable in accordance with the terms hereof had this Lease not been terminated in whole or in part. Lessee hereby waives, to the extent permitted by applicable law, any and all rights which it may now have or which at any time hereafter may be conferred upon it, by statute or otherwise, to terminate, cancel, quit or surrender this Lease except in accordance with the express terms hereof.

            SECTION 19. Renewal Options; Purchase Options; Valuation. (a) Renewal Options. (1) Fixed Renewal Term. Lessee may renew this Lease for a one year renewal term which shall commence only upon the expiration of the Basic Term (the "first Fixed Renewal Term"), a one year renewal term which shall commence only upon the expiration of the first Fixed Renewal Term (the "second Fixed Renewal Term"), and a one year renewal term which shall commence only upon the expiration of the second Fixed Renewal Term (the "third Fixed Renewal Term") (the first Fixed Renewal Term, the second Fixed Renewal Term and the third Fixed Renewal Term, each a "Fixed Renewal Term") by notice to Lessor at least 90 days before the end of the Basic Term, the first Fixed Renewal Term or the second Fixed Renewal Term, as the case may be, irrevocably electing to renew this Lease for a Fixed Renewal Term. Basic Rent during any Fixed Renewal Term shall be payable in an amount and at the times specified in Section 19(a)(4).

            (2) Fair Market Renewal Term. At the expiration of the third Fixed Renewal Term or any Fair Market Renewal Term, Lessee may renew this Lease by delivery to Lessor of a written notice irrevocably electing to renew this Lease for a renewal term of not less than one year and not more than three years at a Basic Rent equal to the "fair market rental value" of the Aircraft for such period (any such renewal term, a "Fair Market Renewal Term"). Each such right to renew may be exercised by Lessee notifying Lessor, at least 90 days prior to the commencement of such Fair Market Renewal Term, of its election irrevocably to renew this Lease for a Fair Market Renewal Term (which notice shall also specify the length of the Fair Market Renewal Term).

            (3) If no written notice is delivered by Lessee to Lessor pursuant to Section 19(a)(1) or 19(a)(2) on or before the day specified therefor, Lessee shall be deemed to have waived any right to renew this Lease.

            (4) At the end of the Basic Term or any Renewal Term, if Lessee has elected to renew this Lease as aforesaid, and provided that there shall not then have occurred and be continuing an Event of Default and that all necessary governmental authorizations and approvals shall have been received and that Basic Rent for the Renewal Term has already been determined as above provided and a Lease Supplement evidencing such renewal has been executed and filed for recordation with the FAA, this Lease shall continue in full force and effect during the Renewal Term, except that (x) Lessee shall pay the Lessor Basic Rent for the Aircraft during the Renewal Term in an amount equal to the "fair market rental value" thereof determined in accordance with Section 19(c), each semi-annual installment of Basic Rent not to exceed in the case of a Fixed Renewal Term [__]% of the average Basic Rent during the Basic Term (such average being determined as the total of all payments of Basic Rent during the Basic Term added together and divided by the number of payments of Basic Rent during the Basic Term), which Basic Rent shall be payable in semi-annual installments in arrears, each such installment being due and payable on each Lease Period Date occurring during the Renewal Term, commencing with the Lease Period Date immediately following the commencement of the Renewal Term, and (y) the Stipulated Loss Values applicable during the Renewal Term shall be determined separately for each Renewal Term by Owner Participant in good faith to reflect Stipulated Loss Values determined in accordance with the following sentence. Stipulated Loss Values during a Renewal Term shall on the date on which such Renewal Term begins be equal to the fair market sales value of the Aircraft as of such date, determined in accordance with the provisions of this Section 19(a)(4) and Section 19(c), and shall decline ratably on a monthly basis to the fair market sales value of the Aircraft as of the last day of such Renewal Term, determined in accordance with the provisions of this Section 19(a)(4) and
Section 19(c).

            In determining fair market sales value for purposes of calculating Stipulated Loss Value for any Renewal Term effect shall be given to the encumbrance on the Aircraft of any Renewal Term available or in force under this
Section 19.

            (b) Purchase Options. Lessee shall have the option, upon at least 60 days' irrevocable prior written notice to Lessor, to purchase the Aircraft on the last Business Day of the Basic Term or any Renewal Term for a purchase price equal to the lesser of (x) the fair market sales value of the Aircraft or (y) 50% of Lessor's Cost. Upon payment to Lessor in immediately available funds of the full amount of the purchase price and payment of any other amounts then due hereunder (including all Rent and all actual and reasonable out-of-pocket costs or expenses of Owner Participant in connection with such purchase), Lessor will transfer to Lessee, without recourse or warranty (except as to the conveyance of whatever title was received from Lessee and as to the absence of Lessor Liens, including for this purpose Liens which would be Lessor Liens but for the proviso in the definition of Lessor Liens), all of Lessor's right, title and interest in and to the Aircraft.

            (c) Valuation. At any time not earlier than 365 days prior to the date on which Lessee may purchase the Aircraft pursuant to Section 19(b) or renew this Lease pursuant to Section 19(a)(1) or Section 19(a)(2), Lessee may deliver to Lessor a revocable notice of its intent to exercise its renewal option or purchase option. For all purposes of this Section 19, including the appraisal referred to in this Section 19(c), in determining "fair market rental value" or "fair market sales value", the Aircraft shall be valued (i) as if in the condition and otherwise in compliance with the terms of Section 5 upon a return of the Aircraft in the United States and as if it had been maintained at all times as required in accordance with Section 7(c) during periods when no Sublease was in effect, (ii) on the basis of the value which would obtain in an arm's-length transaction between an informed and willing buyer-user or lessee (other than a lessee or an affiliate of a lessee currently in possession or a used equipment scrap dealer) under no compulsion to buy or lease and an informed and willing seller or lessor unaffiliated with such buyer-user or lessee and under no compulsion to sell or lease and disregarding the purchase and renewal options of Lessee provided in this Lease, and (iii) in the case of such valuation for determining "fair market rental value", assuming such lessee would have substantially the same obligations during the Renewal Term as provided hereunder including without limitation the obligations of Lessee to carry and maintain the insurance required by Section 11 hereof and to make certain payments with reference to Stipulated Loss Value during the applicable Renewal Term. Upon receipt of such notice Lessor and Lessee shall confer in good faith with a view to reaching agreement on the "fair market rental value" or "fair market sales value" of the Aircraft. If the parties have not so agreed by 270 days prior to the end of the Basic Term or the Renewal Term in question, then the question shall be determined by an appraisal mutually agreed to by two recognized independent aircraft appraisers, one of which appraisers shall be chosen by Lessor and one by Lessee within five Business Days after Lessor or Lessee have received written notice from the other party of a demand that such an appraisal be made, which notice shall specify the appraiser chosen by the party giving the notice or, if such appraisers cannot agree on the amount of such appraisal within twenty Business Days after the end of such five-day period, each shall render its own appraisal and shall by mutual consent choose another appraiser within five Business Days after the end of such twenty-day period. If, within such five-day period, such two appraisers fail to appoint a third appraiser, then either Lessor or Lessee, on behalf of both, may request such appointment by the then President of the Association of the Bar of the City of New York (or any successor organization thereto) or, in his absence, failure, refusal or inability to act, then either Lessor or Lessee may apply to the American Arbitration Association (or any successor organization thereto) in New York, New York for the appointment of such third appraiser. The decision of the third appraiser so appointed shall be given within twenty Business Days after the appointment of such third appraiser. As soon as the third appraiser has delivered his appraisal, that appraisal shall be compared with the appraisals given by the other two appraisers. If the determination of one appraiser is more disparate from the average of all three determinations than each of the other two determinations, then the determination of such appraiser shall be excluded, the remaining two determinations shall be averaged and such average shall be final and binding upon the parties hereto. If no determination is more disparate from the average of all three determinations than each of the other determinations, then such average shall be final and binding upon the parties thereto. Lessee and Lessor shall share equally all expenses relating to such appraisal procedure provided if Lessee elects not to renew this the Lease or purchase the Aircraft following such appraisal, Lessee shall pay all expenses of such appraisal.

            (d) Special Purchase Option. Lessee may, upon at least 90 days' irrevocable notice to Lessor and, if any Equipment Notes are then outstanding, Loan Trustee, purchase the Aircraft on the EBO Date for a purchase price equal to[, at Lessee's option, either (a)] the Special Purchase Price[, or (b) the amount set forth under the heading "Initial Installment" on Exhibit B-1 (the "Initial Installment") (payable on the EBO Date) plus the Remaining Installments]. In addition, if on such date there are any Equipment Notes outstanding, Lessee shall have the option to assume, pursuant to Section 6.01(k) of the Participation Agreement and Section 2.17 of the Indenture, all of the obligations of Lessor under the Indenture. If such assumption is made, in lieu of paying the Special Purchase Price on the EBO Date Lessee shall pay Lessor a purchase price equal to (I) [(x) if Lessee has elected to pay the Special Purchase Price,] the Special Purchase Price [or (y) if Lessee has elected to pay the Initial Installment and the Remaining Installments, the Initial Installment] minus [in either event] (II) an amount equal to principal of, and accrued but unpaid interest on, any Equipment Notes that are outstanding on such date. Upon such payment in full and payment of any other amounts then due hereunder (including actual and reasonable out-of-pocket costs or expenses of Owner Participant in connection with such purchase, any installments of Basic Rent payable prior to such date, and all unpaid Supplemental Rent due on or prior to such date), [and, in the event that Lessee has elected to pay the Initial Installment and the Remaining Installments, after Lessee shall have provided Lessor with its undertaking to pay the amounts payable on the dates set forth under the heading "Remaining Installments" on Exhibit B-1 (the "Remaining Installments"),] Lessor will transfer to Lessee, without recourse or warranty (except as to the conveyance of whatever title was received from Lessee and as to the absence of Lessor Liens, including for this purpose Liens which would be Lessor Liens but for the proviso in the definition of Lessor Liens), all of Lessor's right, title and interest in and to the Aircraft and under the Indenture and, unless any Equipment Notes are outstanding after such payment, exercise such rights as it has to cause the Aircraft to be released from the Lien of the Indenture[; provided, however, that in the event that Lessee has elected to pay the Initial Installment and the Remaining Installments, Lessor shall retain a Lien on the Aircraft until the Remaining Installments, together with interest thereon at the Past Due Rate for any period from the date due to the date paid, are paid in full, which Lien shall be evidenced by this Lease, which after the date Lessor has transferred title to the Aircraft to Lessee shall be deemed terminated as a true lease and shall continue as a lease intended for security, mutatis mutandis, to secure the payment when due of the Remaining Installments -- provision permitting utilization of Initial Installment and Remaining Installments may be utilized only if EBO Date occurs on or after maturity of Equipment Notes].

            SECTION 20. Security for Lessor's Obligation to Holders of Equipment Notes. In order to secure the indebtedness evidenced by the Equipment Notes, Lessor has agreed in the Indenture, among other things, to assign to Loan Trustee this Lease, the Lease Supplements and any amendments to this Lease and to mortgage its interest in the Aircraft in favor of Loan Trustee, subject to the reservations and conditions therein set forth. To the extent, if any, that this Lease, the Lease Supplements and any amendments to this Lease constitute chattel paper (as such term is defined in the Uniform Commercial Code as in effect in any applicable jurisdiction), no security interest in this Lease, the Lease Supplements and any amendments to this Lease may be created through the transfer or possession of any counterpart other than the original counterpart, which shall be identified as the counterpart containing the receipt therefor executed by Loan Trustee on the signature page thereof. Lessee hereby accepts and consents to the assignment of all Lessor's right, title and interest in and to this Lease pursuant to the terms of the Indenture. Subject to Section 3(e), Lessee agrees to pay directly to Loan Trustee (or, after receipt by Lessee of notice from Loan Trustee of the discharge of the Indenture, to Lessor), all amounts of Rent due or to become due hereunder and assigned to Loan Trustee and Lessee agrees that Loan Trustee's right to such payments hereunder shall be absolute and unconditional and shall not be affected by any circumstance, including, without limitation, the circumstances set forth in clauses (i) through (iv) of Section 18. Notwithstanding the foregoing assignment of this Lease, the obligations of Lessor to Lessee to perform the terms and conditions of this Lease shall remain in full force and effect.

            SECTION 21. Lessor's Right to Perform for Lessee. If Lessee fails to make any payment of Rent required to be made by it or fails to perform or comply with any of its agreements contained herein, then (but in each case, except in the case of failure to pay Rent or in the case of failure to maintain insurance as required hereunder, no earlier than the fifteenth day after the occurrence of such failure, whether or not it yet constitutes an Event of Default) Lessor may itself make such payment or perform or comply with such agreement but is not obligated hereunder to do so, and the amount of such payment and the amount of the reasonable expenses of Lessor incurred in connection with such payment or the performance of or compliance with such agreement, as the case may be, together with interest thereon at the Past Due Rate, shall be deemed Supplemental Rent, payable by Lessee upon demand.

            SECTION 22. Investment of Security Funds; Liability of Lessor Limited. (a) Investment of Security Funds. Any moneys held by Lessor as security hereunder for future payments to Lessee, until paid out by Lessor as herein provided, shall be invested and reinvested by Lessor (or, if the Indenture has not been discharged, by Loan Trustee) as Lessee may request in Permitted Investments as specified in such request (if such investments are reasonably available for purchase) and sold, in any case at such prices, including accrued interest or its equivalent, as are set forth in such request, and such Permitted Investments shall be held by Lessor (or, if the Indenture has not been discharged, by Loan Trustee) as security hereunder for future payments to Lessee until so sold. Lessee shall upon demand pay to Lessor (or, if the Indenture has not been discharged, to Loan Trustee) the amount of any loss realized upon maturity, sale or other disposition of any such Permitted Investment. So long as no Event of Default or Payment Default has occurred and is continuing, Lessee is entitled to receive from Lessor (or, if the Indenture has not been discharged, from Loan Trustee), and Lessor (or, if the Indenture has not been discharged, Loan Trustee) shall promptly pay to Lessee, any profit, income, interest, dividend or gain realized upon maturity, sale or other disposition of any Permitted Investment. If an Event of Default or Payment Default has occurred and is continuing, any net income, profit, interest, dividend or gain realized upon maturity, sale or other disposition of any Permitted Investment shall be held as security for future payments to Lessee and shall be applied by Lessor (or, if the Indenture has not been discharged, by Loan Trustee) at the same time, on the same conditions and in the same manner as the amounts in respect of which such income, profit, interest, dividend or gain was realized are required to be distributed in accordance with the provisions pursuant to which such amounts were required to be held. Neither Lessor nor Loan Trustee is responsible for any losses on any investments or sales of Permitted Investments made pursuant to the procedure specified in this Section 22 other than by reason of its willful misconduct or negligence. If any moneys or investments are held by Lessor (or, if the Indenture has not been discharged, by Loan Trustee) solely because an Event of Default has occurred and is continuing and such moneys or investments have been held for a period of 90 consecutive days during which such Event of Default is continuing without any remedial action being taken by Lessor or Loan Trustee in respect of such Event of Default pursuant to Section 15, and provided that there is no stay, moratorium or injunction in effect preventing the taking of such action, then, notwithstanding any other provision of the Operative Documents, all such moneys and investments held by Lessor (or, if the Indenture has not been discharged, by Loan Trustee) shall be released to Lessee on such 90th day, or on the next Business Day after such 90th day.

            (b) Liability of Lessor Limited. It is expressly agreed and understood that all representations, warranties and undertakings of Lessor hereunder shall be binding upon Lessor only in its capacity as trustee under the Trust Agreement, and the institution acting as Lessor shall not be liable in its individual capacity for any breach thereof except for its negligence or willful misconduct or for breach of its covenants, representations and warranties contained herein, to the extent covenanted or made in its individual capacity.

            SECTION 23. Submission to Jurisdiction. Lessor and Lessee each hereby irrevocably submits itself to the non-exclusive jurisdiction of the United States District Court for the Southern District of New York and to the non-exclusive jurisdiction of the Supreme Court of the State of New York, New York County, for the purposes of any suit, action or other proceeding arising out of this Lease, the subject matter hereof or any of the transactions contemplated hereby brought by Lessor, Lessee, Loan Trustee, Noteholders or Owner Participant or their successors or permitted assigns.

            SECTION 24. Miscellaneous. Any provision of this Lease which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. No term or provision of this Lease may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by Lessor, Lessee and any assignee of Lessor's rights hereunder. This Lease shall constitute an agreement of lease, and nothing contained herein shall be construed as conveying to Lessee any right, title or interest in the Aircraft except as a lessee only. Neither Lessee nor any affiliate of Lessee will file any tax returns in a manner inconsistent with the foregoing fact or with Lessor's ownership of the Aircraft. The section and paragraph headings in this Lease and the table of contents are for convenience of reference only and shall not modify, define, expand or limit any of the terms or provisions hereof and all references herein to numbered sections, unless otherwise indicated, are to sections of this Lease. THIS LEASE HAS BEEN DELIVERED IN THE STATE OF NEW YORK AND SHALL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE. This Lease may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

            SECTION 25. Successor Trustee. Lessee agrees that in the case of the appointment of any successor Owner Trustee pursuant to the terms of the Trust Agreement, such successor Owner Trustee shall, upon written notice by such successor Owner Trustee, succeed to all the rights, powers and title of Lessor hereunder and shall be deemed to be Lessor and the owner of the Aircraft for all purposes hereof without the necessity of any consent or approval by Lessee (subject to Section 6.01(m) of the Participation Agreement) and without in any way altering the terms of this Lease or Lessee's obligations hereunder. One such appointment and designation of a successor Owner Trustee shall not exhaust the right to appoint and designate further successor Owner Trustees pursuant to the Trust Agreement, but such right may be exercised repeatedly as long as this Lease shall be in effect.

            SECTION 26. Covenant of Quiet Enjoyment. So long as no Event of Default has occurred and is continuing and notwithstanding any default by Lessor, Owner Participant or Loan Trustee under the Participation Agreement, the Trust Agreement or the Indenture, neither Lessor nor anyone acting or claiming by, through or in the name of Lessor may interfere with Lessee's (or any Permitted Sublessee's) continued possession, use and operation of, and quiet enjoyment of, the Aircraft during the Term, and this Lease shall not be terminated except as expressly provided herein.

            SECTION 27. Lessee's Performance and Rights. Any obligation imposed on Lessee herein shall require only that Lessee perform or cause to be performed such obligation, even if stated as a direct obligation, and the performance of any such obligation by any permitted assignee, sublessee or transferee under an assignment, sublease or transfer agreement then in effect and in accordance with the provisions of the Operative Documents shall constitute performance by Lessee and, to the extent of such performance, discharge such obligation by Lessee. Except as otherwise expressly provided herein, any right granted to Lessee in this Lease shall grant Lessee the right to permit such right to be exercised by any such assignee, sublessee or transferee. The inclusion of specific references to obligations or rights of any such assignee, sublessee or transferee in certain provisions of this Lease shall not in any way prevent or diminish the application of the provisions of the two sentences immediately preceding with respect to obligations or rights in respect of which specific reference to any such assignee, sublessee or transferee has not been made in this Lease.

            IN WITNESS WHEREOF, Lessor and Lessee have each caused this Lease to be duly executed as of the day and year first above written.

                                    WELLS FARGO BANK NORTHWEST, NATIONAL
                                    ASSOCIATION, not in its individual capacity, except as expressly provided herein, but solely as Owner Trustee,
                                     Lessor



                                    By: ________________________________________
                                         Name:
                                         Title:


                                    DELTA AIR LINES, INC.,
                                     Lessee


                                    By: ________________________________________
                                         Name:
                                         Title:

            Receipt of this original counterpart of the foregoing Lease is hereby acknowledged on the _____ day of [____________]


                                    STATE STREET BANK AND
                                    TRUST COMPANY OF CONNECTICUT,
                                      Loan Trustee


                                    By: ________________________________________
                                         Name:
                                         Title:

                                                                    EXHIBIT A
                                                                        to
                                                                 Lease Agreement
                                                                     (N____)

                              LEASE SUPPLEMENT No.
                                     (N____)

            Lease Supplement No. __, dated [_________] between WELLS FARGO BANK NORTHWEST, NATIONAL ASSOCIATION, not in its individual capacity, but solely as Owner Trustee under the Trust Agreement (N____), dated as of [_____________] between _____________________, as Owner Participant, and such Owner Trustee (such Owner Trustee, in its capacity as such Owner Trustee, being herein called "Lessor"), and DELTA Air lines, Inc. ("Lessee").

            Lessor and Lessee have heretofore entered into that certain Lease Agreement (N____), dated as of [___________], relating to one Boeing 737-832 aircraft (herein called the "Lease," and the defined terms therein being hereinafter used with the same meanings). The Lease provides for the execution and delivery from time to time of Lease Supplements for the purpose of leasing the Airframe and Engines under the Lease as and when delivered by Lessor to Lessee in accordance with the terms thereof.

            (1)The Lease relates to the Airframe and Engines described below, and a counterpart of the Lease is attached hereto, and made a part hereof, and this Lease Supplement, together with such attachment, is being filed for recordation on the date hereof with the FAA as one document.

            (2)The Lease Agreement relates to the Airframe and Engines described below, and a counterpart of the Lease Agreement, attached and made a part of Lease Supplement No. 1 dated [______________] to the Lease Agreement, has been recorded by the FAA on [_____________], as one document and assigned Conveyance No. __.

            Now, Therefore, in consideration of the premises and other good and sufficient consideration, Lessor and Lessee hereby agree as follows:

            1. Lessor hereby delivers and leases to Lessee under the Lease and Lessee hereby accepts and leases from Lessor under the Lease the following described aircraft (the "Aircraft"), which Aircraft as of the date hereof consists of the following components:

                  (i) AIRFRAME:

   Manufacturer      Model      FAA Registration No.   Manufacturer's Serial No.
   ------------      -----      --------------------   -------------------------


                  (ii) ENGINES:

   Manufacturer      Model      Manufacturer's Serial No.
   ------------      -----      -------------------------

Each Engine is of 750 or more "rated takeoff horsepower" or the equivalent of such horsepower.

            2. The Delivery Date of the Aircraft is the date of this Lease Supplement set forth in the opening paragraph hereof. Except as otherwise provided in the Lease, the Term for the Aircraft shall commence on the Delivery Date and end on [___________ __, 20__].

            3. Lessee hereby confirms its agreement to pay the Lessor Basic Rent for the Aircraft throughout the Term therefor in accordance with Section 3 of the Lease.

            4. Lessee hereby confirms to Lessor that Lessee has accepted the Aircraft for all purposes hereof and of the Lease as being airworthy, in good working order and repair and without defect or inherent vice in title, condition, design, operation or fitness for use; provided, however, that nothing contained herein or in the Lease shall in any way diminish or otherwise affect any right Lessee or Lessor may have with respect to the Aircraft against The Boeing Company, or any subcontractor or supplier of The Boeing Company, under the Purchase Agreement or otherwise.

            5. All of the terms and provisions of the Lease are hereby incorporated by reference in this Lease Supplement to the same extent as if fully set forth herein.

            6. This Lease Supplement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument. To the extent, if any, that this Lease Supplement constitutes chattel paper (as such term is defined in the Uniform Commercial Code as in effect in any jurisdiction), no security interest in this Lease Supplement may be created through the transfer or possession of any counterpart other than the original counterpart, which shall be identified as the counterpart containing the receipt therefor executed by Loan Trustee on the signature page hereof.

-------------

(1)  This language for Lease Supplement No. 1.

(2)  This language for other Lease Supplements.

            In Witness Whereof, Lessor and Lessee have caused this Lease Supplement to be duly executed on the day and year first above written.

                                    WELLS FARGO BANK NORTHWEST,
                                    NATIONAL ASSOCIATION,
                                    not in its Individual Capacity,
                                    but solely as Owner Trustee,
                                      Lessor



                                    By: ________________________________________
                                        Name:
                                        Title:


                                    DELTA Air lines, Inc.,
                                        Lessee



                                    By: ________________________________________
                                        Name:
                                        Title:

             (3)Receipt of this original counterpart of the foregoing Lease Supplement is hereby acknowledged on this ____ day of [______________]


                                    STATE STREET BANK AND
                                    TRUST COMPANY OF CONNECTICUT,
                                       Loan Trustee



                                    By: ________________________________________
                                        Name:
                                        Title:

-------------
(3)  This language contained in the original counterpart only.

                                                                   EXHIBIT B-1
                                                                        to
                                                                 Lease Agreement
                                                                     (N____)

                            BASIC RENT, LESSOR'S COST
                       AND SPECIAL PURCHASE PRICE SCHEDULE

The portion of this Exhibit appearing below this text is intentionally deleted from the FAA filing counterpart as the parties hereto deem it to contain confidential information.

                                   Basic Rent:


                  Lease Period                   Basic Rent Payable
                      Date                 (Percentage of Lessor's Cost)
            ------------------------     --------------------------------

                            BASIC RENT, LESSOR'S COST
                       AND SPECIAL PURCHASE PRICE SCHEDULE

The portion of this Exhibit appearing below this text is intentionally deleted from the FAA filing counterpart as the parties hereto deem it to contain confidential information.


                  Lease Period                   Basic Rent Payable
                      Date                  (Percentage of Lessor's Cost)
            ------------------------     ---------------------------------

                            BASIC RENT, LESSOR'S COST
                       AND SPECIAL PURCHASE PRICE SCHEDULE

Lessor's Cost for the Aircraft:  $[___________]

Special Purchase Price: [_____________]% of Lessor's Cost (comprised of an early buy-out amount of [_______]% of Lessor's Cost plus the Cumulative Basic Rent Allocation of [_______]% of Lessor's Cost minus Cumulative Basic Rent Payments of [________]% of Lessor's Cost) on [______________].

[Initial Installment:  [__]% of Lessor's Cost on [    ].

Remaining Installments:  Date                  Amount
                         ----                  ------
                         April 15, [  ]        [__]% of Lessor's Cost
                         June 15, [  ]         [__]% of Lessor's Cost
                         September 15, [  ]    [__]% of Lessor's Cost
                         December 15, [  ]     [__]% of Lessor's Cost]

                                                                   EXHIBIT B-2
                                                                        to
                                                                 Lease Agreement
                                                                     (N____)

                         BASIC RENT ALLOCATION SCHEDULE

The portion of this Exhibit appearing below this text is intentionally deleted from the FAA filing counterpart as the parties hereto deem it to contain confidential information.

               Lease Period                        Basic Rent Allocated
     From                          To         (Percentage of Lessor's Cost)
-----------------------------------------  -----------------------------------

                                                                    EXHIBIT C
                                                                        to
                                                                 Lease Agreement
                                                                     (N____)

                         STIPULATED LOSS VALUE SCHEDULE

The portion of this Exhibit appearing below this text is intentionally deleted from the FAA filing counterpart as the parties hereto deem it to contain confidential information.

                      Stipulated Loss                                                        Stipulated Loss
                     Value Percentage                                                       Value Percentage
 Stipulated Loss     Before Basic Rent    Cumulative Allocated    Cumulative Cash Basic     After Basic Rent
   Value Date           Adjustments        Basic Rent to Date          Rent to Date            Adjustments
-----------------   -------------------  ----------------------  -----------------------   -------------------



                         STIPULATED LOSS VALUE SCHEDULE

                      Stipulated Loss                                                        Stipulated Loss
                     Value Percentage                                                       Value Percentage
 Stipulated Loss     Before Basic Rent    Cumulative Allocated    Cumulative Cash Basic     After Basic Rent
   Value Date           Adjustments        Basic Rent to Date          Rent to Date            Adjustments
-----------------   -------------------  ----------------------  -----------------------   -------------------



                         STIPULATED LOSS VALUE SCHEDULE

                      Stipulated Loss                                                        Stipulated Loss
                     Value Percentage                                                       Value Percentage
 Stipulated Loss     Before Basic Rent    Cumulative Allocated    Cumulative Cash Basic     After Basic Rent
   Value Date           Adjustments        Basic Rent to Date          Rent to Date            Adjustments
-----------------   -------------------  ----------------------  -----------------------   -------------------



                         STIPULATED LOSS VALUE SCHEDULE

                      Stipulated Loss                                                        Stipulated Loss
                     Value Percentage                                                       Value Percentage
 Stipulated Loss     Before Basic Rent    Cumulative Allocated    Cumulative Cash Basic     After Basic Rent
   Value Date           Adjustments        Basic Rent to Date          Rent to Date            Adjustments
-----------------   -------------------  ----------------------  -----------------------   -------------------



                         STIPULATED LOSS VALUE SCHEDULE

                      Stipulated Loss                                                        Stipulated Loss
                     Value Percentage                                                       Value Percentage
 Stipulated Loss     Before Basic Rent    Cumulative Allocated    Cumulative Cash Basic     After Basic Rent
   Value Date           Adjustments        Basic Rent to Date          Rent to Date            Adjustments
-----------------   -------------------  ----------------------  -----------------------   -------------------



                         STIPULATED LOSS VALUE SCHEDULE

                      Stipulated Loss                                                        Stipulated Loss
                     Value Percentage                                                       Value Percentage
 Stipulated Loss     Before Basic Rent    Cumulative Allocated    Cumulative Cash Basic     After Basic Rent
   Value Date           Adjustments        Basic Rent to Date          Rent to Date            Adjustments
-----------------   -------------------  ----------------------  -----------------------   -------------------



                         STIPULATED LOSS VALUE SCHEDULE

                      Stipulated Loss                                                        Stipulated Loss
                     Value Percentage                                                       Value Percentage
 Stipulated Loss     Before Basic Rent    Cumulative Allocated    Cumulative Cash Basic     After Basic Rent
   Value Date           Adjustments        Basic Rent to Date          Rent to Date            Adjustments
-----------------   -------------------  ----------------------  -----------------------   -------------------



                                                                     EXHIBIT D
                                                                        to
                                                                 Lease Agreement
                                                                      (N____)

                           TERMINATION VALUE SCHEDULE

The portion of this Exhibit appearing below this text is intentionally deleted from the FAA filing counterpart as the parties hereto deem it to contain confidential information.

                        Termination Value                                                       Termination Value
                        Percentage Before                                                       Percentage After
                           Basic Rent        Cumulative Allocated     Cumulative Cash Basic        Basic Rent
  Termination Date         Adjustments        Basic Rent to Date           Rent to Date            Adjustments
--------------------   -------------------   ----------------------  -----------------------   --------------------


                                                                    EXHIBIT E
                                                                        to
                                                                 Lease Agreement
                                                                      (N____)

                         RENT RECALCULATION VERIFICATION

The portion of this Exhibit appearing below this text is intentionally deleted from the FAA filing counterpart as the parties hereto deem it to contain confidential information.

            1. Any recalculation of Basic Rent percentages or allocations, Stipulated Loss Value percentages, Termination Value percentages, [the Initial Installment, the Remaining Installments] and the Special Purchase Price pursuant to the Lease shall be determined in good faith by Owner Participant, and shall maintain Owner Participant's Net Economic Return except as assumptions have been modified pursuant to Section 3 of the Lease or pursuant to the Tax Indemnity Agreement or the Participation Agreement, as the case may be; provided, however, that Lessee may request (A) Lessee's independent public accountants to verify such calculations but without any requirement that Owner Participant disclose to such persons the methodology and assumptions and (B) if Lessee believes that such calculations by Owner Participant are in error then a nationally recognized firm of accountants or a nationally recognized firm of lease advisors selected by Lessee and reasonably acceptable to Owner Participant shall be permitted to verify such calculations and Owner Participant will make available to such firm (subject to the execution by such firm of a confidentiality agreement reasonably acceptable to Owner Participant) the methodology and assumptions and any changes made therein pursuant to Section 3 of the Lease. In the event of a verification under clause (B) of the first sentence of this paragraph 1 the determination by such firm of accountants or lease advisors shall be final. Lessee will pay the reasonable and actual costs and expenses of the verification under clause (B) of the first sentence of this paragraph 1 unless an error adverse to Lessee is established by such firm, and if as a result of such verification process the Basic Rent is adjusted and such adjustment causes the Net Present Value of Rents to decline by [_] or more basis points (in which event Owner Participant shall pay the reasonable and actual costs and expenses of such verification process). Such recalculated Basic Rent percentages and allocations, Stipulated Loss Value percentages, Termination Value percentages[, Initial Installment, Remaining Installments] and Special Purchase Price shall be set forth in a Lease Supplement or an amendment to the Lease.

            2. "Net Economic Return" means Owner Participant's net after-tax yield and aggregate after-tax cash flow, in each case computed from the Delivery Date through the EBO Date and through [___________________], utilizing the multiple investment sinking fund method of analysis, computed on the basis of the same methodology and assumptions as were utilized by Owner Participant in determining Basic Rent percentages and allocations, the Special Purchase Price, [the Initial Installment, the Remaining Installments,] Stipulated Loss Value and Termination Value percentages as of the Delivery Date.

                                                                    EXHIBIT F
                                                                        to
                                                                 Lease Agreement
                                                                     (N____)

                      AIRCRAFT TYPE VALUE FOR SECTION 11(b)

Boeing 737-832 - $8,000,000

                                                                    EXHIBIT I TO
                                                         PARTICIPATION AGREEMENT

                          FORM OF AMENDED AND RESTATED
                        INDENTURE AND SECURITY AGREEMENT


              AMENDED AND RESTATED INDENTURE AND SECURITY AGREEMENT
                                   (N[_____])

                         Dated as of [________ __, 200_]

                                     between

                WELLS FARGO BANK NORTHWEST, NATIONAL ASSOCIATION,
                         not in its individual capacity,
                       except as expressly stated herein,
                          but solely as Owner Trustee,

                                       and

               STATE STREET BANK AND TRUST COMPANY OF CONNECTICUT,
                              NATIONAL ASSOCIATION,
                                 as Loan Trustee

                              ---------------------

                           One Boeing 737-832 Aircraft
                         U.S. Registration No. N[_____]

                                TABLE OF CONTENTS

                                                                         Page

                                    ARTICLE I

                                   DEFINITIONS

Section 1.01  Definitions..................................................
Section 1.02  Other Definitional Provisions................................

                                   ARTICLE II

                               THE EQUIPMENT NOTES

Section 2.01  Form of Equipment Notes......................................
Section 2.02  Issuance and Terms of Equipment Notes........................
Section 2.03  Method of Payment............................................
Section 2.04  Withholding Taxes............................................
Section 2.05  Application of Payments......................................
Section 2.06  Termination of Interest in Indenture Estate..................
Section 2.07  Registration, Transfer and Exchange of Equipment Notes.......
Section 2.08  Mutilated, Destroyed, Lost or Stolen Equipment Notes.........
Section 2.09  Payment of Expenses on Transfer; Cancellation................
Section 2.10  Mandatory Redemption of Equipment Notes......................
Section 2.11  Voluntary Redemption of Equipment Notes......................
Section 2.12  Redemptions; Notice of Redemptions; Repurchases..............
Section 2.13  Subordination................................................
Section 2.14  Certain Payments.............................................
Section 2.15  Repayment of Monies for Equipment Note Payments Held by
               Loan Trustee................................................
Section 2.16  Directions by Subordination Agent............................
Section 2.17  Assumption of Equipment Notes by Lessee......................
Section 2.18  Payments from Indenture  Estate Only.........................
Section 2.19  Option to Purchase Equipment Notes...........................

                                   ARTICLE III

  RECEIPT, DISTRIBUTION AND APPLICATION OF INCOME FROM THE INDENTURE ESTATE

Section 3.01  Basic Rent Distributions.....................................
Section 3.02  Event of Loss; Voluntary Termination; Refinancing............
Section 3.03  Payments after Indenture Event of Default....................
Section 3.04  Certain Payments.............................................
Section 3.05  Other Payments...............................................
Section 3.06  Payments to Owner Trustee....................................

                                   ARTICLE IV

  COVENANTS OF OWNER TRUSTEE; INDENTURE EVENTS OF DEFAULT; REMEDIES OF LOAN
                                     TRUSTEE

Section 4.01  Covenants of  Owner Trustee..................................
Section 4.02  Indenture Events of Default..................................
Section 4.03  Certain Rights...............................................
Section 4.04  Remedies.....................................................
Section 4.05  Return of Aircraft...........................................
Section 4.06  Remedies Cumulative..........................................
Section 4.07  Discontinuance of Proceedings................................
Section 4.08  Waiver of Past Defaults......................................
Section 4.09  Appointment of a Receiver....................................
Section 4.10  Loan Trustee Authorized to Execute Bills of Sale, Etc. ......
Section 4.11  Rights of Noteholders to Receive Payment.....................
Section 4.12  Noteholders May Not Bring Suit Except Under Certain
               Conditions..................................................

                                    ARTICLE V

                             DUTIES OF LOAN TRUSTEE

Section 5.01  Notice of Indenture Event of Default.........................
Section 5.02  Action upon Instructions; Certain Rights and Limitations.....
Section 5.03  Indemnification..............................................
Section 5.04  No Duties Except as Specified in Indenture or Instructions...
Section 5.05  No Action Except under Lease, Indenture or Instructions......
Section 5.06  Replacement Airframes and Replacement Engines................
Section 5.07  Indenture Supplements for Replacements.......................
Section 5.08  Effect of Replacement........................................
Section 5.09  Investment of Amounts Held by Loan Trustee...................

                                   ARTICLE VI

                         OWNER TRUSTEE AND LOAN TRUSTEE

Section 6.01  Acceptance of Trusts and Duties..............................
Section 6.02  Absence of Certain Duties....................................
Section 6.03  No Representations or Warranties as to Aircraft or the
               Documents...................................................
Section 6.04  No Segregation of Monies; No Interest........................
Section 6.05  Reliance; Agents; Advice of Counsel..........................
Section 6.06  Capacity in Which Acting.....................................
Section 6.07  Compensation.................................................
Section 6.08  Instructions from Noteholders................................

                                   ARTICLE VII

               INDEMNIFICATION OF LOAN TRUSTEE BY OWNER TRUSTEE

Section 7.01  Scope of Indemnification.....................................

                                  ARTICLE VIII

                         SUCCESSOR AND SEPARATE TRUSTEES

Section 8.01  Notice of Successor Owner Trustee............................
Section 8.02  Resignation and Removal of Loan Trustee; Appointment of
               Successor...................................................
Section 8.03  Appointment of Additional and Separate Trustees..............

                                   ARTICLE IX

                       SUPPLEMENTS, AMENDMENTS AND WAIVERS

Section 9.01  Instructions of Majority; Limitations........................
Section 9.02  Trustees Protected...........................................
Section 9.03  Documents Mailed to Noteholders..............................
Section 9.04  No Request Necessary for Lease Supplement and Indenture
               Supplement..................................................
Section 9.05  Notation on or Exchange of Equipment Notes...................

                                    ARTICLE X

                                  MISCELLANEOUS

Section 10.01 Termination of Indenture.....................................
Section 10.02 No Legal Title to Indenture Estate in Noteholders............
Section 10.03 Sale of Aircraft by Loan Trustee is Binding..................
Section 10.04 Indenture for Benefit of Owner Trustee, Owner
               Participant, Lessee, Loan Trustee and Noteholders...........
Section 10.05 Notices......................................................
Section 10.06 Severability.................................................
Section 10.07 No Oral Modification or Continuing Waivers...................
Section 10.08 Successors and Assigns.......................................
Section 10.09 Headings.....................................................
Section 10.10 Normal Commercial Relations..................................
Section 10.11 Voting by Noteholders........................................
Section 10.12 Section 1110.................................................
Section 10.13 Counterparts.................................................
Section 10.14 Governing Law................................................
Section 10.15 No Action Contrary to Lessee's Rights Under the Lease........
Section 10.16 Submission to Jurisdiction...................................

Exhibit A   -  Form of Indenture Supplement
Schedule I  -  Description of Equipment Notes
Schedule II -  Pass Through Trust Agreement and Pass Through Trust Supplements
Annex A     -  Definitions

            AMENDED AND RESTATED INDENTURE AND SECURITY AGREEMENT
                                   (N[_____])

            By the execution and delivery of this Agreement, (1) Owner Trustee (as hereinafter defined) does hereby assume the indebtedness and other obligations of Delta Air Lines, Inc. ("Lessee") under the Indenture and Security Agreement (N____), dated as of April 30, 2002, between Lessee and Loan Trustee (as hereinafter defined) as supplemented by the Supplement (as hereinafter defined) (said Indenture and Security Agreement (N_____) as supplemented by the Supplement, the "Original Indenture") as amended and restated below and the indebtedness and other obligations of Lessee under the Original Equipment Notes (as such term is defined Annex A hereto) (provided that Noteholders and Loan Trustee agree to look only to Lessee and that Lessee shall be solely responsible for claims with respect to indemnity and all other obligations (other than as to interest accruing after the Delivery Date and as to principal amount) arising, or as a result of actions or omissions occurring, prior to the Delivery Date; it being understood that nothing in the foregoing proviso is intended to omit from Owner Trustee's assumption, or relieve Owner Trustee from, the obligation to pay the principal amount or interest accruing from and after the Delivery Date thereon or performing or observing any other obligations set forth below from and after the Delivery Date), and (2) Loan Trustee (as hereinafter defined) does hereby release the Collateral (as such term is defined in the Original Indenture) described in paragraph (2) of the Granting Clause of the Original Indenture from the Lien of the Original Indenture, said Indenture and Security Agreement (N_____) and the Indenture Supplement (N_____) (the "Supplement") dated April 30, 2002, having been recorded with the Federal Aviation Administration on [_______ __], 2002 and assigned Conveyance No. [________], and the Original Indenture is hereby amended and restated in its entirety to read as follows:

            This AMENDED AND RESTATED INDENTURE AND SECURITY AGREEMENT (N[_____]), dated as of [________ __, 200_], is made by and between WELLS FARGO BANK NORTHWEST, NATIONAL ASSOCIATION, a national banking association, not in its individual capacity, except as expressly stated herein, but solely as Owner Trustee under the Trust Agreement referred to below (together with its successors under the Trust Agreement, "Owner Trustee"), and STATE STREET BANK AND TRUST COMPANY OF CONNECTICUT, NATIONAL ASSOCIATION, a national banking association, not in its individual capacity, except as expressly stated herein, but solely as Loan Trustee hereunder (together with its permitted successors hereunder, "Loan Trustee").

                              W I T N E S S E T H:

            WHEREAS, Owner Participant and Owner Trustee have entered into the Trust Agreement whereby, among other things, (i) Owner Trustee has established a certain trust for the use and benefit of Owner Participant subject, however, to the Indenture Estate created pursuant hereto for the use and benefit of, and with the priority of payment to, the holders of Equipment Notes issued hereunder, and (ii) Owner Trustee has been authorized and directed to execute and deliver this Indenture;

            WHEREAS, the parties desire by this Indenture (such term and other capitalized terms used herein without definition being defined as provided in
Article I), among other things, to provide for (i) the issuance by Owner Trustee of the Equipment Notes evidencing the participation of Pass Through Trustees in the payment of Lessor's Cost for the Aircraft, as provided in the Participation Agreement and (ii) the assignment, mortgage and pledge by Owner Trustee to Loan Trustee, as part of the Indenture Estate hereunder, among other things, of all of Owner Trustee's estate, right, title and interest in and to the Aircraft and, except as hereinafter expressly provided, all of Owner Trustee's right, title and interest in, to and under the Lease and all payments and other amounts received hereunder or thereunder in accordance with the terms hereof or thereof, as security for, among other things, Owner Trustee's obligations to Loan Trustee, for the ratable benefit and security of Noteholders, subject to Section
2.13 and Article III;

            WHEREAS, all things have been done to make the Equipment Notes, when executed by Owner Trustee and authenticated and delivered by Loan Trustee hereunder, the valid, binding and enforceable obligations of Owner Trustee; and

            WHEREAS, all things necessary to make this Indenture a legal, valid and binding obligation of Owner Trustee for the uses and purposes herein set forth, in accordance with its terms, have been done and performed and have occurred;

                                 GRANTING CLAUSE

            NOW, THEREFORE, to secure the prompt and complete payment (whether at stated maturity, by acceleration or otherwise) of principal of, Make-Whole Amount, if any, and interest on, the Equipment Notes and all other amounts payable by Owner Trustee or Lessee under the Operative Documents to Noteholders and Indenture Indemnitees and the performance and observance by Owner Trustee of all the agreements and covenants to be performed or observed by Owner Trustee for the benefit of Noteholders and Indenture Indemnitees contained in the Operative Documents, and in consideration of the premises and of the covenants contained in the Operative Documents, and for other good and valuable consideration given by Loan Trustee, Noteholders and Indenture Indemnitees to Owner Trustee at or before the Delivery Date, the receipt of which is hereby acknowledged, Owner Trustee does hereby grant, bargain, sell, convey, transfer, mortgage, assign, pledge and confirm unto Loan Trustee and its successors in trust and permitted assigns, for the security and benefit of Loan Trustee, Noteholders and Indenture Indemnitees, a first priority security interest in, and mortgage lien on, all estate, right, title and interest of Owner Trustee in, to and under, all and singular, the following described properties, rights, interests and privileges whether now or hereafter acquired, other than Excluded Payments (hereinafter sometimes referred to as the "Indenture Estate"):

            (1) the Aircraft, including the Airframe and the Engines, whether or not any such Engine from time to time is installed on the Airframe or any other airframe or any other aircraft, and any and all Parts relating thereto, and, to the extent provided herein, all substitutions and replacements of, and additions, improvements, accessions and accumulations to, the Aircraft, including the Airframe, the Engines and any and all Parts (in each case other than any substitutions, replacements, additions, improvements, accessions and accumulations that constitute items excluded from the definition of Parts by clauses (b), (c), (d), (e) and (f) thereof) relating thereto to which Owner Trustee shall from time to time acquire title as provided herein and in the Lease (such Airframe and Engines as more particularly described in the Indenture Supplement executed and delivered with respect to the Aircraft on the Delivery Date or with respect to any substitutions or replacements therefor) and together with all logs, manuals maintained on the Aircraft, modification and maintenance records at any time required to be maintained with respect to the Aircraft, in accordance with the rules and regulations of the FAA if the Aircraft is registered under the laws of the United States or the rules and regulations of the government of the country of registry if the Aircraft is registered under the laws of a jurisdiction other than the United States;

            (2) the Lease and any Lease Supplement and all Rent thereunder (including, without limitation, all amounts of Basic Rent, Supplemental Rent and payments of any kind thereunder (excluding any Excluded Payments));

            (3) the Purchase Agreement (to the extent specified in the Purchase Agreement Assignment), the Purchase Agreement Assignment, the Manufacturer's Consent and the Bill of Sale;

            (4) all rents, issues, profits, revenues and other income of the property subjected or required to be subjected to the lien of this Indenture;

            (5) all requisition proceeds with respect to the Aircraft or any Part thereof, and all insurance proceeds with respect to the Aircraft or any Part thereof, but excluding all proceeds of, and rights under, any insurance maintained by Lessee and in excess of that required under
      Section 11 of the Lease, and excluding insurance proceeds described in clauses (ii) and (iii) of the definition of Excluded Payments;

            (6) all rights of Owner Trustee to amounts paid or payable by Lessee to Owner Trustee under the Participation Agreement and all rights of Owner Trustee to enforce payments of any such amounts thereunder, but excluding amounts described in clauses (i) and (v) (and clauses (vii) and (viii) as they relate thereto) of the definition of Excluded Payments;

            (7) all moneys and securities now or hereafter paid or deposited or required to be paid or deposited to or with Loan Trustee to any term of any Operative Document and held or required to be held by Loan Trustee hereunder or thereunder (other than Excluded Payments); and

            (8) all proceeds of the foregoing;

            BUT EXCLUDING from the foregoing and from the Indenture Estate all Excluded Payments, and the right to enforce and collect the same, and SUBJECT TO all of the terms and conditions of this Indenture and the rights of Owner Trustee and Owner Participant hereunder.

            Concurrently with the delivery hereof, Owner Trustee is delivering to Loan Trustee the original executed counterpart of the Lease (to which a chattel paper receipt is attached), and executed copies of the Participation Agreement, the Purchase Agreement Assignment and the Manufacturer's Consent.

            TO HAVE AND TO HOLD all and singular the aforesaid property unto Loan Trustee, and its successors and permitted assigns, in trust for the ratable benefit and security of Noteholders and Indenture Indemnitees, except as otherwise provided in this Indenture, including Section 2.13 and Article III, without any preference, distinction or priority of any one Equipment Note over any other by reason of priority of time of issue, sale, negotiation, date of maturity thereof or otherwise for any reason whatsoever, and for the uses and purposes and in all cases and as to all property specified in paragraphs (1) through (8) inclusive above, subject to the terms and provisions set forth in this Indenture.

            It is expressly agreed that anything herein contained to the contrary notwithstanding, Owner Trustee shall remain liable under each of the Indenture Agreements to which it is a party to perform all of the obligations assumed by it thereunder, except to the extent prohibited or excluded from doing so pursuant to the terms and provisions hereof, and Loan Trustee and Noteholders shall have no obligation or liability under the Indenture Agreements, by reason of or arising out of the assignment hereunder, nor shall Loan Trustee or Noteholders be required or obligated in any manner to perform or fulfill any obligations of Owner Trustee under or pursuant to any of the Indenture Agreements to which it is a party, or, except as herein expressly provided, to make any payment, or to make any inquiry as to the nature or sufficiency of any payment received by it, or present or file any claim or take any action to collect or enforce the payment of any amounts that may have been assigned to it or to which it may be entitled at any time or times.

            Owner Trustee does hereby constitute Loan Trustee the true and lawful attorney of Owner Trustee (which appointment is coupled with an interest) irrevocably, granted for good and valuable consideration, with full power of substitution and with full power (in the name of Owner Trustee or otherwise) to ask, require, demand and receive any and all monies and claims for monies (in each case including insurance and requisition proceeds but in all cases excluding Excluded Payments) due and to become due under or arising out of the Indenture Agreements, and all other property which now or hereafter constitutes part of the Indenture Estate, to endorse any checks or other instruments or orders in connection therewith and to file any claims or to take any action or to institute any proceedings which Loan Trustee may deem to be necessary or advisable in the premises. Without limiting the generality of the foregoing, but subject to the rights of Owner Trustee and Owner Participant hereunder, during the continuance of any Indenture Event of Default, Loan Trustee shall have the right under such power of attorney to accept any offer in connection with the exercise of remedies as set forth herein of any purchaser to purchase the Airframe and Engines and upon such purchase to execute and deliver in the name of and on behalf of Owner Trustee an appropriate bill of sale and other instruments of transfer relating to the Airframe and Engines, when purchased by such purchaser, and to perform all other necessary or appropriate acts with respect to any such purchase, and in its discretion to file any claim or take any other action or proceedings, either in its own name or in the name of Owner Trustee or otherwise, which Loan Trustee may deem necessary or appropriate to protect and preserve the right, title and interest of Loan Trustee in and to such Rents and other sums and the security intended to be afforded hereby; provided, however, that no action of Loan Trustee pursuant to this paragraph shall increase the obligations or liabilities of Owner Trustee to any Person beyond those obligations and liabilities specifically set forth in this Indenture and in the other Operative Documents.

            Under the Lease, Lessee is directed, so long as this Indenture shall not have been fully discharged, to make all payments of Rent (other than Excluded Payments) and all other amounts which are required to be paid to or deposited with Owner Trustee pursuant to the Lease (other than Excluded Payments) directly to, or as directed by, Loan Trustee at such address or addresses as Loan Trustee shall specify, for application as provided in this Indenture. Owner Trustee agrees that promptly upon receipt thereof, it will transfer to Loan Trustee any and all monies from time to time received by it constituting part of the Indenture Estate, for distribution by Loan Trustee pursuant to this Indenture, except that Owner Trustee shall accept for distribution pursuant to the Trust Agreement any amounts distributed to it by Loan Trustee under this Indenture.

            Owner Trustee agrees that at any time and from time to time, upon the written request of Loan Trustee, Owner Trustee shall promptly and duly execute and deliver or cause to be duly executed and delivered any and all such further instruments and documents as Loan Trustee may reasonably deem necessary to perfect, preserve or protect the mortgage, security interests and assignments created or intended to be created hereby or to obtain for Loan Trustee the full benefit of the assignment hereunder and of the rights and powers herein granted, provided that any instrument or other document so executed by Owner Trustee will not expand any obligations or limit any rights of Owner Trustee in respect of the transactions contemplated by the Operative Documents. The parties hereto acknowledge that neither Owner Trustee nor Owner Participant shall have any obligation as to any recording, filing, refiling or re-recording of any documents or instruments in regard to maintaining the perfection of the security interests created hereunder, in the Indenture Estate or any security interest that may be claimed to have been created by the Lease or the ownership interest of Owner Trustee in the Aircraft.

            Owner Trustee does hereby warrant and represent that it has not sold, assigned or pledged, and hereby covenants and agrees that it will not sell, assign or pledge, so long as this Indenture shall remain in effect and the Lien hereof shall not have been released pursuant to the provisions hereof, any of its estate, right, title or interest hereby assigned, to any Person other than Loan Trustee, except as otherwise provided in or permitted by any Operative Document, and that it will not, except as otherwise provided in this Indenture and except with respect to Excluded Payments to which it is entitled, (i) accept any payment from Lessee under any Indenture Agreement, (ii) enter into any agreement amending or supplementing any Indenture Agreement, (iii) execute any waiver or modification of, or consent under, the terms of, or exercise any rights, powers or privileges under, any Indenture Agreement, (iv) settle or compromise any claim (other than those relating to an Excluded Payment) arising under any Indenture Agreement or (v) submit or consent to the submission of any dispute, difference or other matter arising under or in respect of any Indenture Agreement to arbitration thereunder.

            Owner Trustee does hereby further agree that it will not without the written consent of Loan Trustee:

            (a) collect or agree to the receipt or collection of any payment of Rent (other than Excluded Payments), including Basic Rent, Stipulated Loss Value, Termination Value or any other payment to be made pursuant to Section 9 or 10 of the Lease prior to the date for the payment thereof provided for by the Lease or assign, transfer or hypothecate (other than to Loan Trustee hereunder) any payment of Rent (other than Excluded Payments), including Basic Rent, Stipulated Loss Value, Termination Value or any other payment to be made pursuant to Section 9 or 10 of the Lease, then due or to accrue in the future under the Lease in respect of the Airframe and Engines; or

            (b) except as contemplated by the Trust Agreement in connection with the appointment of a successor owner trustee, sell, mortgage, transfer, assign or hypothecate (other than to Loan Trustee hereunder) its interest in the Airframe and Engines or any part thereof or in any amount to be received by it from the use or disposition of the Airframe and Engines, other than amounts distributed to it pursuant to
                  Article III hereof.

            It is hereby further agreed that any and all property described or referred to in the granting clauses hereof which is hereafter acquired by Owner Trustee shall ipso facto, and without any further conveyance, assignment or act on the part of Owner Trustee or Loan Trustee, become and be subject to the Lien herein granted as fully and completely as though specifically described herein, but nothing contained in this paragraph shall be deemed to modify or change the obligations of Owner Trustee contained in the foregoing paragraphs.

            Owner Trustee does hereby ratify and confirm the Lease and does hereby agree that it will not violate any covenant or agreement made by it therein, herein or in any of the other Operative Documents to which Owner Trustee is a party.

            Notwithstanding the Granting Clause or any of the foregoing paragraphs, there is hereby excluded from the foregoing sale, transfer, assignment, grant, pledge and security interest all Excluded Payments.

            IT IS HEREBY COVENANTED AND AGREED by and between the parties hereto as follows:

                                    ARTICLE I

                                   DEFINITIONS

            Section 1.01 Definitions. For all purposes of this Indenture, unless the context otherwise requires, capitalized terms used but not defined herein have the respective meanings set forth or incorporated by reference in Annex A.

            Section 1.02 Other Definitional Provisions. (a) The definitions stated herein and in Annex A apply equally to both the singular and the plural forms of the terms defined.

            (b) All references in this Indenture to designated "Articles", "Sections", "Subsections", "Schedules", "Exhibits", "Annexes" and other subdivisions are to the designated Article, Section, Subsection, Schedule, Exhibit, Annex or other subdivision of this Indenture, unless otherwise specifically stated.

            (c) The words "herein", "hereof" and "hereunder" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section, Subsection, Schedule, Exhibit, Annex or other subdivision.

            (d) Unless the context otherwise requires, whenever the words "including", "include" or "includes" are used herein, they shall be deemed to be followed by the phrase "without limitation".

            (e) All references in this Indenture to a "government" are to such government and any instrumentality or agency thereof.

                                   ARTICLE II

                               THE EQUIPMENT NOTES

            Section 2.01 Form of Equipment Notes. The Equipment Notes shall be substantially in the form set forth below:

            THIS EQUIPMENT NOTE HAS NOT BEEN REGISTERED PURSUANT TO THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR PURSUANT TO THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. ACCORDINGLY, THIS EQUIPMENT NOTE MAY NOT BE OFFERED FOR SALE OR SOLD UNLESS EITHER REGISTERED UNDER THE ACT AND SUCH APPLICABLE STATE OR OTHER LAWS OR EXEMPTIONS FROM SUCH REGISTRATION REQUIREMENTS ARE AVAILABLE.

                WELLS FARGO BANK NORTHWEST, NATIONAL ASSOCIATION,
                 AS OWNER TRUSTEE UNDER TRUST AGREEMENT (N____)
                          DATED AS OF [_______________]
            SERIES 2002-1 [___] NON-RECOURSE EQUIPMENT NOTE DUE [___]
              ISSUED IN CONNECTION WITH THE BOEING 737-832 AIRCRAFT
               BEARING UNITED STATES REGISTRATION NUMBER N[_____]
                   No.____                         Date:  [______,__]

            $________________

             INTEREST RATE                              MATURITY DATE
                 [____]                              [___________,_____]

            WELLS FARGO BANK NORTHWEST, NATIONAL ASSOCIATION, not in its individual capacity but solely as Owner Trustee (herein in such capacity called "Owner Trustee") under that certain Trust Agreement (N ____), dated as of [_______________], between Owner Participant named therein and Wells Fargo (herein as such Trust Agreement may be supplemented or amended from time to time called the "Trust Agreement") hereby promises to pay to ___________, or the registered assignee thereof, the principal amount of ________________ Dollars ($_________) [on __________](1) [in installments on the Payment Dates set forth in Schedule I hereto, each such installment to be in an amount computed by multiplying the original principal amount of this Equipment Note by the percentage set forth in Schedule I hereto opposite the Payment Date on which such installment is due,](2) and to pay interest in arrears on each Payment Date at the Debt Rate on the principal amount remaining unpaid from time to time (calculated on the basis of a year of 360 days comprised of twelve 30-day months) from the date hereof until paid in full. [Notwithstanding the foregoing, the final payment made on this Equipment Note shall be in an amount sufficient to discharge in full the unpaid principal amount and all accrued and unpaid interest on, and any other amounts due under, this Equipment Note.]2 Notwithstanding anything to the contrary contained herein, if any date on which a payment under this Equipment Note becomes due and payable is not a Business Day, then such payment shall not be made on such scheduled date but shall be made on the next succeeding Business Day with the same force and effect as if made on such scheduled date, and if such payment is made on such next succeeding Business Day, no interest shall accrue on the amount of such payment from and after such scheduled date.

            For purposes hereof, the term "Indenture" means the Amended and Restated Indenture and Security Agreement (N[_____]), dated as of [_________ __, 200_], between Owner Trustee and State Street Bank and Trust Company of Connecticut, National Association, as Loan Trustee ("Loan Trustee"), as the same may be amended, supplemented or otherwise modified from time to time in accordance with its terms. All capitalized terms used in this Equipment Note and not defined herein, unless the context otherwise requires, shall have the respective meanings set forth or incorporated by reference, and shall be construed and interpreted in the manner described, in the Indenture. This Equipment Note shall bear interest, payable on demand, at the Past Due Rate (and not the Debt Rate) (calculated on the basis of a year of 360 days comprised of twelve 30-day months) on any principal amount and (to the extent permitted by applicable law) Make-Whole Amount, if any, interest and any other amounts payable hereunder not paid when due for any period during which the same is overdue, in each case for the period the same is overdue. Amounts shall be overdue if not paid in the manner provided herein or in the Indenture when due (whether at stated maturity, by acceleration or otherwise).

            All payments of principal amount, interest, Make-Whole Amount, if any, and other amounts, if any, to be made by Owner Trustee hereunder and under the Indenture shall be payable only from the income and proceeds from the Trust Estate to the extent included in the Indenture Estate and only to the extent that Owner Trustee shall have sufficient income or proceeds from the Trust Estate to the extent included in the Indenture Estate to enable Loan Trustee to make such payments in accordance with the terms of Section 2.18 and Article III of the Indenture and each holder hereof, by its acceptance of this Equipment Note, agrees that it will look solely to the income and proceeds from the Indenture Estate to the extent available for distribution to the holder hereof as above provided and that none of Owner Participant, Owner Trustee or Loan Trustee is personally liable or liable in any manner extending to any assets other than the Indenture Estate to the holder hereof for any amounts payable or any liability under this Equipment Note or, except as provided in the Indenture or in the Participation Agreement, for any liability under the Indenture or the Participation Agreement; provided, however, that nothing herein contained shall limit, restrict or impair the right of Loan Trustee, subject always to the terms and provisions of the Indenture, to accelerate the maturity of this Equipment Note upon occurrence of an Indenture Event of Default in accordance with Section
4.04 of the Indenture, to bring suit and obtain a judgment against Owner Trustee on this Equipment Note for purposes of realizing upon the Indenture Estate and to exercise all rights and remedies provided under the Indenture or otherwise realize upon the Indenture Estate.

            There shall be maintained an Equipment Note Register for the purpose of registering transfers and exchanges of Equipment Notes at the Corporate Trust Office of Loan Trustee, or at the office of any successor trustee, in the manner provided in Section 2.07 of the Indenture. The principal amount and interest and other amounts due hereunder shall be payable in Dollars in immediately available funds at the Corporate Trust Office of Loan Trustee, or as otherwise provided in the Indenture. Owner Trustee shall not have any responsibility for the distribution of any such payment to Noteholder of this Equipment Note. Each such payment shall be made on the date such payment is due and without any presentment or surrender of this Equipment Note, except that in the case of any final payment with respect to this Equipment Note, the Equipment Note shall be surrendered to Loan Trustee for cancellation. The holder hereof, by its acceptance of this Equipment Note, agrees that, except as provided in the Indenture, including the subordination provisions referred to below, each payment of an installment of principal amount, Make-Whole Amount, if any, and interest received by it hereunder shall be applied: first, to the payment of accrued interest on this Equipment Note (as well as any interest on any overdue principal amount, and, to the extent permitted by law, any overdue Make-Whole Amount, if any, any overdue interest and other overdue amounts hereunder) to the date of such payment; second, to the payment of Make-Whole Amount, if any, and third, to the payment of the principal amount of this Equipment Note (or portion hereof) then due.

            This Equipment Note is one of the Equipment Notes referred to in the Indenture which have been or are to be issued by Owner Trustee pursuant to the terms of the Indenture. The Indenture Estate is held by Loan Trustee as security, in part, for the Equipment Notes. The provisions of this Equipment Note are subject to the Indenture and the Participation Agreement. Reference is hereby made to the Indenture and the Participation Agreement for a complete statement of the rights and obligations of the holder of, and the nature and extent of the security for, this Equipment Note and the rights and obligations of the holders of, and the nature and extent of the security for, any other Equipment Notes executed and delivered under the Indenture, to all of which terms and conditions in the Indenture and the Participation Agreement each holder hereof agrees by its acceptance of this Equipment Note.

            As provided in the Indenture and subject to certain limitations therein set forth, this Equipment Note is exchangeable for a like aggregate principal amount of Equipment Notes of the same Series of different authorized denominations, as requested by the holder surrendering the same. Prior to the due presentment for registration of transfer of this Equipment Note, Owner Trustee and Loan Trustee shall deem and treat the Person in whose name this Equipment Note is registered on the Equipment Note Register as the absolute owner and holder hereof for the purpose of receiving all amounts payable with respect to this Equipment Note and for all purposes, and neither Owner Trustee nor Loan Trustee shall be affected by notice to the contrary.

            This Equipment Note is subject to redemption as provided in Sections
2.10 and 2.11 of the Indenture but not otherwise. This Equipment Note is also subject to assumption by Lessee as provided in Section 2.17 of the Indenture, to exchange and to purchase by Owner Participant or Owner Trustee as provided in
Section 2.19 of the Indenture, but not otherwise.

            The indebtedness evidenced by this Equipment Note [shall rank in right of payment equally with all Series G-2 Equipment Notes and all other Series G-1 Equipment Notes.](3) [shall rank in right of payment equally with all Series G-1 Equipment Notes and all other Series G-2 Equipment Notes.](4) [is, to the extent and in the manner provided in the Indenture, subordinate and subject in right of payment to the prior payment in full of the Secured Obligations (as defined in the Indenture) in respect of [Series G-1 Equipment Notes and Series G-2 Equipment Notes](5), and this Equipment Note is issued subject to such provisions.](6) Noteholder of this Equipment Note, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs Loan Trustee on such Noteholder's behalf to take such action as may be necessary or appropriate to effectuate the subordination as provided in the Indenture and (c) appoints Loan Trustee such Noteholder's attorney-in-fact for such purpose.

            [Without limiting the foregoing, the](7) [The](8) Noteholder of this Equipment Note, by accepting the same, agrees that if such Noteholder, in its capacity as a Noteholder, receives any payment or distribution on any Secured Obligation in respect of this Equipment Note that it is not entitled to receive under Section 2.13 or Article III of the Indenture, it shall hold any amount so received in trust for Loan Trustee and forthwith turn over such amount to Loan Trustee in the form received to be applied as provided in Article III of the Indenture. Unless the certificate of authentication hereon has been executed by or on behalf of Loan Trustee by manual signature, this Equipment Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

            THIS EQUIPMENT NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE.

            IN WITNESS WHEREOF, Owner Trustee has caused this Equipment Note to be executed in its corporate name by its officer thereunto duly authorized on the date hereof.

                                       WELLS FARGO BANK NORTHWEST,
                                          NATIONAL ASSOCIATION, not in its
                                          individual capacity but solely as
                                          Owner Trustee


                                       By:____________________________________
                                          Name:
                                          Title:

                 LOAN TRUSTEE'S CERTIFICATE OF AUTHENTICATION
    This is one of the Equipment Notes referred to in the within-mentioned
                                   Indenture.


                                       STATE STREET BANK AND TRUST COMPANY OF
                                          CONNECTICUT, NATIONAL ASSOCIATION, not
                                          in its individual capacity but solely
                                          as Loan Trustee


                                       By:____________________________________
                                          Name:
                                          Title:


-------------

(1)   To be inserted in non-installment Equipment Notes.

(2)   To be inserted in installment Equipment Notes.

(3)   To be inserted in the case of a Series G-1 Equipment Note.

(4)   To be inserted in the case of a Series G-2 Equipment Note.

(5)   To be inserted in the case of a Series C Equipment Note.

(6)   To be inserted in the case of a Series C Equipment Note.

(7)   To be inserted in the case of a Series C Equipment Note.

(8) To be inserted in the case of a Series G-1 Equipment Note or a Series G-2 Equipment Note.

                                  SCHEDULE I(9)

                           EQUIPMENT NOTE AMORTIZATION

      Payment Date                                     Percentage of Original
                                                          Principal Amount
                                                             to be Paid

              [SEE "EQUIPMENT NOTES AMORTIZATION" ON SCHEDULE I TO
                INDENTURE WHICH IS TO BE INSERTED UPON ISSUANCE]
                                      * * *

            Section 2.02 Issuance and Terms of Equipment Notes. The Equipment Notes shall be dated the date of issuance thereof, shall be issued in (a) three separate series consisting of Series G-1 Equipment Notes, Series G-2 Equipment Notes, and Series C Equipment Notes and (b) the maturities and principal amounts and shall bear interest at the applicable Debt Rates specified in Schedule I. On the Delivery Date, each Series G-1 Equipment Note, Series G-2 Equipment Note, and Series C Equipment Note shall be issued to Subordination Agent on behalf of each of Pass Through Trustees for the Pass Through Trusts created under the Pass Through Trust Agreements referred to in Schedule II. The Equipment Notes shall be issued in registered form only. The Equipment Notes shall be issued in denominations of $1,000 and integral multiples thereof, except that one Equipment Note of each Series may be in an amount that is not an integral multiple of $1,000.

            Each Equipment Note shall bear interest at the Debt Rate (calculated on the basis of a year of 360 days comprised of twelve 30-day months), payable in arrears on each Payment Date on the unpaid principal amount thereof from time to time outstanding until such principal amount is paid in full, as further provided in the form of Equipment Note set forth in Section 2.01. The principal amount of each Series G-1 Equipment Note and each Series C Equipment Note shall be payable in installments on the Payment Dates and in the installments equal to the corresponding percentage of the principal amount set forth in Schedule I hereto applicable to such Series, which shall be attached as Schedule I to such Equipment Note. The principal amount of each Series G-2 Equipment Note shall be due in a single payment on July 2, 2012. Notwithstanding the foregoing, the final payment made under each Series G-1 Equipment Note and each Series C Equipment Note shall be in an amount sufficient to discharge in full the unpaid principal amount and all accrued and unpaid interest on, and any other amounts due under, such Equipment Note. Each Equipment Note shall bear interest, payable on demand, at the Past Due Rate (and not at the Debt Rate) (calculated on the basis of a year of 360 days comprised of twelve 30-day months) on any principal amount and (to the extent permitted by applicable law) Make-Whole Amount, if any, interest and any other amounts payable thereunder not paid when due for any period during which the same is overdue, in each case for the period the same is overdue. Amounts shall be overdue under an Equipment Note if not paid in the manner provided therein or in this Indenture when due (whether at stated maturity, by acceleration or otherwise). Notwithstanding anything to the contrary contained herein, if any date on which a payment hereunder or under any Equipment Note becomes due and payable is not a Business Day, then such payment shall not be made on such scheduled date but shall be made on the next succeeding Business Day with the same force and effect as if made on such scheduled date, and if such payment is made on such next succeeding Business Day, no interest shall accrue on the amount of such payment from and after such scheduled date.

            The Equipment Notes shall be executed on behalf of Owner Trustee by the manual or facsimile signature of one of its authorized officers. Equipment Notes bearing the signatures of individuals who were at the time of execution the proper officers of Owner Trustee shall bind Owner Trustee, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Equipment Notes or did not hold such offices at the respective dates of such Equipment Notes. No Equipment Note shall be secured by or entitled to any benefit under this Indenture or be valid or obligatory for any purposes unless there appears on such Equipment Note a certificate of authentication in the form provided herein executed by Loan Trustee by the manual signature of one of its authorized officers, and such certificate upon any Equipment Notes shall be conclusive evidence, and the only evidence, that such Equipment Note has been duly authenticated and delivered hereunder.

            Section 2.03 Method of Payment. The principal amount of, interest on, Make-Whole Amount, if any, and, except to the extent expressly provided herein, all other amounts due to any Noteholder under each Equipment Note or otherwise payable hereunder shall be payable by Owner Trustee in Dollars by wire transfer of immediately available funds not later than 10:00 a.m. (New York City time) on the due date of payment to Loan Trustee at the Corporate Trust Office for distribution among Noteholders in the manner provided herein. Owner Trustee shall not have any responsibility for the distribution of such payment to any Noteholder. Notwithstanding the foregoing or any provision in any Equipment Note to the contrary, Loan Trustee will use reasonable efforts to pay or cause to be paid, if so directed in writing by any Noteholder (with a copy to Owner Trustee and Lessee), all amounts paid by Owner Trustee hereunder and under such Noteholder's Equipment Note or Equipment Notes to such Noteholder or a nominee therefor (including all amounts distributed pursuant to Article III) by transferring, or causing to be transferred, by wire transfer of immediately available funds in Dollars, prior to 12:00 noon (New York City time) on the due date of payment, to an account maintained by such Noteholder with a bank located in the continental United States the amount to be distributed to such Noteholder, for credit to the account of such Noteholder maintained at such bank; provided that, in the event the Equipment Notes are not held by Subordination Agent on behalf of Pass Through Trustees, Loan Trustee may at its option pay such amounts by check mailed to Noteholder's address as it appears on the Equipment Note Register. If, after its receipt of funds at the place and prior to the time specified above in the immediately preceding sentence, Loan Trustee fails (other than as a result of a failure of Noteholder to provide it with wire transfer instructions) to make any such payment required to be paid by wire transfer as provided in the immediately preceding sentence on the Business Day it receives such funds, Loan Trustee, in its individual capacity and not as trustee, agrees to compensate such Noteholders for loss of use of funds at the Federal Funds Rate until such payment is made and Loan Trustee shall be entitled to any interest earned on such funds until such payment is made. Any payment made hereunder shall be made without any presentment or surrender of any Equipment Note, except that, in the case of the final payment in respect of any Equipment Note, such Equipment Note shall be surrendered to Loan Trustee for cancellation. Notwithstanding any other provision of this Indenture to the contrary, Loan Trustee shall not be required to make, or cause to be made, wire transfers as aforesaid prior to the first Business Day on which it is practicable for Loan Trustee to do so in view of the time of day when the funds to be so transferred were received by it if such funds were received after 1:00 p.m. (New York City time) at the place of payment.

            Section 2.04 Withholding Taxes. Loan Trustee shall exclude and withhold at the appropriate rate from each payment of principal amount of, interest on, Make-Whole Amount, if any, and other amounts due hereunder or under each Equipment Note (which exclusion and withholding shall constitute payment of such amounts payable hereunder or in respect of such Equipment Notes, as applicable) any and all withholding taxes applicable thereto as required by law. Loan Trustee agrees to act as such withholding agent and, in connection therewith, whenever any present or future taxes or similar charges are required to be withheld with respect to any amounts payable hereunder or in respect of the Equipment Notes, to withhold such amounts (which withholding shall constitute payment of such amounts payable hereunder or in respect of such Equipment Notes, as applicable) and timely pay the same to the appropriate authority in the name of and on behalf of Noteholders, that it will file any necessary withholding tax returns or statements when due, and that as promptly as possible after the payment thereof it will deliver to each Noteholder (with a copy to Owner Trustee and Lessee) appropriate documentation showing the payment thereof, together with such additional documentary evidence as any such Noteholder may reasonably request from time to time. Loan Trustee agrees to file any other information reports it is required to file under United States law.

            Neither Owner Participant nor Owner Trustee shall be liable for the failure of Loan Trustee to withhold taxes in the manner provided for herein.

            Section 2.05 Application of Payments. Subject always to Section 2.13 and except as otherwise provided in Article III, in the case of each Equipment Note, each payment of an installment of principal amount, Make-Whole Amount, if any, and interest paid thereon shall be applied:

            first, to the payment of accrued interest on such Equipment Note (as well as any interest on any overdue principal amount and (to the extent permitted by law) any overdue Make-Whole Amount, if any, any overdue interest and any other overdue amounts thereunder) to the date of such payment; and

            second, to the payment of Make-Whole Amount, if any; and

            third, to the payment of principal amount of such Equipment Note (or portion thereof) then due thereunder.

            Section 2.06 Termination of Interest in Indenture Estate. No Noteholder or Indenture Indemnitee shall, as such, have any further interest in, or other right with respect to, the Indenture Estate when and if the principal amount of, Make-Whole Amount, if any, and interest (including interest on any overdue amounts) on and all other amounts due under all Equipment Notes held by such Noteholder and all other sums then payable to such Noteholder or Indenture Indemnitee, as the case may be, hereunder and under the other Operative Documents by Owner Trustee (collectively, "Secured Obligations") have been paid in full.

            Section 2.07 Registration, Transfer and Exchange of Equipment Notes. Loan Trustee shall keep a register or registers (the "Equipment Note Register") in which Loan Trustee shall provide for the registration of Equipment Notes and the registration of transfers of Equipment Notes. No such transfer shall be given effect unless and until registration hereunder shall have occurred. The Equipment Note Register shall be kept at the Corporate Trust Office of Loan Trustee. Loan Trustee is hereby appointed "Equipment Note Registrar" for the purpose of registering Equipment Notes and transfers of Equipment Notes. A holder of any Equipment Note intending to exchange or transfer such Equipment Note shall surrender such Equipment Note to Loan Trustee at the Corporate Trust Office, together with a written request from the registered holder thereof for the issuance of a new Equipment Note of the same Series, specifying, in the case of a surrender for transfer, the name and address of the new holder or holders. Upon surrender for registration of transfer of any Equipment Note and subject to satisfaction of Section 2.09, Owner Trustee shall execute, and Loan Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Equipment Notes of an equal aggregate principal amount and of the same Series. At the option of Noteholder, Equipment Notes may be exchanged for other Equipment Notes of the same Series of any authorized denominations of an equal aggregate principal amount, upon surrender of the Equipment Notes to be exchanged to Loan Trustee at the Corporate Trust Office. Whenever any Equipment Notes are so surrendered for exchange, Owner Trustee shall execute, and Loan Trustee shall authenticate and deliver, the Equipment Notes which Noteholder making the exchange is entitled to receive. All Equipment Notes issued upon any registration of transfer or exchange of Equipment Notes (whether under this Section 2.07 or under Section 2.08 or otherwise under this Indenture) shall be the valid obligations of Owner Trustee evidencing the same respective obligations, and entitled to the same security and benefits under this Indenture, as the Equipment Notes surrendered upon such registration of transfer or exchange. Every Equipment Note presented or surrendered for registration of transfer shall be duly endorsed or be accompanied by a written instrument of transfer in form satisfactory to Loan Trustee, duly executed by Noteholder or such Noteholder's attorney duly authorized in writing, and Loan Trustee shall require evidence satisfactory to it as to the compliance of any such transfer with the Securities Act of 1933, as amended, and the securities laws of any applicable state or jurisdiction. Loan Trustee shall make a notation on each new Equipment Note of the amount of all payments of principal amount previously made on the old Equipment Note or Equipment Notes with respect to which such new Equipment Note is issued and the date to which interest on such old Equipment Note or Equipment Notes has been paid. Principal, interest and all other amounts shall be deemed to have been paid on such new Equipment Note to the date on which such amounts have been paid on such old Equipment Note. Owner Trustee shall not be required to exchange any surrendered Equipment Notes as provided above (a) during the ten-day period preceding the due date of any payment on such Equipment Note or (b) that has been called for redemption. Owner Trustee and Loan Trustee shall in all cases deem and treat the Person in whose name any Equipment Note has been issued and registered on the Equipment Note Register as the absolute owner and Noteholder of such Equipment Note for the purpose of receiving payment of all amounts payable with respect to such Equipment Note and for all other purposes, and neither Owner Trustee nor Loan Trustee shall be affected by any notice to the contrary. Loan Trustee will promptly notify Owner Trustee, Owner Participant and Lessee of each registration of a transfer of an Equipment Note. Any such transferee of an Equipment Note, by its acceptance of an Equipment Note, agrees to the provisions of the Operative Documents applicable to Noteholders, and shall be deemed to have represented, warranted and covenanted to the parties to the Participation Agreement as to the matters represented, warranted and covenanted by Noteholders, including Pass Through Trustees, in the Participation Agreement. Subject to compliance by Noteholder and any transferee of the requirements set forth in this Section 2.07 and in Section 2.09, Loan Trustee and Owner Trustee shall use all reasonable efforts to issue new Equipment Notes upon transfer or exchange within ten Business Days of the date an Equipment Note is surrendered for transfer or exchange.

            Section 2.08 Mutilated, Destroyed, Lost or Stolen Equipment Notes. If any Equipment Note becomes mutilated, destroyed, lost or stolen, Owner Trustee shall, upon the written request of the holder of such Equipment Note and subject to satisfaction of this Section 2.08 and of Section 2.09, execute and Loan Trustee shall authenticate and deliver in replacement thereof a new Equipment Note of the same Series, payable in the same principal amount, dated the same date and captioned as issued in connection with the Aircraft. If the Equipment Note being replaced has become mutilated, such Equipment Note shall be surrendered to Loan Trustee, and a photocopy thereof shall be furnished to Owner Trustee. If the Equipment Note being replaced has been destroyed, lost or stolen, the holder of such Equipment Note shall furnish to Owner Trustee, Owner Participant and Loan Trustee such security or indemnity as may be required by them to save Owner Trustee, Owner Participant and Loan Trustee harmless and evidence satisfactory to Owner Trustee, Owner Participant and Loan Trustee of the destruction, loss or theft of such Equipment Note and of the ownership thereof.

            Section 2.09 Payment of Expenses on Transfer; Cancellation. (a) No service charge shall be made to a Noteholder for any registration of transfer or exchange of Equipment Notes, but Loan Trustee, as Equipment Note Registrar, may require payment of a sum sufficient to cover any Tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Equipment Notes.

            (b) Loan Trustee shall cancel all Equipment Notes surrendered for replacement, redemption, transfer, exchange, payment or cancellation, shall keep a copy of such canceled Equipment Notes, and shall send the original canceled Equipment Notes marked "canceled" to Lessee.

            Section 2.10 Mandatory Redemption of Equipment Notes. (a) On the date on which Lessee is required pursuant to Section 10(a)(i) of the Lease to make payment for an Event of Loss in respect of the Airframe or the Airframe and the Engines installed thereon; all of the Equipment Notes shall be redeemed in whole at a redemption price equal to 100% of the unpaid principal amount thereof, together with all accrued interest thereon to (but excluding) the date of redemption and all other amounts payable hereunder or under the Participation Agreement to Noteholders, but without any Make-Whole Amount.

            (b) If the Lease is terminated with respect to the Aircraft by Lessee pursuant to Section 9 or Section 19(d) thereof and Lessee shall not have assumed all of the obligations of Owner Trustee hereunder pursuant to Section
2.17 and to Section 6.01(k) of the Participation Agreement, on the date the Lease is so terminated all of the Equipment Notes shall be redeemed in whole at a redemption price equal to 100% of the unpaid principal amount thereof, together with accrued interest thereon to (but excluding) the date of redemption and all other amounts payable hereunder or under the Participation Agreement to Noteholders plus Make-Whole Amount, if any.

            Section 2.11 Voluntary Redemption of Equipment Notes. All, but not less than all, of the Equipment Notes may be redeemed in whole by Owner Trustee in connection with a transaction described in, and subject to the terms and conditions of, Section 13.01 of the Participation Agreement upon at least 20 days' revocable prior written notice to Loan Trustee at a redemption price equal to 100% of the unpaid principal amount of the Equipment Notes being redeemed, together with accrued interest thereon to (but excluding) the date of redemption and all other amounts payable hereunder or under the Participation Agreement to Noteholders plus the Make-Whole Amount, if any.

            Section 2.12 Redemptions; Notice of Redemptions; Repurchases. (a) Neither any redemption of any Equipment Note nor any purchase by Owner Trustee of any Equipment Note may be made except to the extent and in the manner expressly permitted by this Indenture. At such time as no Pass Through Certificates are outstanding, Owner Trustee may at any time repurchase any of the Equipment Notes at any price in the open market and may hold, resell or surrender such Equipment Notes to Loan Trustee for cancellation.

            (b) Notice of redemption or purchase with respect to the Equipment Notes shall be given by Loan Trustee by first-class mail, postage prepaid, mailed not less than 15 nor more than 60 days prior to the applicable redemption date, to each Noteholder at such Noteholder's address appearing in the Equipment Note Register, provided that, in the case of a redemption to be made pursuant to
Section 2.10(b) or Section 2.11, such notice shall be revocable and shall be deemed revoked in the event that the Lease does not in fact terminate on the specified termination date or if notice of such redemption shall have been given in connection with a refinancing of the Equipment Notes and Loan Trustee receives written notice of such revocation from Lessee or Owner Trustee not later than three days prior to the redemption date. All notices of redemption shall state: (1) the redemption date, (2) the applicable basis for determining the redemption price, (3) that on the redemption date, the redemption price will become due and payable upon each such Equipment Note, and that, if any such Equipment Notes are then outstanding, interest on such Equipment Notes shall cease to accrue on and after such redemption date and (4) the place or places where such Equipment Notes are to be surrendered for payment of the redemption price.

            (c) On or before the redemption date, Owner Trustee (or any Person on behalf of Owner Trustee) shall, to the extent an amount equal to the redemption price for the Equipment Notes to be redeemed or purchased on the redemption date shall not then be held in the Indenture Estate, deposit or cause to be deposited with Loan Trustee by 10:00 a.m. (New York City time) on the redemption date in immediately available funds the redemption price of the Equipment Notes to be redeemed or purchased.

            (d) Notice of redemption having been given as aforesaid (and not revoked or deemed revoked as contemplated in the proviso in the first sentence of Section 2.12(b)), the Equipment Notes to be redeemed or purchased shall, on the redemption date, become due and payable at the Corporate Trust Office of Loan Trustee, and from and after such redemption date (unless there is a default in the deposit of the redemption price pursuant to Section 2.12(c)) any such Equipment Notes then outstanding shall cease to bear interest. Upon surrender of any such Equipment Note for redemption in accordance with said notice, such Equipment Note shall be redeemed at the redemption price.

            Section 2.13 Subordination. (a) The indebtedness evidenced by the Series G-1 Equipment Notes and Series G-2 Equipment Notes shall rank in right of payment equally with all other Series G-1 Equipment Notes and Series G-2 Equipment Notes. The indebtedness evidenced by the Series C Equipment Notes is, to the extent and in the manner provided in this Indenture, subordinate and subject in right of payment to the prior payment in full of the Secured Obligations in respect of the Series G-1 Equipment Notes and Series G-2 Equipment Notes, and the Series C Equipment Notes are issued subject to such provisions. By acceptance of its Equipment Notes of any Series, each Noteholder of such Series (i) agrees to and shall be bound by such provisions, (ii) authorizes and directs Loan Trustee on such Noteholder's behalf to take any action necessary or appropriate to effectuate the subordination as provided in this Indenture and (iii) appoints Loan Trustee as such Noteholder's attorney-in-fact for such purpose.

            (b) Owner Trustee, Loan Trustee and, by acceptance of its Equipment Notes of any Series, each Noteholder of such Series, hereby agree that no payment or distribution shall be made on or in respect of the Secured Obligations owed to such Noteholder of such Series, including any payment or distribution of cash, property or securities after the commencement of any proceedings of the type referred to in Section 4.02(g), except as expressly provided in Article III.

            (c) By the acceptance of its Equipment Notes of any Series, each Noteholder of such Series agrees that if such Noteholder, in its capacity as a Noteholder, receives any payment or distribution on any Secured Obligations in respect of such Series that it is not entitled to receive under this Section
2.13 or Article III hereof, it will hold any amount so received in trust for Loan Trustee and forthwith turn over such amount to Loan Trustee in the form received to be applied as provided in Article III.

            Section 2.14 Certain Payments. Owner Trustee agrees to pay to Loan Trustee for distribution in accordance with Section 3.04:

            (a) any and all indemnity amounts received by Owner Trustee which are payable by Lessee to (i) Loan Trustee in its individual capacity, (ii) Noteholders, (iii) Subordination Agent, (iv) Liquidity Provider, (v) Policy Provider, or (vi) Pass Through Trustees, in each case pursuant to Section 4.02 or 4.03 of the Participation Agreement;

            (b) an amount or amounts equal to the fees payable to Liquidity Provider under Section 2.03 of each Liquidity Facility and the related Fee Letter (as defined in the Intercreditor Agreement), multiplied by a fraction, the numerator of which is the sum of the then outstanding aggregate principal amount of the Series G-1 Equipment Notes, Series G-2 Equipment Notes and Series C Equipment Notes and the denominator of which is the sum of the then outstanding aggregate principal amount of all "Series G-1 Equipment Notes", "Series G-2 Equipment Notes" and "Series C Equipment Notes" (in each case as defined in the Intercreditor Agreement);

            (c) if any payment default shall have occurred and be continuing with respect to interest on any Series G-1 Equipment Note, Series G-2 Equipment Note or Series C Equipment Note, (x) the excess, if any, of (1) the amount equal to the sum of interest on any Unpaid Advance or Applied Provider Advance payable under Section 3.07 of each Liquidity Facility plus any other amounts payable in respect of such Unpaid Advance or Applied Provider Advance under Section 3.01,
3.03 or 3.09 of the Liquidity Facility under which such Unpaid Advance or Applied Provider Advance was made over (2) the sum of Investment Earnings from any Final Advance plus any amount of interest at the Past Due Rate actually payable (whether or not in fact paid) by Owner Trustee in respect of the overdue scheduled interest on the Equipment Notes, multiplied by (y) a fraction, the numerator of which is the then aggregate overdue amounts of interest on the Series G-1 Equipment Notes, Series G-2 Equipment Notes and Series C Equipment Notes (other than interest becoming due and payable solely as a result of acceleration of any such Equipment Notes) and the denominator of which is the then aggregate overdue amounts of interest on all "Series G-1 Equipment Notes", "Series G- 2 Equipment Notes" and "Series C Equipment Notes" (in each case as defined in the Intercreditor Agreement) (other than interest becoming due and payable solely as a result of acceleration of any such "Equipment Notes");

            (d) any amounts owed to Liquidity Provider by Subordination Agent as borrower under Section 3.01 (other than in respect of an Unpaid Advance or Applied Provider Advance), 3.03 (other than in respect of an Unpaid Advance or Applied Provider Advance), 7.05 and 7.07 of each Liquidity Facility multiplied by the fraction specified in the foregoing clause (b);

            (e) an amount or amounts equal to the compensation, including reasonable expenses and disbursements actually incurred, payable to Subordination Agent under Section 6.07 of the Intercreditor Agreement, multiplied by the fraction specified in the foregoing clause (b) (but in any event without duplication of any amount or amounts payable by Owner Trustee in respect of such compensation under any other Operative Document or Pass Through Document);

            (f) an amount or amounts equal to all compensation and reimbursement of fees, expenses and disbursements (including payment of indemnities) owed to Policy Provider under the Policy Provider Agreement, multiplied by the fraction specified in the foregoing clause (b); and

            (g) any and all amounts received by Owner Trustee which are payable by Lessee under clause (c) of the definition of Supplemental Rent.

            For purposes of this paragraph, the terms "Applied Provider Advance", "Cash Collateral Account", "Final Advance", "Investment Earnings", "Replacement Liquidity Facility" and "Unpaid Advance" have the meanings specified in each Liquidity Facility or the Intercreditor Agreement.

            Section 2.15 Repayment of Monies for Equipment Note Payments Held by Loan Trustee. Any money held by Loan Trustee in trust for any payment of the principal of, Make-Whole Amount, if any, or interest or any other amounts due on, any Equipment Note, including, without limitation, any money deposited pursuant to Section 2.12(c), and remaining unclaimed for two years after the due date for such payment (or such lesser time as Loan Trustee is satisfied, after 60 days' notice from Owner Trustee, is one month prior to the escheat period provided under applicable state law) shall be paid to Owner Trustee. Noteholders of any outstanding Equipment Notes shall thereafter, as unsecured general creditors, look only to Owner Trustee for payment thereof, and all liability of Loan Trustee with respect to such trust money shall thereupon cease. Loan Trustee, before being required to make any such repayment, may at the expense of Owner Trustee cause to be mailed to each such Noteholder notice that such money remains unclaimed. After a date specified in such notice, which may not be less than 30 days from the date of mailing, any unclaimed balance of such money then remaining will be repaid to Owner Trustee as provided herein.

            Section 2.16 Directions by Subordination Agent. So long as Subordination Agent is a Noteholder, notwithstanding anything contained herein or in any other Operative Document to the contrary, in exercising its right to vote the Equipment Notes held by it, or in giving or taking any direction, consent, request, demand, instruction, authorization, notice, waiver or other action provided by this Indenture or in respect of the Equipment Notes to be given or taken by a Noteholder (each such vote or other action, a "Direction") in respect of such Equipment Notes, Subordination Agent may act in accordance with any votes, directions, consents, requests, demands, instructions, authorizations, notices, waivers or other actions given or taken by any applicable Pass Through Trustee or the Controlling Party pursuant to the Intercreditor Agreement, including without limitation pursuant to Section 2.06,
Article IV or Section 8.01(b) thereof. Subordination Agent shall be permitted
(x) to give a Direction with respect to less than the entire principal amount of any single Equipment Note held by it, and (y) to give different Directions with respect to different portions of the principal amount of any single Equipment Note held by it. Any Direction given by Subordination Agent at any time with respect to more than a majority in aggregate unpaid principal amount of all of the Equipment Notes issued and then outstanding hereunder shall be deemed to have been given by a Majority in Interest of Noteholders.

            Section 2.17 Assumption of Equipment Notes by Lessee. If, in accordance with the provisions of Section 6.01(k) of the Participation Agreement, Lessee shall be entitled to assume (on a full recourse basis) all of the obligations of Owner Trustee hereunder and under the Equipment Notes by a supplemental indenture satisfactory to Loan Trustee (which shall contain (i) the provisions substantially similar to Sections 6, 7, 8, 10, 11 and 12 of the Lease and (ii) other provisions necessary or advisable to effectuate such assumption), then upon delivery of such supplemental indenture, payment by Lessee of all expenses (including reasonable fees and expenses of counsel) for Owner Trustee and Owner Participant and delivery of an opinion of counsel for Lessee that such assumption has been duly and validly effected, Owner Trustee shall be released and discharged from any further obligations hereunder and under the Equipment Notes and all other Operative Documents, except with respect to such obligations that accrued prior thereto and Owner Participant shall be released and discharged from any further obligations under the Participation Agreement and any other Operative Document to which it is a party, except with respect to such obligations that accrued prior thereto.

            Section 2.18 Payments from Indenture Estate Only.

            (a) Without impairing any of the other rights, powers, remedies, privileges, liens or security interests of Noteholders under this Indenture, each Noteholder, by its acceptance of an Equipment Note, agrees that as between it and Owner Trustee, except as expressly provided in this Indenture, the Participation Agreement or any other Operative Document, (i) the obligation to make all payments of the principal amount of, interest on, Make-Whole Amount, if any, and all other amounts due with respect to the Equipment Notes, and the performance by Owner Trustee of every obligation or covenant contained in this Indenture and in the Participation Agreement or any of the other Operative Documents, shall be payable only from the income and proceeds from the Trust Estate to the extent included in the Indenture Estate and only to the extent that Owner Trustee shall have sufficient income or proceeds from the Trust Estate to the extent included in the Indenture Estate to enable Loan Trustee to make such payments in accordance with the terms of Article III hereof, and all of the statements, representations, covenants and agreements made by Owner Trustee (when made in such capacity) contained in this Indenture and any agreement referred to herein other than the Trust Agreement, unless expressly otherwise stated, are made and intended only for the purpose of binding the Trust Estate (to the extent included in the Indenture Estate) and establishing the existence of rights and remedies which can be exercised and enforced against the Trust Estate (to the extent included in the Indenture Estate); therefore, anything contained in this Indenture or such other agreements to the contrary notwithstanding (except for any express provisions or representations that Owner Trustee is responsible for, or is making, in its individual capacity, for which there would be personal liability of Owner Trustee), no recourse shall be had with respect to this Indenture or such other agreements against Owner Trustee in its individual capacity or against any institution or person which becomes a successor trustee or co-trustee or any officer, director, trustee, servant or direct or indirect parent or controlling Person or Persons of any of them, and
(ii) none of Owner Trustee, in its individual capacity, Owner Participant, Loan Trustee and any officer, director, trustee, servant, employee, agent or direct or indirect parent or controlling Person or Persons of any of them shall have any personal liability for any amounts payable, or other obligation owed, hereunder, under the Participation Agreement or any of the other Operative Documents or under the Equipment Notes except as expressly provided herein or in the Participation Agreement; provided, however, that nothing contained in this
Section 2.18(a) shall be construed to limit the exercise and enforcement in accordance with the terms of this Indenture or such other agreements of rights and remedies against the Trust Estate, to the extent included in the Indenture Estate. These provisions are not intended as any release or discharge of the indebtedness represented by the Equipment Notes and the Indenture, but are intended only as a covenant not to sue Owner Participant, Owner Trustee or Loan Trustee in their individual capacities, except as expressly provided herein or in the Participation Agreement, for a deficiency with respect to such indebtedness, the indebtedness represented by this Indenture and the Equipment Notes to remain in full force and effect as fully as though these provisions were not contained in this Indenture. Owner Trustee hereby acknowledges that Noteholders have expressly reserved all their rights and remedies against the Indenture Estate, including the right, in the event of a default in the payment of all or part of the principal amount of, interest on, Make-Whole Amount, if any, or any other amount due with respect to any Equipment Note within the periods provided for in Section 4.02 hereof, or upon the occurrence and continuation of any other Indenture Event of Default, to foreclose upon this Indenture, and/or to receive the proceeds from the Indenture Estate and otherwise to enforce any other right under this Indenture in accordance with the provisions hereof. Nothing in this Section 2.18(a) shall (x) release Owner Trustee or constitute a covenant not to sue Owner Trustee for any breach by it of any representations, warranties or covenants of Owner Trustee contained in the Operative Documents or (y) release Owner Trustee in its individual capacity from personal liability, or constitute a covenant not to sue Owner Trustee in its individual capacity for any breach by it of any representations, warranties or covenants of Owner Trustee made in its individual capacity in the Operative Documents.

            (b) If (i) all or any part of the Trust Estate becomes the property of, or Owner Trustee or Owner Participant becomes, a debtor subject to the reorganization provisions of the Bankruptcy Code, (ii) pursuant to such reorganization provisions, including Section 1111(b) of the Bankruptcy Code, Owner Trustee (in its individual capacity) or Owner Participant is required, by reason of Owner Trustee (in its individual capacity) or Owner Participant being held to have recourse liability to any Noteholder or Loan Trustee, directly or indirectly (other than the recourse liability of Owner Trustee (in its individual capacity), to make payment on account of any amount payable as principal, Make-Whole Amount, if any, interest or other amounts on the Equipment Notes or under this Indenture and (iii) any Noteholder or Loan Trustee actually receives any Excess Amount (as hereinafter defined) which reflects any payment by Owner Trustee (in its individual capacity) or Owner Participant on account of clause (ii) above, then such Noteholder or Loan Trustee, as the case may be, shall promptly refund to Owner Trustee (in its individual capacity) or Owner Participant (whichever shall have made such payment) such Excess Amount.

            For purposes of this Section 2.18(b), "Excess Amount" means the amount by which such payment exceeds the amount that would have been received by a Noteholder or Loan Trustee if Owner Trustee (in its individual capacity) or Owner Participant had not become subject to the recourse liability referred to in clause (ii) above. Nothing contained in this Section 2.18(b) shall prevent a Noteholder or Loan Trustee from enforcing any personal recourse obligation (and retaining the proceeds thereof) of Owner Trustee (in its individual capacity) or Owner Participant under the Participation Agreement or this Indenture (and any exhibits or annexes hereto or thereto) or by separate agreement or from retaining any amount paid by Owner Participant under Section 2.19 or 4.03 hereof.

            Section 2.19 Option to Purchase Equipment Notes.

            Either Owner Trustee or Owner Participant may, upon the events and subject to the terms and conditions and for the price set forth in this Section 2.19, purchase all but not less than all of the Equipment Notes outstanding hereunder, and each Noteholder agrees that it will, upon such events and subject to such terms and conditions and upon receipt of such price, sell, assign, transfer and convey to such purchaser or its nominee (without recourse or warranty of any kind except as to its title to the Equipment Notes and except against Liens on such Equipment Notes arising by, through or under such holder), all of the right, title and interest of such Noteholder in and to the Indenture Estate, this Indenture and the Equipment Notes held by it, and such purchaser or its nominee shall assume all of such holder's obligations arising subsequent to such sale under the Participation Agreement and hereunder.

            Such option to purchase the Equipment Notes may be exercised by Owner Trustee or Owner Participant upon any of the following events, and, in any such event, the purchase price thereof shall equal for each Equipment Note the aggregate unpaid principal amount thereof, plus accrued and unpaid interest thereon to the date of purchase and all other amounts (other than the Make-Whole Amount, except as provided in the next sentence) then payable hereunder or under the Participation Agreement to the holder thereof. Such option to purchase the Equipment Notes may be exercised: (i) upon a Loan Trustee Event or (ii) in the event there shall have occurred and be continuing a Lease Event of Default, provided that if such option is exercised pursuant to this clause (ii) at a time when there shall have occurred and be continuing for less than 180 days a Lease Event of Default, the purchase price thereof shall equal the price provided in the preceding sentence plus the Make-Whole Amount, if any.

            Such option to purchase the Equipment Notes may be exercised by Owner Trustee or Owner Participant giving written notice of its election of such option to Loan Trustee, which notice shall specify a date for such purchase not more than thirty (30) days or less than fifteen (15) days after the date of such notice. Loan Trustee shall not exercise any of the remedies hereunder or, without the consent of Owner Trustee or Owner Participant, under the Lease, during the period from the time that a notice of exercise by Owner Participant of such option to purchase becomes irrevocable until the date on which such purchase is required to occur pursuant to the terms of the preceding sentence. Such election to purchase the Equipment Notes shall become irrevocable upon the sixteenth day preceding the date specified in the written notice described in the first sentence of this paragraph.

            If Owner Trustee or Owner Participant on or before the date of such purchase shall so request, Noteholders will comply with all the provisions of
Section 2.07 to enable new Equipment Notes to be issued to Owner Trustee or Owner Participant or its nominee in such denominations as Owner Trustee or Owner Participant shall request. All taxes, charges and expenses required pursuant to
Section 2.09 in connection with the issuance of such new Equipment Note shall be borne by Owner Participant.

                                   ARTICLE III

              RECEIPT, DISTRIBUTION AND APPLICATION OF INCOME FROM
                              THE INDENTURE ESTATE

            Section 3.01 Basic Rent Distributions. Except as otherwise provided in Section 3.03, each installment of Basic Rent, any payment of interest on overdue installments of Basic Rent and any payment received by Loan Trustee pursuant to Section 4.03 shall be promptly distributed in the following order of priority:

first,            (i) so much of such installment or payment as is required
            to pay in full the aggregate amount of the payment or payments of principal amount and interest (as well as any interest on any overdue principal amount and, to the extent permitted by applicable law, on any overdue interest and any other overdue amounts) then due under all Series G-1 Equipment Notes and Series G-2 Equipment Notes shall be distributed to Noteholders of Series G-1 Equipment Notes and Series G-2 Equipment Notes ratably, without priority of one over the other, in the proportion that the amount of such payment or payments then due under each Series G-1 Equipment Note or Series G-2 Equipment Note bears to the aggregate amount of the payments then due under all Series G-1 Equipment Notes and Series G-2 Equipment Notes; and

                  (ii) after giving effect to paragraph (i) above, so much of such installment or payment remaining as is required to pay in full the aggregate amount of the payment or payments of principal amount and interest (as well as any interest on any overdue principal amount and, to the extent permitted by applicable law, on any overdue interest and other overdue amounts) then due under all Series C Equipment Notes shall be distributed to Noteholders of Series C Equipment Notes ratably, without priority of one over the other, in the proportion that the amount of such payment or payments then due under each Series C Equipment Note bears to the aggregate amount of the payments then due under all Series C Equipment Notes; and

second, the balance, if any, of such installment remaining thereafter shall be distributed to Owner Trustee, provided, however that if an Indenture Event of Default shall have occurred and be continuing, then such balance shall not be distributed as provided in this clause "Second" but shall be held by Loan Trustee as part of the Indenture Estate and invested in accordance with Section 5.09 until whichever of the following shall first occur: (i) all Indenture Events of Default shall have been cured or waived, in which event the balance shall be distributed as provided in this clause "Second" without reference to this proviso, (ii) Section 3.03 shall be applicable, in which event such balance shall be distributed in accordance with the provisions of Section 3.03 or (iii) the 120th day after the receipt of such payment in which case such payment shall be distributed as provided in this clause "Second" without reference to this proviso.

            Section 3.02 Event of Loss; Voluntary Termination; Refinancing. Except as otherwise provided in Section 3.03, any payments received by Loan Trustee (a) with respect to the Aircraft as the result of an Event of Loss, (b) pursuant to a voluntary termination of the Lease pursuant to Section 9 or 19(d) thereof or (c) in connection with a refinancing of the Equipment Notes pursuant to Section 13.01 of the Participation Agreement shall be applied to redemption of the Equipment Notes pursuant to Section 2.10 or Section 2.11, as applicable, and to payment of all other Secured Obligations by applying such funds in the following order of priority:

            first, (i) to reimburse Loan Trustee and Noteholders for any reasonable costs or expenses actually incurred in connection with such redemption for which they are entitled to reimbursement, or indemnity by Lessee, under the Operative Documents; and then (ii) to pay any other amounts then due (except as provided in clause "second" below) to Loan Trustee, Noteholders and Indenture Indemnitees under this Indenture, the Participation Agreement or the Equipment Notes;

            second, (i) to pay the amounts specified in subclause (i) of clause "third" of Section 3.03 plus Make-Whole Amount, if any, then due and payable in respect of the Series G-1 Equipment Notes and the Series G-2 Equipment Notes; and (ii) after giving effect to subclause (i) above, to pay the amounts specified in subclause (ii) of clause "third" of Section
      3.03 plus Make-Whole Amount, if any, then due and payable in respect of the Series C Equipment Notes; and

            third, the balance, if any, of such payments shall be distributed to Owner Trustee.

Notwithstanding the foregoing, if a Replacement Airframe or Replacement Engine shall be substituted for the Airframe or an Engine subject to such Event of Loss as provided in Section 10 of the Lease and Section 5.06, any insurance, condemnation or similar proceeds resulting from such Event of Loss that are received by Loan Trustee shall be held by Loan Trustee as permitted by Section
6.04 (provided that such money shall be invested as provided in Section 5.09) as additional security for the obligations of Lessee under the Operative Documents to which it is a party and, unless otherwise applied pursuant to the Lease, such money (and any investment earnings) shall be released to Lessee at Lessee's written request upon the release of a damaged Airframe or Engine and the replacement thereof as provided in the Lease.

            No Make-Whole Amount shall be payable on the Equipment Notes in connection with their redemption as a result of an Event of Loss in respect of the Airframe or the Airframe and the Engines installed thereon.

            Section 3.03 Payments after Indenture Event of Default. Except as otherwise provided in Section 3.04, all payments received and amounts held or realized by Loan Trustee (including any amounts realized by Loan Trustee from the exercise of any remedies pursuant to Section 15 of the Lease or Article IV hereof) after both an Indenture Event of Default shall have occurred and be continuing and the Equipment Notes shall have become due and payable pursuant to
Section 4.04(b) or Section 4.04(d), as well as all payments or amounts then held by Loan Trustee as part of the Indenture Estate, shall be promptly distributed by Loan Trustee in the following order of priority:

            first, so much of such payments or amounts as is required to (i) reimburse Loan Trustee, to the extent Loan Trustee is entitled to be reimbursed or indemnified under the Operative Documents, for any Tax, expense or other loss (including, without limitation, all amounts to be expended at the expense of, or charged upon the tolls, rents, revenues, issues, products and profits of, the Indenture Estate and every part thereof (all such property being herein called the "Mortgaged Property") pursuant to Section 4.05(b)) actually incurred by Loan Trustee (to the extent not previously reimbursed), the expenses of any sale, taking or other proceeding, reasonable attorneys' fees and expenses, court costs and any other expenditures actually incurred or expenditures or advances made by Loan Trustee or Noteholders in the protection, exercise or enforcement of any right, power or remedy or any damages sustained by Loan Trustee or any Noteholder, liquidated or otherwise, upon such Indenture Event of Default shall be applied by Loan Trustee as between itself and Noteholders in reimbursement of such expenses and any other expenses for which Loan Trustee or Noteholders are entitled to reimbursement under any Operative Document, and (ii) to pay all amounts payable (except as provided in clauses "second" and "third" below) to the other Indenture Indemnitees hereunder and under the Participation Agreement; and in case the aggregate amount so to be distributed is insufficient to pay as aforesaid, then ratably, without priority of one over the other, in proportion to the amounts owed each hereunder;

            second, so much of such payments or amounts remaining as is required to reimburse the then existing or prior Noteholders for payments made pursuant to Section 5.03 (to the extent not previously reimbursed) shall be distributed to such then existing or prior Noteholders ratably, without priority of one over the other, in accordance with the amount of the payment or payments made by each such then existing or prior Noteholder pursuant to Section 5.03;

            third, (i) so much of such payments or amounts remaining as is required to pay in full the aggregate unpaid principal amount of all Series G-1 Equipment Notes and Series G-2 Equipment Notes and the accrued but unpaid interest and all other Secured Obligations in respect of the Series G-1 Equipment Notes and Series G-2 Equipment Notes to the date of distribution shall be distributed to Noteholders of Series G-1 Equipment Notes and Series G-2 Equipment Notes ratably, without priority of one over the other, in the proportion that the aggregate unpaid principal amount of all Series G-1 Equipment Notes and Series G-2 Equipment Notes held by each Noteholder plus the accrued but unpaid interest and other amounts due hereunder or thereunder to the date of distribution bears to the aggregate unpaid principal amount of all Series G-1 Equipment Notes and Series G-2 Equipment Notes held by all such Noteholders plus the accrued but unpaid interest and other amounts due thereon to the date of distribution; and
      (ii) after giving effect to subclause (i) above, so much of such payments or amounts remaining as is required to pay in full the aggregate unpaid principal amount of all Series C Equipment Notes and the accrued but unpaid interest and all other Secured Obligations in respect of the Series C Equipment Notes to the date of distribution shall be distributed to Noteholders of Series C Equipment Notes ratably, without priority of one over the other, in the proportion that the aggregate unpaid principal amount of all Series C Equipment Notes held by each Noteholder plus the accrued but unpaid interest and other amounts due hereunder or thereunder to the date of distribution bears to the aggregate unpaid principal amount of all Series C Equipment Notes held by all such Noteholders plus the accrued but unpaid interest and other amounts due thereon to the date of distribution; and

            fourth, the balance, if any, of such payments or amounts shall be distributed to Owner Trustee.

            No Make-Whole Amount shall be payable on the Equipment Notes as a consequence of or in connection with the acceleration of the Equipment Notes.

            Section 3.04 Certain Payments. (a) Any payments received by Loan Trustee for which provision as to the application thereof is made in this Indenture other than in this Article III shall be applied as provided in those provisions. Without limiting the foregoing, any payments received by Loan Trustee which are payable to Owner Trustee or Lessee pursuant to any of the provisions of this Indenture other than those set forth in this Article III (including Section 5.09 hereof) shall be so paid to Owner Trustee or Lessee, as applicable. Any payments received by Loan Trustee for which no provision as to the application thereof is made in this Indenture and for which such provision is made in any other Operative Document shall be applied forthwith to the purpose for which such payment was made in accordance with the terms of such other Operative Document.

            (b) Loan Trustee will distribute promptly upon receipt any indemnity payment received by it from Owner Trustee or Lessee whether pursuant to Section
4.02 or Section 4.03 of the Participation Agreement or as Supplemental Rent in respect of (i) State Street and Loan Trustee, (ii) Subordination Agent, (iii) Pass Through Trustees, (iv) Liquidity Provider and (v) Policy Provider, in each case, directly to the Person entitled thereto. Any payment received by Loan Trustee from Owner Trustee under clauses (b) through (f) of Section 2.14 shall be distributed to Subordination Agent to be distributed pursuant to Section 2.03(c) of the Intercreditor Agreement.

            (c) Notwithstanding anything to the contrary contained in this
Article III, any amounts received by Loan Trustee which constitute Excluded Payments shall be distributed promptly upon receipt by Loan Trustee directly to the Person or Persons entitled thereto.

            (d) Notwithstanding any provision of this Indenture to the contrary, any amounts held by Loan Trustee that would, but for the provisions of Section 3.03, otherwise be distributed to Lessee shall, notwithstanding the provisions of said Section, be distributed to Lessee unless and until a Lease Event of Default shall have occurred and be continuing.

            Section 3.05 Other Payments. Any payments received by Loan Trustee for which no provision as to the application thereof is made in any Operative Document shall be distributed by Loan Trustee to the extent received or realized at any time (i) prior to the payment in full of all Secured Obligations due Noteholders, in the order of priority specified in Section 3.01 subject to the proviso thereto, and (ii) after payment in full of all Secured Obligations due Noteholders, in the following order of priority:

first,      to the extent payments or amounts described in clause "first" of
            Section 3.03 are otherwise obligations of Lessee under the Operative Documents or for which Lessee is obligated to indemnify against thereunder, in the manner provided in clause "first" of Section 3.03, and

second,     in the manner provided in clause "fourth" of Section 3.03.

            Further, and except as otherwise provided in Sections 3.02, 3.03 and 3.04, all payments received and amounts realized by Loan Trustee under the Lease or otherwise with respect to the Aircraft (including, without limitation, all amounts realized upon the sale or re-lease of the Aircraft after the termination of the Lease with respect thereto), to the extent received or realized at any time after payment in full of all Secured Obligations due Noteholders, shall be distributed by Loan Trustee in the order of priority specified in clause (ii) of the immediately preceding sentence of this Section 3.05.

            Section 3.06 Payments to Owner Trustee. Any amounts distributed hereunder by Loan Trustee to Owner Trustee shall be paid to Owner Trustee (within the time limits contemplated by Section 2.03) by wire transfer of funds of the type received by Loan Trustee at such office and to such account or accounts of such entity or entities as shall be designated by notice from Owner Trustee to Loan Trustee from time to time. Owner Trustee hereby notifies Loan Trustee that unless and until Loan Trustee receives notice to the contrary from Owner Trustee, all amounts to be distributed to Owner Trustee pursuant to clause "second" of Section 3.01 shall be distributed by wire transfer of funds of the type received by Loan Trustee to Owner Participant's account (within the time limits contemplated by Section 2.03) specified in Section 16.12 of the Participation Agreement.

                                   ARTICLE IV

    COVENANTS OF OWNER TRUSTEE; INDENTURE EVENTS OF DEFAULT; REMEDIES OF LOAN
                                     TRUSTEE

            Section 4.01 Covenants of Owner Trustee.

            Owner Trustee hereby covenants and agrees (the covenants and agreements only in clause (b) below being made by Owner Trustee in its individual capacity) as follows:

                  (a) Owner Trustee will duly and punctually pay the principal amount of, Make-Whole Amount, if any, and interest on and other amounts due under the Equipment Notes and hereunder in accordance with the terms of the Equipment Notes and this Indenture and all amounts, if any, payable by it to Noteholders under the Participation Agreement;

                  (b) Owner Trustee in its individual capacity covenants and agrees that it shall not, directly or indirectly, cause or permit to exist a Lessor Lien attributable to it in its individual capacity with respect to the Aircraft or any other portion of the Trust Estate; that it will promptly, at its own expense, take such action as may be necessary to duly discharge such Lessor Lien attributable to it in its individual capacity; and that it will make restitution to the Trust Estate for any actual diminution of the assets of the Trust Estate resulting from such Lessor Liens attributable to it in its individual capacity;

                  (c) in the event Owner Trustee shall have Actual Knowledge of an Indenture Event of Default, an Indenture Default or an Event of Loss, Owner Trustee will give prompt written notice of such Indenture Event of Default, Indenture Default or Event of Loss to Loan Trustee, each Noteholder, Lessee and Owner Participant;

                  (d) Owner Trustee will furnish to Loan Trustee, promptly upon receipt thereof, duplicates or copies of all reports, notices, requests, demands, certificates and other instruments furnished to Owner Trustee under the Lease, including, without limitation, a copy of any Termination Notice and a copy of each report or notice received pursuant to Section 9(a) and 11(c) of the Lease to the extent that the same shall not have been furnished to Loan Trustee pursuant to the Lease;

                  (e) except pursuant to the Operative Documents or with the consent of Loan Trustee (acting pursuant to instructions given in accordance with Section 9.01 hereof), Owner Trustee will not contract for, create, incur, assume or suffer to exist any Debt, and will not guarantee (directly or indirectly or by an instrument having the effect of assuring another's payment or performance on any obligation or capability of so doing, or otherwise), endorse or otherwise be or become contingently liable, directly or indirectly, in connection with the Debt of any other person; and

                  (f) Owner Trustee will not enter into any business or other activity other than the business of owning the Aircraft, the leasing thereof to Lessee and the carrying out of the transactions contemplated hereby and by the Lease, the Participation Agreement, the Trust Agreement and the other Operative Documents.

            Section 4.02 Indenture Events of Default. Each of the following events constitutes an "Indenture Event of Default" whether such event is voluntary or involuntary or comes about or is effected by operation of law or pursuant to or in compliance with any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body:

            (a) any Lease Event of Default;

            (b) Owner Trustee fails to make any payment of principal amount of, Make-Whole Amount, if any, interest on or other amount due and payable under any Equipment Note or hereunder (other than any such failure arising by virtue of a tax withheld pursuant to Section 2.04 or as a result of a Lease Default or a Lease Event of Default) and such failure continues unremedied for 15 days in the case of any payment of principal amount, Make-Whole Amount, if any, or interest, and in the case of any other amount, such failure continues unremedied for 15 days after the receipt by Owner Trustee or Owner Participant of written notice thereof from Loan Trustee or any Noteholder;

            (c) any Lien required to be discharged by Owner Trustee, in its individual capacity pursuant to Section 4.01(b) or in its individual or trust capacity pursuant to Section 6.01(g) of the Participation Agreement, or by Owner Participant pursuant to Section 6.01(g) of the Participation Agreement shall remain undischarged for a period of 30 days after Owner Trustee and Owner Participant have received written notice from Loan Trustee or any Noteholder of such Lien;

            (d) any representation or warranty made by Owner Trustee or Owner Participant in any Operative Document was incorrect in any material respect at the time made, and such incorrectness continues to be material and adverse to the interests of Loan Trustee or Noteholders; and if such misrepresentation is capable of being corrected and if such correction is being sought diligently, such misrepresentation shall not have been corrected within 60 days (or, without affecting Section 4.02(f), in the case of the representations made in Sections 5.03(l) and 5.02(g) of the Participation Agreement as to the citizenship of Owner Trustee in its individual capacity or Owner Participant, respectively, as soon as is reasonably practicable but in any event within 60 days) following notice thereof from Loan Trustee or any Noteholder to Owner Trustee or Owner Participant, as the case may be;

            (e) other than as provided in (c) above or (f) below), any failure by Owner Trustee or Owner Participant to observe or perform any other covenant or obligation of Owner Trustee or Owner Participant, as the case may be, for the benefit of Loan Trustee or Noteholders contained in the Participation Agreement,
Section 4.01(a) of the Trust Agreement, the Equipment Notes or this Indenture which is not remedied within a period of 60 days after notice thereof has been given to Owner Trustee and Owner Participant;

            (f) if at any time when the Aircraft is registered under the laws of the United States, Owner Participant shall not be a Citizen of the United States, and as the result thereof the registration of the Aircraft under the Federal Aviation Act, and regulations then applicable thereunder, shall cease to be effective; provided that no Indenture Event of Default shall be deemed to have occurred under this paragraph (f) unless such circumstances continue unremedied for more than 60 days after Owner Participant has Actual Knowledge of the state of facts that resulted in such ineffectiveness and of such loss of citizenship;

            (g) at any time either (i) the commencement of an involuntary case or other proceeding in respect of Owner Participant, Owner Trustee or the Trust Estate in an involuntary case under the federal bankruptcy laws, as now or hereafter constituted, or any other applicable federal or state bankruptcy, insolvency or other similar law in the United States or seeking the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official of Owner Participant, Owner Trustee or the Trust Estate or for all or substantially all of its property, or seeking the winding-up or liquidation of its affairs and the continuation of any such case or other proceeding undismissed and unstayed for a period of 90 consecutive days; or (ii) the commencement by Owner Participant, Owner Trustee or the Trust Estate of a voluntary case or proceeding under the federal bankruptcy laws, as now or constituted or hereafter amended, or any other applicable federal or state bankruptcy, insolvency or other similar law in the United States, or the consent by Owner Participant, Owner Trustee or the Trust Estate to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) of Owner Participant, Owner Trustee or the Trust Estate or for all or substantially all of its property, or the making by Owner Participant, Owner Trustee or the Trust Estate of any assignment for the benefit of creditors of Owner Participant or Owner Trustee or the Trust Estate shall take any action to authorize any of the foregoing; provided, however, that an event referred to in this Section 4.02(g) with respect to Owner Participant shall not constitute an Indenture Event of Default if within 30 days of the commencement of the case or proceeding a final non-appealable order, judgment or decree shall be entered in such case or proceeding by a court or a trustee, custodian, receiver or liquidator, to the effect that no part of the Trust Estate (except for Owner Participant's beneficial interest therein) and no right, title or interest under the Indenture Estate shall be included in, or be subject to, any declaration or adjudication of, or proceedings with respect to, the bankruptcy, insolvency or liquidation of Owner Participant referred to in this Section 4.02(g).

            Section 4.03 Certain Rights.

            Loan Trustee shall give Noteholders, Owner Trustee and Owner Participant prompt written notice of any Indenture Event of Default (regardless of a cure thereof) of which Loan Trustee has Actual Knowledge and, if any such Indenture Event of Default results from a Lease Event of Default, shall give Noteholders, Owner Trustee and Owner Participant not less than 10 Business Days' prior written notice of the date (the "Enforcement Date") on or after which Loan Trustee may commence and consummate the exercise of any remedy or remedies described in Section 4.04, 4.05 or 4.06 hereof, or the exercise of any remedy or remedies pursuant to the provisions of Section 15 of the Lease. If an Indenture Event of Default shall have occurred and be continuing, Owner Trustee shall have the following rights hereunder, any of which may be exercised directly by Owner Participant.

            If as a result of the occurrence of an Indenture Event of Default in respect of the nonpayment by Lessee of Basic Rent due under the Lease, Loan Trustee shall have insufficient funds to make any payment of principal amount and interest on any Equipment Note on the day it becomes due and payable, Owner Trustee or Owner Participant may, but shall not be obligated to, pay Loan Trustee prior to the Enforcement Date, in the manner provided in Section 2.03 hereof, for application in accordance with Section 3.01 hereof, an amount equal to the portion of the principal amount and interest (including interest, if any, on any overdue payments of such portion of principal amount and interest) then due and payable on the Equipment Notes, and, unless Owner Trustee has cured Indenture Events of Default in respect of payments of Basic Rent on each of the three immediately preceding Basic Rent payment dates, or Owner Trustee has cured six previous Indenture Events of Default in respect of payments of Basic Rent, such payment by Owner Trustee shall, solely for purposes of this Indenture be deemed to cure any Indenture Event of Default which would otherwise have arisen on account of the nonpayment by Lessee of such installment of Basic Rent (but not any other Indenture Default or Indenture Event of Default which shall have occurred and be continuing).

            If any Indenture Event of Default (other than in respect of the nonpayment of Basic Rent by Lessee) which can be cured has occurred, Owner Trustee or Owner Participant may, but shall not be obligated to, cure such Indenture Event of Default by taking such action prior to the Enforcement Date as is necessary to accomplish the observance or performance of the defaulted covenant, condition or agreement.

            Solely for the purpose of determining whether there exists an Indenture Event of Default, (a) any payment by Owner Participant pursuant to, and in compliance with, the second preceding paragraph of this Section 4.03 shall be deemed to remedy any default by Lessee in the payments of installments of Basic Rent theretofore due and payable and to remedy any default by Owner Trustee in the payment of any amount due and payable under the Equipment Notes or hereunder (but the same shall not relieve Lessee of its duty to pay all Rent and perform all of its obligations pursuant to the Lease), and (b) any performance by Owner Trustee of any obligation of Lessee under the Lease pursuant to, and in compliance with, the first preceding paragraph of this
Section 4.03 shall be deemed to remedy any Lease Event of Default to the same extent that like performance by Lessee itself would have remedied such Lease Event of Default (but the same shall not relieve Lessee of its duty to pay all Rent and perform all of its obligations pursuant to the Lease). If, on the basis specified in the preceding sentence, any Lease Event of Default shall have been remedied, then any declaration pursuant to Section 15 of the Lease that the Lease is in default, and any declaration pursuant to this Indenture that the Equipment Notes are due and payable or that an Indenture Event of Default exists based upon such Lease Event of Default, shall be deemed to be rescinded.

            Except as hereinafter in this Section 4.03 provided, Owner Trustee shall not, as a result of exercising the right to cure any such Indenture Event of Default, obtain any Lien on any of the Mortgaged Property or any Rent payable under the Lease for or on account of costs or expenses incurred in connection with the exercise of such right, nor shall any claim of Owner Trustee against Lessee or any other party for the repayment of such costs or expenses impair the prior right and security interest of Loan Trustee in and to the Mortgaged Property. Upon any payment by Owner Trustee or Owner Participant pursuant to the second or third preceding paragraphs of this Section 4.03, Owner Trustee or Owner Participant, as the case may be, shall be subrogated to the rights of Loan Trustee and Noteholders in respect of the Basic Rent which was overdue at the time of such payment and interest payable by Lessee on account of its being overdue and any Supplemental Rent in respect of the reimbursement of amounts paid by Owner Trustee pursuant to the second preceding paragraph (but in either case shall have no rights as a secured party hereunder), and thereafter, Owner Trustee or Owner Participant, as the case may be, shall be entitled to receive such overdue Basic Rent or Supplemental Rent, as the case may be, and interest thereon upon receipt thereof by Loan Trustee (and shall be entitled to bring an action against Lessee to enforce such payment); provided, however, that (i) if the unpaid principal amount and interest on the Equipment Notes shall have become due and payable pursuant to Section 4.04 hereof, such subrogation shall, until the principal amount of, interest on, Make-Whole Amount, if any, and all other amounts due with respect to all Equipment Notes shall have been paid in full, be subordinate to the rights of Loan Trustee and Noteholders in respect of such payment of overdue Basic Rent, Supplemental Rent and such interest and (ii) Owner Trustee shall not be entitled to seek to recover any such payment (or any payment in lieu thereof) except pursuant to the foregoing right of subrogation by demand or suit for damages.

            Section 4.04 Remedies. (a) Subject to the provisions of Section 2.19, if an Indenture Event of Default has occurred and is continuing and so long as the same shall continue unremedied, then and in every such case Loan Trustee may, subject to the second paragraph of this Section 4.04(a), on and after the Enforcement Date if such Indenture Event of Default results from a Lease Event of Default, exercise any or all of the rights and powers and pursue any and all of the remedies pursuant to this Article IV and shall have and may exercise all of the rights and remedies of a secured party under the Uniform Commercial Code and, in the event such Indenture Event of Default is also a Lease Event of Default, any and all of the remedies pursuant to Section 15 of the Lease and may take possession of all or any part of the properties covered or intended to be covered by the Lien created hereby or pursuant hereto and may exclude Owner Participant, Owner Trustee and Lessee and all persons claiming under any of them wholly or partly therefrom, provided that Loan Trustee shall give Owner Trustee and Owner Participant 20 days' prior written notice of its intention to sell the Aircraft; provided, further, that in the event Loan Trustee shall have validly terminated the Lease (or, in the event of a reorganization proceeding involving Lessee instituted under Chapter 11 of the Bankruptcy Code, such Lease is rejected), Loan Trustee shall not, without the consent of Owner Participant (which consent shall not be unreasonably withheld), sell or lease, or otherwise afford the use of, the Aircraft or any portion thereof to Lessee or any affiliate thereof. Unless an Indenture Event of Default not resulting from or relating to a Lease Event of Default has occurred and is continuing, Owner Participant may bid at any public sale and become the purchaser. Without limiting any of the foregoing, it is understood and agreed that Loan Trustee may exercise any right of sale of the Aircraft available to it, even though it shall not have taken possession of the Aircraft and shall not have possession thereof at the time of such sale.

            Anything in this Indenture to the contrary notwithstanding, Loan Trustee shall not be entitled to exercise any remedy hereunder as a result of an Indenture Event of Default which arises solely by reason of one or more events or circumstances which constitute a Lease Event of Default unless Loan Trustee as security assignee of Owner Trustee shall have exercised or concurrently be exercising one or more of the remedies provided for in Section 15 of the Lease to terminate the Lease or take possession of and/or sell the Aircraft; provided, however, that such requirement to exercise one or more of such remedies under the Lease shall not apply in circumstances where Loan Trustee is, and has been, for a continuous period in excess of 60 days or such other period as may be specified in Section 1110 (such 60-day or other period being the "Section 1110 Period"), involuntarily stayed or prohibited by applicable law or court order from exercising such remedies under the Lease (a "Continuous Stay Period"); provided further, however, that the requirement to exercise one or more of such remedies under the Lease shall nonetheless be applicable during a Continuous Stay Period subsequent to the expiration of the Section 1110 Period to the extent that the continuation of such Continuous Stay Period subsequent to the expiration of the Section 1110 Period (i) results from an agreement by the trustee or the debtor-in-possession in such proceeding during the Section 1110 Period with the approval of the relevant court to perform the Lease in accordance with Section 1110(a)(2)(A) of the Bankruptcy Code and continues to perform as required by Section 1110(a)(2)(A-B) of the Bankruptcy Code or (ii) is an extension of the Section 1110 Period with the consent of Loan Trustee pursuant to Section 1110(b) of the Bankruptcy Code or (iii) is the consequence of Loan Trustee's own failure to give any requisite notice to any Person. In the event that the applicability of Section 1110 to the Aircraft is being contested by Lessee in judicial proceedings, both Loan Trustee and Owner Trustee (without affecting in any way any right or remedy of Loan Trustee hereunder) shall have the right to participate in such proceedings.

            It is expressly understood and agreed that, subject only to the immediately preceding paragraph, the inability, described in such paragraphs, of Loan Trustee to exercise any right or remedy under the Lease shall in no event and under no circumstances prevent Loan Trustee from exercising any or all of its rights, powers and remedies under this Indenture, including, without limitation, this Article IV.

            (b) If an Indenture Event of Default shall have occurred and be continuing, then and in every such case Loan Trustee may, and upon the written instructions of a Majority in Interest of Noteholders, Loan Trustee shall, subject to Section 4.03, at any time, declare by written notice to Owner Trustee and Owner Participant all the Equipment Notes to be due and payable, whereupon the aggregate unpaid principal amount of all Equipment Notes then outstanding, together with accrued but unpaid interest thereon and other amounts due thereunder (but without Make-Whole Amount), shall immediately become due and payable without presentment, demand, protest or notice, all of which are hereby waived.

            This Section 4.04(b), however, is subject to the condition that, if at any time after the principal amount of the Equipment Notes shall have become so due and payable, and before any judgment or decree for the payment of the money so due, or any thereof, shall be entered, all overdue payments of interest upon the Equipment Notes and all other amounts payable under the Equipment Notes (except the principal amount of the Equipment Notes which by such declaration shall have become payable) shall have been duly paid, and every other Indenture Default and Indenture Event of Default with respect to any covenant or provision of this Indenture shall have been cured, then and in every such case a Majority in Interest of Noteholders may (but shall not be obligated to), by written instrument filed with Indenture Trustee, rescind and annul Loan Trustee's declaration and its consequences; but no such rescission or annulment shall extend to or affect any subsequent Indenture Default or Indenture Event of Default or impair any right consequent thereon.

            (c) Any Noteholder or Noteholders shall be entitled to bid for and become the purchaser of any part of the Indenture Estate offered for sale pursuant to this Section 4.04 and to credit against the purchase price bid at such sale by such Noteholders all or any part of the unpaid amounts owing to such Noteholders under the Operative Documents and secured by the Lien of this Indenture (but only to the extent that such purchase price would have been paid to such Noteholders pursuant to Article III if such purchase price were paid in cash and the foregoing provision of this Section 4.04(c) were not given effect).

            (d) In the event of any sale of the Indenture Estate, or any part thereof, pursuant to any judgment or decree of any court or otherwise in connection with the enforcement of any of the terms of this Indenture, the unpaid principal amount of all Equipment Notes then outstanding, together with accrued interest thereon, and other amounts due thereunder, shall immediately become due and payable without presentment, demand, protest or notice, all of which are hereby waived.

            (e) Notwithstanding anything contained herein, so long as Pass Through Trustee under any Pass Through Trust Agreement or Subordination Agent on its behalf is a Noteholder, Loan Trustee will not be authorized or empowered to acquire title to any part of the Indenture Estate or take any action with respect to any part of the Indenture Estate so acquired by it if such acquisition or action would cause any Pass Through Trust to fail to qualify as a "grantor trust" for federal income tax purposes.

            Section 4.05 Return of Aircraft.

            (a) If an Indenture Event of Default shall have occurred and be continuing, subject to Sections 4.03 and 4.04 hereof, at the request of Loan Trustee, Owner Trustee shall promptly execute and deliver to Loan Trustee such instruments of title and other documents as Loan Trustee may deem necessary or advisable to enable Loan Trustee or an agent or representative designated by Loan Trustee, at such time or times and place or places as Loan Trustee may specify, to obtain possession of all or any part of the Mortgaged Property included in the Indenture Estate to which Loan Trustee shall at the time be entitled hereunder. If Owner Trustee shall for any reason fail to execute and deliver such instruments and documents after such request by Loan Trustee, Loan Trustee may (i) obtain a judgment conferring on Loan Trustee the right to immediate possession and requiring Owner Trustee to execute and deliver such instruments and documents to Loan Trustee, to the entry of which judgment Owner Trustee hereby specifically consents to the fullest extent permitted by applicable law, and (ii) pursue all or part of such Mortgaged Property wherever it may be found and, in the event that a Lease Event of Default has occurred and is continuing, may enter any of the premises of Lessee wherever such Mortgaged Property may be or be supposed to be and search for such Mortgaged Property and take possession of and remove such Mortgaged Property. All expenses of obtaining such judgment or of pursuing, searching for and taking such property shall, until paid, be secured by the Lien of this Indenture.

            (b) Upon every such taking of possession, Loan Trustee may, from time to time, at the expense of the Mortgaged Property, make all such expenditures for maintenance, use, operation, storage, insurance, leasing, control, management, disposition, modifications or alterations to and of the Mortgaged Property, as it may deem proper. In each such case, Loan Trustee shall have the right to maintain, use, operate, store, insure, lease, control, manage, dispose of, modify or alter the Mortgaged Property and to carry on the business and to exercise all rights and powers of Owner Participant and Owner Trustee relating to the Mortgaged Property, as Loan Trustee shall deem best, including the right to enter into any and all such agreements with respect to the maintenance, use, operation, storage, insurance, leasing, control, management, disposition, modification or alteration of the Mortgaged Property or any part thereof as Loan Trustee may determine, and Loan Trustee shall be entitled to collect and receive directly all tolls, rents (including Rent), revenues, issues, income, products and profits of the Mortgaged Property and every part thereof, except Excluded Payments, without prejudice, however, to the right of Loan Trustee under any provision of this Indenture to collect and receive all cash held by, or required to be deposited with, Loan Trustee hereunder. Such tolls, rents (including Rent), revenues, issues, income, products and profits shall be applied to pay the expenses of the maintenance, use, operation, storage, insurance, leasing, control, management, disposition, improvement, modification or alteration of the Mortgaged Property and of conducting the business thereof, and to make all payments which Loan Trustee may be required or may elect to make, if any, for taxes, assessments, insurance or other proper charges upon the Mortgaged Property or any part thereof (including the employment of engineers and accountants to examine, inspect and make reports upon the properties and books and records of Owner Trustee), and all other payments which Loan Trustee may be required or authorized to make under any provision of this Indenture, as well as just and reasonable compensation for the services of Loan Trustee, and of all persons properly engaged and employed by Loan Trustee with respect hereto.

            Section 4.06 Remedies Cumulative. To the extent permitted under applicable law, each and every right, power and remedy specifically given to Loan Trustee herein or otherwise in this Indenture shall be cumulative and shall be in addition to every other right, power and remedy specifically given herein or now or hereafter existing at law, in equity or by statute, and each and every right, power and remedy whether specifically given herein or otherwise existing may be exercised from time to time and as often and in such order as may be deemed expedient by Loan Trustee, and the exercise or the beginning of the exercise of any power or remedy shall not be construed to be a waiver of the right to exercise at the same time or thereafter any other right, power or remedy. No delay or omission by Loan Trustee in the exercise of any right, remedy or power or in the pursuance of any remedy shall, to the extent permitted by applicable law, impair any such right, power or remedy or be construed to be a waiver of any default on the part of Owner Trustee or Lessee or to be an acquiescence therein.

            Section 4.07 Discontinuance of Proceedings. In case Loan Trustee has instituted any proceedings to enforce any right, power or remedy under this Indenture by foreclosure, entry or otherwise, and such proceedings have been discontinued or abandoned for any reason or have been determined adversely to Loan Trustee, then and in every such case Owner Trustee, Lessee and Loan Trustee shall, subject to any determination in such proceedings, be restored to their former positions and rights hereunder with respect to the Indenture Estate, and all rights, remedies and powers of Loan Trustee shall continue as if no such proceedings had been undertaken (but otherwise without prejudice).

            Section 4.08 Waiver of Past Defaults. Upon written instruction from a Majority in Interest of Noteholders, Loan Trustee shall waive any past default hereunder and its consequences, and upon any such waiver such default shall cease to exist and any Indenture Event of Default arising therefrom shall be deemed to have been cured for every purpose of the Operative Documents, but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon; provided, however, that in the absence of written instructions from each of the affected Noteholders, Loan Trustee shall not waive any default (i) in the payment of the principal amount, Make-Whole Amount, if any, or interest due under any Equipment Note then outstanding (other than with the consent of the holder thereof), or (ii) in respect of a covenant or provision hereof which, under Article IX, cannot be modified or amended without the consent of each such affected Noteholder.

            Section 4.09 Appointment of a Receiver. Loan Trustee shall, as a matter of right, be entitled to the appointment of a receiver (who may be Loan Trustee or any successor or nominee thereof) for all or any part of the Mortgaged Property, whether such receivership be incidental to a proposed sale of the Mortgaged Property or the taking of possession thereof or otherwise, and Owner Trustee hereby consents to the appointment of such a receiver and will not oppose any such appointment. Any receiver appointed for all or any part of the Mortgaged Property shall be entitled to exercise all the rights and powers of Loan Trustee with respect to the Mortgaged Property.

            Section 4.10 Loan Trustee Authorized to Execute Bills of Sale, Etc. Owner Trustee irrevocably appoints Loan Trustee the true and lawful attorney-in-fact of Owner Trustee in its name and stead and on its behalf, for the purpose, if an Event of Default shall have occurred and be continuing, of effectuating any sale, assignment, transfer or delivery for the enforcement of the Lien of this Indenture in accordance with the terms hereof, whether pursuant to foreclosure or power of sale, assignments and other instruments as may be necessary or appropriate, with full power of substitution, Owner Trustee hereby ratifying and confirming all that such attorney or any substitute shall do by virtue hereof in accordance with applicable law. Nevertheless, if so requested by Loan Trustee or any purchaser, Owner Trustee shall ratify and confirm any such sale, assignment, transfer or delivery, by executing and delivering to Loan Trustee or such purchaser all bills of sale, assignments, releases and other proper instruments to effect such ratification and confirmation as may be designated in any such request.

            Section 4.11 Rights of Noteholders to Receive Payment. Notwithstanding any other provision of this Indenture, the right of any Noteholder to receive payment of principal of, and Make-Whole Amount, if any, and interest on an Equipment Note on or after the respective due dates expressed in such Equipment Note, or to bring suit for the enforcement of any such payment on or after such respective dates in accordance with the terms hereof, shall not be impaired or affected without the consent of such Noteholder.

            Section 4.12 Noteholders May Not Bring Suit Except Under Certain Conditions. A Noteholder of any Series shall not have the right to institute any suit, action or proceeding at law or in equity or otherwise with respect to this Indenture for the appointment of a receiver or for the enforcement of any other remedy under this Indenture, unless:

            (1) such Noteholder previously shall have given written notice to Loan Trustee of a continuing Indenture Event of Default;

            (2) A Majority in Interest of Noteholders shall have requested Loan Trustee in writing to institute such action, suit or proceeding and shall have offered to Loan Trustee indemnity as provided in Section 5.03;

            (3) Loan Trustee shall have refused or neglected to institute any such action, suit or proceeding for 60 days after receipt of such notice, request and offer of indemnity; and

            (4) no direction inconsistent with such written request shall have been given to Loan Trustee during such 60-day period by a Majority in Interest of Noteholders.

            Except to the extent provided in the Intercreditor Agreement or in any Indenture Supplement, it is understood and intended that no one or more of Noteholders of any Series shall have any right in any manner whatsoever hereunder or under the Indenture Supplement or under the Equipment Notes of such Series to (i) surrender, impair, waive, affect, disturb or prejudice any part of the Indenture Estate, or the Lien of the Indenture on the Indenture Estate, or the rights of Noteholders of such Series, (ii) obtain or seek to obtain priority over or preference with respect to any other such Noteholder of such Series or
(iii) enforce any right under this Indenture, except in the manner provided in this Indenture and for the equal, ratable and common benefit of all Noteholders of such Series subject to the provisions of this Indenture.

                                    ARTICLE V

                             DUTIES OF LOAN TRUSTEE

            Section 5.01 Notice of Indenture Event of Default. If Loan Trustee has Actual Knowledge of an Indenture Event of Default or of a default arising from a failure by Lessee to pay when due any Rent, Loan Trustee shall promptly give notice thereof to Owner Trustee, Owner Participant, Lessee and each Noteholder. Subject to the terms of Sections 4.03, 4.04, 5.02 and 5.03, Loan Trustee shall take such action, or refrain from taking such action, with respect to such Indenture Event of Default (including with respect to the exercise of any rights or remedies hereunder) as Loan Trustee is instructed in writing by a Majority in Interest of Noteholders. Subject to the provisions of Section 5.03, if Loan Trustee does not receive instructions as above provided within 20 Business Days after giving notice of such Indenture Event of Default to Noteholders, Loan Trustee may, subject to instructions thereafter received pursuant to the preceding provisions of this Section 5.01, take such action, or refrain from taking such action with respect to such Indenture Event of Default as it reasonably determines to be advisable in the best interests of Noteholders, but shall be under no duty to take or refrain from taking any action. If Loan Trustee shall at any time declare the Lease to be in default pursuant to Section 15 thereof or shall elect to foreclose or otherwise enforce this Indenture, Loan Trustee shall forthwith notify Owner Participant, Owner Trustee, Lessee and Noteholders. It shall use the same degree of care and skill in connection therewith as a prudent person would use under the circumstances in the conduct of his or her own affairs. Loan Trustee may not sell the Airframe or any Engine without the consent of a Majority in Interest of Noteholders.

            For all purposes of this Indenture, in the absence of Actual Knowledge, Loan Trustee, Owner Trustee or Owner Participant, as the case may be, shall not be deemed to have knowledge of an Indenture Default or an Indenture Event of Default unless notified in writing by Lessee, Owner Participant, Owner Trustee or one or more Noteholders; provided, however, that Loan Trustee is deemed to have Actual Knowledge of (i) the failure of Lessee to pay any installment of Basic Rent when the same shall become due or (ii) the failure of Lessee to maintain insurance as required under Section 11 of the Lease if Loan Trustee receives written notice thereof from an insurer or insurance broker.

            Section 5.02 Action upon Instructions; Certain Rights and Limitations. (a) Subject to the terms of Section 2.19, Article IV and this
Article V, upon the written instructions at any time of a Majority in Interest of Noteholders, Loan Trustee shall promptly (i) give such notice, direction, consent, waiver or approval or exercise such right, remedy or power hereunder as is specified in such instructions; (ii) give such notice or direction or exercise such right, remedy or power under the Lease, the Participation Agreement, the Purchase Agreement, or any other part of the Indenture Estate as shall be specified in such instructions; and (iii) after the occurrence and during the continuance of an Indenture Event of Default, approve as satisfactory to Loan Trustee all matters required by the terms of the Lease to be satisfactory to Owner Trustee, it being understood that without the written instructions of a Majority in Interest of Noteholders, Loan Trustee shall not approve any such matter as satisfactory to Loan Trustee; provided, that anything contained in this Indenture, the Lease or the other Operative Documents to the contrary notwithstanding:

            (1) Owner Trustee or Owner Participant may, without the consent of Loan Trustee, demand, collect, sue for or otherwise obtain all amounts included in Excluded Payments from Lessee, exercise any election or option or make any decision or determination or to give or receive any notice, consent, waiver or approval in respect of any Excluded Payment and seek legal or equitable remedies to require Lessee to maintain the insurance coverage referred to in Section 11 of the Lease; provided, that the rights referred to in this clause (1) shall not be deemed to include the exercise of any remedies provided for in Section 15 of the Lease other than the right to proceed by appropriate court action, either at law or in equity, to enforce payment by Lessee of such amounts included in Excluded Payments or performance by Lessee of such insurance covenant, or to recover damages for the breach thereof or for specific performance of any covenant of Lessee;

            (2) (A) Loan Trustee shall not, without the consent of Owner Trustee, execute or deliver amendments or modifications in respect of any provisions of the Lease, and (B) unless an Indenture Event of Default and a Loan Trustee Event shall have occurred and be continuing and except as provided in clause (4) below, Loan Trustee shall not, without the consent of Owner Trustee, which consent shall not be withheld if no right or interest of Owner Trustee or Owner Participant shall be diminished or impaired thereby, (i) enter into, execute or deliver waivers or consents in respect of any of the provisions of the Lease, or (ii) approve any accountants, engineers, appraisers or counsel as satisfactory to render services for or issue opinions to Owner Trustee pursuant to the Operative Documents; provided that, whether or not an Indenture Event of Default shall have occurred and be continuing, no amendment, modification, waiver or consent in respect of the Lease shall affect the amount or timing of, or the right to enforce payment of, any Excluded Payment;

            (3) whether or not an Indenture Default or Indenture Event of Default has occurred and is continuing, Owner Trustee and Owner Participant shall have the right, together with Loan Trustee, (i) to receive from Lessee all notices, certificates, reports, filings, opinions of counsel and other documents and all information which any thereof is permitted or required to give or furnish to Owner Trustee or Lessor pursuant to any Operative Document (including pursuant to Section 4.04 of the Participation Agreement), (ii) to exercise inspection rights pursuant to Section 12 of the Lease, (iii) to retain all rights with respect to insurance maintained for its own account which Section 11(f) of the Lease specifically confers on Lessor or Owner Participant, (iv) to exercise, to the extent necessary to enable it to exercise its rights under Section
      4.03 hereof, the rights of Lessor under Section 21 of the Lease and (v) to give notices of default under Section 14 of the Lease;

            (4) whether or not an Indenture Default or Indenture Event of Default has occurred and is continuing, Owner Trustee shall have the right to the exclusion of Loan Trustee to adjust upward Rent, Stipulated Loss Values and Termination Values as provided in Section 3(d) of the Lease and to select counsel with respect to any opinion relating to tax matters to be delivered solely to Owner Participant;

            (5) so long as no Loan Trustee Event has occurred and is continuing, Owner Trustee shall have the right, to the exclusion of Loan Trustee, to adjust the Special Purchase Price, [the Initial Installment, the Remaining Installments,] as provided in Section 3(c) of the Lease or to adjust downward any installment or amount of Basic Rent, Stipulated Loss Value or Termination Value, as such installments and amounts are set forth in Exhibits B-1, C and D, respectively, to the Lease, to the extent of the portion of such installment or amount that would, under Section 3.01, 3.02 or 3.03, as the case may be, be distributable to Owner Trustee or Owner Participant;

            (6) whether or not an Indenture Default or Indenture Event of Default has occurred and is continuing, Owner Trustee may, without the consent of Loan Trustee, (i) solicit and make bids with respect to the Aircraft under Section 9 of the Lease in respect of a termination of the Lease by Lessee pursuant to Section 9 thereof, (ii) determine "fair market sales value" and "fair market rental value" under Section 19 of the Lease for all purposes except following an Event of Default pursuant to Section 15 of the Lease, and (iii) make an election pursuant to and in accordance with the provisions of Section 9(c) of the Lease; and

            (7) so long as no Indenture Event of Default shall have occurred and be continuing, except as provided in clauses (2) and (3) above, all rights of "Lessor" under the Lease shall be exercised by Owner Trustee to the exclusion of Loan Trustee including, without limitation, the right to (i) exercise all rights with respect to Lessee's use and operation, modification or maintenance of the Aircraft and any Engine which the Lease specifically confers on Lessor, and (ii) consent to and approve any assignment pursuant to Section 13 of the Lease; provided that the foregoing shall not limit (A) any rights separately granted to Loan Trustee under the Operative Documents or (B) the right of Loan Trustee to receive any funds to be delivered to "Lessor" under the Lease (except with respect to Excluded Payments) and under the Purchase Agreement.

            Notwithstanding anything to the contrary contained herein, Loan Trustee shall have the right, to the exclusion of Owner Trustee and Owner Participant, to (A) declare the Lease to be in default under Section 15 thereof and (B) subject only to the provisions of Sections 4.03, 4.04(a) and 2.19 hereof, exercise the remedies set forth in such Section 15 (other than in connection with Excluded Payments) at any time that a Lease Event of Default shall have occurred and be continuing.

            Loan Trustee will execute and Owner Trustee will file or cause to be filed such continuation statements with respect to financing statements relating to the security interest created hereunder in the Indenture Estate as specified by Lessee pursuant to Section 6.02(c) of the Participation Agreement or as may be specified from time to time in written instructions of a Majority in Interest of Noteholders (which instructions may, by their terms, be operative only at a future date and which shall be accompanied by the form of such continuation statement so to be filed). Loan Trustee will furnish to each Noteholder (and, during the continuation of a Loan Trustee Event, to Owner Trustee and Owner Participant), promptly upon receipt thereof, duplicates or copies of all reports, notices, requests, demands, certificates and other instruments furnished to Loan Trustee under the Lease or hereunder, including, without limitation, a copy of any Termination Notice (as defined in the Lease) and a copy of each report or notice received pursuant to Sections 9(a) and 11(e) of the Lease, respectively, to the extent that the same shall not have been furnished to such Noteholder pursuant hereto or to the Lease.

            (b) If any Lease Event of Default shall have occurred and be continuing and Owner Trustee shall not have cured fully such Lease Event of Default under and in accordance with Section 4.03 hereof, on request of a Majority in Interest of Noteholders, Loan Trustee shall declare the Lease to be in default pursuant to Section 15 thereof and exercise those remedies specified by such Noteholders. Loan Trustee agrees to provide to Noteholders, Owner Trustee, Owner Participant and Lessee concurrently with such declaration by Loan Trustee, notice of such declaration by Loan Trustee.

            Section 5.03 Indemnification. Loan Trustee shall not be required to take any action or refrain from taking any action under Sections 5.01 (other than the first sentence thereof) or 5.02 or Article IV unless it shall have received indemnification against any risks incurred in connection therewith in form and substance reasonably satisfactory to it, including, without limitation, adequate advances against costs that may be incurred by it in connection therewith. Loan Trustee shall not be required to take any action under Section
5.01 (other than the first sentence thereof) or 5.02 or Article IV, nor shall any other provision of any Operative Document be deemed to impose a duty on Loan Trustee to take any action, if Loan Trustee shall have been advised by outside counsel that such action is contrary to the terms hereof or of the Lease or is otherwise contrary to law.

            Section 5.04 No Duties Except as Specified in Indenture or Instructions. Loan Trustee shall not have any duty or obligation to manage, control, lease, use, sell, operate, store, dispose of or otherwise deal with the Aircraft or any other part of the Indenture Estate, or to otherwise take or refrain from taking any action under, or in connection with, this Indenture, except as expressly provided by the terms of this Indenture or the Participation Agreement or as expressly provided in written instructions received pursuant to the terms of Section 5.01 or 5.02; and no implied duties or obligations shall be read into this Indenture against Loan Trustee. Loan Trustee agrees that it will in its individual capacity and at its own cost and expense (but without any right of indemnity in respect of any such cost or expense under Section 7.01), promptly take such action as may be necessary duly to discharge all liens and encumbrances on any part of the Indenture Estate which result from claims against it in its individual capacity not related to the ownership of the Aircraft or the administration of the Indenture Estate or any other transaction pursuant to this Indenture or any document included in the Indenture Estate.

            Section 5.05 No Action Except under Lease, Indenture or Instructions. Loan Trustee will not manage, control, use, sell, lease, operate, store, dispose of or otherwise deal with the Aircraft or any other part of the Indenture Estate except (i) as required by the terms of the Lease or (ii) in accordance with the powers granted to, or the authority conferred upon, Owner Trustee and Loan Trustee pursuant to this Indenture and in accordance with the express terms hereof.

            Section 5.06 Replacement Airframes and Replacement Engines.

            At any time an Airframe or Engine is to be replaced under or pursuant to Section 10 of the Lease by a Replacement Airframe or Replacement Engine, Owner Trustee shall direct Loan Trustee to execute and deliver to Owner Trustee an appropriate instrument releasing such Airframe and/or Engine as appropriate from the Lien of this Indenture and Loan Trustee shall execute and deliver such instrument as aforesaid, but only upon compliance by Lessee with the applicable provisions of Section 10 of the Lease and upon receipt by or deposit with Loan Trustee of the following:

            (1) A written request from Owner Trustee, requesting such release specifically describing the Airframe and/or Engine(s) so to be released.

            (2) A certificate signed by a duly authorized officer of Lessee stating the following:

            A. With respect to the replacement of any Airframe:

                  (i) a description of the Airframe which shall be identified by manufacturer, model, FAA registration number (or other applicable registration information) and manufacturer's serial number;

                  (ii) a description of the Replacement Airframe to be received (including the manufacturer, model, FAA registration number (or other applicable registration information) and manufacturer's serial number) as consideration for the Airframe to be released;

                  (iii) that the Replacement Airframe is of the same or an
                        improved model as the Airframe requested to be released from this Indenture;

                  (iv) the value and utility (without regard to hours or cycles) of the Replacement Airframe as of the date of such certificate (which in the judgment of Lessee shall be not less than the value and utility (without regard to hours or cycles) of the Airframe requested to be released (assuming no Event of Loss and that such Airframe was in the condition and repair required to be maintained under the Lease)); and

                  (v)   that no Lease Event of Default and no
                        event which, with lapse of time or
                        notice, or both, would become a Lease
                        Event of Default, has occurred which has not been remedied or waived, and that Lessee will not be in default, by the making and granting of the request for release and the addition of a Replacement Airframe, in the performance of any of the terms and covenants of the Lease.

            B. with respect to the replacement of any Engine:

                  (i) a description of the Engine which shall be identified by manufacturer's serial number;

                  (ii) a description of the Replacement Engine (including the manufacturer's name and serial number) as consideration for the Engine to be released;

                  (iii) that such Replacement Engine is substantially the same type as the Engine to be released (or an improved model);

                  (iv) the value and utility (without regard to hours or cycles) of the Replacement Engine as of the date of such certificate (which value shall not be less than the value and utility (without regard to hours or cycles) of the Engine to be released (assuming no Event of Loss and that such Engine was in the condition and repair required to be maintained under the Lease));

                  (v) that each of the conditions specified in Section 10(b) of the Lease with respect to such Replacement Engine have been satisfied; and

                  (vi) that, with respect to the replacement of an Engine pursuant to Section 9(c) of the Lease, no Lease Event of Default has occurred which has not been remedied or waived.

            (3) (a) The appropriate instruments (i) transferring to Owner Trustee title to the Replacement Airframe or Replacement Engine to be received as consideration for the Airframe or Engine to be released and (ii) assigning to Owner Trustee the benefit of all manufacturer's and vendor's warranties generally available with respect to such Replacement Airframe or Replacement Engine, and a Trust Agreement and Indenture Supplement subjecting such Replacement Airframe or Replacement Engine and any related warranty rights to the lien of this Indenture.

                  (b) With respect to the replacement of any Engine, such Uniform Commercial Code financing statements covering the Lien created by this Indenture as deemed necessary or desirable by counsel for Loan Trustee to protect the Lien under this Indenture in the Replacement Engine.

            (4) A certificate from an independent aircraft engineer or appraiser selected by Lessee confirming the accuracy of the information set forth in clauses (2)A(iv) and (2)B(iv) of this Section 5.06.

            (5) The opinion of counsel to Lessee (which may be internal counsel of Lessee) addressed to Lessor and Loan Trustee stating that upon such replacement, title to such Replacement Airframe or Replacement Engine has been vested in Lessor and such Replacement Airframe or Replacement Engine has been validly subjected to the Lien of this Indenture and covered by the Lease, the instruments subjecting such Replacement Airframe or Replacement Engine to the Lease and to the Lien of this Indenture, as the case may be, have been duly filed for recordation pursuant to the Federal Aviation Act or any other law then applicable to the registration of the Aircraft, and no further action, filing or recording of any document is necessary or advisable in order to establish and perfect the right, title, estate and interest of Owner Trustee to and the Lien of this Indenture on such Replacement Aircraft or Replacement Engine.

            Section 5.07 Indenture Supplements for Replacements.

            If a Replacement Airframe or Replacement Engine is being substituted as contemplated by Section 10 of the Lease, Owner Trustee and Loan Trustee agree for the benefit of Noteholders and Lessee, subject to fulfillment of the conditions precedent and compliance by Lessee with its obligations set forth in
Section 10 of the Lease and the requirements of Section 5.06 hereof with respect to such Replacement Airframe or Replacement Engine, to execute and deliver a Lease Supplement and an Indenture Supplement, as applicable, as contemplated by
Section 10 of the Lease.

            Section 5.08 Effect of Replacement. In the event of the substitution of an Airframe or of a Replacement Engine pursuant to Section 10 of the Lease,
(a) all provisions of this Indenture relating to the Airframe or Engine or Engines being replaced shall be applicable to such Replacement Airframe or Replacement Engine or Engines with the same force and effect as if such Replacement Airframe or Replacement Engine or Engines were the same airframe or engine or engines, as the case may be, as the Airframe or Engine or Engines being replaced but for the Event of Loss with respect to the Airframe or Engine or Engines being replaced, and (b) the provisions of this Indenture shall no longer be applicable to the Airframe or Engine or Engines being replaced, which shall be released from the Lien of this Indenture.

            Section 5.09 Investment of Amounts Held by Loan Trustee. Any monies held by Loan Trustee as assignee of Owner Trustee's right to hold monies for security pursuant to Section 22(a) of the Lease shall be held in accordance with the terms of such Section and Loan Trustee agrees, for the benefit of Lessee, to perform the duties of Owner Trustee under such Section. Any monies held by Loan Trustee pursuant to the proviso to the first sentence of Section 3.01, pursuant to Section 3.02 or pursuant to any other provision of any other Operative Document providing for amounts to be so held by Loan Trustee, until paid out by Loan Trustee as herein provided, (i) subject to clause (ii) below, may be carried by Loan Trustee on deposit with itself or on deposit to its account with any bank, trust company or national banking association incorporated or doing business under the laws of the United States or one of the states thereof having combined capital and surplus and retained earnings of a least $100,000,000, and Loan Trustee shall not have any liability for interest upon any such monies except as otherwise agreed in writing with Owner Trustee and Lessee, or (ii) at any time and from time to time, so long as no Indenture Event of Default shall have occurred and be continuing, at the request of Owner Trustee in the case of amounts held pursuant to the proviso to the first sentence of Section 3.01, and otherwise at the request of Lessee, shall be invested and reinvested in Permitted Investments as specified in such request (if such investments are reasonably available for purchase) and sold, in any case at such prices, including accrued interest or its equivalent, as are set forth in such request, and such Permitted Investments shall be held by Loan Trustee in trust as part of the Indenture Estate until so sold. Unless otherwise expressly provided in this Indenture, any net income, profit, interest, dividend or gain realized upon maturity, sale or other disposition of any Permitted Investment shall be held as part of the Indenture Estate and shall be applied by Loan Trustee at the same time, on the same conditions and in the same manner as the amounts in respect of which such income, profit, interest, dividend or gain was realized are required to be distributed in accordance with the provisions hereof pursuant to which such amounts were required to be held. Loan Trustee shall not be responsible for any losses on any investments or sales of Permitted Investments made pursuant to the procedure specified in this Section 5.09 other than by reason of its willful misconduct or negligence.

                                   ARTICLE VI

                         OWNER TRUSTEE AND LOAN TRUSTEE

            Section 6.01 Acceptance of Trusts and Duties. State Street accepts the trusts and duties hereby created and applicable to it and agrees to perform such duties, but only upon the terms of this Indenture and agrees to receive, handle and disburse all monies received by it as Loan Trustee constituting part of the Indenture Estate in accordance with the terms hereof. Owner Trustee in its individual capacity and State Street shall have no liability hereunder except (a) for their own willful misconduct or negligence, (b) in the case of State Street, as provided in the fourth sentence of Section 2.03 and the last sentence of Section 5.04 and of 5.09, (c) in the case of State Street, for liabilities that may result from the inaccuracy of any representation or warranty of State Street in the Participation Agreement or expressly made hereunder and in the case of Owner Trustee, for liabilities that may result from the inaccuracy of any representation or warranty of Owner Trustee expressly made in its individual capacity in the Participation Agreement or in Section 4.01(b) or 6.03 (or in any certificate furnished to Loan Trustee or any Noteholder in connection with the transactions contemplated by the Operative Documents) and
(d) as otherwise expressly provided in the Operative Documents. Neither Owner Trustee nor Loan Trustee shall be liable for any action or inaction of the other or of Owner Participant.

            Section 6.02 Absence of Certain Duties. In the case of Loan Trustee, except in accordance with written instructions furnished pursuant to Sections 5.01, 5.02 or 6.06, and except as provided in, and without limiting the generality of, Sections 5.02, 5.03 and 5.04, and, in the case of Owner Trustee, except as provided in Section 4.01(b), Owner Trustee and Loan Trustee shall have no duty (a) to see to any registration of the Aircraft or any recording or filing of the Lease or this Indenture or any other document, or to see to the maintenance of any such registration, recording or filing, (b) to see to any insurance on the Aircraft or to effect or maintain any such insurance, whether or not Lessee is in default with respect thereto, (c) to confirm, verify or inquire into the failure to receive any financial statements of Lessee or (d) to inspect the Aircraft at any time or ascertain or inquire as to the performance or observance of any of Lessee's covenants under the Lease with respect to the Aircraft. Owner Participant shall not have any duty or responsibility hereunder, including, without limitation, any of the duties mentioned in clauses (a) through (d) above; provided, that nothing contained in this sentence shall limit any of the obligations of Owner Participant under the Participation Agreement or relieve Owner Participant from any restriction under Section 4.03 hereof.

            Section 6.03 No Representations or Warranties as to Aircraft or the Documents. NEITHER LOAN TRUSTEE IN ITS INDIVIDUAL OR TRUST CAPACITY NOR OWNER TRUSTEE IN ITS INDIVIDUAL CAPACITY OR AS OWNER TRUSTEE UNDER THE TRUST AGREEMENT, NOR OWNER PARTICIPANT MAKES OR SHALL BE DEEMED TO HAVE MADE AND EACH HEREBY EXPRESSLY DISCLAIMS ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, AS TO THE TITLE, AIRWORTHINESS, VALUE, COMPLIANCE WITH SPECIFICATIONS, CONDITION, DESIGN, QUALITY, DURABILITY, OPERATION, MERCHANTABILITY OR FITNESS FOR USE FOR A PARTICULAR PURPOSE OF THE AIRCRAFT OR ANY ENGINE, AS TO THE ABSENCE OF LATENT OR OTHER DEFECTS, WHETHER OR NOT DISCOVERABLE, AS TO THE ABSENCE OF ANY INFRINGEMENT OF ANY PATENT, TRADEMARK OR COPYRIGHT, AS TO THE ABSENCE OF OBLIGATIONS BASED ON STRICT LIABILITY IN TORT OR ANY OTHER REPRESENTATION OR WARRANTY WHATSOEVER, except Owner Trustee in its individual capacity warrants that (i) Owner Trustee has received on the Delivery Date whatever title was conveyed to it by Lessee, and (ii) the Aircraft is free and clear of Lessor Liens (including for this purpose Liens which would be Lessor Liens but for the proviso in the definition of Lessor Liens) attributable to Owner Trustee in its individual capacity. Neither Owner Trustee, in its individual capacity or as Owner Trustee under the Trust Agreement, nor Loan Trustee, in its individual or trust capacities, makes or shall be deemed to have made any representation or warranty as to the validity, legality or enforceability of this Indenture, the Trust Agreement, the Participation Agreement, the Equipment Notes, the Lease, the Purchase Agreement, the Purchase Agreement Assignment or the Manufacturer's Consent, or as to the correctness of any statement contained in any thereof, except for the representations and warranties of Owner Trustee made in its individual capacity and the representations and warranties of Loan Trustee, in each case expressly made in this Indenture or in the Participation Agreement. Noteholders and Owner Participant make no representation or warranty hereunder whatsoever.

            Section 6.04 No Segregation of Monies; No Interest. Subject to
Section 5.09 hereof, all moneys received by Loan Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received, but need not be segregated from other funds except to the extent required by Section 10(f) or Section 11(g) of the Lease or by mandatory provisions of law, and neither Loan Trustee nor any agent of Loan Trustee shall be under any liability for interest on any moneys received by it hereunder; provided, however, that any payments received, or applied hereunder, by Loan Trustee shall be accounted for by Loan Trustee so that any portion thereof paid or applied pursuant hereto shall be identifiable as to the source thereof.

            Section 6.05 Reliance; Agents; Advice of Counsel. Neither Owner Trustee nor Loan Trustee shall incur any liability to anyone in acting upon any signature, instrument, notice, resolution, request, consent, order, certificate, report, opinion, bond or other document or paper reasonably believed by it to be genuine and reasonably believed by it to be signed by the proper party or parties. Owner Trustee and Loan Trustee may accept a copy of a resolution of the Board of Directors (or, in the case of Owner Participant which originally executed the Participation Agreement, evidence of approval thereof) of any party to the Participation Agreement, certified by the Secretary or an Assistant Secretary of such party as duly adopted and in full force and effect, as conclusive evidence that such resolution has been duly adopted and that the same is in full force and effect. As to any fact or matter the manner of ascertainment of which is not specifically described herein, Owner Trustee and Loan Trustee may for all purposes hereof rely on a certificate, signed by a duly authorized officer of Lessee, as to such fact or matter, and such certificate shall constitute full protection to Owner Trustee and Loan Trustee for any action taken or omitted to be taken by them in good faith in reliance thereon. Loan Trustee shall assume, and shall be fully protected in assuming that Owner Trustee is authorized by the Trust Agreement to enter into this Indenture and to take all action to be taken by it pursuant to the provisions hereof, and shall not inquire into the authorization of Owner Trustee with respect thereto. In the administration of the trusts hereunder, each of Owner Trustee and Loan Trustee may, with the consent of Lessee (such consent not to be unreasonably withheld),
(a) execute any of the trusts or powers hereof and perform its powers and duties hereunder directly or through agents (including paying agents or registrars) or attorneys, and (b) at the expense of the Indenture Estate, consult with counsel, accountants and other skilled Persons to be selected and retained by it. Owner Trustee and Loan Trustee shall not be liable for anything done, suffered or omitted in good faith by it in accordance with the advice or opinion of any such counsel, accountants or other skilled Persons acting within such counsel's, accountants' or Person's area of competence (so long as Owner Trustee and Loan Trustee shall have exercised reasonable care and judgment in selecting such Persons).

            Section 6.06 Capacity in Which Acting.

            Owner Trustee acts hereunder solely as trustee as herein and in the Trust Agreement provided, and not in its individual capacity, except as otherwise expressly provided herein, in the Trust Agreement and in the Participation Agreement.

            Section 6.07 Compensation.

            Loan Trustee shall be entitled to reasonable compensation, including expenses and disbursements (including the reasonable fees and expenses of counsel), for all services rendered hereunder and shall, on and subsequent to an Indenture Event of Default hereunder, have a priority claim on the Indenture Estate for the payment of such compensation, to the extent that such compensation shall not be paid by Lessee, and shall have the right, on and subsequent to an Indenture Event of Default hereunder, to use or apply any monies held by it hereunder in the Indenture Estate toward such payments. Loan Trustee agrees that it shall have no right against Noteholders, Owner Trustee or Owner Participant for any fee as compensation for its services as trustee under this Indenture.

            Section 6.08 Instructions from Noteholders.

            In the administration of the trusts created hereunder, Loan Trustee shall have the right to seek instructions from a Majority in Interest of Noteholders should any provision of this Indenture appear to conflict with any other provision herein or any other Operative Document or Pass Through Document or should Loan Trustee's duties or obligations hereunder be unclear, and Loan Trustee shall incur no liability in refraining from acting until it receives such instructions. Loan Trustee shall be fully protected for acting in accordance with any instructions received under this Section 6.08.

                                   ARTICLE VII

                INDEMNIFICATION OF LOAN TRUSTEE BY OWNER TRUSTEE

            Section 7.01 Scope of Indemnification.

            Owner Trustee, not in its individual capacity, but solely as Owner Trustee, hereby agrees, except as otherwise provided in Section 2.18 hereof, to assume liability for, and does hereby indemnify, protect, save and keep harmless Loan Trustee (in its individual and trust capacities), and its successors, assigns, agents and servants, from and against any and all liabilities, obligations, losses, damages, penalties, taxes (excluding any taxes payable by Loan Trustee on or measured by any compensation received by Loan Trustee for its services under this Indenture), claims, actions, suits, costs, expenses or disbursements (including reasonable legal fees and expenses) of any kind and nature whatsoever, which may be imposed on, incurred by or asserted against Loan Trustee (whether or not also indemnified against by any other Person under any other document) in any way relating to or arising out of this Indenture or any other Operative Document to which it is a party or the enforcement of any of the terms of any thereof, or in any way relating to or arising out of the manufacture, purchase, acceptance, non-acceptance, rejection, ownership, delivery, lease, possession, use, operation, condition, sale, return or other disposition of the Aircraft or any Engine (including, without limitation, latent or other defects, whether or not discoverable, and any claim for patent, trademark or copyright infringement), or in any way relating to or arising out of the administration of the Indenture Estate or the action or inaction of Loan Trustee hereunder, to the extent not reimbursed by Lessee. Without limiting the foregoing, Loan Trustee agrees that, prior to seeking indemnification from the Indenture Estate, it will demand, and take such action as it may in its discretion determine to be reasonable to pursue, indemnification available to Loan Trustee under the Lease or the Participation Agreement. Notwithstanding the foregoing, Loan Trustee shall not be entitled to any indemnification for any Taxes or Expenses to the extent relating to or arising from the willful misconduct or negligence of Loan Trustee in the performance of its duties hereunder or resulting from the inaccuracy of any representation or warranty of Loan Trustee (in its individual capacity) referred to in Section 6.03 hereof, or as provided in Section 6.01 hereof or in the last sentence of Section 5.04 hereof, or as otherwise excluded by the terms of Sections 4.02 and 4.03 of the Participation Agreement from Lessee's indemnities under such Sections. In addition, if necessary, Loan Trustee shall be entitled to indemnification from the Indenture Estate for any liability, obligation, loss, damage, penalty, claim, action, suit, cost, expense or disbursement indemnified against pursuant to this Section 7.01 to the extent not reimbursed by Lessee or others, but without releasing any of them from their respective agreements of reimbursement; and to secure the same Loan Trustee shall have a prior Lien on the Indenture Estate. Owner Trustee shall be subrogated to Loan Trustee's rights, if any, to any indemnity payment from Lessee for the amounts paid by Owner Trustee under this Section 7.01.

                                  ARTICLE VIII

                         SUCCESSOR AND SEPARATE TRUSTEES

            Section 8.01 Notice of Successor Owner Trustee. In the case of any appointment of a successor to Owner Trustee pursuant to the Trust Agreement including upon any merger, conversion, consolidation or sale of substantially all of the corporate trust business of Owner Trustee pursuant to the Trust Agreement, the successor Owner Trustee shall give prompt written notice thereof to Loan Trustee, Lessee and Noteholders.

            Section 8.02 Resignation and Removal of Loan Trustee; Appointment of Successor. (a) The resignation or removal of Loan Trustee and the appointment of a successor Loan Trustee shall become effective only upon the successor Loan Trustee's acceptance of appointment as provided in this Section 8.02. Loan Trustee or any successor thereto must resign if at any time it ceases to be eligible in accordance with the provisions of Section 8.02(c) and may resign at any time without cause by giving at least 60 days' prior written notice to Lessee, Owner Trustee, Owner Participant and each Noteholder. In addition, a Majority in Interest of Noteholders (but only with the consent of Lessee so long as no Lease Event of Default shall have occurred and be continuing) may at any time remove Loan Trustee without cause by an instrument in writing delivered to Loan Trustee, Owner Trustee, Owner Participant, Lessee and each Noteholder. In the case of the resignation or removal of Loan Trustee, a Majority in Interest of Noteholders may appoint a successor Loan Trustee by an instrument signed by such holders, which successor, so long as no Lease Event of Default shall have occurred and be continuing, shall be subject to Lessee's reasonable approval. If a successor Loan Trustee has not been appointed within 60 days after such notice of resignation or removal, Loan Trustee, Lessee, Owner Trustee, Owner Participant or any Noteholder may apply to any court of competent jurisdiction to appoint a successor Loan Trustee to act until such time, if any, as a successor is appointed as above provided. The successor Loan Trustee so appointed by such court shall immediately and without further act be superseded by any successor Loan Trustee appointed as above provided.

            (b) Any successor Loan Trustee, however appointed, shall execute and deliver to the predecessor Loan Trustee, Owner Trustee and Lessee an instrument accepting such appointment and assuming the obligations of Loan Trustee arising from and after the time of such appointment, and thereupon such successor Loan Trustee, without further act, shall become vested with all the estates, properties, rights, powers and duties of the predecessor Loan Trustee in the trust hereunder applicable to it with like effect as if originally named Loan Trustee herein; but nevertheless upon the written request of such successor Loan Trustee, such predecessor Loan Trustee shall execute and deliver an instrument transferring to such successor Loan Trustee all the estates, properties, rights and powers of such predecessor Loan Trustee, and such predecessor Loan Trustee shall duly assign, transfer, deliver and pay over to such successor Loan Trustee all monies or other property and all other books and records, or true, correct and complete copies thereof, then held by such predecessor Loan Trustee.

            (c) This Indenture shall at all times have a Loan Trustee, however appointed, that is a Citizen of the United States (without the use of a voting trust) and a bank or trust company having a combined capital and surplus of at least $100,000,000 (or a combined capital and surplus in excess of $5,000,000 and the obligations of which, whether now in existence or hereafter incurred, are fully and unconditionally guaranteed by a corporation organized and doing business under the laws of the United States or any state or territory thereof or the District of Columbia and having a combined capital and surplus of at least $100,000,000) or a corporation with a net worth of at least $100,000,000, if there be such an institution willing, able and legally qualified to perform the duties of Loan Trustee upon reasonable or customary terms. If such bank, trust company or corporation publishes reports of conditions at least annually, pursuant to law or to the requirements of federal, state, territorial or District of Columbia supervising or examining authority, then for the purposes of this Section 8.02(c) the combined capital and surplus of such bank, trust company or corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of conditions so published. In case at any time Loan Trustee ceases to be eligible in accordance with the provisions of this Section 8.02(c), Loan Trustee shall resign immediately in the manner and with the effect specified in Section 8.02(a).

            (d) Any corporation into which Loan Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which Loan Trustee is a party, or any corporation to which substantially all the corporate trust business of Loan Trustee may be transferred, shall, subject to the terms of Section 8.02(c), be a successor Loan Trustee under this Indenture without further act.

            Section 8.03 Appointment of Additional and Separate Trustees. (a) Whenever (i) Loan Trustee deems it necessary or desirable in order to conform to any law of any jurisdiction in which all or any part of the Indenture Estate is situated or to make any claim or bring any suit with respect to or in connection with the Indenture Estate, any Operative Document or any of the transactions contemplated by the Operative Documents, (ii) Loan Trustee shall be advised by counsel satisfactory to it that it is necessary or prudent in the interests of Noteholders (and Loan Trustee shall so advise Owner Trustee and Lessee) or (iii) Loan Trustee has been requested to do so by a Majority in Interest of Noteholders, then in any such case, Loan Trustee and, upon the written request of Loan Trustee, Owner Trustee, shall execute and deliver an indenture supplemental hereto and such other instruments as from time to time are necessary or advisable either (1) to constitute one or more banks or trust companies or corporations meeting the requirements of Section 8.02(c) and approved by Loan Trustee, either to act jointly with Loan Trustee as additional trustee or trustees of all or any part of the Indenture Estate or to act as separate trustee or trustees of all or any part of the Indenture Estate, in each case with such rights, powers, duties and obligations consistent with this Indenture as is provided in such supplemental indenture or other instruments as Loan Trustee or a Majority in Interest of Noteholders deems necessary or advisable, or (2) to clarify, add to or subtract from the rights, powers, duties and obligations theretofore granted any such additional or separate trustee, subject in each case to the remaining provisions of this Section 8.03. If no Indenture Event of Default has occurred and is continuing, no additional or supplemental trustee shall be appointed without Owner Trustee's consent. If an Indenture Event of Default shall have occurred and be continuing, Loan Trustee may act under the foregoing provisions of this Section 8.03(a) without the concurrence of Owner Trustee, and Owner Trustee hereby irrevocably appoints (which appointment is coupled with an interest) Loan Trustee as its agent and attorney-in-fact to act for it under the foregoing provisions of this Section 8.03(a). Loan Trustee may, in such capacity, execute, deliver and perform any such supplemental indenture, or any such instrument, as may be required for the appointment of any such additional or separate trustee or for the clarification of, addition to or subtraction from the rights, powers, duties or obligations theretofore granted to any such additional or separate trustee, subject in each case to the remaining provisions of this Section 8.03. In case any additional or separate trustee appointed under this Section 8.03(a) becomes incapable of acting, resigns or is removed, all the assets, property, rights, powers, trusts, duties and obligations of such additional or separate trustee shall revert to Loan Trustee until a successor additional or separate trustee is appointed as provided in this Section 8.03(a).

            (b) No additional or separate trustee shall be entitled to exercise any of the rights, powers, duties and obligations conferred upon Loan Trustee in respect of the custody, investment and payment of monies and all monies received by any such additional or separate trustee from or constituting part of the Indenture Estate or otherwise payable under any Operative Documents to Loan Trustee shall be promptly paid over by it to Loan Trustee. All other rights, powers, duties and obligations conferred or imposed upon any additional or separate trustee shall be exercised or performed by Loan Trustee and such additional or separate trustee jointly except to the extent that applicable law of any jurisdiction in which any particular act is to be performed renders Loan Trustee incompetent or unqualified to perform such act, in which event such rights, powers, duties and obligations (including the holding of title to all or part of the Indenture Estate in any such jurisdiction) shall be exercised and performed by such additional or separate trustee. No additional or separate trustee shall take any discretionary action except on the instructions of Loan Trustee or a Majority in Interest of Noteholders. No trustee hereunder shall be personally liable by reason of any act or omission of any other trustee hereunder, except that Loan Trustee shall be liable for the consequences of its lack of reasonable care in selecting, and Loan Trustee's own actions in acting with, any additional or separate trustee. Each additional or separate trustee appointed pursuant to this Section 8.03 shall be subject to, and shall have the benefit of Articles IV, V, VI, VIII and X hereof insofar as they apply to Loan Trustee. The powers of any additional or separate trustee appointed pursuant to this Section 8.03 shall not in any case exceed those of Loan Trustee.

            (c) If at any time Loan Trustee deems it no longer necessary or desirable or in the event that Loan Trustee has been requested to do so in writing by a Majority in Interest of Noteholders, Loan Trustee and, upon the written request of Loan Trustee, Owner Trustee, shall execute and deliver an indenture supplemental hereto and all other instruments and agreements necessary or proper to remove any additional or separate trustee. Loan Trustee may act on behalf of Owner Trustee under this Section 8.03(c) when and to the extent it could so act under Section 8.03(a) hereof. In any case, Owner Trustee may remove an additional or separate trustee in the manner set forth in Section 8.02.

                                   ARTICLE IX

                       SUPPLEMENTS, AMENDMENTS AND WAIVERS

            Section 9.01 Instructions of Majority; Limitations.

            (a) Except as provided in Section 5.02, and except with respect to Excluded Payments, Owner Trustee agrees it shall not enter into any amendment of or supplement to the Lease, the Purchase Agreement, the Purchase Agreement Assignment or the Manufacturer's Consent, or execute and deliver any written waiver or modification of, or consent under, the terms of the Lease, the Purchase Agreement, the Purchase Agreement Assignment or the Manufacturer's Consent, unless such supplement, amendment, waiver, modification or consent is consented to in writing by Loan Trustee and a Majority in Interest of Noteholders. Anything to the contrary contained herein notwithstanding, without the necessity of the consent of any of Noteholders or Loan Trustee, (i) any Excluded Payments payable to Owner Participant may be modified, amended, changed or waived in such manner as shall be agreed to by Owner Participant and Lessee and (ii) Owner Trustee and Lessee may enter into amendments of or additions to the Lease to modify Section 5 (except to the extent that such amendment would affect the rights or exercise of remedies under Section 15 of the Lease),
Section 9 or Section 19 of the Lease so long as such amendments, modifications and changes do not and would not affect the time of, or reduce the amount of, Rent payments until after the payment in full of all Secured Obligations or otherwise adversely affect Noteholders.

            (b) Without limiting the provisions of Section 9.01(a) and subject to Section 5.02(a)(2), Loan Trustee agrees with Noteholders that it shall not enter into any amendment, waiver or modification of, supplement or consent to this Indenture, the Lease, the Purchase Agreement, the Purchase Agreement Assignment, the Manufacturer's Consent, or the Participation Agreement, or any other agreement included in the Indenture Estate, unless such supplement, amendment, waiver, modification or consent is consented to in writing by a Majority in Interest of Noteholders, or does not adversely affect Noteholders, but upon the written request of a Majority in Interest of Noteholders, Loan Trustee shall from time to time enter into any such supplement or amendment, or execute and deliver any such waiver, modification or consent, as may be specified in such request and as may be (in the case of any such amendment, supplement or modification), to the extent such agreement is required, agreed to by Owner Trustee and Lessee or, as may be appropriate, Manufacturer; provided, however, that, without the consent of each holder of an affected Equipment Note then outstanding, no such amendment of or supplement to this Indenture, the Lease, the Purchase Agreement, the Purchase Agreement Assignment, the Manufacturer's Consent or the Participation Agreement or waiver or modification of the terms of, or consent under, any thereof, shall (i) modify any of the provisions of this Section 9.01, or of Sections 2.02, 2.10, 2.11, 2.13, 4.02, 4.04(c), 4.04(d), 5.02 or 5.06 hereof, Section 14 (except to add an Event of Default) of the Lease, the definitions of "Event of Default", "Default", "Lease Event of Default", "Lease Default", "Indenture Event of Default", "Majority in Interest of Noteholders", "Make-Whole Amount" or "Noteholder", or the percentage of Certificate Holders required to take or approve any action hereunder, (ii) reduce the amount, or change the time of payment or method of calculation of any amount, of principal amount, Make-Whole Amount, if any, or interest with respect to any Equipment Note, or alter or modify the provisions of Article III hereof with respect to the order of priorities in which distribution thereunder shall be made as among Noteholders, Owner Trustee and Lessee, (iii) reduce, modify or amend any indemnities in favor of Noteholders, (iv) consent to any change in the Indenture or the Lease which would permit redemption of Equipment Notes earlier than permitted under Section 2.10 or 2.11 or the purchase of the Equipment Notes other than as permitted by Section 2.19, (v) modify any of the provisions of
Section 3(c)(iv) of the Lease, or modify, amend or supplement the Lease or consent to any assignment of the Lease, in either case releasing Lessee from its obligations in respect of the payment of Basic Rent, Stipulated Loss Value or Termination Value for the Aircraft or altering the absolute and unconditional character of the obligations of Lessee to pay Rent as set forth in Sections 3 and 18 of the Lease or (vi) permit the creation of any Lien on the Indenture Estate or any part thereof prior to or pari passu with the Lien thereon under this Indenture, except such as are permitted by this Indenture and other than Permitted Liens, or deprive any Noteholder of the benefit of the Lien of this Indenture on the Indenture Estate, except as provided in connection with the exercise of remedies under Article IV hereof. So long as no Lease Event of Default has occurred and is continuing, without the consent of Lessee no amendment or supplement to this Indenture or waiver or modification of the terms hereof shall adversely affect Lessee.

            (c) At any time after the date hereof, Owner Trustee and Loan Trustee may enter into one or more agreements supplemental hereto without the consent of any Noteholder for any of the following purposes: (i) to cure any defect, ambiguity or inconsistency or correct any mistake herein or in the Equipment Notes, or to make any change not inconsistent with the provisions hereof (provided that such change does not adversely affect the interests of any Noteholder or Liquidity Provider); (ii) to evidence the succession of another party as Owner Trustee in accordance with the terms of the Trust Agreement or to evidence the succession of a new trustee hereunder pursuant hereto, the removal of the trustee pursuant hereto or the appointment of any co-trustee or co-trustees or any separate or additional trustee or trustees pursuant hereto;
(iii) to convey, transfer, assign, mortgage or pledge any property to or with Loan Trustee or to make any other provisions with respect to matters or questions arising hereunder so long as such action shall not adversely affect the interests of Noteholders in their capacity solely as Noteholder; (iv) to amplify the description of any property at any time subject to the Lien of this Indenture or better to assure, convey and confirm unto Loan Trustee any property subject or required to be subject to the Lien of this Indenture, the Airframe or Engines or any Replacement Airframe or Replacement Engine; (v) to add to the covenants of Owner Trustee for the benefit of Noteholders, or to surrender any rights or power herein conferred upon Owner Trustee, Owner Participant or Lessee; and (vi) to add to the rights of Noteholders.

            Section 9.02 Trustees Protected. If, in the reasonable opinion of the institution acting as Owner Trustee under the Trust Agreement or the institution acting as Loan Trustee, any document required to be executed by it pursuant to the terms of Section 9.01 adversely affects any right, duty, immunity or indemnity with respect to such institution under this Indenture or the Lease, such institution may in its discretion decline to execute such document.

            Section 9.03 Documents Mailed to Noteholders. Promptly after the execution by Owner Trustee and Loan Trustee of any document pursuant to the provisions of Section 9.01, Loan Trustee shall transmit by first-class mail a notice, setting forth in general terms the substance of such document, to all Noteholders, as the names and addresses of such Noteholders appear on the Equipment Note Register. Any failure of Loan Trustee to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such document.

            Section 9.04 No Request Necessary for Lease Supplement and Indenture Supplement. No written request or consent of Loan Trustee, Noteholders or Owner Participant pursuant to Section 9.01 shall be required to enable Owner Trustee to enter into any Lease Supplement specifically required by the terms of the Lease or to execute and deliver an Indenture Supplement specifically required by the terms hereof.

            Section 9.05 Notation on or Exchange of Equipment Notes. Loan Trustee may place an appropriate notation about an amendment or waiver on any Equipment Note thereafter executed. Loan Trustee in exchange for such Equipment Notes may execute new Equipment Notes that reflect the amendment or waiver.

                                    ARTICLE X

                                  MISCELLANEOUS

            Section 10.01 Termination of Indenture. Upon (or at any time after) payment in full of the principal amount, Make-Whole Amount, if any, and interest on and all other amounts due under all Equipment Notes and provided that there shall then be no other Secured Obligations due to Noteholders, Indenture Indemnitees and Loan Trustee hereunder or under the Participation Agreement, Owner Trustee and Loan Trustee shall be deemed to have been released and discharged from their respective obligations hereunder and under the Equipment Notes and the security interest, mortgage lien and all other estate, right, title and interest granted by this Indenture shall cease and become null and void and all of the property, rights, interests and privileges granted as security for the Equipment Notes shall revert to and revest in Owner Trustee without any other act or formality whatsoever, and Loan Trustee shall, upon the written request of Owner Trustee, execute and deliver to, or as directed in writing by, Owner Trustee an appropriate instrument (in due form for recording) releasing the Aircraft and the balance of the Indenture Estate from the Lien of this Indenture together with such other instruments and documents as Owner Trustee reasonably requests to give effect to the release and termination and shall give written notice thereof to Lessee, and, in such event, this Indenture and the trusts created hereby shall terminate and this Indenture shall be of no further force or effect; provided, however, that this Indenture and the trusts created hereby shall earlier terminate and this Indenture shall be of no further force or effect upon any sale or other final disposition by Loan Trustee of all property constituting part of the Indenture Estate and the final distribution by Loan Trustee of all monies or other property or proceeds constituting part of the Indenture Estate in accordance with the terms hereof. Except as otherwise provided above, this Indenture and the trusts created hereby shall continue in full force and effect in accordance with the terms hereof.

            Section 10.02 No Legal Title to Indenture Estate in Noteholders. No Noteholder shall have legal title to any part of the Indenture Estate. No transfer, by operation of law or otherwise, of any Equipment Note or other right, title and interest of any Noteholder in and to the Indenture Estate or hereunder shall operate to terminate this Indenture or entitle such Noteholder or any successor or transferee of such holder to an accounting or to the transfer to it of any legal title to any part of the Indenture Estate.

            Section 10.03 Sale of Aircraft by Loan Trustee is Binding. Any sale or other conveyance of the Indenture Estate (or any interest therein) by Loan Trustee made pursuant to the terms of this Indenture shall bind Noteholders, Owner Participant and Owner Trustee and shall be effective to transfer or convey all right, title and interest of Loan Trustee, Owner Participant, Owner Trustee and such Noteholders in and to such Indenture Estate (or interest therein). No purchaser or other grantee shall be required to inquire as to the authorization, necessity, expediency or regularity of such sale or conveyance or as to the application of any sale or other proceeds with respect thereto by Noteholders.

            Section 10.04 Indenture for Benefit of Owner Trustee, Owner Participant, Lessee, Loan Trustee and Noteholders. Nothing in this Indenture, whether express or implied, shall be construed to give any Person other than Owner Trustee, Owner Participant, Lessee, Loan Trustee, Noteholders or the other Indenture Indemnitees any legal or equitable right, remedy or claim under or in respect of this Indenture.

            Section 10.05 Notices. Unless otherwise expressly specified or permitted by the terms hereof, all notices, requests, demands, authorizations, directions, consents, waivers or documents required or permitted under the terms and provisions of this Indenture shall be in English and in writing, and given by United States registered or certified mail, courier service or facsimile, and any such notice shall be effective when delivered (or, if delivered by facsimile, upon completion of transmission and confirmation by the sender (by a telephone call to a representative of the recipient or by machine confirmation) that such transmission was received) addressed as specified in Section 16.01 of the Participation Agreement, or if to any Noteholder, addressed to such Noteholder at its address set forth in the Equipment Note Register maintained pursuant to Section 2.07 hereof.

            Any party, by notice to the other parties hereto, may designate different addresses for subsequent notices or communications. Whenever the words "notice" or "notify" or similar words are used herein, they mean the provision of formal notice as set forth in this Section 10.05.

            Section 10.06 Severability. Any provision of this Indenture that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

            Section 10.07 No Oral Modification or Continuing Waivers. No terms or provisions of this Indenture or of the Equipment Notes may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by Owner Trustee and Loan Trustee, in compliance with Article IX. Any waiver of the terms hereof or of any Equipment Note shall be effective only in the specific instance and for the specific purpose given.

            Section 10.08 Successors and Assigns. All covenants and agreements contained herein shall bind and inure to the benefit of, and be enforceable by, each of the parties hereto and the successors and permitted assigns of each, all as herein provided. Any request, notice, direction, consent, waiver or other instrument or action by any Noteholder shall bind the successors and permitted assigns of such Noteholder. This Indenture and the Indenture Estate shall not be affected by any amendment or supplement to the Trust Agreement or by any other action taken under or in respect of the Trust Agreement, except that each reference in this Indenture to the Trust Agreement shall mean the Trust Agreement, as amended and supplemented from time to time to the extent permitted hereby, thereby and by the Participation Agreement. Each Noteholder by its acceptance of an Equipment Note agrees to be bound by this Indenture and all provisions of the Participation Agreement applicable to a Noteholder.

            Section 10.09 Headings. The headings of the various Articles and Sections herein and in the Table of Contents hereto are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

            Section 10.10 Normal Commercial Relations. Anything contained in this Indenture to the contrary notwithstanding, Owner Trustee, Loan Trustee, Owner Participant, any Noteholder or any other party to any of the Operative Documents or the Pass Through Documents or any of their affiliates may conduct any banking or other financial transactions, and have banking or other commercial relationships, with Lessee, fully to the same extent as if this Indenture were not in effect, including without limitation the making of loans or other extensions of credit to Lessee for any purpose whatsoever, whether related to any of the transactions contemplated hereby or otherwise.

            Section 10.11 Voting by Noteholders. All votes of Noteholders shall be governed by a vote of a Majority in Interest of Noteholders, except as otherwise provided herein.

            Section 10.12 Section 1110. It is the intention of the parties that Owner Trustee, as lessor under the Lease (and Loan Trustee as assignee of Owner Trustee hereunder), shall be entitled to the benefits of Section 1110 with respect to the right to take possession of the Aircraft, Airframe, Engines and Parts as provided in the Lease and to enforce any of its other rights and remedies in the event of a case under Chapter 11 of the Bankruptcy Code in which Lessee is a debtor, and in any instance where more than one construction is possible of the terms and conditions hereof or any other pertinent Operative Document, each such party agrees that a construction which would preserve such benefits shall control over any construction which would not preserve such benefits.

            Section 10.13 Counterparts. This Indenture may be executed in any number of counterparts (and each of the parties hereto shall not be required to execute the same counterpart). Each counterpart of this Indenture including a signature page or pages executed by each of the parties hereto shall be an original counterpart of this Indenture, but all of such counterparts together shall constitute one instrument.

            Section 10.14 Governing Law. THIS INDENTURE HAS BEEN DELIVERED IN THE STATE OF NEW YORK AND THIS INDENTURE, ANY INDENTURE SUPPLEMENT AND THE EQUIPMENT NOTES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

            Section 10.15 No Action Contrary to Lessee's Rights Under the Lease.

            Notwithstanding any provision of this Indenture or the Trust Agreement to the contrary, neither Loan Trustee nor Owner Trustee will take any action contrary to Lessee's rights under the Lease, including the right to possession and use of, and the quiet enjoyment of, the Aircraft, except in accordance with the provisions of the Lease.

            Section 10.16 Submission to Jurisdiction. Each of the parties hereto, and by acceptance of Equipment Notes, each Noteholder, to the extent it may do so under applicable law, for purposes hereof and of all other Operative Agreements hereby (a) irrevocably submits itself to the non-exclusive jurisdiction of the courts of the State of New York sitting in the City of New York and to the non-exclusive jurisdiction of the United States District Court for the Southern District of New York, for the purposes of any suit, action or other proceeding arising out of this Indenture, the subject matter hereof or any of the transactions contemplated hereby brought by any party or parties hereto or thereto, or their successors or permitted assigns and (b) waives, and agrees not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Indenture or the Equipment Notes or the subject matter hereof or any of the transactions contemplated hereby may not be enforced in or by such courts.

-------------

(9) To be inserted on installment Equipment Notes.

            IN WITNESS WHEREOF, the parties hereto have caused this Amended and Restated Indenture to be duly executed by their respective officers thereof duly authorized, as of the date first above written.


                                       WELLS FARGO BANK NORTHWEST, NATIONAL
                                       ASSOCIATION, not in its individual
                                       capacity, except as expressly provided
                                       herein, but solely as Owner Trustee,



                                       By:______________________________________
                                          Name:
                                          Title:


                                       STATE STREET BANK AND TRUST COMPANY OF
                                       CONNECTICUT, NATIONAL ASSOCIATION, not in its individual capacity, except as expressly provided herein, but solely as Loan Trustee



                                       By:______________________________________
                                          Name:
                                          Title:

                                                             EXHIBIT A to
                                                             AMENDED AND
                                                             RESTATED INDENTURE
                                                             AND SECURITY
                                                             AGREEMENT

                          INDENTURE SUPPLEMENT NO. ___

            INDENTURE SUPPLEMENT NO. __ , dated _____________, ____ ("Indenture Supplement"), between WELLS FARGO BANK NORTHWEST, NATIONAL ASSOCIATION, not in its individual capacity, but solely as Owner Trustee ("Owner Trustee") under that certain Trust Agreement (N____) dated as of [_______________] (the "Trust Agreement"), between Owner Trustee and Owner Participant named therein and STATE STREET BANK AND TRUST COMPANY OF CONNECTICUT, NATIONAL ASSOCIATION, not in its individual capacity but solely as Loan Trustee under the Indenture (each as hereinafter defined).

                             W I T N E S S E T H:

            WHEREAS, the Amended and Restated Indenture and Security Agreement (N[_____]), dated as of [__________ __, 200_] (the "Indenture"; capitalized terms used herein without definition shall have the meanings specified therefor in Annex A to the Indenture), between Owner Trustee and State Street Bank and Trust Company of Connecticut, National Association, not in its individual capacity, except as expressly provided therein, but solely as Loan Trustee ("Loan Trustee"), provides for the execution and delivery of supplements thereto substantially in the form hereof which shall particularly describe the Aircraft, and shall specifically grant a security interest in the Aircraft to Loan Trustee; and

            [WHEREAS, the Indenture relates to the Airframe and Engines described in Annex A attached hereto and made a part hereof, and a counterpart of the Indenture is attached to and made a part of this Indenture Supplement;]*

            [WHEREAS, Owner Trustee has, as provided in the Indenture, heretofore executed and delivered to Loan Trustee Indenture Supplement(s) for the purpose of specifically subjecting to the Lien of the Indenture certain airframes and/or engines therein described, which Indenture Supplement(s) is/are dated and has/have been duly recorded with the FAA as set forth below, to wit:

Date                    Recordation Date                 FAA Document Number]**
----                    ----------------                 --------------------


            NOW, THEREFORE, to secure the prompt and complete payment (whether at stated maturity, by acceleration or otherwise) of principal of, Make-Whole Amount, if any, and interest on, the Equipment Notes and the performance and observance by Owner Trustee of all the agreements and covenants to be performed or observed by Owner Trustee for the benefit of Noteholders and Indenture Indemnitees contained in the Operative Documents, and in consideration of the premises and of the covenants contained in the Operative Documents, and for other good and valuable consideration given by Loan Trustee, Noteholders and Indenture Indemnitees to Owner Trustee at or before the Delivery Date, the receipt of which is hereby acknowledged, Owner Trustee does hereby grant, bargain, sell, convey, transfer, mortgage, assign, pledge and confirm unto Loan Trustee and its successors in trust and permitted assigns, for the security and benefit of Loan Trustee, Noteholders and Indenture Indemnitees, a first priority security interest in, and mortgage lien on, all estate, right, title and interest of Owner Trustee in, to and under the Aircraft, including the Airframe and Engines described in Annex A attached hereto, whether or not any such Engine from time to time is installed on the Airframe or any other airframe or any other aircraft, and any and all Parts relating thereto, and, to the extent provided in the Indenture, all substitutions and replacements of, and additions, improvements, accessions and accumulations to, the Aircraft, including the Airframe, the Engines and any and all Parts (in each case other than any substitutions, replacements, additions, improvements, accessions and accumulations that constitute items excluded from the definition of Parts by clauses (b), (c), (d), (e) and (f) thereof) relating thereto;

            Notwithstanding any provision hereof, no Excluded Payment shall constitute security for any of the aforementioned obligations.

            To have and to hold all and singular the aforesaid property unto Loan Trustee, and its successors and assigns, in trust for the ratable benefit and security of Noteholders and Indenture Indemnitees, except as otherwise provided in the Indenture, including Section 2.13 and Article III of the Indenture, without any preference, distinction or priority of any one Equipment Note over any other by reason of priority of time of issue, sale, negotiation, date of maturity thereof or otherwise for any reason whatsoever, and for the uses and purposes and subject to the terms and provisions set forth in the Indenture.

            This Indenture Supplement shall be construed as supplemental to the Indenture and shall form a part thereof, and the Indenture is hereby incorporated by reference herein and is hereby ratified, approved and confirmed.

            Owner Trustee hereby acknowledges that the Aircraft referred to in this Indenture Supplement has been delivered to Owner Trustee and is included in the property of Owner Trustee covered by all the terms and conditions of the Trust Agreement, subject to the pledge and mortgage thereof under the Indenture.

            THIS INDENTURE SUPPLEMENT HAS BEEN DELIVERED IN THE STATE OF NEW YORK AND SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

            IN WITNESS WHEREOF, the undersigned have caused this Indenture Supplement No. __ to be duly executed by their respective duly authorized officers, on the date first above written.


                                       WELLS FARGO BANK NORTHWEST, NATIONAL
                                       ASSOCIATION, not in its individual
                                       capacity, except as expressly provided
                                       herein, but solely as Owner Trustee



                                       By:____________________________________
                                          Name:
                                          Title:


                                       STATE STREET BANK AND TRUST COMPANY OF
                                       CONNECTICUT, NATIONAL ASSOCIATION, as
                                       Loan Trustee



                                       By:____________________________________
                                          Name:
                                          Title:

-------------

*  Use for Indenture Supplement No. 1 only.

** Use for all Indenture Supplements other than Indenture Supplement No. 1.

                                                     Annex A to
                                                     Indenture Supplement No. __

                       DESCRIPTION OF AIRFRAME AND ENGINES


                                    AIRFRAME

Manufacturer      Model        FAA Registration No.    Manufacturer's Serial No.
------------      -----        --------------------    -------------------------



                                     ENGINES

Manufacturer                   Model                   Manufacturer's Serial No.
------------                   -----                   -------------------------


            Each Engine is of 750 or more "rated take-off horsepower" or the equivalent of such horsepower.

                                                            SCHEDULE I
                                                            to AMENDED AND
                                                            RESTATED INDENTURE
                                                            AND SECURITY
                                                            AGREEMENT

                         DESCRIPTION OF EQUIPMENT NOTES

                   Original Principal Amount    Interest Rate     Maturity Date
                   -------------------------    -------------     -------------

Series G-1
Equipment Notes:         $[___________]             6.718%        [___________]

Series G-2
Equipment Notes:         $[___________]             6.417%        July 2, 2012

Series C
Equipment Notes:         $[___________]             7.779%        [___________]

                          EQUIPMENT NOTES AMORTIZATION

                           SERIES G-1 EQUIPMENT NOTES

                                                      Percentage of
                                                Original Principal Amount
              Payment Date                             to be Paid
              ------------                             ----------

The portion of this Schedule appearing below this text is intentionally deleted from the FAA filing counterpart because the parties hereto deem it to contain confidential information.

                          EQUIPMENT NOTES AMORTIZATION

                            SERIES C EQUIPMENT NOTES

                                                      Percentage of
                                                Original Principal Amount
              Payment Date                             to be Paid
              ------------                             ----------

The portion of this Schedule appearing below this text is intentionally deleted from the FAA filing counterpart because the parties hereto deem it to contain confidential information.

                                                            SCHEDULE II
                                                            to AMENDED AND
                                                            RESTATED INDENTURE
                                                            AND SECURITY
                                                            AGREEMENT

                        PASS THROUGH TRUST AGREEMENT AND
                         PASS THROUGH TRUST SUPPLEMENTS

Pass Through Trust Agreement, dated as of November 16, 2000, between Delta Air Lines, Inc. and State Street Bank and Trust Company of Connecticut, National Association, as trustee, as supplemented by Trust Supplement No. 2002-1G-1, dated as of April 30, 2002, Trust Supplement No. 2002-1G-2, dated as of April 30, 2002, and Trust Supplement No. 2002-1C, dated as of April 30, 2002.

                                                                    EXHIBIT J TO
                                                         PARTICIPATION AGREEMENT

                      FORM OF PURCHASE AGREEMENT ASSIGNMENT


================================================================================

                          PURCHASE AGREEMENT ASSIGNMENT
                                     (N____)


                          Dated as of [______ __, 200_]


                                     between


                             DELTA AIR LINES, INC.,
                                    Assignor


                                       and


                WELLS FARGO BANK NORTHWEST, NATIONAL ASSOCIATION,
                                    Assignee



                                 ---------------


                           One Boeing 737-832 Aircraft


================================================================================

                          PURCHASE AGREEMENT ASSIGNMENT
                                     (N____)

            This PURCHASE AGREEMENT ASSIGNMENT (N____), dated as of [______ __, 200_] between DELTA AIR LINES, INC., a Delaware corporation ("Assignor"), and WELLS FARGO BANK NORTHWEST, NATIONAL ASSOCIATION, not in its individual capacity but solely as Owner Trustee ("Assignee") (the "Assignment").

                              W I T N E S S E T H:

            WHEREAS, pursuant to the Purchase Agreement No. 2022, dated as of October 21, 1997 between Assignor and Manufacturer, which incorporates by reference the Aircraft General Terms Agreement AGTA-DAL, dated as of October 21, 1997 between Assignor and Manufacturer ("AGTA-DAL") (the "Purchase Agreement"), Manufacturer has agreed to sell and Assignor has agreed to purchase several Boeing 737-832 aircraft, including the Aircraft covered by the Participation Agreement;

            WHEREAS, pursuant to the Participation Agreement, Assignor has agreed to sell and Assignee has agreed to purchase, the Aircraft;

            WHEREAS, Assignor and Assignee are entering into a Lease Agreement (N_____), dated as of the date hereof (as the same may hereafter from time to time be supplemented, amended or modified, the "Lease"), pursuant to which the Aircraft will be leased by Assignee to Assignor; and

            WHEREAS, Assignor, on the terms and conditions herein and in the Manufacturer's Consent dated as of the date hereof executed by Manufacturer attached hereto (the "Manufacturer's Consent"), desires to assign to Assignee certain of Assignor's rights and interests in and under the Purchase Agreement relating to the Aircraft, and Assignee desires to accept such assignment, as hereinafter set forth;

            NOW, THEREFORE, in consideration of the mutual covenants herein contained and for other good and valuable consideration, the parties hereto agree as follows:

            1. Assignment; Rights Reserved. Subject to the provisions of paragraph 3(a) hereof, Assignor does hereby sell, assign, transfer and set over unto Assignee, except to the extent reserved below, all of Assignor's right, title and interest in, to and under Parts 1,2,3,4 and 6 of the Product Assurance Document attached as Exhibit C to the AGTA-DAL, but only to the extent that the same relate to the continuing rights of Assignor in respect of any warranty or indemnity, express or implied, pursuant to the Product Assurance Document with respect to the Airframe (collectively, the "Warranty Rights").

            2. Acceptance of Assignment. Assignee hereby accepts the assignment contained in paragraph 1 hereof.

            3. Rights of Assignor in Absence of Event of Default.

            (a) With respect to the assignment contained in paragraph 1 hereof, and notwithstanding the foregoing, if and so long as (A) the Aircraft is subject to the Lease and (B) Manufacturer has not received notice from Loan Trustee or Owner Trustee (including by mail, courier, telecopy or telex thereof from Loan Trustee or Owner Trustee addressed to Manufacturer's Vice President, Contracts, at P.O. Box 3707, Mail Code 21-34, Seattle, Washington 98124, if by mail; 1901 Oaksdale Ave., S.W., Mail Code 21-34, Renton, Washington 98055, if by courier; 425-237-1706 if by telecopy; and 32-9430 (Answerback BOEINGREN RNTN), if by telex), that an Event of Default under the Lease has occurred and is continuing,
(1) Assignee authorizes Assignor, on behalf of but to the exclusion of Assignee, to exercise in Assignor's own name (i) all rights and powers related to the Warranty Rights as and to the extent the same relate to the Aircraft and (ii) subject to paragraph 3(c) hereof, to retain any recovery or benefit resulting from the enforcement of the Warranty Rights as and to the extent the same relate to the Aircraft, and (2) Assignee shall, at Assignor's expense, cooperate with Assignor and take such actions as Assignor reasonably deems necessary to enable Assignor to enforce such rights and claims.

            (b) Effective upon the receipt by Manufacturer of written notice from Loan Trustee or Owner Trustee that an Event of Default under the Lease has occurred and is continuing and thereafter until Manufacturer has received written notice from Loan Trustee or Owner Trustee that such Event of Default has been cured or waived: (i) at Assignee's option, the authorization given to Assignor under paragraph 3(a) hereof to enforce such rights and claims shall henceforth cease to be effective and Assignee and its successors and permitted assigns shall, to the exclusion of Assignor, be entitled to assert and enforce such rights and claims as substitute party plaintiff or otherwise, and Assignor shall, at the request of Assignee or its successors or assigns and at Assignor's expense, cooperate with and take such action as reasonably necessary to enable Assignee and its successors and assigns to enforce such rights and claims, and Assignee, if it elects to enforce such rights or claims, shall use its best efforts to assert and enforce such rights and claims, and (ii) Assignor will be deemed to have irrevocably constituted Assignee and its successors and permitted assigns Assignor's true and lawful attorney (it being acknowledged that such appointment is coupled with an interest, namely Assignee's rights acquired and to be acquired hereunder) with full power (in the name of Assignor or otherwise) to ask, require, demand, receive, settle, compromise, compound and give acquittance for any and all monies and claims for monies due and to become due under, or arising out of, the Warranty Rights as and to the extent the same relate to the Aircraft, to the extent that the same have been assigned by this Assignment, and for such period as Assignee may exercise rights with respect thereto under this clause (ii), to endorse any checks or other instruments or orders in connection therewith and to file any claims or take any action or institute (or, if previously commenced, assume control of) any proceedings and to obtain any recovery in connection therewith which Assignee may deem to be necessary or advisable in the premises.

            (c) Notwithstanding this Assignment and anything herein to the contrary, all amounts that Manufacturer is obligated to pay to Assignor pursuant to the Warranty Rights as and to the extent the same relate to the Aircraft (a "Manufacturer Payment"), will be payable and applicable as follows: so long as the Aircraft is subject to the Lease, all the Manufacturer Payments shall be paid to Assignor unless and until Manufacturer has received written notice from Loan Trustee or Owner Trustee that an Event of Default under the Lease has occurred and is continuing, whereupon Manufacturer will, until Manufacturer has received written notice from Loan Trustee or Owner Trustee that such Event of Default under the Lease have been cured or waived, make any and all such payments directly to Loan Trustee or (if written notice has been given to Manufacturer by Assignee that the Indenture is no longer in effect in accordance with its terms and all amounts due and payable under the Equipment Notes have been paid in full) Assignee. Any amounts received by Assignee pursuant to the immediately preceding sentence shall, to the extent not theretofore applied in satisfaction of sums owing to Assignee in accordance with the terms of the Lease, be returned to Assignor promptly after all Events of Default under the Lease have been cured or waived.

            (d) For all purposes of this Assignment, Manufacturer shall not be deemed to have received written notice from Loan Trustee or Owner Trustee that an Event of Default under the Lease has occurred and is continuing or that all Events of Default have been cured or waived unless and until Manufacturer has received written notice thereof from Owner Trustee or Loan Trustee addressed to Manufacturer's Vice President, Contracts, at P.O. Box 3707, Mail Code 21-34, Seattle, Washington 98124, (Telex: 32-9430, Answerback BOEINGREN RNTN) and, in acting in accordance with the terms and conditions of the Purchase Agreement and this Assignment, Manufacturer may rely conclusively upon any such notice. With respect to the rights, powers, duties and obligations of "Customer" under the Purchase Agreement, all actions taken or agreements entered into by Assignor during the period prior to Manufacturer's receipt of such notice are final and binding on Assignee and Loan Trustee. In the event of receipt by Manufacturer of conflicting notice, notice from Loan Trustee shall control.

            4. Certain Rights and Obligations of the Parties.

            (a) Anything herein contained to the contrary notwithstanding: (i) Assignor shall at all times remain liable to Manufacturer under the Purchase Agreement in respect of the Aircraft to perform all of the duties and obligations of the "Customer" thereunder to the same extent as if this Assignment had not been executed; (ii) the exercise by Assignee of any of the rights assigned hereunder shall not release Assignor from any of its duties or obligations to Manufacturer under the Purchase Agreement in respect of the Aircraft except to the extent that such exercise by Assignee constitutes performance of such duties and obligations; and (iii) except as provided in paragraph 4(b) hereof, Assignee shall not have any obligation or liability under the Purchase Agreement by reason of, or arising out of, this Assignment or be obligated to perform any of the obligations or duties of Assignor under the Purchase Agreement or to make any payment or make any inquiry as to the sufficiency of any payment received by it or to present or to file any claim or to take any other action to collect or enforce any claim for any payment assigned hereunder.

            (b) Without in any way releasing Assignor from any of its duties or obligations under the Purchase Agreement, Assignee confirms for the benefit of Manufacturer that, insofar as the provisions of the Purchase Agreement relate to the Aircraft, in exercising any rights under the Purchase Agreement, or in making any claim with respect to the Warranty Rights, the terms and conditions of the Purchase Agreement shall apply to, and be binding upon, Assignee to the same extent as Assignor. Assignee hereby confirms that it shall be deemed for all purposes to have read and be familiar with the Purchase Agreement (insofar as it relates to the Aircraft) and to understand thoroughly the terms and conditions thereof.

            (c) Nothing contained herein shall (i) subject Manufacturer to any liability to which it would not otherwise be subject under the Purchase Agreement or (ii) modify in any respect Manufacturer's contract rights thereunder, except as provided in the Manufacturer's Consent attached hereto.

            (d) The parties hereto, and Manufacturer by its execution and delivery of the Manufacturer's Consent, agree that all of the statements, representations, covenants and agreements made by Assignee as Owner Trustee (when made in such capacity) contained in this Assignment and any agreement referred to herein or in the Participation Agreement other than the Trust Agreement, unless expressly otherwise stated, are made and intended only for the purpose of binding the Trust Estate and establishing the existence of rights and remedies which can be exercised and enforced against the Trust Estate. Therefore, anything contained in this Assignment or such other agreements to the contrary notwithstanding (except for any express provisions that Assignee is responsible for in its individual capacity), no recourse shall be had with respect to this Assignment or such other agreements against Assignee in its individual capacity or against any institution or person which becomes a successor trustee or co-trustee or any officer, director, trustee, servant or direct or indirect parent or controlling person or persons of any of them; provided, however, that this Section 4(d) shall not be construed to prohibit any action or proceeding against Wells Fargo Bank Northwest, National Association, for its own willful misconduct or negligent conduct for which it would otherwise be liable; and provided, further, that nothing contained in this Section 4(d) shall be construed to limit the exercise and enforcement in accordance with the terms of this Assignment or such other agreements of rights and remedies against the Trust Estate. The foregoing provisions of this Section 4(d) shall survive the termination of this Assignment and the other Operative Documents.

            5. Further Assurances. Assignor agrees that at any time and from time to time Assignor will promptly and duly execute and deliver any and all such further instruments and documents and take such further action as Assignee may reasonably request in writing in order to obtain the full benefits of this Assignment and of the rights and powers herein granted, provided, however, that the execution and delivery of any such instrument or document shall not in any way limit or restrict the rights or enlarge the obligations of Assignor in respect of any of the Operative Documents.

            6. Assignor's Representations, Warranties and Covenants. Assignor hereby represents and warrants that, except for an assignment of the rights hereby assigned pursuant to the Original Indenture (such assignment to be released on the Delivery Date), Assignor has not assigned or pledged, and hereby covenants that it will not assign or pledge, so long as this Assignment remains in effect, the whole or any part of the rights hereby assigned to anyone other than Assignee.

            7. No Amendment of Purchase Agreement. Assignee agrees that it will not enter into any amendment, modification, supplement, rescission, cancellation or termination of the Purchase Agreement in respect of the Warranty Rights, as and to the extent the same relate to the Aircraft, without the prior written consent of Assignor.

            8. Execution of Assignment. This Assignment is being executed and delivered by Assignor and Assignee concurrently with the execution and delivery of the Lease.

            9. Binding Effect. This Assignment shall be binding upon and shall inure to the benefit of Assignor, Assignee and their respective successors and permitted assigns.

            10. GOVERNING LAW. THIS ASSIGNMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE. THIS ASSIGNMENT IS BEING DELIVERED IN THE STATE OF NEW YORK.

            11. Definitions. All terms not defined herein, which are used herein in capitalized form and which are defined in the Lease, shall when used herein have the meanings specified or referred to in the Lease.

            12. Notice. Except as otherwise expressly provided herein, notice hereunder may be given, and shall be deemed to have been received when given, as provided in Section 17 of the Lease.

            13. Counterparts. This Assignment may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all of such counterparts shall together constitute but one and the same instrument.

            IN WITNESS WHEREOF, the parties hereto have caused this Purchase Agreement Assignment to be duly executed as of the day and year first above written.

                                       DELTA AIR LINES, INC.,
                                          as Assignor


                                       By:  ____________________________________
                                            Name:
                                            Title:


                                       WELLS FARGO BANK NORTHWEST,
                                       NATIONAL ASSOCIATION,
                                          not in its individual capacity
                                          but solely as Owner Trustee,
                                          as Assignee



                                       By:  ____________________________________
                                            Name:
                                            Title:


            The undersigned, not in its individual capacity but solely as Loan Trustee for the benefit of the holders of the Equipment Notes and as assignee of, and holder of a security interest in and to the foregoing Purchase Agreement Assignment and the Purchase Agreement pursuant to such Purchase Agreement Assignment, agrees to the terms of the foregoing Purchase Agreement Assignment and agrees that its rights and remedies under such Purchase Agreement Assignment shall be subject to the terms and conditions thereof and of the Purchase Agreement.

                                       STATE STREET BANK AND
                                       TRUST COMPANY OF CONNECTICUT,
                                       NATIONAL ASSOCIATION,
                                          not in its individual capacity
                                          but solely as Loan Trustee



                                       By:  ____________________________________
                                            Name:
                                            Title:

                                                                    EXHIBIT K TO
                                                         PARTICIPATION AGREEMENT

                             FORM OF TRUST AGREEMENT


================================================================================


                                 TRUST AGREEMENT
                                    (N_____)


                        Dated as of [____________, 200_]


                                     between


                           [_______________________],

                                               Owner Participant

                                       and

                WELLS FARGO BANK NORTHWEST, NATIONAL ASSOCIATION,

                                            Owner Trustee

                               One Boeing 737-832
                                    Aircraft


================================================================================

                                 TRUST AGREEMENT
                                    (N_____)

            This TRUST AGREEMENT (N_____) dated as of [___________, 200_] between [_____________________], a [___________] corporation ("Original Owner
Participant"), and WELLS FARGO BANK NORTHWEST, NATIONAL ASSOCIATION, a national banking association (in its individual capacity, "Wells Fargo") and otherwise not in its individual capacity but solely as trustee hereunder (herein in such capacity with its permitted successors and assigns called "Owner Trustee");

                              W I T N E S S E T H:

                                    ARTICLE I

                              DEFINITIONS AND TERMS

            SECTION 1.01. Certain Definitions. Unless the context shall otherwise require and except as contained in this Section 1.01, the capitalized terms used herein have the respective meanings assigned thereto in the Lease (as hereinafter defined) for all purposes hereof. All definitions contained in this
Section 1.01 shall be equally applicable to both the singular and plural forms of the terms defined. For all purposes of this Trust Agreement the following terms shall have the following meanings:

            "Lease" means that certain Lease Agreement (N_____), to be dated as of the date hereof, and to be entered into by Owner Trustee and Lessee concurrently with the execution and delivery of this Trust Agreement, as said Lease Agreement may from time to time be supplemented or amended, or the terms thereof waived or modified, to the extent permitted by, and in accordance with, the terms of this Trust Agreement. The term "Lease" shall also include each Lease Supplement from time to time entered into pursuant to the terms of the Lease.

            "Lessee" means Delta Air Lines, Inc., a Delaware corporation, and its permitted successors and assigns.

            "Owner Participant" means Original Owner Participant and each Subsequent Owner Participant to the extent that the same shall, at the relevant time, have an Ownership Interest.

            "Ownership Interest" means, in the case of each Owner Participant, the percentage of its undivided beneficial interest in the Trust Estate created by this Trust Agreement, which percentage shall be 100%.

            "Subsequent Owner Participant" means any corporation to which Original Owner Participant or any transferee from Original Owner Participant or any Subsequent Owner Participant shall have transferred at any time after the Delivery Date all of the undivided right, title and interest originally held by Original Owner Participant in this Trust Agreement, the Trust Estate and the Participation Agreement, to the extent permitted by Section 8.01 of this Trust Agreement and Section 5.02 of the Participation Agreement, provided that any such transfer: (i) shall be effected by a written agreement, in form and substance reasonably satisfactory to Owner Trustee in its individual capacity, among such transferee, its transferor and Owner Trustee, which shall provide that such transferee thereby becomes a party to, and beneficiary of, this Trust Agreement and an Owner Participant for all purposes hereof and that such transferee assumes all of the obligations of its transferor under this Trust Agreement; and (ii) so long as the Lease shall be in effect or any Equipment Notes remain unpaid, such transferee and its transferor shall have complied with all of the terms of Section 5.02(i) of the Participation Agreement.

            "Trust Estate" means all estate, right, title and interest of Owner Trustee in and to the Aircraft, the Lease, any Lease Supplement, the Purchase Agreement, the Purchase Agreement Assignment, the Bill of Sale and the FAA Bill of Sale, including, without limitation, all amounts of Basic Rent and Supplemental Rent including without limitation insurance proceeds (other than insurance proceeds payable to or for the benefit of Owner Trustee, for its own account or in its individual capacity, Owner Participant, Noteholders or Loan Trustee) and requisition, indemnity or other payments of any kind for or with respect to the Aircraft (except amounts owing to Owner Participant, to Loan Trustee, to Owner Trustee, in its individual capacity, or to Noteholders or any other holder of an Equipment Note, or to any of their respective directors, officers, employees, servants and agents, pursuant to Section 4.02 or 4.03 of the Participation Agreement). Notwithstanding the foregoing, "Trust Estate" shall not include any Excluded Payments.

            "Trust Office" shall mean the principal corporate trust office of Owner Trustee at MAC: U1254-031, 79 South Main Street, Salt Lake City, Utah 84111, Attention: Corporate Trust Department, or the principal corporate trust office of any successor Owner Trustee.

                                   ARTICLE II

                AUTHORITY TO EXECUTE CERTAIN OPERATIVE DOCUMENTS;
                              DECLARATION OF TRUST

            SECTION 2.01. Authority to Execute Documents. Owner Participant hereby authorizes and directs Owner Trustee to execute and deliver the Operative Documents and any other agreements, instruments or documents to which Owner Trustee is a party in the respective forms thereof in which delivered from time to time by Owner Participant to Owner Trustee for execution and delivery and, subject to the terms hereof, to perform its duties and, upon instructions from Owner Participant, exercise its rights under said Operative Documents in accordance with the terms thereof.

            SECTION 2.02. Declaration of Trust. Owner Trustee hereby declares that it will hold the Trust Estate upon the trusts hereinafter set forth for the use and benefit of Owner Participant, subject, however, to the provisions of and the Lien created by the Indenture and to the provisions of the Lease. The name of the trust created hereby shall be "(N____ 200_ Trust)" and such name may (but need not) be used in any correspondence and filings made by Owner Trustee in connection with the trust created hereby.

                                   ARTICLE III

                      ACCEPTANCE AND DELIVERY OF AIRCRAFT;
                           ISSUANCE OF EQUIPMENT NOTES

            SECTION 3.01. Acceptance of Aircraft. Original Owner Participant hereby authorizes and directs Owner Trustee to, and Owner Trustee agrees for the benefit of Owner Participant that it will, on the Delivery Date, subject to due compliance with the terms of Section 3.02 hereof:

            (a) purchase the Aircraft pursuant to the Participation Agreement and the Bill of Sale;

            (b) accept from Lessee the delivery of the Bill of Sale and the FAA Bill of Sale;

            (c) cause the Aircraft to be leased to Lessee under the Lease, and in furtherance thereof execute and deliver a Lease Supplement covering the Aircraft;

            (d) execute and deliver the Amended and Restated Indenture and the Indenture Supplement covering the Aircraft;

            (e) issue to Subordination Agent (on behalf of Pass Through Trustees) Assumed Equipment Notes in the amounts and otherwise as provided in Section 2.01 of the Participation Agreement;

            (f) execute and deliver the financing statements referred to in
      Section 3.01(e) of the Participation Agreement, together with all other agreements, documents and instruments referred to in Section 3.01 of the Participation Agreement to which Owner Trustee is a party; and

            (g) effect the registration of the Aircraft in the name of Owner Trustee by filing or causing to be filed with the FAA: (i) the FAA Bill of Sale; (ii) an application for registration of the Aircraft in the name of Owner Trustee (including without limitation an affidavit from Owner Trustee in compliance with the provisions of 14 C.F.R. ss. 47.7(c)(2)(ii)
      (1979)); and (iii) the Trust Agreement.

            SECTION 3.02. Conditions Precedent. The right and obligation of Owner Trustee to take the action required by Section 3.01 hereof with respect to the Aircraft shall be subject to the following conditions precedent:

            (a) Original Owner Participant shall have made the full amount of its Commitment set forth in Schedule I to the Participation Agreement available to Owner Trustee, in immediately available funds, in accordance with Section 2.02 of the Participation Agreement; and

            (b) the terms and conditions of Section 3.01 of the Participation Agreement, insofar as they relate to the Aircraft, shall have been complied with in a manner satisfactory to Original Owner Participant and Owner Trustee.

            SECTION 3.03. Authorization in Respect of a Termination of the Lease and Assumption of the Equipment Notes. Owner Participant hereby authorizes and directs Owner Trustee to, and Owner Trustee agrees for the benefit of Owner Participant that it will, take the actions specified to be taken by Owner Trustee in Section 6.01(k) of the Participation Agreement upon Lessee's purchasing the Aircraft pursuant to Section 19(d) of the Lease and upon Lessee's assuming the indebtedness evidenced by the Equipment Notes in accordance with the provisions of such Section 6.01(k).

            SECTION 3.04. Authorization in Respect of a Replacement Airframe or Replacement Engines. Owner Participant hereby authorizes and directs Owner Trustee to, and Owner Trustee agrees for the benefit of Owner Participant that it will, in the event of a Replacement Airframe and Replacement Engines, if any, being substituted pursuant to Section 10(a) of the Lease, or a Replacement Engine being substituted pursuant to Section 10(b) of the Lease, subject to due compliance with the terms of Section 10(a) or 10(b) of the Lease, as the case may be:

            (a) to the extent not previously accomplished by a prior authorization, authorize a representative or representatives of Owner Trustee (who shall be an employee or employees of Lessee) to accept delivery of the Replacement Airframe and Replacement Engines, if any, or the Replacement Engines;

            (b) accept from Lessee or other vendor of the Replacement Airframe and Replacement Engines, if any, or the Replacement Engine a bill of sale or bills of sale (if tendered), and the invoice, if any, with respect to the Replacement Airframe and Replacement Engines, if any, or the Replacement Engine being furnished pursuant to Section 10(a) or (b) of the Lease;

            (c) in the case of a Replacement Airframe, make application to the FAA for the registration in the name of Owner Trustee of the Aircraft of which such Replacement Airframe is a part;

            (d) execute and deliver a Lease Supplement and an Indenture Supplement covering (i) the Aircraft of which such Replacement Airframe is part or (ii) such Replacement Engine, as the case may be;

            (e) transfer its interest in (without recourse except as to obligations in respect of Lessor Liens, including for this purpose Liens that would be Lessor Liens but for the proviso in the definition of Lessor Liens) and to the Airframe and Engines (if any) or the Engine being replaced to Lessee;

            (f) request in writing that Loan Trustee execute and deliver to Lessee appropriate instruments to release the Airframe and Engines or engines (if any) or the Engine or engine being replaced from the Lien created under the Indenture and release the Purchase Agreement and the Purchase Agreement Assignment (solely with respect to such replaced Airframe and Engines, if any, or Engine) from the assignment and pledge under the Indenture; and

            (g) upon instructions from Owner Participant, take such further action as may be contemplated by clauses (B) and (C) of the fourth paragraph of Section 10(a) of the Lease, the sixth paragraph of Section 10(a) of the Lease, clauses (ii) and (iii) of the second sentence of
      Section 10(b) of the Lease or and the penultimate sentence of Section 10(b) of the Lease, as the case may be.

            SECTION 3.05. Trust Agreement Remaining in Full Force and Effect. In the event of the substitution of a Replacement Airframe for the Airframe or the substitution of a Replacement Engine for any Engine or engine, all provisions of this Trust Agreement relating to such replaced Airframe or Engine or engine shall be applicable to such Replacement Airframe or Replacement Engine with the same force and effect as if such Replacement Airframe or Replacement Engine were the same airframe or engine as the Airframe or Engine being replaced but for the Event of Loss with respect to such Airframe or Engine.

            SECTION 3.06. Authorization in Respect of a Return of an Engine. Owner Participant hereby authorizes and directs Owner Trustee to, and Owner Trustee agrees for the benefit of Owner Participant that it will, in the event of an engine being transferred to Owner Trustee pursuant to Section 5(b) of the Lease, subject to due compliance with the terms of such Section 5(b):

            (a) accept from Lessee the bill of sale with respect to such engine contemplated by such Section 5(b) (if tendered);

            (b) transfer its interest in (without recourse except as to obligations in respect of Lessor Liens, including for this purpose Liens that would be Lessor Liens but for the proviso in the definition of Lessor Liens) and to an Engine to Lessee as contemplated by such Section 5(b); and

            (c) request in writing that Loan Trustee execute and deliver to Lessee appropriate instruments to release the Engine being transferred to Lessee pursuant to such Section 5(b) from the Lien of the Indenture and to release the Purchase Agreement and the Purchase Agreement Assignment (solely with respect to such Engine) from the assignment and pledge under the Indenture.

                                   ARTICLE IV

                      RECEIPT, DISTRIBUTION AND APPLICATION
                         OF INCOME FROM THE TRUST ESTATE

            SECTION 4.01. Distribution of Payments. (a) Payments to Loan Trustee. Until the Indenture shall have been discharged pursuant to Section
10.01 thereof, all Basic Rent, Supplemental Rent, insurance proceeds and requisition or other payments of any kind included in the Trust Estate (other than Excluded Payments) payable to Owner Trustee shall be payable directly to Loan Trustee (and if any of the same are received by Owner Trustee shall upon receipt be paid over to Loan Trustee without deduction, set-off or adjustment of any kind) for distribution in accordance with the provisions of Article III of the Indenture.

            (b) Payments to Owner Trustee; Other Parties. After the Indenture shall have been discharged pursuant to Section 10.01 thereof, any payment of the type referred to in Section 4.01(a) hereof (other than Excluded Payments) received by Owner Trustee, any payments received from Loan Trustee other than as specified in Section 4.01(d) hereof and any other amount received as part of the Trust Estate and for the application or distribution of which no provision is made herein, shall be distributed forthwith upon receipt by Owner Trustee in the following order of priority: first, so much of such payment as shall be required to reimburse Owner Trustee for any expenses not otherwise reimbursed as to which Owner Trustee is entitled to be so reimbursed pursuant to the provisions hereof shall be retained by Owner Trustee; second, so much of the remainder for which provision as to the application thereof is contained in the Lease or any of the other Operative Documents shall be applied and distributed in accordance with the terms of the Lease or such other Operative Document; and third, the balance, if any, shall be paid to Owner Participant.

            (c) Certain Distributions to Owner Participant. All amounts from time to time distributable by Loan Trustee to Owner Participant pursuant to the Indenture shall, if paid to Owner Trustee, be distributed by Owner Trustee to Owner Participant in accordance with the provisions of Article III of the Indenture.

            (d) Excluded Payments. Any Excluded Payments received by Owner Trustee shall be paid by Owner Trustee to the Person to whom such Excluded Payments are payable under the provisions of the Participation Agreement, the Tax Indemnity Agreement or the Lease.

            SECTION 4.02. Method of Payments. Owner Trustee shall make distributions or cause distributions to be made to Owner Participant pursuant to this Article IV by transferring by wire transfer the amount to be distributed to such account or accounts of Owner Participant as Owner Participant may designate from time to time in writing to Owner Trustee. Notwithstanding the foregoing, Owner Trustee will, if so requested by Owner Participant in writing, pay any or all amounts payable to Owner Participant pursuant to this Article IV either (i) by crediting such amount or amounts to an account or accounts maintained by Owner Participant with Owner Trustee in its individual capacity in immediately available funds, (ii) by payment at the Trust Office of Owner Trustee, in immediately available funds, or (iii) by mailing an official bank check or checks in such amount or amounts payable to Owner Participant at such address as Owner Participant shall have designated in writing to Owner Trustee.

                                    ARTICLE V

                             DUTIES OF OWNER TRUSTEE

            SECTION 5.01. Notice of Event of Default. If Owner Trustee shall have knowledge of a Lease Event of Default or an Indenture Event of Default (or an event which with the passage of time or the giving of notice or both would constitute a Lease Event of Default or an Indenture Event of Default) Owner Trustee shall give to Owner Participant prompt telephonic or telecopy notice thereof followed by prompt confirmation thereof by certified mail, postage prepaid, provided that (i) in the case of an event which with the passage of time would constitute an Indenture Event of Default referred to in paragraph (c) of Section 4.02 of the Indenture, such notice shall in no event be furnished later than ten (10) days after Owner Trustee shall first have knowledge of such event and (ii) in the case of a misrepresentation by Owner Trustee which with the passage of time would constitute an Indenture Event of Default referred to in paragraph (d) of Section 4.02 of the Indenture, such notice shall in no event be furnished later than ten (10) days after Owner Trustee shall first have knowledge of such event. Subject to the terms of Section 5.03 hereof, Owner Trustee shall take such action or shall refrain from taking such action, not inconsistent with the provisions of the Indenture, with respect to such Lease Event of Default, Indenture Event of Default or other event as Owner Trustee shall be directed in writing by Owner Participant. If Owner Trustee shall not have received instructions as above provided within twenty (20) days after the mailing of such notice to Owner Participant, Owner Trustee until instructed otherwise in accordance with the preceding sentence may, but shall be under no duty to, take or refrain from taking such action with respect to such Lease Event of Default, Indenture Event of Default or other event, not inconsistent with the provisions of the Indenture, as it shall deem advisable in the best interests of Owner Participant. For all purposes of this Trust Agreement, the Lease and the other Operative Documents, in the absence of actual knowledge by an officer of Wells Fargo in the Corporate Trust Department, Owner Trustee shall not be deemed to have knowledge of a Lease Event of Default, an Indenture Event of Default or other event referred to in this Section 5.01 unless notified in writing by Loan Trustee, Owner Participant or Lessee.

            SECTION 5.02. Action Upon Instructions. Subject to the terms of Sections 5.01 and 5.03 hereof, upon the written instructions at any time and from time to time of Owner Participant, Owner Trustee will take such of the following actions, not inconsistent with the provisions of the Indenture, as may be specified in such instructions: (i) give such notice or direction or exercise such right, remedy or power hereunder or under any of the Operative Documents to which Owner Trustee is a party or in respect of all or any part of the Trust Estate as shall be specified in such instructions (including entering into agreements referred to in clause (i) of the definition of "Subsequent Owner Participant"); (ii) take such action to preserve or protect the Trust Estate (including the discharge of Liens) as may be specified in such instructions;
(iii) approve as satisfactory to it all matters required by the terms of the Lease or the other Operative Documents to be satisfactory to Owner Trustee, it being understood that without written instructions of Owner Participant, Owner Trustee shall not approve any such matter as satisfactory to it (it being understood that the provisions of Sections 3.03, 3.04 and 3.06 hereof do not constitute instructions by Owner Participant for Owner Trustee to approve of or consent to the matters to be approved of or consented to by Owner Trustee in the sections of the Lease referred to in Sections 3.03, 3.04 or 3.06 hereof); and
(iv) subject to the rights of Lessee under the Operative Documents, after the expiration or earlier termination of the Lease, deliver the Aircraft to Owner Participant in accordance with such instructions, convey all of Owner Trustee's right, title and interest in and to the Aircraft for such amount, on such terms and to such purchaser or purchasers as shall be designated in such instructions, or net lease the Aircraft on such terms and to such lessee or lessees as shall be designated in such instructions.

            SECTION 5.03. Indemnification. Owner Trustee shall not be required to take any action under Section 5.01 (other than the giving of the notices referred to therein) or 5.02 hereof unless Owner Trustee shall have been indemnified by Owner Participant, in manner and form satisfactory to Owner Trustee, against any liability, cost or expense (including reasonable counsel fees and disbursements) which may be incurred in connection therewith; and, if Owner Participant shall have directed Owner Trustee to take any such action or refrain from taking any action, Owner Participant agrees to furnish such indemnity as shall be required and, in addition, to the extent not otherwise paid pursuant to the provisions of the Lease or the Participation Agreement, to pay the reasonable compensation of Owner Trustee for the services performed or to be performed by it pursuant to such direction and any fees and disbursements of counsel or agents employed by Owner Trustee in connection therewith. Owner Trustee shall not be required to take any action under Section 5.01 or 5.02 hereof if Owner Trustee shall reasonably determine, or shall have been advised by counsel, that such action is contrary to the terms of any of the Operative Documents to which Owner Trustee is a party, or is otherwise contrary to law.

            SECTION 5.04. No Duties Except as Specified in Trust Agreement or Instructions. Owner Trustee shall not have any duty or obligation to manage, control, use, sell, dispose of or otherwise deal with the Aircraft or any other part of the Trust Estate, or to otherwise take or refrain from taking any action under, or in connection with any of the Operative Documents to which Owner Trustee is a party, except as expressly required by the terms of any of the Operative Documents to which Owner Trustee is a party, or (to the extent not inconsistent with the provisions of the Indenture) as expressly provided by the terms hereof or in written instructions from Owner Participant received pursuant to the terms of Section 5.01 or 5.02, and no implied duties or obligations shall be read into this Trust Agreement against Owner Trustee. Wells Fargo agrees that it will, in its individual capacity and at its own cost or expense (but without any right of indemnity in respect of any such cost or expense under Section 7.01 hereof) promptly take such action as may be necessary to duly discharge and satisfy in full all Lessor Liens which it is required to discharge pursuant to
Section 6.01(g) of the Participation Agreement and otherwise comply with the terms of said Section binding on it.

            SECTION 5.05. Satisfaction of Conditions Precedent. Anything herein to the contrary notwithstanding, Owner Trustee shall comply with the provisions of Section 3.01 hereof upon the satisfaction, to the satisfaction of special counsel for Owner Trustee, of all the applicable conditions precedent specified in Section 3.02 hereof and in Section 3.01 of the Participation Agreement.

            SECTION 5.06. No Action Except Under Specified Documents or Instructions. Owner Trustee shall not have any power, right or authority to, and Owner Trustee agrees that it will not, manage, control, use, sell, dispose of or otherwise deal with the Aircraft or any other part of the Trust Estate except
(i) as expressly required by the terms of any of the Operative Documents to which Owner Trustee is a party, (ii) as expressly provided by the terms hereof, or (iii) as expressly provided in written instructions from Owner Participant pursuant to Section 5.01 or 5.02 hereof.

                                   ARTICLE VI

                                  OWNER TRUSTEE

            SECTION 6.01. Acceptance of Trusts and Duties. Wells Fargo accepts the trusts hereby created and agrees to perform the same but only upon the terms hereof applicable to it. Owner Trustee also agrees to receive and disburse all monies received by it constituting part of the Trust Estate upon the terms hereof. Wells Fargo shall not be answerable or accountable under any circumstances, except (a) for its own willful misconduct or negligence, (b) for performance of the terms of the last sentence of Section 5.04 hereof, (c) for its or Owner Trustee's failure to use ordinary care to disburse funds and (d) for liabilities that may result from the inaccuracy of any representation or warranty of it (or from the failure by it to perform any covenant) in Section
6.03 hereof, in Section 6.03 of the Indenture, in Section 4 of the Lease or in
Section 5.03 and 6.01(e) of the Participation Agreement.

            SECTION 6.02. Absence of Certain Duties. Except in accordance with written instructions furnished pursuant to Section 5.02 hereof and except as provided in, and without limiting the generality of, Section 5.04 hereof and the last sentence of Section 9.01(b) hereof, neither Owner Trustee nor Wells Fargo shall have any duty (i) to see to any recording or filing of any Operative Document or of any supplement to any thereof or to see to the maintenance of any such recording or filing or any other filing of reports with the FAA or other governmental agencies, except that Wells Fargo, in its individual capacity, shall comply with the reporting requirements set forth in 14 C.F.R. ss. 47.45 or any successor provision and Owner Trustee shall, to the extent that information for that purpose is supplied by Lessee pursuant to any of the Operative Documents, complete and timely submit (and furnish Owner Participant with a copy of) any and all reports relating to the Aircraft which may from time to time be required by the FAA or any government or governmental authority having jurisdiction, or (ii) to see to any insurance on the Aircraft or to effect or maintain any such insurance, whether or not Lessee shall be in default with respect thereto, other than to forward to Owner Participant copies of all reports and other written information which Owner Trustee receives from Lessee pursuant to Section 11(e) of the Lease, or (iii) to see to the payment or discharge of any tax, assessment or other governmental charge or any lien or encumbrance of any kind owing with respect to, assessed or levied against any part of the Indenture Estate or the Trust Estate, except as provided in Section 6.01(g) of the Participation Agreement, or (iv) to inspect Lessee's books and records with respect to the Aircraft at any time permitted pursuant to the Lease. Notwithstanding the foregoing, Owner Trustee will furnish to Loan Trustee and Owner Participant, promptly upon receipt thereof, duplicates or copies of all reports, notices, requests, demands, certificates, financial statements and other instruments furnished to Owner Trustee under the Lease or any other Operative Document.

            SECTION 6.03. No Representations or Warranties as to Certain Matters. NEITHER OWNER TRUSTEE NOR WELLS FARGO MAKES OR SHALL BE DEEMED TO HAVE MADE (a) ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, AS TO THE TITLE, VALUE, CONDITION, DESIGN, OPERATION, MERCHANTABILITY OR FITNESS FOR USE OF THE AIRCRAFT OR ANY PART THEREOF, OR ANY OTHER REPRESENTATION OR WARRANTY WITH RESPECT TO THE AIRCRAFT WHATSOEVER, except that Wells Fargo in its individual capacity warrants that on the Delivery Date Owner Trustee shall have received whatever title was conveyed to it by Lessee and that the Aircraft shall during the Term be free of Lessor Liens attributable to it, or (b) any representation or warranty as to the validity, legality or enforceability of this Trust Agreement or any Operative Document to which Owner Trustee is a party, or any other document or instrument, or as to the correctness of any statement contained in any thereof except to the extent that any such statement is expressly made herein or therein as a representation by Wells Fargo in its individual capacity or by Owner Trustee and except that Wells Fargo in its individual capacity hereby represents and warrants that this Trust Agreement has been, and (assuming due authorization, execution and delivery by Original Owner Participant of this Trust Agreement) the Operative Documents to which it or Owner Trustee is a party have been (or at the time of execution and delivery of any such instrument by it or Owner Trustee hereunder or pursuant to the terms of the Participation Agreement that such an instrument will be) duly executed and delivered by one of its officers who is or will be, as the case may be, duly authorized to execute and deliver such instruments on behalf of itself or Owner Trustee, as the case may be.

            SECTION 6.04. No Segregation of Monies Required; No Interest. Except as provided in Section 22 of the Lease, monies received by Owner Trustee hereunder need not be segregated in any manner except to the extent required by law, and may be deposited under such general conditions as may be prescribed by law, and Owner Trustee shall not be liable for any interest thereon.

            SECTION 6.05. Reliance Upon Certificates, Counsel and Agents. Owner Trustee shall incur no liability to anyone in acting in reliance upon any signature, instrument, notice, resolution, request, consent, order, certificate, report, opinion, bond or other document or paper reasonably believed by it to be genuine and reasonably believed by it to be signed by the proper party or parties. Unless other evidence in respect thereof is specifically prescribed herein, any request, direction, order or demand of Owner Participant or Lessee mentioned herein or in any of the Operative Documents to which Owner Trustee is a party shall be sufficiently evidenced by written instruments signed by a person purporting to be the chairman of the board, the president, any executive vice president, any senior vice president or any vice president or a managing director and in the name of Owner Participant or Lessee, as the case may be. Owner Trustee may accept a copy of a resolution of the Board of Directors or Executive Committee of Lessee, certified by the secretary or any assistant secretary of Lessee as duly adopted and in full force and effect, as conclusive evidence that such resolution has been duly adopted by said Board or Committee and that the same is in full force and effect. As to any fact or matter the manner of ascertainment of which is not specifically described herein, Owner Trustee may for all purposes hereof rely on a certificate signed by a person purporting to be the chairman of the board, the president, any executive vice president, any senior vice president or any vice president or a managing director of Lessee, as to such fact or matter, and such certificate shall constitute full protection to Owner Trustee for any action taken or omitted to be taken by it in good faith in reliance thereon. In the administration of trusts hereunder, Owner Trustee may execute any of the trusts or powers hereof and perform its powers and duties hereunder directly or through agents or attorneys and may, at the expense of the Trust Estate, consult with counsel, accountants and other skilled persons to be selected and employed by it. Owner Trustee shall not be liable for anything done, suffered or omitted in good faith by it in accordance with the advice or opinion of any such counsel, accountants or other skilled persons and Owner Trustee shall not be liable for the negligence of any such agent, attorney, counsel, accountant or other skilled person appointed by it with due care hereunder.

            SECTION 6.06. Not Acting in Individual Capacity. In acting hereunder, Owner Trustee acts solely as trustee and not in its individual capacity except as otherwise expressly provided herein; and, subject to the terms of the Participation Agreement and the Indenture, all persons, other than Owner Participant, as provided herein, having any claim against Owner Trustee by reason of the transactions contemplated hereby shall look only to the Trust Estate for payment or satisfaction thereof.

            SECTION 6.07. Fees; Compensation. Except as provided in Section 5.03 or 7.01 hereof and Article 12 of the Participation Agreement, Owner Trustee agrees that it shall have no right against Owner Participant or (subject to the provisions of the Indenture) the Trust Estate for any fee as compensation for its services hereunder; provided, however, that Owner Trustee shall have a Lien upon the Trust Estate (subject, however, to the Lien of the Indenture) for any such fee not paid by Lessee as contemplated by the last sentence of Section 4.03(c) of the Participation Agreement.

            SECTION 6.08. Tax Returns. Owner Trustee shall be responsible for the keeping of all appropriate books and records relating to the receipt and disbursement of all monies under this Trust Agreement or any agreement contemplated hereby. Owner Participant shall be responsible for causing to be prepared and filed all income tax returns required to be filed by Owner Participant. Owner Trustee shall be responsible for causing to be prepared, at the request and expense of Owner Participant, all income tax returns required to be filed with respect to the trust created hereby and shall execute and file such returns. Owner Participant or Owner Trustee, as the case may be, upon request, will furnish Owner Trustee or Owner Participant, as the case may be, with all such information as may be reasonably required from Owner Participant or Owner Trustee, as the case may be, in connection with the preparation of such income tax returns.

                                   ARTICLE VII

              INDEMNIFICATION OF OWNER TRUSTEE BY OWNER PARTICIPANT

            SECTION 7.01. Owner Participant to Indemnify Owner Trustee. Owner Participant hereby agrees, whether or not any of the transactions contemplated hereby shall be consummated, to assume liability for, and hereby indemnify, protect, save and keep harmless Wells Fargo in its individual capacity and its successors, assigns, legal representatives, agents and servants, from and against any and all liabilities, obligations, losses, damages, penalties, taxes (excluding any taxes payable by Wells Fargo in its individual capacity on or measured by any compensation received by Wells Fargo in its individual capacity for its services hereunder or in connection with the transactions contemplated by the Operative Documents), claims, actions, suits, costs, expenses or disbursements (including, without limitation, reasonable ongoing fees of Owner Trustee, reasonable legal fees and expenses, and including without limitation any liability of an owner, any strict liability and any liability without fault) of any kind and nature whatsoever which may be imposed on, incurred by or asserted against Wells Fargo in its individual capacity (whether or not also indemnified against by Lessee under the Lease or under the Participation Agreement or also indemnified against by any other person but only to the extent not otherwise paid or reimbursed by Lessee or such other Person) in any way relating to or arising out of this Trust Agreement or any of the Operative Documents or the enforcement of any of the terms of any thereof, or in any way relating to or arising out of the manufacture, purchase, acceptance, nonacceptance, rejection, ownership, delivery, lease, possession, use, operation, condition, sale, return or other disposition of the Aircraft (including, without limitation, latent and other defects, whether or not discoverable, and any claim for patent, trademark or copyright infringement), or in any way relating to or arising out of the administration of the Trust Estate or the action or inaction of Owner Trustee or Wells Fargo in its individual capacity hereunder, except (a) in the case of willful misconduct or negligence on the part of Owner Trustee or Wells Fargo in its individual capacity in the performance or non-performance of its duties hereunder or (b) those resulting from the inaccuracy of any representation or warranty of Wells Fargo in its individual capacity (or from the failure of Wells Fargo in its individual capacity to perform any covenant) in Section 6.03 hereof, in Section 6.03 of the Indenture or, with respect to representations or warranties of Wells Fargo in its individual capacity only, in Section 4 of the Lease, in Section 5.03 or
Section 6.01(e) of the Participation Agreement or in any of the other Operative Documents or (c) as may result from a breach by Wells Fargo in its individual capacity of its covenants in the last sentence of Section 5.04 hereof or (d) in the case of the failure to use ordinary care on the part of Owner Trustee or Wells Fargo in its individual capacity in the disbursement of funds. The indemnities contained in this Section 7.01 extend to Wells Fargo only in its individual capacity and shall not be construed as indemnities of the Indenture Estate or the Trust Estate (except to the extent, if any, that Wells Fargo in its individual capacity has been reimbursed by the Indenture Estate or the Trust Estate for amounts covered by the indemnities contained in this Section 7.01). The indemnities contained in this Section 7.01 shall survive the termination of this Trust Agreement. In addition, if necessary, Wells Fargo in its individual capacity shall be entitled to indemnification from the Trust Estate, subject to the Lien of the Indenture, for any liability, obligation, loss, damage, penalty, tax, claim, action, suit, cost, expense or disbursement indemnified against pursuant to this Section 7.01 to the extent not reimbursed by Lessee, Owner Participant or others, but without releasing any of them from their respective agreements of reimbursement; and to secure the same Wells Fargo in its individual capacity shall have a Lien on the Trust Estate, subject to the Lien of the Indenture, which shall be prior to any interest therein of Owner Participant. The payor of any indemnity under this Article VII shall be subrogated to any right of the person indemnified in respect of the matter as to which such indemnity was paid.

                                  ARTICLE VIII

                    TRANSFER OF OWNER PARTICIPANT'S INTEREST

            SECTION 8.01. Transfer of Interests. All provisions of Section 6.01(n) of the Participation Agreement shall (with the same force and effect as if set forth in full, mutatis mutandis, in this Section 8.01) be applicable to any assignment, conveyance or other transfer by any Owner Participant of its right, title or interest in and to the Participation Agreement, the Trust Estate or this Trust Agreement.

                                   ARTICLE IX

                      SUCCESSOR OWNER TRUSTEES: CO-TRUSTEES

            SECTION 9.01. Resignation of Owner Trustee; Appointment of Successor. (a) Resignation or Removal. Owner Trustee or any successor Owner Trustee (i) shall resign if required to do so pursuant to Section 6.01(e) of the Participation Agreement and (ii) may resign at any time without cause by giving at least sixty (60) days' prior written notice to Owner Participant, Loan Trustee (so long as the Lien of the Indenture has not been fully discharged) and Lessee (so long as the Lease is in effect), such resignation to be effective upon the acceptance of appointment by the successor Owner Trustee under Section 9.01(b) hereof. In addition, Owner Participant may at any time remove Owner Trustee without cause by a notice in writing delivered to Owner Trustee, Loan Trustee (so long as the Lien of the Indenture has not been fully discharged) and Lessee (so long as the Lease is in effect), such removal to be effective upon the acceptance of appointment by the successor Owner Trustee under Section 9.01(b) hereof. In the case of the resignation or removal of Owner Trustee, Owner Participant shall appoint a successor Owner Trustee by an instrument signed by Owner Participant. If a successor Owner Trustee shall not have been appointed within thirty (30) days after such notice of resignation or removal, Owner Trustee, Owner Participant, Lessee or Loan Trustee may apply to any court of competent jurisdiction to appoint a successor Owner Trustee to act until such time, if any, as a successor shall have been appointed as above provided. Any successor Owner Trustee so appointed by such court shall immediately and without further act be superseded by any successor Owner Trustee appointed as above provided.

            (b) Execution and Delivery of Documents, etc. Any successor Owner Trustee, however appointed, shall execute and deliver to the predecessor Owner Trustee and Owner Participant an instrument accepting such appointment, and thereupon such successor Owner Trustee, without further act, shall become vested with all the estates, properties, rights, powers, duties and trusts of the predecessor Owner Trustee in the trusts hereunder with like effect as if originally named Owner Trustee herein; but nevertheless, upon the written request of such successor Owner Trustee, such predecessor Owner Trustee shall execute and deliver an instrument transferring to such successor Owner Trustee, upon the trusts herein expressed, all the estates, properties, rights, powers and trusts of such predecessor Owner Trustee, and such predecessor Owner Trustee shall duly assign, transfer, deliver and pay over to such successor Owner Trustee all monies or other property then held by such predecessor Owner Trustee upon the trusts herein expressed. Upon the appointment of any successor Owner Trustee hereunder, the predecessor Owner Trustee will execute such documents as are provided to it by such successor Owner Trustee and will take such further actions as are requested of it by such successor Owner Trustee as are reasonably required to cause registration of the Aircraft included in the Trust Estate to be transferred upon the records of the FAA, or other governmental authority having jurisdiction, into the name of the successor Owner Trustee.

            (c) Qualification. Any successor Owner Trustee, however appointed, shall be a Citizen of the United States without making use of a voting trust, voting powers agreement or similar arrangement and shall also be a bank or trust company organized under the laws of the United States or any state thereof having a combined capital and surplus of at least $100,000,000, if there be such an institution willing, able and legally qualified to perform the duties of Owner Trustee hereunder upon reasonable or customary terms.

            (d) Merger, etc. Any corporation into which Owner Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which Owner Trustee shall be a party, or any corporation to which substantially all the corporate trust business of Owner Trustee may be transferred, shall, subject to the terms of Section 9.01(c) hereof, be Owner Trustee hereunder without further act.

            SECTION 9.02. Co-Trustees and Separate Trustees. If at any time it shall be necessary or prudent in order to conform to any law of any jurisdiction in which all or any part of the Trust Estate is located, or Owner Trustee being advised by counsel shall determine that it is so necessary or prudent in the interest of Owner Participant or Owner Trustee, or Owner Trustee shall have been directed to do so by Owner Participant, Owner Trustee and Owner Participant shall execute and deliver an agreement supplemental hereto and all other instruments and agreements necessary or proper to constitute another bank or trust company or one or more persons (any and all of which shall be a Citizen of the United States without making use of a voting trust, voting powers agreement or similar arrangement) approved by Owner Trustee and Owner Participant, either to act as co-trustee, jointly with Owner Trustee, or to act as separate trustee hereunder (any such co-trustee or separate trustee being herein sometimes referred to as an "additional trustee"). In the event an Indenture Event of Default not arising from a Lease Event of Default shall occur and be continuing, Owner Trustee may act under the foregoing provisions of this Section 9.02 without the concurrence of Owner Participant; and Owner Participant hereby appoints Owner Trustee its agent and attorney-in-fact to act for it under the foregoing provisions of this Section 9.02 in such contingency.

            Every additional trustee hereunder shall, to the extent permitted by law, be appointed and act, and Owner Trustee and its successors shall act, subject to the following provisions and conditions:

            (A) all powers, duties, obligations and rights conferred upon Owner Trustee in respect of the custody, control and management of monies, the Aircraft or documents authorized to be delivered hereunder or under the Participation Agreement shall be exercised solely by Owner Trustee;

            (B) all other rights, powers, duties and obligations conferred or imposed upon Owner Trustee shall be conferred or imposed upon and exercised or performed by Owner Trustee and such additional trustee jointly, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (including the holding of title to the Trust Estate) Owner Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations shall be exercised and performed by such additional trustee;

            (C) no power given to, or which it is provided hereby may be exercised by, any such additional trustee shall be exercised hereunder by such additional trustee, except jointly with, or with the consent in writing of, Owner Trustee;

            (D) no trustee hereunder shall be personally liable by reason of any act or omission of any other trustee hereunder;

            (E) Owner Participant, at any time, by an instrument in writing may remove any such additional trustee unless such additional trustee was appointed by Owner Trustee without the concurrence of Owner Participant during the occurrence of an Indenture Event of Default not arising from a Lease Event of Default, in which case Owner Trustee shall have the power to remove any such additional trustee without the concurrence of Owner Participant; and Owner Participant hereby appoints Owner Trustee its agent and attorney-in-fact for it in such connection in such contingency; and

            (F) no appointment of, or action by, any additional trustee will relieve Owner Trustee of any of its obligations under, or otherwise affect any of the terms of, the Indenture or affect the interests of Loan Trustee or the holders of the Equipment Notes in the Indenture Estate.

                                    ARTICLE X

                           SUPPLEMENTS AND AMENDMENTS
                     TO TRUST AGREEMENT AND OTHER DOCUMENTS

            SECTION 10.01. Supplements and Amendments. (a) Supplements and Amendments. This Trust Agreement may not be amended, supplemented or otherwise modified except by an instrument in writing signed by Owner Trustee and Owner Participant. Subject to Section 10.02 hereof and the first sentence of Section 6.01(m) of the Participation Agreement, Owner Trustee will execute any amendment, supplement or other modification of this Trust Agreement or of any other Operative Document to which Owner Trustee is a party which it is requested to execute by Owner Participant, except that Owner Trustee shall not execute any such amendment, supplement or other modification which, by the express provisions of any of the above documents, requires the consent of any other party unless such consent shall have been obtained.

            (b) Delivery of Amendments and Supplements to Certain Parties. A signed copy of each amendment or supplement referred to in Section 10.01(a) hereof shall be delivered by Owner Trustee to Loan Trustee and each holder of an Equipment Note.

            SECTION 10.02. Discretion as to Execution of Documents. Prior to executing any document required to be executed by it pursuant to the terms of
Section 10.01 hereof, Owner Trustee shall be entitled to receive an opinion of its counsel to the effect that the execution of such document is authorized hereunder. If in the opinion of Owner Trustee any such document adversely affects any right, duty, immunity or indemnity in favor of Owner Trustee hereunder or under any other Operative Document to which Owner Trustee is a party, Owner Trustee may in its discretion decline to execute such document.

            SECTION 10.03. Absence of Requirements as to Form. It shall not be necessary for any written request furnished pursuant to Section 10.01 hereof to specify the particular form of the proposed documents to be executed pursuant to such Section, but it shall be sufficient if such request shall indicate the substance thereof.

            SECTION 10.04. Distribution of Documents. Promptly after the execution by Owner Trustee of any document entered into pursuant to Section
10.01 hereof, Owner Trustee shall mail, by certified mail, postage prepaid, a conformed copy thereof to Owner Participant, but the failure of Owner Trustee to mail such conformed copy shall not impair or affect the validity of such document.

            SECTION 10.05. No Request Needed as to Lease Supplement and Indenture Supplement. No written request pursuant to Section 10.01 hereof shall be required to enable Owner Trustee to enter into the Lease Supplement covering the Aircraft with Lessee pursuant to the terms of the Lease and Section 3.01 hereof and the Indenture Supplement pursuant to the terms of the Indenture and
Section 3.01 hereof.

                                   ARTICLE XI

                                  MISCELLANEOUS

            SECTION 11.01. Termination of Trust Agreement. This Trust Agreement and the trusts created hereby shall be of no further force or effect upon the earlier of (a) both the final discharge of the Indenture pursuant to Section
10.01 thereof and the sale or other final disposition by Owner Trustee of all property constituting part of the Trust Estate and the final distribution by Owner Trustee of all monies or other property or proceeds constituting part of the Trust Estate in accordance with Article IV hereof, provided that at such time Lessee shall have fully complied with all of the terms of the Lease and the Participation Agreement or (b) twenty-one years less one day after the death of the last survivor of all of the descendants of the grandparents of David Rockefeller living on the date of the earliest execution of this Trust Agreement by any party hereto; otherwise this Trust Agreement and the trusts created hereby shall continue in full force and effect in accordance with the terms hereof.

            SECTION 11.02. Owner Participant Has No Legal Title in Trust Estate. Owner Participant shall not have legal title to any part of the Trust Estate. No transfer, by operation of law or otherwise, of any right, title and interest of Owner Participant in and to the Trust Estate hereunder shall operate to terminate this Trust Agreement or the trusts hereunder or entitle any successors or transferees of Owner Participant to an accounting or to the transfer of legal title to any part of the Trust Estate.

            SECTION 11.03. Assignment, Sale, etc. of Aircraft. Any assignment, sale, transfer or other conveyance of its interest in the Aircraft by Owner Trustee made pursuant to the terms hereof or of the Lease or the Participation Agreement shall bind Owner Participant and shall be effective to transfer or convey all right, title and interest of Owner Trustee and Owner Participant in and to the Aircraft. No purchaser or other grantee shall be required to inquire as to the authorization, necessity, expediency or regularity of such assignment, sale, transfer or conveyance or as to the application of any sale or other proceeds with respect thereto by Owner Trustee.

            SECTION 11.04. Trust Agreement for Benefit of Certain Parties Only. Except for the terms of Section 5.02(i) of the Participation Agreement incorporated in Article VIII hereof and except as otherwise provided in Articles IX and X hereof, nothing herein, whether expressed or implied, shall be construed to give any Person other than Owner Trustee and Owner Participant any legal or equitable right, remedy or claim under or in respect of this Trust Agreement; but this Trust Agreement shall be held to be for the sole and exclusive benefit of Owner Trustee and Owner Participant.

            SECTION 11.05. Notices; Consent to Jurisdiction. (a) All notices, demands, instructions and other communications required or permitted to be given to or made upon any party hereto shall be in writing and shall be personally delivered or sent by registered or certified mail, postage prepaid, or by telecopier, or by prepaid courier service, and shall be deemed to be given for purposes of this Trust Agreement on the day that such writing is delivered or sent to the intended recipient thereof in accordance with the provisions of this
Section 11.05(a). Unless otherwise specified in a notice sent or delivered in accordance with the foregoing provisions of this Section 11.05(a), notices, demands, instructions and other communications in writing shall be given to or made upon the respective parties hereto at their respective addresses (or to their respective telecopier numbers) as follows: (A) if to Lessee, Owner Trustee, Noteholders, Loan Trustee or Owner Participant, to the respective addresses set forth in Section 16.01 of the Participation Agreement, or (B) if to a Subsequent Owner Participant, addressed to such Subsequent Owner Participant at such address as such Subsequent Owner Participant shall have furnished by notice to the parties hereto or (C) if to any subsequent Noteholder, addressed to such Noteholder at its address set forth in the equipment note register maintained pursuant to Section 2.07 of the Indenture.

            (b) Each of the parties hereto (A) hereby irrevocably submits itself to the non-exclusive jurisdiction of the United States District Court for the Southern District of New York and to the non-exclusive jurisdiction of the Supreme Court of the State of New York, New York County, for the purposes of any suit, action or other proceeding arising out of this Trust Agreement, the Participation Agreement, the Lease, the Tax Indemnity Agreement or any other Operative Document, the subject matter of any thereof or any of the transactions contemplated hereby or thereby brought by any party or parties thereto, or their successors or assigns, and (B) hereby waives, and agrees not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, to the extent permitted by applicable law, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper, or that the Participation Agreement, the Lease, the Tax Indemnity Agreement or any other Operative Document or the subject matter of any thereof or any of the transactions contemplated hereby or thereby may not be enforced in or by such courts.

            SECTION 11.06. Severability. Any provision hereof which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

            SECTION 11.07. Waivers, etc. No term or provision hereof may be changed, waived, discharged or terminated orally, but only by an instrument in writing entered into in compliance with the terms of Article X hereof; and any waiver of the terms hereof shall be effective only in the specific instance and for the specific purpose given.

            SECTION 11.08. Counterparts. This Trust Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

            SECTION 11.09. Binding Effect, etc. All covenants and agreements contained herein shall be binding upon, and inure to the benefit of, Owner Trustee and its successors and assigns, and Owner Participant, its successors and, to the extent permitted by Article VIII hereof, its assigns. Any request, notice, direction, consent, waiver or other instrument or action by Owner Participant shall bind its successors and assigns. Any Owner Participant which shall cease to have any Ownership Interest shall thereupon cease to be a party hereto or an Owner Participant for any reason and shall have no further obligations hereunder.

            SECTION 11.10. Headings; References. The headings of the various Articles and Sections herein are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

            SECTION 11.11. GOVERNING LAW. THIS TRUST AGREEMENT SHALL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF UTAH, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE.

            SECTION 11.12. No Bankruptcy or Insolvency Proceedings. The trust created by this Trust Agreement is not intended to be a business trust within the meaning of Section 101(9)(A)(v) of the Bankruptcy Code. Owner Trustee shall not have the power to (i) institute proceedings to have the trust created by this Trust Agreement declared or adjudicated a bankrupt or insolvent, (ii) consent to the institution of bankruptcy or insolvency proceedings against the trust created by this Trust Agreement, (iii) file a petition or consent to a petition seeking reorganization or relief on behalf of the trust created by this Trust Agreement under any applicable federal or state law relating to bankruptcy, (iv) consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or any similar official) of the trust created by this Trust Agreement or a substantial portion of the assets of the trust created by this Trust Agreement, (v) make any assignment for the benefit of the creditors of the trust created by this Trust Agreement, (vi) cause the trust created by this Trust Agreement to admit in writing its inability to pay its debts generally as they become due, or (vii) take any action, or cause the trust created by this Trust Agreement to take any action, in furtherance of any of the foregoing. Wells Fargo, by entering into this Trust Agreement, hereby covenants and agrees that it will not at any time institute against the trust created by this Trust Agreement, or join in any institution against the trust created by this Trust Agreement of, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any United States federal or state bankruptcy or insolvency law in connection with any obligations relating to this Trust Agreement or any of the other Operative Documents.

            IN WITNESS WHEREOF, the parties hereto have caused this Trust Agreement to be duly executed by their respective officers thereunto duly authorized as of the day and year first above written.

                                       [___________________________]


                                       By: ___________________________________
                                           Name:
                                           Title:


                                       WELLS FARGO BANK NORTHWEST,
                                       NATIONAL ASSOCIATION


                                       By: ___________________________________
                                           Name:
                                           Title:

                                                                    EXHIBIT L TO
                                                         PARTICIPATION AGREEMENT

                            MANDATORY DOCUMENT TERMS

            1. May not modify in any material adverse respect as regards the interests of Noteholders, Subordination Agent, Liquidity Provider, Policy Provider or Loan Trustee, the Granting Clause of the Indenture Form so as to deprive Noteholders of a first priority security interest in and mortgage lien on the Aircraft and the Lease or to eliminate any of the obligations intended to be secured thereby or otherwise modify in any material adverse respect as regards the interests of Noteholders, Subordination Agent, Liquidity Provider, Policy Provider or Loan Trustee the provisions of Article II or III or Sections 4.02, 4.03, 4.04, 5.02, 5.06, 9.01 or Section 10.14 of the Indenture Form.

            2. May not modify in any material adverse respect as regards the interests of Noteholders, Subordination Agent, Liquidity Provider, Policy Provider or Loan Trustee the provisions of Section 3(c)(iv), Section 3(e),
Section 7(e), clause (G) of the fourth paragraph of Section 10(a), Section 16,
Section 18, the first and third sentences of Section 20 or the penultimate sentence of Section 24 of the Lease Form or otherwise modify the terms of the Lease Form so as to deprive Loan Trustee of rights expressly granted to the "Loan Trustee" therein.

            3. May not modify in any material adverse respect as regards the interests of Noteholders, Subordination Agent, Liquidity Provider, Policy Provider or Loan Trustee the provisions of Sections 3.01(g)(iii)(A), 3.01(g)(iii)(B), 3.01(g)(iii)(C), Sections 6.01(h), 5.04(c), 6.02(b), 7.01,
16.03 or 16.13 or the provisions of Sections 3.01(h), 3.01(i), 3.01(j), 3.01(k),
3.01(l), 3.01(m), 3.01(n) and the paragraph following Section 3.01(bb) of the Participation Agreement Form so as to eliminate the requirement to deliver to Pass Through Trustees or Loan Trustee, as the case may be, the legal opinions to be provided to such Person thereunder (recognizing that the lawyers rendering such opinions may be changed) or the provisions of Section 6.01(f)(i)(B) or otherwise modify the terms of the Participation Agreement Form to deprive Subordination Agent, Liquidity Provider, Policy Provider or Loan Trustee of any indemnity or right of reimbursement in its favor for Claims or Taxes.

            4. May not modify the definition of "Make-Whole Amount" in Annex A to the Indenture Form in any material adverse respect as regards the interests of Noteholders, Subordination Agent, Liquidity Provider, Policy Provider or Loan Trustee.

            Notwithstanding the foregoing, any such Mandatory Document Term may be modified to correct or supplement any such provision which may be defective or to cure any ambiguity or correct any mistake, provided, however, that any such modification shall not materially adversely affect the interests of Noteholders, Subordination Agent, Liquidity Provider, Policy Provider, Loan Trustee or the holders of the Pass Through Certificates.

                                                                    EXHIBIT M TO
                                                         PARTICIPATION AGREEMENT

                            MANDATORY ECONOMIC TERMS

o The principal amount of the new Series G-1 equipment notes, Series G-2 equipment notes and Series C equipment notes, respectively, to be issued by the owner trustee will be equal to the outstanding principal balance of the Series G-1 Equipment Notes, Series G-2 Equipment Notes and Series C Equipment Notes at the time of the Sale/Leaseback Transaction.

o The loan to Aircraft value ratio with respect to the Aircraft (computed on the basis of an assumed value for the Aircraft no greater than the value for the Aircraft set forth under "Summary -- Equipment Notes and the aircraft" under the column "Appraised base value" in the "Prospectus Supplement" (as such term is defined in the Underwriting Agreement) and the "Depreciation Assumption" (as such term is defined in the Prospectus Supplement)) at the time of the issuance of the new Series G-1 equipment notes, Series G-2 equipment notes and Series C equipment notes in connection with the Sale/Leaseback Transaction and on any Regular Distribution Date (as such term is defined in the Intercreditor Agreement) thereafter, calculated as set forth in "Description of the equipment notes -- Loan to value ratios of equipment notes," in the Prospectus Supplement will not exceed the following amounts:


                          Loan to Aircraft Value Ratio
                          ----------------------------
      new Series G-1              new Series G-2             new Series C
      equipment notes            equipment notes            equipment notes
      ---------------            ---------------            ---------------

           65.0%                      59.8%                      72.4%


o As of May 1, 2003, the average life of each class of Pass Through Certificates (computed without regard to the acceleration of any "Equipment Notes" (as such term is defined the Intercreditor Agreement)) shall not be less than the minimum nor more than the maximum years from April 30, 2002 set forth in the following table:


                        Pass Through        Pass Through        Pass Through
                        Certificates        Certificates        Certificates
                        issued by the       issued by the       issued by the
                        Class G-1 Pass      Class G-2 Pass      Class C Pass
                        Through Trust       Through Trust       Through Trust
                        --------------      --------------      --------------
Minimum                   10.2 years          10.2 years           5.3 years
Maximum                   10.5 years          10.2 years           5.5 years


o As of May 1, 2003, the average life of the Series G-1 Equipment Notes, the Series G-2 Equipment Notes and the Series C Equipment Notes (including any new Series G-1 equipment notes, Series G-2 equipment notes and Series C equipment notes to be issued by the owner trustee in connection with a Sale/Leaseback Transaction) (computed without regard to any acceleration of Equipment Notes) shall be not less than the minimum nor more than the maximum years from April 30, 2002 set forth in the following table; provided, however, that if any new Series G-1 equipment notes, Series G-2 equipment notes and Series C equipment notes are issued by the owner trustee after April 30, 2003 in connection with a Sale/Leaseback Transaction, the average life of such new Series G-1 equipment notes, Series G-2 equipment notes and Series C equipment notes must correspond to the average life of the Series G-1 Equipment Notes, Series G-2 Equipment Notes and Series C Equipment Notes, respectively, being assumed by the owner trustee:


                         Series G-1          Series G-2           Series C
                       Equipment Notes     Equipment Notes     Equipment Notes
                       ---------------     ---------------     ---------------
Minimum                    8.5 years          10.2 years           4.0 years
Maximum                   13.5 years          10.2 years           7.0 years


o The final maturity date of the new Series G-1 equipment notes and the new Series C equipment notes to be issued by the owner trustee in a Sale/Leaseback Transaction will not extend beyond January 2, 2023 and January 2, 2012, respectively.

o The final maturity date of the new Series G-2 equipment notes to be issued by the owner trustee in a Sale/Leaseback Transaction shall be July 2, 2012 and there shall be no scheduled amortization of such new Series G-2 equipment notes.

o The interest rate applicable to the new Series G-1 equipment notes shall be 6.718% per annum, the interest rate applicable to the new Series G-2 equipment notes shall be 6.417% per annum and the interest rate applicable to the new Series C equipment notes shall be 7.779% per annum.

o The payment dates for the new Series G-1 equipment notes, Series G-2 equipment notes and Series C equipment notes to be issued by the owner trustee in connection with a Sale/Leaseback Transaction and for basic rent under the lease agreement to be entered into in connection therewith must be January 2 and July 2, provided that, at Company's election, basic rent may also be paid at the commencement of such lease agreement.

o Basic rent (and supplemental rent), Stipulated Loss Values and termination values under the lease agreement to be entered into in connection with a Sale/Leaseback Transaction must be sufficient to pay amounts due with respect to the new Series G-1 equipment notes, Series G-2 equipment notes and Series C equipment notes to be issued by the owner trustee in connection with such Sale/Leaseback Transaction.

o The amounts payable under the all-risk hull insurance maintained with respect to the Aircraft must be sufficient to pay the applicable Stipulated Loss Value.

o (a) The past due rate in the amended and restated indenture and the lease agreement, (b) the Make-Whole Amount payable under the amended and restated indenture, (c) the provisions relating to the redemption and purchase of the new equipment notes in the amended and restated indenture and (d) the indemnification of Loan Trustee, Subordination Agent, Liquidity Provider, Policy Provider, Pass Through Trustees and the registered holders of the new equipment notes with respect to certain taxes and expenses, in each case must be no less favorable to Loan Trustee, Subordination Agent, Liquidity Provider, Policy Provider, Pass Through Trustees and the registered holders of the new equipment notes than as set forth in the Participation Agreement Form, the Lease Form and the Indenture Form.

                                                                    EXHIBIT N TO
                                                         PARTICIPATION AGREEMENT

                               FORM OF OPINION OF
                       SPECIAL COUNSEL FOR POLICY PROVIDER

                            [Intentionally Omitted]

                                                                      Annex A to
                                                     Participation Agreement and
                                                Indenture and Security Agreement
                                                                        (N372DA)

                                   DEFINITIONS
                                    (N372DA)

            "Additional Insureds" has the meaning specified in Section 7.06(a) of the Indenture.

            "After-Tax Basis" means that indemnity and compensation payments required to be made on such basis will be supplemented by the Person paying the base amount by that amount which, when added to such base amount, and after deduction of all Federal, state, local and foreign Taxes required to be paid by or on behalf of the payee with respect of the receipt or realization of any such amounts, and after consideration of any current tax savings of such payee resulting by way of any deduction, credit or other tax benefit attributable to such base amount or Tax, shall net such payee the full amount of such base amount.

            "Agreement" and "Participation Agreement" mean that certain Participation Agreement (N372DA), dated as of April 30, 2002, among Company, State Street, Pass Through Trustee under each Pass Through Trust Agreement, Subordination Agent and Loan Trustee, as the same may be amended, supplemented or otherwise modified from time to time in accordance with its Terms.

            "Aircraft" means the Airframe (or any Replacement Airframe substituted therefor pursuant to Section 7.05 of the Indenture) together with the two Engines described in the Indenture Supplement originally executed and delivered under the Indenture (or any Replacement Engine that may from time to time be substituted for any of such Engines pursuant to Section 7.04 or Section
7.05 of the Indenture), whether or not any of such initial or substituted Engines is from time to time installed on such Airframe or installed on any other airframe or on any other aircraft. The term "Aircraft" includes any Replacement Aircraft.

            "Airframe" means (a) the Boeing 737-832 aircraft (except (i) the Engines or engines from time to time installed thereon and any and all Parts related to such Engine or engines and (ii) items installed or incorporated in or attached to such Boeing 737-832 aircraft from time to time that are excluded from the definition of Parts (except Engines or engines)) specified in the Indenture Supplement originally executed and delivered under the Indenture and
(b) any and all related Parts. The term "Airframe" includes any Replacement Airframe that is substituted for the Airframe pursuant to Section 7.05 of the Indenture. At such time as any Replacement Airframe is so substituted and the Airframe for which such substitution is made is released from the Lien of the Indenture, such replaced Airframe shall cease to be an Airframe under the Indenture.

            "Bankruptcy Code" means the United States Bankruptcy Code, 11 United States Code ss.ss.101 et seq., as amended, or any successor statutes thereto.

            "Basic Pass Through Trust Agreement" means that certain Pass Through Trust Agreement, dated as of November 16, 2000, between Company and State Street, as the same may be amended, supplemented or otherwise modified from time to time in accordance with its terms (but does not include any Trust Supplement).

            "Bills of Sale" means the FAA Bill of Sale and the Warranty Bill of Sale.

            "Business Day" means any day other than a Saturday, a Sunday or a day on which commercial banks are required or authorized to close in New York, New York, Atlanta, Georgia or the city and state in which Loan Trustee maintains its Corporate Trust Office or receives and disburses funds.

            "Certificated Air Carrier" means a Citizen of the United States holding an air carrier operating certificate issued by the Secretary of Transportation pursuant to Chapter 447 of Title 49 of the United States Code for aircraft capable of carrying ten or more individuals or 6,000 pounds or more of cargo or that otherwise is certified or registered to the extent required to fall within the purview of Section 1110.

            "Citizen of the United States" has the meaning specified for such term in Section 40102(a)(15) of Title 49 of the United States Code or any similar legislation of the United States enacted in substitution or replacement therefor.

            "Claim" has the meaning specified in Section 4.02(a) of the Participation Agreement.

            "Class C Pass Through Trust" means the Delta Air Lines Pass Through Trust 2002-1C created pursuant to the Basic Pass Through Trust Agreement, as supplemented by Trust Supplement No. 2002-1C, dated as of April 30, 2002 between Company and State Street.

            "Class G-1 Pass Through Trust" means the Delta Air Lines Pass Through Trust 2002-1G-1 created pursuant to the Basic Pass Through Trust Agreement, as supplemented by Trust Supplement No. 2002-1G-1, dated as of April 30, 2002 between Company and State Street.

            "Class G-1 Trustee" means Pass Through Trustee under the Basic Pass Through Trust Agreement, as supplemented by Trust Supplement No. 2002-1G-1, dated as of April 30, 2002 between Company and State Street.

            "Class G-2 Pass Through Trust" means the Delta Air Lines Pass Through Trust 2002-1G-2 created pursuant to the Basic Pass Through Trust Agreement, as supplemented by Trust Supplement No. 2002-1G-2, dated as of April 30, 2002 between Company and State Street.

            "Class G-2 Trustee" means Pass Through Trustee under the Basic Pass Through Trust Agreement, as supplemented by Trust Supplement No. 2002-1G-2, dated as of April 30, 2002 between Company and State Street.

            "Closing" has the meaning specified in Section 2.03 of the Participation Agreement.

            "Closing Date" means the date of the closing of the transaction contemplated by the Operative Documents.

            "Code" means the Internal Revenue Code of 1986, as amended.

            "Collateral" has the meaning specified in the granting clause of the Indenture.

            "Company" means Delta Air Lines, Inc., and its successors and permitted assigns.

            "Compulsory Acquisition" means requisition of title or other compulsory acquisition, capture, seizure, deprivation, confiscation or detention for any reason of the Aircraft by any government that results in the loss of title or use of the Aircraft by Company (or any Permitted Lessee) for a period in excess of 180 days, but shall exclude requisition for use or hire not involving requisition of title.

            "Confidential Information" has the meaning specified in Section
10.16 of the Indenture.

            "Controlling Party" has the meaning specified in Section 2.06 of the Intercreditor Agreement.

            "Corporate Trust Office" means the Corporate Trust Division of Loan Trustee located at State Street Bank and Trust Company of Connecticut, National Association, 225 Asylum Street, Goodwin Square, Hartford, Connecticut, 06103,
Attention: Corporate Trust Division, or such other office at which Loan Trustee's corporate trust business is administered that Loan Trustee specifies by notice to Company.

            "CRAF Program" means the Civil Reserve Air Fleet Program authorized under 10 U.S.C. Section 9511 et seq. or any similar or substitute program under the laws of the United States.

            "Debt Rate" means, with respect to any Series, the rate per annum specified for such Series under the heading "Interest Rate" in Schedule I to the Indenture.

            "Department of Transportation" means the United States Department of Transportation and any agency or instrumentality of the United States government succeeding to its functions.

            "Direction" has the meaning specified in Section 2.16 of the Indenture.

            "Dollars" and "$" mean the lawful currency of the United States.

            "Engine" means (a) each of the two CFM International, Inc. CFM56-7B26 engines, which may be rated at or limited to -24 or higher power, listed by manufacturer's serial number in the Indenture Supplement originally executed and delivered under the Indenture, whether or not from time to time installed on the Airframe or installed on any other airframe or on any other aircraft and (b) any Replacement Engine substituted for an Engine pursuant to
Section 7.04 or 7.05 of the Indenture; together in each case with any and all related Parts. At such time as a Replacement Engine is so substituted and the Engine for which substitution is made is released from the Lien of the Indenture, such replaced Engine shall cease to be an Engine under the Indenture.

            "Equipment Note" means and includes any Equipment Note originally issued pursuant to Section 2.02 of the Indenture and any Equipment Note issued in exchange therefor or replacement thereof pursuant to Section 2.07 or 2.08 of the Indenture.

            "Equipment Note Register" has the meaning specified in Section 2.07 of the Indenture.

            "Equipment Note Registrar" has the meaning specified in Section 2.07 of the Indenture.

            "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder. Section references to ERISA are to ERISA as in effect at the date of the Participation Agreement and any subsequent provisions of ERISA amendatory thereof, supplemental thereto or substituted therefor.

            "Event of Default" has the meaning specified in Section 4.01 of the Indenture.

            "Event of Loss" means, with respect to the Aircraft, Airframe or any Engine, any of the following events with respect to such property:

            (a) the loss of such property or of the use thereof due to destruction, damage beyond repair or rendition of such property permanently unfit for normal use for any reason whatsoever;

            (b) any damage to such property which results in an insurance settlement with respect to such property on the basis of a total loss, a compromised total loss or a constructive total loss;

            (c) the theft or disappearance of such property for a period in excess of 180 days;

            (d) the requisition for use of such property by any government (other than a requisition for use by a Government or the government of the country of registry of the Aircraft) that results in the loss of possession of such property by Company (or any Permitted Lessee) for a period in excess of 12 consecutive months;

            (e) the operation or location of the Aircraft, while under requisition for use by any government, in any area excluded from coverage by any insurance policy in effect with respect to the Aircraft required by the terms of
Section 7.06 of the Indenture, unless Company shall have obtained indemnity or insurance in lieu thereof from such government;

            (f) any Compulsory Acquisition;

            (g) as a result of any law, rule, regulation, order or other action by the FAA or other government of the country of registry, the use of the Aircraft or Airframe in the normal business of air transportation is prohibited by virtue of a condition affecting all aircraft of the same type for a period of 18 consecutive months, unless Company is diligently carrying forward all steps that are necessary or desirable to permit the normal use of the Aircraft or Airframe or, in any event, if such use is prohibited for a period of three consecutive years; and

            (h) with respect to an Engine only, any divestiture of title to or interest in an Engine or any event with respect to an Engine that is deemed to be an Event of Loss with respect to such Engine pursuant to Section 7.02(a)(vii) of the Indenture.

            An Event of Loss with respect to the Aircraft shall be deemed to have occurred if an Event of Loss occurs with respect to the Airframe unless Company elects to substitute a Replacement Airframe pursuant to Section 7.05(a)(i) of the Indenture.

            "FAA" means the United States Federal Aviation Administration and any agency or instrumentality of the United States government succeeding to its functions.

            "FAA Bill of Sale" means the bill of sale for the Aircraft on AC Form 8050-2 executed by Manufacturer or an affiliate of Manufacturer in favor of Company and recorded with the FAA.

            "Federal Funds Rate" means a fluctuating interest rate per annum in effect from time to time, which rate per annum shall at all times be equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or if such rate is not so published for any day that is a Business Day, the average of the quotations for such day for such transactions received by State Street from three Federal funds brokers of recognized standing selected by it.

            "Government" means the government of any of Canada, France, Germany, Japan, The Netherlands, Sweden, Switzerland, the United Kingdom or the United States and any instrumentality or agency thereof.

            "Indemnitee" has the meaning specified in Section 4.02(b) of the Participation Agreement.

            "Indenture" means that certain Indenture and Security Agreement (N372DA), dated as of April 30, 2002, between Company and Loan Trustee, as the same may be amended, supplemented or otherwise modified from time to time in accordance with its terms, including supplementing by an Indenture Supplement pursuant to the Indenture.

            "Indenture Form" means the form of Amended and Restated Indenture and Security Agreement attached as Exhibit I to the Participation Agreement.

            "Indenture Indemnitee" means (i) Loan Trustee, (ii) State Street,
(iii) so long as it holds any Equipment Note as agent and trustee of any Pass Through Trustee, Subordination Agent, (iv) Liquidity Provider and Policy Provider and (v) so long as it is the holder of any Equipment Notes, each Pass Through Trustee and each of their respective directors, officers, employees, agents and servants. No holder of a Pass Through Certificate in its capacity as such shall be an Indenture Indemnitee.

            "Indenture Supplement" means a supplement to the Indenture, substantially in the form of Exhibit A to the Indenture, which particularly describes the Aircraft, and any Replacement Airframe and or Replacement Engine included in the property subject to the Lien of the Indenture.

            "Intercreditor Agreement" means that certain Intercreditor Agreement, dated as of the Closing Date, among Pass Through Trustees, Liquidity Provider, Policy Provider and Subordination Agent, as the same may be amended, supplemented or otherwise modified from time to time in accordance with its terms.

            "Interests" has the meaning specified in Section 7.06(a) of the Indenture.

            "Lease" means any lease permitted by the terms of Section 7.02(a) of the Indenture.

            "Lease Form" means the form of Lease Agreement attached as Exhibit H to the Participation Agreement.

            "Lien" means any mortgage, pledge, lien, encumbrance, lease, sublease, sub-sublease or security interest.

            "Liquidity Facilities" means the three Revolving Credit Agreements, each dated as of the Closing Date, between Subordination Agent, as borrower, and Liquidity Provider, and any replacements thereof, in each case as the same may be amended or supplemented or otherwise modified from time to time in accordance with its terms.

            "Liquidity Provider" means Westdeutsche Landesbank Girozentrale, a German banking institution organized under the laws of the State of North Rhine-Westphalia, acting through its New York branch, as liquidity provider under each of the Liquidity Facilities, or any liquidity provider under a replacement liquidity facility.

            "Loan Amount" has the meaning specified in Section 7.06(b) of the Indenture.

            "Loan Trustee" has the meaning specified in the introductory paragraph of the Indenture.

            "Loan Trustee Liens" means any Lien attributable to State Street or Loan Trustee with respect to the Aircraft, any interest therein or any other portion of the Collateral arising as a result of (i) claims against State Street or Loan Trustee not related to its interest in the Aircraft or the administration of the Collateral pursuant to the Indenture, (ii) acts of State Street or Loan Trustee not permitted by, or the failure of State Street or Loan Trustee to take any action required by the Operative Documents or the Pass Through Documents, (iii) claims against State Street or Loan Trustee relating to Taxes or Claims that are excluded from the indemnification provided by Section
4.02 of the Participation Agreement pursuant to said Section 4.02 or (iv) claims against State Street or Loan Trustee arising out of the transfer by any such party of all or any portion of its interest in the Aircraft, the Collateral, the Operative Documents or the Pass Through Documents, except while an Event of Default is continuing and prior to the time that Loan Trustee has received all amounts due to it pursuant to the Indenture.

            "Loss Payment Date" has the meaning specified in Section 7.05(a) of the Indenture.

            "Majority in Interest of Noteholders" means, as of a particular date of determination and subject to Section 2.16 of the Indenture, the holders of at least a majority in aggregate unpaid principal amount of all Equipment Notes outstanding as of such date (excluding any Equipment Notes held by Company or any affiliate thereof.

            "Make-Whole Amount" means, with respect to any Equipment Note, the amount (as determined by an independent investment banker selected by Company (and, following the occurrence and during the continuance of an Event of Default, reasonably acceptable to Loan Trustee)), if any, by which (i) the present value of the remaining scheduled payments of principal and interest from the redemption date to maturity of such Equipment Note computed by discounting each such payment on a semiannual basis from its respective Payment Date (assuming a 360-day year of twelve 30 day months) using a discount rate equal to the Treasury Yield exceeds (ii) the outstanding principal amount of such Equipment Note plus accrued but unpaid interest thereon. For purposes of determining the Make-Whole Amount, "Treasury Yield" means, at the date of determination, the interest rate (expressed as a semiannual equivalent and as a decimal and, in the case of United States Treasury bills, converted to a bond equivalent yield) determined to be the per annum rate equal to the semiannual yield to maturity for United States Treasury securities maturing on the Average Life Date and trading in the public securities market either as determined by interpolation between the most recent weekly average yield to maturity for two series of United States Treasury securities, trading in the public securities markets, (A) one maturing as close as possible to, but earlier than, the Average Life Date and (B) the other maturing as close as possible to, but later than, the Average Life Date, in each case as published in the most recent H.15(519) or, if a weekly average yield to maturity for United States Treasury securities maturing on the Average Life Date is reported on the most recent H.15(519), such weekly average yield to maturity as published in such H.15(519). "H.15(519)" means the weekly statistical release designated as such, or any successor publication, published by the Board of Governors of the Federal Reserve System. The date of determination of a Make-Whole Amount shall be the third Business Day prior to the applicable redemption date and the "most recent H.15(519)" means the H.15(519) published prior to the close of business on the third Business Day prior to the applicable redemption date. "Average Life Date" means, for each Equipment Note to be redeemed, the date which follows the redemption date by a period equal to the Remaining Weighted Average Life at the redemption date of such Equipment Note. "Remaining Weighted Average Life" of an Equipment Note, at the redemption date of such Equipment Note, means the number of days equal to the quotient obtained by dividing: (i) the sum of the products obtained by multiplying (A) the amount of each then remaining installment of principal, including the payment due on the maturity date of such Equipment Note, by (B) the number of days from and including the redemption date to but excluding the scheduled payment date of such principal installment by (ii) the then unpaid principal amount of such Equipment Note.

            "Mandatory Document Terms" has the meaning specified for such term in Exhibit L to the Participation Agreement.

            "Mandatory Economic Terms" has the meaning specified for such term in Exhibit M to the Participation Agreement.

            "Manufacturer" means The Boeing Company, a Delaware corporation, and its successors and assigns.

            "Manufacturer's Consent" means the Manufacturer's Consent and Agreement to Assignment of Warranties, dated as of the Closing Date, substantially in the form of Exhibit E to the Participation Agreement

            "Noteholder" means any Person in whose name an Equipment Note is registered on the Equipment Note Register (including, for so long as it is the registered holder of any Equipment Notes, Subordination Agent on behalf of Pass Through Trustees pursuant to the provisions of the Intercreditor Agreement).

            "Noteholder Liens" means any Lien attributable to any Noteholder on or against the Aircraft, any interest herein or any portion of the Collateral, arising out of any claim against such Noteholder that is not related to the Operative Documents or Pass Through Documents, or out of any act or omission of such Noteholder that is not related to the transactions contemplated by, or that constitutes a breach by such Noteholder of its obligations under, the Operative Documents or the Pass Through Documents.

            "Operative Documents" means, collectively, the Participation Agreement, the Indenture, each Indenture Supplement, the Manufacturer's Consent and the Equipment Notes.

            "Other Party Liens" means any Lien attributable to Pass Through Trustee (other than in its capacity as Noteholder), Subordination Agent (other than in its capacity as Noteholder), Liquidity Provider or Policy Provider on or against the Aircraft, any interest therein, or any portion of the Collateral arising out of any claim against such party that is not related to the Operative Documents or Pass Through Documents, or out of any act or omission of such party that is not related to the transactions contemplated by, or that constitutes a breach by such party of its obligations under, the Operative Documents or the Pass Through Documents.

            "Participation Agreement" has the meaning set forth under the definition of "Agreement".

            "Participation Agreement Form" means the form of Amended and Restated Participation Agreement attached as Exhibit G to the Participation Agreement.

            "Parts" means any and all appliances, parts, instruments, appurtenances, accessories, furnishings and other equipment of whatever nature (other than (a) complete Engines or engines, (b) any items leased by Company or any Permitted Lessee, (c) cargo containers, (d) components or systems installed on or affixed to the Airframe that are used to provide individual telecommunications or electronic entertainment to passengers aboard the Aircraft, (e) medical and similar emergency equipment and (f) passenger service items and equipment generally used in but not affixed to the Aircraft, such as blankets, coffee pots, beverage and meal servicing carts, etc.), so long as the same are incorporated or installed in or attached to the Airframe or any Engine or so long as the same are subject to the Lien of the Indenture in accordance with the terms of Section 7.04 thereof after removal from the Airframe or any Engine.

            "Pass Through Certificates" means the pass through certificates issued by Pass Through Trustees.

            "Pass Through Documents" means the Pass Through Trust Agreements, the Intercreditor Agreement, the Liquidity Facilities and the Policy Provider Agreement.

            "Pass Through Trust" means each of the three separate grantor trusts created pursuant to the Pass Through Trust Agreements to facilitate certain of the transactions contemplated by the Operative Documents.

            "Pass Through Trust Agreement" means each of the three separate Trust Supplements together in each case with the Basic Pass Through Trust Agreement, as the same may be amended, supplemented or otherwise modified from time to time in accordance with its terms.

            "Pass Through Trustee" has the meaning specified in the introductory paragraph to the Participation Agreement.

            "Pass Through Trustees" means, collectively, Pass Through Trustees under each Pass Through Trust Agreement.

            "Past Due Rate" means, with respect to a particular Series, a rate per annum equal to the applicable Debt Rate plus 1% and, in any case other than with respect to a particular Series, the Debt Rate for the Series G-2 Equipment Notes plus 1%.

            "Payment Date" means, for any Equipment Note, each July 2 and January 2, commencing with January 2, 2003.

            "Payment Default" means the occurrence of an event that would give rise to an Event of Default under Section 4.01(a) of the Indenture upon the giving of notice or the passing of time or both.

            "Permitted Investments" means each of (a) direct obligations of the United States and agencies thereof; (b) obligations fully guaranteed by the United States; (c) certificates of deposit issued by, or bankers' acceptances of, or time deposits with, any bank, trust company or national banking association incorporated or doing business under the laws of the United States or one of the states thereof having combined capital and surplus and retained earnings of at least $100,000,000 and having a rating of A, its equivalent or better by Moody's Investors Service, Inc. ("Moody's") or Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. ("S&P") (or, if neither such organization then rates such institutions, by any nationally recognized rating organization in the United States); (d) commercial paper of any holding company of a bank, trust company or national banking association described in clause (c); (e) commercial paper of companies having a rating assigned to such commercial paper by either Moody's or S&P (or, if neither such organization then rates such commercial paper, by any nationally recognized rating organization in the United States) equal to either of the two highest ratings assigned by such organization; (f) Dollar-denominated certificates of deposit issued by, or time deposits with, the European subsidiaries of (i) any bank, trust company or national banking association described in clause (c), or
(ii) any other bank or financial institution described in clause (h) or (i) below; (g) United States-issued Yankee certificates of deposit issued by, or bankers' acceptances of, or commercial paper issued by, any bank having combined capital and surplus and retained earnings of at least $100,000,000 and headquartered in Canada, Japan, the United Kingdom, France, Germany, Switzerland or The Netherlands and having a rating of A, its equivalent or better by Moody's or S&P (or, if neither such organization then rates such institutions, by any nationally recognized rating organization in the United States); (h) Dollar-denominated time deposits with any Canadian bank having a combined capital and surplus and retained earnings of at least $100,000,000 and having a rating of A, its equivalent or better by Moody's or S&P (or, if neither such organization then rates such institutions, by any nationally recognized rating organization in the United States); (i) Canadian Treasury Bills fully hedged to Dollars; (j) repurchase agreements with any financial institution having combined capital and surplus and retained earnings of at least $100,000,000 collateralized by transfer of possession of any of the obligations described in clauses (a) through (i) above; (k) bonds, notes or other obligations of any state of the United States, or any political subdivision of any state, or any agencies or other instrumentalities of any such state, including, but not limited to, industrial development bonds, pollution control revenue bonds, public power bonds, housing bonds, other revenue bonds or any general obligation bonds, that, at the time of their purchase, such obligations are rated A, its equivalent or better by Moody's or S&P (or, if neither such organization then rates such obligations, by any nationally recognized rating organization in the United States); (1) bonds or other debt instruments of any company, if such bonds or other debt instruments, at the time of their purchase, are rated A, its equivalent or better by Moody's or S&P (or, if neither such organization then rates such obligations, by any nationally recognized rating organization in the United States); (m) mortgage backed securities (i) guaranteed by the Federal National Mortgage Association, the Federal Home Loan Mortgage Corporation or the Government National Mortgage Association or rated AAA, its equivalent or better by Moody's or S&P (or, if neither such organization then rates such obligations, by any nationally recognized rating organization in the United States) or, if unrated, deemed to be of a comparable quality by Loan Trustee and (ii) having an average life not to exceed 15 years as determined by standard industry pricing practices presently in effect; (n) asset-backed securities rated A, its equivalent or better by Moody's or S&P (or, if neither such organization then rates such obligations, by any nationally recognized rating organization in the United States) or, if unrated, deemed to be of a comparable quality by Loan Trustee; and (o) such other investments approved in writing by Loan Trustee; provided that, except in clause (m), the instruments described in the foregoing clauses shall have a maturity of no more than six months from the date of acquisition thereof. The bank acting as Pass Through Trustee or Loan Trustee is hereby authorized, in making or disposing of any investment described herein, to deal with itself (in its individual capacity) or with any one or more of its affiliates, whether it or such affiliate is acting as an agent of Pass Through Trustee or Loan Trustee or for any third person or dealing as principal for its own account.

            "Permitted Lessee" means any Person to whom Company is permitted to lease the Airframe or any Engine pursuant to Section 7.02(a) of the Indenture.

            "Permitted Lien" has the meaning specified in Section 7.01 of the Indenture.

            "Person" means any person, including any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, trustee, unincorporated organization or government or any agency or political subdivision thereof.

            "Policy Provider" means MBIA Insurance Company, a New York-domiciled stock insurance company.

            "Policy Provider Agreement" means the Insurance and Indemnity Agreement dated as of April 30, 2002 among Subordination Agent, Class G-1 Trustee, Class G-2 Trustee, Company and Policy Provider, including the related Policy Provider Fee Letter referred to therein, as amended, supplemented or otherwise modified from time to time in accordance with its terms.

            "Purchase Agreement" means Purchase Agreement No. 2022, dated as of October 21, 1997, which incorporates by reference the Aircraft General Terms Agreement AGTA-DAL, dated as of October 21, 1997, between Manufacturer and Company, as the same may be amended, supplemented or otherwise modified from time to time in accordance with its terms.

            "Rating Agencies" has the meaning specified in the Intercreditor Agreement.

            "Related Indemnitee Group" has the meaning specified in Section 4.02(b) of the Participation Agreement.

            "Replacement Aircraft" means the Aircraft of which a Replacement Airframe is part.

            "Replacement Airframe" means a Boeing 737-832 aircraft or a comparable or improved model of Manufacturer (except (a) Engines or engines from time to time installed thereon and any and all Parts related to such Engine or engines and (b) items excluded from the definition of Parts (except Engines or engines)), that shall have been made subject to the Lien of the Indenture pursuant to Section 7.05 thereof, together with all Parts relating to such aircraft.

            "Replacement Engine" means a CFM International, Inc. CFM56-7B engine, which may be rated at or limited to -24 or higher power, (or an engine of the same or another manufacturer of a comparable or an improved model and suitable for installation and use on the Airframe with the other Engine (or any other Replacement Engine being substituted simultaneously therewith)) that is made subject to the Lien of the Indenture pursuant to Section 7.04 or Section
7.05 thereof, together with all Parts relating to such engine.

            "Responsible Officer" means, with respect to Company, its Chairman of the Board, its President, its Chief Operating Officer, any Executive Vice President, any Senior Vice President, the Chief Financial Officer, any Vice President, the Treasurer, the Controller or the Secretary.

            "Sale/Leaseback Transaction" has the meaning specified for such term in Section 7.11 of the Participation Agreement.

            "Section 1110" means Section 1110 of the Bankruptcy Code.

            "Secured Obligations" has the meaning specified in Section 2.06 of the Indenture.

            "Series" means any series of Equipment Notes, including the Series G-1 Equipment Notes, the Series G-2 Equipment Notes, or the Series C Equipment Notes.

            "Series C Equipment Notes" means Equipment Notes issued and designated as "Series C Equipment Notes" under the Indenture, in the original principal amount and maturities and bearing interest as specified in Schedule I to the Indenture under the heading "Series C Equipment Notes."

            "Series G-1 Equipment Notes" means Equipment Notes issued and designated as "Series G-1 Equipment Notes" under the Indenture, in the original principal amount and maturities and bearing interest as specified in Schedule I to the Indenture under the heading "Series G-1 Equipment Notes."

            "Series G-2 Equipment Notes" means Equipment Notes issued and designated as "Series G-2 Equipment Notes" under the Indenture, in the original principal amount and maturities and bearing interest as specified in Schedule I to the Indenture under the heading "Series G-2 Equipment Notes."

            "State Street" has the meaning specified in the introductory paragraph of the Participation Agreement.

            "Subordination Agent" has the meaning specified in the introductory paragraph of the Participation Agreement.

            "Tax" and "Taxes" mean all governmental fees (including, without limitation. license, filing and registration fees) and all taxes (including, without limitation, franchise, excise, stamp, value added, income, gross receipts, sales, use and property taxes), withholdings, assessments, levies, imposts, duties or charges, of any nature whatsoever, together with any related penalties, fines, additions to tax or interest thereon imposed, withheld, levied or assessed by any country, taxing authority or governmental subdivision thereof or therein or by any international authority, including any taxes imposed on any Person as a result of such Person being required to collect and pay over withholding taxes.

            "Transportation Code" means that portion of Title 49 of the United States Code comprising those provisions formerly referred to as the Federal Aviation Act of 1958, as amended, or any subsequent legislation that amends, supplements or supersedes such provisions.

            "Trust Supplements" means those agreements supplemental to the Basic Pass Through Trust Agreement referred to in Schedule II to the Participation Agreement.

            "Underwriters" means the several underwriters listed as such in the Underwriting Agreement.

            "Underwriting Agreement" means that certain Underwriting Agreement, dated April 23, 2002, among Company and Underwriters.

            "United States" means the United States of America.

            "U.S. Government Obligations" means securities that are direct obligations of the United States for the payment of which its full faith and credit is pledged which are not callable or redeemable, and shall also include a depository receipt issued by a bank or trust company as custodian with respect to any such U.S. Government Obligations or a specific payment of interest on or principal of any such U.S. Government Obligations held by such custodian for the account of the holder of a depository receipt so long as such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligations or the specific payment of interest on or principal of the U.S. Government Obligations evidenced by such depository receipt.

            "Warranty Bill of Sale" means the warranty (as to title) bill of sale covering the Aircraft executed by Manufacturer or an affiliate of Manufacturer in favor of Company and specifically referring to each Engine, as well as the Airframe, constituting a part of the Aircraft.

            "Warranty Rights" means all right and interest of Company in, to and under Parts 1, 2, 3, 4 and 6 of the Product Assurance Document attached as Exhibit C to the Aircraft General Terms Agreement AGTA-DAL, dated as of October 21, 1997, but only to the extent the same relate to continuing rights of Company in respect of any warranty or indemnity, express or implied, pursuant to the Product Assurance Document with respect to the Airframe, it being understood that the Warranty Rights exclude any and all other right, title and interest of Company in, to and under the Purchase Agreement and that the Warranty Rights are subject to the terms of the Manufacturer's Consent.